As filed with the Securities and Exchange Commission on November 4 , 2011

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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Preliminary Information Statement

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Confidential, for the use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

ALPINE AIR EXPRESS, INC.

(Name of Registrant as Specified in Its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid: $

(2)

Form, Schedule or Registration Statement No.:

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Date Filed

Alpine Air Express, Inc.

1177 Alpine Air Way

Provo, Utah 84601

(801) 373-1508

_______________, 2011

To the Stockholders of Alpine Air Express, Inc.:

Notice is hereby given that the board of directors and a majority of the shareholders of Alpine Air Express, Inc. (the “Company”) have approved the following corporate actions:

1.  To amend the  Certificate of Incorporation to effect a 1-for-2,000 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by amending our Certificate of Incorporation followed by the purchase by Alpine Air of all fractional shares resulting from the Reverse Stock Split, as further described in the accompanying Information Statement, which would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations. A copy of the amendment to the Certificate of Incorporation for the Reverse Stock Split is attached as Annex A to the accompanying Information Statement.

2.   The amendment to the Certificate of Incorporation to effect a 2,000-for-1 forward stock split (the “Forward Stock Split” and, together with the Reverse Stock Split and repurchase of fractional shares, the “Transaction”) of the Common Stock immediately following the Reverse Stock Split of the Common Stock.  A copy of the proposed amendment to the Certificate of Incorporation for the Forward Stock Split is attached as Annex B to the accompanying Information Statement.

As a result of these amendments, (a) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders holding fewer than 2,000 shares will be converted into the right to receive $0.16482 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share (the “Consideration Price”), and (b) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders holding 2,000 or more shares  will continue to represent one share of Common Stock after completion of the Transaction.

After careful consideration, our Board of Directors (the “Board”) and a Special Committee of the Board (the “Special Committee”) concluded that the costs associated with our being a “public” company are not justified by the benefits. We intend to engage in a transaction that will result in the termination of the registration of our common stock under the federal securities laws. This will eliminate the significant expense and management and staff time required to comply with the reporting and related requirements under these laws. The Transaction consists primarily of a Reverse Stock Split of our common stock whereby each 2,000 shares of our common stock will be converted to one share of our common stock, with holders of less than one whole share after completion of the Reverse Stock Split entitled to receive cash in lieu of fractional interests in an amount equal to $0.16482 per share for each pre-split share that becomes a fractional interest. As a result, stockholders owning fewer than 2,000 shares of our common stock on a pre-split basis at the close of business on September 30, 2011 (the “Record Date”) will no longer be stockholders of the Company. The $0.16482 per share price to be paid for fractional shares represents a fair value for a share of our common stock as determined by the Special Committee, which was established by the Board to evaluate and review the transaction. The Special Committee based this determination upon, among other things, the fairness opinion of HVA, an independent valuation firm. Stockholders owning 2,000 or more shares of our common stock on a pre-split basis on the Record Date will not be entitled to receive cash in lieu of whole or fractional shares of our common stock resulting from the Reverse Stock Split. Following the Reverse Stock Split, we will affect a 2,000-for-1 Forward Stock Split affecting stockholders who, following the Reverse Stock Split, continue to own at least one whole share of our common stock, whereby each one outstanding share of common stock will be divided into 2,000 whole shares.

The Special Committee and the Board reviewed the proposed transaction and considered its fairness to unaffiliated stockholders who own fewer than 2,000 shares, as well as those stockholders owning 2,000 or more shares. The

Special Committee received a fairness opinion from Houlihan Valuation Advisors with regard to the per share cash amount to be paid to the stockholders that receive cash in lieu of fractional shares in the transaction. After careful consideration, the Special Committee and the Board determined that the transaction is fair and in the best interests of Alpine Air and our unaffiliated stockholders.

The foregoing Transactions are more fully described in the Information Statement accompanying this notice.   Stockholders of record at the close of business on September 30, 2011, the record date fixed by the Board of Directors, are entitled to notice of the above corporate actions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 30, 2011 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF THE ABOVE CORPORATE ACTIONS.  THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 6, 2011 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE TRANSACTION. THE TRANSACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

The Company’s offices are located 1177 Alpine Air Way, Provo, Utah 84601.

By Order of the Board of Directors,

Eugene R. Mallette

Chief Executive Officer

PRELIMINARY COPY, SUBJECT TO COMPLETION

DATED _________________, 2011

Alpine Air Express, Inc.

1177 Alpine Air Way

Provo, Utah 84601

(801) 373-1508

INFORMATION STATEMENT

This Information Statement is furnished to stockholders of Alpine Air Express, Inc., a Delaware corporation (“Alpine Air”), in connection with certain corporate action approved by the board of directors of Alpine Air and a majority of the shareholders of Alpine Air. This Information Statement was first mailed to stockholders of Alpine Air on or about ________________, accompanied by Alpine Air’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

The corporate action involve:

1.  The amendment to the Certificate of Incorporation to effect a 1-for-2,000 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by amending the Certificate of Incorporation followed by the purchase by Alpine Air of all fractional shares resulting from the Reverse Stock Split, as further described in the accompanying Information statement, which would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations. A copy of the proposed amendment to the Certificate of Incorporation for the Reverse Stock Split is attached as Annex A to the accompanying Information statement.

2.   The amendment to the Certificate of Incorporation to effect a 2,000-for-1 forward stock split (the “Forward Stock Split” and, together with the Reverse Stock Split and purchase of fractional shares, the “Transaction”) of the Common Stock immediately following the Reverse Stock Split of the Common Stock and purchase of fractional shares.  A copy of the proposed amendment to the Certificate of Incorporation for the Forward Stock Split is attached as Annex B to the accompanying Information statement.

As a result of the Transaction:

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Each share of Common Stock held by a stockholder holding fewer than 2,000 shares immediately prior to the effective time of the Reverse Stock Split own name will be converted into the right to receive $0.16482 in cash, without interest, on a pre-split basis (the “Consideration Price”).

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Each share of Common Stock held by a stockholder of record (as identified in our records of security holders) holding 2,000 shares or more immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

Although both the Reverse Stock Split and the Forward Stock Split were voted on separately, both corporate actions must be accomplished.

After the Transaction, we anticipate that we will have fewer than 300 “record holders” (as defined by Rule 12g5-1 of the Exchange Act), which consists of our stockholders of record (as identified in our records of security holders). In that event, we intend to terminate the registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, effective on and following the termination of the registration of our Common Stock under the Exchange Act, we would no longer be subject to the reporting requirements under the Exchange Act, or to the internal control audit and other requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).   Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act will only occur, if at all, in privately negotiated sales or in the “Pink Sheets®.”

SUMMARY TERM SHEET

The following summary term sheet, highlights certain information about the proposed Transaction, but may not contain all of the information that is important to you. For a more complete description of the Transaction, we urge you to carefully read this Information statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this Information statement where you can find a more complete discussion of the items listed below.

As used in this Disclosure Document, “Alpine Air,” the “Company”, “we,” “our” and “us” refer to Alpine Air Express, Inc. and its subsidiaries, and the “Transaction” refers to the Reverse Stock Split and Forward Stock Split discussed below, together with the related cash payments to the stockholders in lieu of fractional shares of our common stock.

The Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it is intended to, and, if completed, it will enable us to, terminate the registration of our common stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports with the Securities and Exchange Commission (“SEC”). In connection with the Transaction, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

Reverse Stock Split	•

We will effect a share combination, or “Reverse Stock Split,” of our common stock, whereby each 2,000 outstanding shares of common stock will be converted into one whole share, and in lieu of our issuing fractional shares to stockholders owning less than one whole share of common stock after effectiveness of the share combination, we will pay cash equal to $0.164820, multiplied by the number of pre-split shares held by a stockholder who owns fewer than 2,000 shares immediately prior to the split. Stockholders with fewer than 2,000 shares immediately prior to the split will have no further equity interest in Alpine Air and will become entitled only to a cash payment equal to $0.164820, multiplied by the number of pre-split shares. See “Background—Structure of the Transaction” starting on page 7.

Forward Stock Split	•

Following the Reverse Stock Split, we will effect a 2,000-for-1 share division, or “Forward Stock Split,” for those stockholders who own at least one whole post-Reverse Stock Split share by increasing each outstanding share of common stock from one to 2,000 shares. See “Background—Structure of the Transaction” starting on page 7.

Record Date	•	September 30 , 2011

Effective Date	•	, 2011 (20 days after mailing to Stockholders)

Purpose of Transaction	•

The primary purpose of the Transaction will be to reduce the number of our stockholders of record to less than 300, thereby allowing us to “go private.” We would do so by filing a Form 15 Certificate of Termination of Registration with the SEC under Section 12(g) of the Exchange Act as soon as possible after consummation of the Transaction so that we would no longer be required to file annual, quarterly or current reports, and we would not be required to comply with the SEC’s proxy rules, which require us to distribute proxy statements to our stockholders. See “Special Factors—Purpose of the Transaction” starting on page 9.

Fairness of Cash Payments	•

The Special Committee retained the firm of Houlihan Valuation Advisors (“HVA”), an independent valuation firm, to render an opinion to the Special Committee, as to the fairness, from a financial point of view, to our stockholders. See “Special Factors—Reports, Opinions or Appraisals” starting on page 17.

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Opinion of Advisor to the Special Committee	•

HVA, which served as the valuation advisor to the Special Committee, has delivered to the Special Committee a written opinion that, as of July 22, 2011, the transaction is fair to the stockholders of Alpine Air and the consideration to be paid to unaffiliated stockholders who will receive cash payments in lieu of the issuance of fractional shares resulting from the Reverse Stock Split, is fair from a financial point of view to such stockholders as well as fair to the unaffiliated stockholders that will remain stockholders of Alpine Air. See “Special Factors—Reports, Opinions or Appraisals” starting on page 17.

Approval of Special Committee and the Board	•

After careful consideration, the Special Committee and the Board have determined that the Transaction is substantively and procedurally fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Transaction and those who will retain shares of common stock following the consummation of the Transaction. See “Special Factors—Factors Considered by Special Committee” starting on page 11.

Effects of Transaction	•

Following the completion of the Transaction, each remaining stockholder, including affiliates and members of management owning common stock, will own an increased percentage of our outstanding common stock than such stockholder held prior to the Transaction. We do not currently anticipate any changes in our Board or management following the Transaction. We have no intention to change our business operations as a result of the Transaction, or to engage in any extraordinary transactions, such as a merger or sale of assets as a result of the Transaction.  The Transaction will eliminate our ability to be traded on the OTCBB and our stock would only be able to be listed on the “Pink Sheets” which could further reduce the liquidity of our stock.  Additionally, we will no longer be subject to many provisions of the Exchange Act of 1934 as well as the Sarbanes-Oxley Act designed to protect shareholders.  The loss of the protections afforded by the federal securities laws will be a detriment of the Transaction to our shareholders.  The loss of these federal securities laws protections, which are a determent to our shareholders include requirements that our directors, officers and principal stockholders file reports with the SEC under Section 16 of the Exchange Act identifying any transactions they have made in our stock.  Our officers, directors and principal shareholders will also no longer be subject to the short swing profit sections of Section 16 requiring discouragement on any profits made on purchases and sales of our stock during a six month time frame.  Without being subject to Sarbanes-Oxley, officers, directors and principal shareholders would also be able to obtain loans from Alpine Air.  We do not anticipate we would engage in any loans with our officers, directors or principal shareholders but there would no longer be a prohibition against such loans.  As a company we will no longer be subject to the proxy filing and tender offer rules of the Exchange Act and no longer have to file annual, quarterly and current reports with the SEC such as Form 10K, 10Q and 8-Ks.  We will also no longer be required to prepare financial statements which shareholders will readily be able to obtain.  We do believe, however, we will receive the benefits of the reduction in our overall costs, the ability of management to refocus their efforts on obtaining additional revenue sources for Alpine Air and better time management.   See “Special Factors—Effects of the Transaction” starting on page 14.

Source of Funds	•	The funds for the Transaction will come from our currently available cash. See “Source and Amount of Funds” starting on page 26.

Tax Consequences	•

A stockholder who receives no cash payment as a result of the Transaction will not recognize any gain or loss for federal income tax purposes. A stockholder who receives a cash payment for a fractional share of our common stock as a result of the Transaction and who does not continue to hold our shares directly or indirectly immediately following the Transaction will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock. See “Federal Income Tax Consequences of the Transaction” starting on page 27.

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Payment and Exchange of Shares	•

As soon as practicable after the Transaction, our exchange agent will send each stockholder owning fewer than 2,000 pre-Reverse Stock Split shares an instruction letter describing the procedure for surrendering stock certificates in exchange for the cash payment. Upon receipt of properly completed documentation and stock certificates, each such stockholder will be entitled to receive the cash payment, without interest, from the exchange agent. See “Special Factors—Effects of the Transaction” starting on page 14.

Continuing Stockholders	•

Stockholders owning 2,000 or more shares of our common stock on the Record Date will continue to be a stockholder after the Reverse Stock Split becomes effective and their post-Reverse Stock Split shares of common stock will immediately thereafter be subject to the Forward Stock Split. Such stockholders will not receive any cash payment for their whole or fractional shares. See “Special Factors—Effects of the Transaction” starting on page 14.

Stockholders With Shares Held in Street Name	•

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares, and this Disclosure Document is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. Although the transaction is designed to reduce the number of stockholders of record, we intend to treat stockholders holding common stock in street name in substantially the same manner as stockholders whose shares are registered in their names for purposes of the transaction. However, banks, brokers or other nominees may have different procedures, and stockholders holding common stock in street name should contact their bank, broker or nominee regarding the treatment of their shares.

Shareholder Approval

A majority of our stockholders, as a percentage, are required to approve the Transaction.  Our CEO and principal stockholder who owns in excess of approximately 80.68% of Alpine Air will vote in favor of the Transaction so no additional vote will be required of other shareholders.

SPECIAL FACTORS

Background of the Transaction

We have been a public company since 2000 when our stock was first listed on the over the counter bulletin board. Originally, we decided to become a public company in the hopes we could raise additional capital and seek acquisitions to help grow our business and provide additional opportunities to expand our operations. Since we initially became a public company, we have not raised any significant capital and have been unable to complete any acquisitions or mergers.  Additionally, our common stock has not been actively trading having low volume with a current stock price around $0.10, which is less than our book value.  Based on our past history of being public, management has been evaluating the advantages and disadvantages of being public, including the costs associated with our SEC filing requirements.  Management believes that without much benefit from being public, it would be in the best interest of the Company to seek to terminate our reporting obligations with the SEC and use the time and money currently spent on such reporting obligations on growing our business.

In recent years, we have derived minimal benefits from being an SEC-reporting company. Our common stock has failed to attract significant interest from institutional investors or market research attention, which could have created a more active and liquid market for our common stock. Relatively low trading volume of our shares and our low market capitalization have reduced the traditional liquidity benefits of being a public company to our stockholders. Our Board does not presently intend to raise capital through sales of securities in a public offering or to acquire other businesses or entities using stock as consideration. Accordingly, we are not likely to make use of the advantages for raising capital, effecting acquisitions or other purposes that our status as a reporting company may offer.

We incur direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on public companies. Our direct costs include legal, accounting, filing and printing fees that we incur in connection with the preparation, review, filing and dissemination of our public reports. The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act of 2002. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

In light of these circumstances, our management from time to time in the past few years has considered alternatives to being public including selling the Company or termination of the registration of our common stock under the Exchange Act, with the view that such termination would relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act.  To this end in 2009, management hired an investment advisor firm, Meridian Capital, to investigate possible sales or financing transactions for the Company.  After almost two years of working with Meridian Capital, management began to believe it would be unlikely we would receive any offers for the sale of the company or for additional financing.  Facing the reality that there were no buyers for the Company or potential additional financing opportunities that would allow the Company to expand into additional areas, management, began to question the need to remain a public company since, , in management view, they were not receiving benefits that justified the costs and time of remaining public.  With management believing potential sale of the Company was unlikely, the Board at its July 22, 2010, meeting directed Max Hansen and Eugene Mallette to talk to its outside counsel about option to explore since it did not appear a sale was an option and there was a perception being public was not providing much benefit.  Following these discussions, at a board of directors meeting on August 24, 2010, the board directed Max Hansen and Eugene Mallette to continue talking with outside counsel on potential options the Company could take regarding being a public company.  At the next Board meeting on September 30, 2010, the board again discussed what the Company should do about the issue of being public.  From this meeting, it was decided to wait until the next board meeting on October 26, 2010, before discussing the matter further.  At a Board meeting held on October 26, 2010, management, led by Eugene Mallette, suggested that potentially terminating our Exchange Act registration be added as an item of discussion with the concept of a Special Committee of the Board being created to explore various options including ceasing our reporting obligations with the SEC.  The discussion was then placed  on hold until the next meeting of directors to be held in November.  On November 30, 2010, the Board met again and decided to proceed with the appointment of a Special Committee to be made up of Joseph Etchart and Ron Pattison and the Special Committee was given permission to retain its own independent counsel to advise the Special Committee.    The Special Committee was charged with investigating options available to the Company including whether it should remain a reporting company or public.  The next meeting of directors was held on December 22, 2010, were the Special Committee members indicated they were still investigating the matter.  At the next Board meeting held on January 26, 2011, the Special Committee indicated they would like to hire a valuation firm to assist in its analysis.  The Special Committee also indicate one approach they wanted to look at was engaging in a reverse split and purchase of shares resulting from the reverse split.  The Special Committee indicated it would be something in the nature of a 1 for 2,000 share split.  On March 23, 2011, at the Board meeting, the Special Committee indicated they were still doing its analysis and nothing further was discussed.    The next discussion by the Board was at the April 27, 2011 meeting were it was indicated the Company’s management were providing information to HVA, the valuation firm hired to assist the Special Committee.  The Board next met on May 25, 2011, were the Special Committee along with its counsel presented initial findings and indicated they would be preparing a report to deliver to the full Board along with the valuation report.  The Board next met on June 16, 2011 were the Special Committee again indicated they would be reviewing the options including the 1 for 2, 000 reverse split.  At the July 23, 2011, meeting the Special Committee delivered its report to the Board and the Board unanimously approved the proposed Transaction.  At the July 23, 2011 meeting, in addition to the Board members, the Special Committee counsel was presented along with a representative of HVA and a counsel to the Board.  All Board meetings were attended by all board of director members.  At the July 23, 2011, Board meeting, the Board set the price of the fraction share repurchase based on the recommendation of the Special Committee and a review of the fairness opinion and valuation report.

From the recommendation of our Special Committee, the Board of Directors authorized on January 26, 2011 the Special Committee continue to move forward with the option of reducing our stockholder base to a level that would allow us to exit the reporting obligations with the SEC.  The Special Committee under this direction hired HVA to prepare a valuation to estimate the fair value of Alpine Air’s stock which would be used to determine what price to pay our stockholders that would receive a fractional share on a Reverse Stock Split.  On July 22, 2011, HVA provided an updated letter to the Special Committee advising them of certain changes to the estimate of the fair value of Alpine Air subsequent to the March 31, 2011 valuation date with a revised estimate.  The updated letter included, among other items, information from the April 30, 2011 financial statements of Alpine Air, recent trading activity of Alpine Air’s stock and the reduction in the number of outstanding shares of common stock.  On July 22, 2011, HVA delivered its fairness opinion to the Special Committee.  The Special Committee presented this fairness opinion to the Board of Directors on July 23, 2011 at a special meeting of the Board of Directors.  At such meeting the Board of Directors unanimously agreed to move forward with a Reverse Stock Split followed by a purchase of all fractional shares followed by the Forward Stock Split. The consideration price to pay for the shares to be purchased was set by the Board based on the recommendations of the Special Committee and the valuation received from HVA.  The price to be paid to the fractional shares was set by the Board after extensive review of the valuation reports and the work of the Special Committee.  The price to be paid for the fractional shares was the price provided by HVA as the fair value of Alpine Air’s share price.  Although Alpine Air has been profitable, shareholders of Alpine Air have not been able to see any increase in the share price of Alpine Air and the Board believes the price being offered to the unaffiliated shareholders that will be cashed out is fair based on the reasoning in the valuation report which looked at multiple value scenarios. The price was also believed fair to the continuing unaffiliated shareholders based on the valuation report and fairness opinions.  The Board also unanimously approved the plan to terminate our reporting obligations with the SEC after the Transaction was complete.

Special Committee’s and Board’s Recommendations of the Transaction

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The Board created the Special Committee to determine the fairness to our stockholders of engaging in a transaction that enables us to cease our periodic reporting obligations under the Exchange Act, the various alternatives for consummating such a transaction and to recommend to the full Board the structure of such a transaction and the recommended terms thereof. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction, the related advantages and disadvantages to us and our unaffiliated stockholders of the Transaction, and the fairness of the consideration price both to unaffiliated non-continuing stockholders that would be cashed out and to unaffiliated continuing stockholders.

•

The Special Committee consisted of Joseph O. Etchart and Ronald L. Pattison, each of whom is independent as the term is defined under NASDAQ Rule 5605(a)(2).  The Special Committee retained an independent valuation firm, HVA, which has provided the Special Committee with a valuation analysis of our Common Stock to assist the Special Committee in determining whether the consideration price to be received by our unaffiliated stockholders for their shares of Common Stock to be cashed-out as a result of the Transaction is fair from a financial point of view to such unaffiliated non-continuing stockholders and whether the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders.

•

Following the Special Committee’s review of the valuation report of our common stock prepared by HVA, as updated, and careful consideration of other factors relating to the fairness of the Transaction, the Special Committee determined that the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders, including unaffiliated non-continuing stockholders being cashed out and unaffiliated continuing stockholders.  The Special Committee unanimously recommended the Transaction to the full Board. Based in part on such recommendation, the Board unanimously determined that the Transaction is in our best interests and in the best interests of our stockholders, including all unaffiliated non-continuing stockholders and unaffiliated continuing stockholders.

In 2009, Alpine Air engaged an outside firm to assist with either seeking a capital investment or potential buyout of Alpine Air.  After almost two years of this process and multiple discussions, the Board determined that no serious or realistic offers were being presented regarding either an investment in the Company or a purchase.  In 2011, after determining such efforts with the outside firm were not progressing to meaningful offers or investments, the outside firm was terminated.  With this process not proving fruitful, management of Alpine Air began to explore what other options where available to Alpine Air and its stockholders.  From these discussions, management determined that it would not be seeking any future financing in the near term believing the current operations did not need additional capital and no new opportunities were believed to exist in the near term to warrant fund raising.  Additionally, management determined they did not foresee future acquisitions in the near term given the state of the economy, current business operations and potential synergistic acquisitions.  As such, management began investigating whether there were any benefits to being a “public company” given the time and costs associated with SEC filings.

Since we first went public more than ten years ago, we have not raised capital, been able to acquire other businesses and with no plans to do either in the future, our Board of Directors started to follow up on management’s initial view of whether we were receiving enough benefits to warrant the costs and time of being an SEC reporting company.  In 2010, our management requested an overview of the requirements to potentially exit the reporting requirements and possibly cease being a public company.  From these initial discussions, at a Board of Directors meeting on November 30, 2010, the directors decided to appoint a Special Committee made up of independent directors to analyze the options available to Alpine Air.  The Board of Directors appointed Joseph O. Etchart and Ronald L.

Pattison to the Special Committee. The Special Committee than retained legal counsel to assist them in the process of analyzing the various options available to Alpine Air.

As part of the Special Committee’s analysis, it was determined that a valuation of Alpine Air’s common stock should be obtained.  After interviewing several valuation firms and obtaining bids from these firms, HVA was selected to complete a valuation of Alpine Air’s common stock.  On March 16, 2011, HVA was retained to complete a valuation on behalf of the Special Committee.  The Special Committee continued to meet holding eight meetings: December 1, 2010, December 6, 2010, January 14, 2011, January 21, 2011, April 14, 2011, May 4, 2011, June 1, 2011 and July 22, 2011. At these meetings, only members of the Special Committee were present along with its legal counsel.  These meetings focused on the concept of exiting the reporting system as well as other alternatives including going private. The Special Committees first meeting on December 1, 2010, focused on the SEC reporting obligations and the requirements for a company to be part of the reporting system and ways to exit the reporting system.  At this meeting the Special Committee scheduled a follow up meeting for December 6, 2010, to further discuss options for Alpine Air. At the December 6, 2010, meeting the Special Committee  reviewed the shareholder lists of the Company, analyzed potential costs of being public and looked at the trading history of the Company’s stock based on information contained in the Company’s 2010 Form 10-K.  The Special Committee also looked at the recent trading price of the Company’s common stock which showed a bid of $0.05 and an ask of $0.10 with the last trade at $0.07.  The Special Committee also analyzed potential methods to reducing the number of record stockholders, including a tender offer, the sale of the Company, a reverse stock split with fractional shares cashed out and a stock repurchase program and an odd lot repurchase program.  The directors noted the sale of the Company was not viable since no offers had been received even with the help of a broker hired in 2009 to assist in this endeavor.  The focus shifted to a potential reverse stock split with a repurchase of shares.  The Special Committee decided it would need an independent valuation firm to determine the fair value the Company’s stock.  To this end, the Special Committee decided to adjourn with the idea of contacting valuation firms to obtain a bid on the price to assist the Special Committee.  The next meeting of the Special Committee was held on January 14, 2011 were bids and qualifications of various valuation firms were reviewed.  From this meeting, it was decided to extend an invitation to a member of HVA to be present on a meeting of the Special Committee to be held on January 21, 2011 to review HVA bid and qualification further.  At the January 21, 2011, meeting of the Special Committee a member of HVA was present and answered questions from the Special Committee on HVA’s experience and qualifications.  After the discussions with HVA representative, he was excused so the Special Committee could discuss HVA proposal and qualification.  The decision was made by the Special Committee to retain HVA to provide a valuation of Alpine Air and provide a fairness opinion if Alpine Air proceeded with any transactions.  The next meeting of the Special Committee was held on April 14, 2011 were the Special Committee only reviewed the timing of HVA’s valuation.  At the next Special Committee meeting on May 4, 2011, an HVA representative was present to discuss the report they were preparing, the methodology HVA was using and the term “fair value” and how fair value would be analyzed in the report.  The committee asked questions of HVA on its valuation methods and facts and assumptions being used.  At the June 1, 2011, Special Committee meeting, an analysis of a reverse split was reviewed and how the split would affect the number of shareholders if fractional shares were purchased.  Additionally the costs savings was reviewed if Alpine Air exited the SEC reporting system. HVA presented its report to the Special Committee which asked questions regarding the report to the HVA representative at the meeting.  On July 22, 2011, the Special Committee met for the final time prior to a scheduled Board meeting and went over the fairness opinion and the HVA report.  At this meeting, the Special Committee reviewed potential costs savings, the alternatives to the proposed Transaction and decided to recommend to the Board of directors the Transaction consisting of the reverse and forward splits and the purchase of fractional shares based on the prices set forth in the fairness opinion and valuation report.

The Special Committee meetings consisted of the two members of the Special Committee. HVA had a representative present at the January 21, 2011 meeting to discuss HVA’s qualifications and a representative was present at the May 4, 2011 and June 1, 2011, meeting to discuss the valuation.  The Special Committee worked with HVA and on May 4, 2011, HVA delivered to the Special Committee a draft valuation of Alpine Air.  After reviewing the valuation, the Special Committee on May 25, 2011, reported to the Board of Directors its findings and the HVA valuation.  The Special Committee indicated to the Board it would engage HVA on the valuation and seek a fairness opinion on the proposed Transaction as it relates to the price to be paid to unaffiliated non-continuing stockholders and to unaffiliated continuing stockholders.  On July 23, 2011, the Special Committee at the Board of Directors meeting also made the recommendation that after review of all of the alternatives of staying a reporting company, seeking a potential sale, engaging in a tender offer to repurchase the minority stockholders or seeking to deregister our stock and leave the reporting system, the later was the best alternative and would provide some flexibility to the future direction of Alpine Air.  By only reducing our overall stockholder base to a level which would allow us to leave the SEC reporting system, we accomplished our goal of reducing costs and management time but provided flexibility if we should seek to raise capital in the future or seek acquisitions.  We also could always seek to repurchase our minority interests later or sell the company if we received an offer the board felt was appropriate.

Purpose of the Transaction

The purpose of the Transaction is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Exchange Act. Provided that the Transaction has the intended effect, we will file to terminate the registration of our common stock by filing a Form 15 Certificate of Termination of Registration with the SEC under Section 12(g) of the Exchange Act as soon as possible after consummation of the Transaction to terminate the registration of our common stock under Section 12(g) of the Exchange Act and suspend our periodic reporting obligations.

We anticipate that the number of shares of common stock issued and outstanding will be reduced from 34,370,857 to approximately 17,023 pursuant to the Reverse Stock Split. After completion of the proposed acquisition of fractional share interests of all stockholders owning less than one whole share after the Reverse Stock Split, we anticipate that the total number of beneficial stockholders of our common stock will be reduced from approximately 701 to 244, and the number of shares of common stock issued and outstanding to be further reduced to 17,022. The cash out of fractional stockholder interests represents, on a Reverse Stock Split basis, the anticipated cancellation of 163 shares of common stock (325,606 pre-Reverse Split Shares), or approximately 0.1% of our outstanding shares of common stock on the Record Date.

As a result of the Forward Stock Split, the total number of shares of our common stock issued and outstanding will increase on a similar basis. We anticipate that the number of shares of common stock issued and outstanding will be increased from 17,023 to approximately 34,045,251 pursuant to the Forward Stock Split.  The corporate action will not affect the authorized shares of Alpine Air.  We will still have 100,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock, par value $0.001 per share following the corporate action.

We estimate that the total cash to be paid to stockholders holding less than one whole share as a result of the Transaction will be approximately $53,666. In addition, the expenses incurred to effect the Transaction are estimated to be $100,000. These costs and expenses are expected to be paid out of our currently available cash.  The fractional shares acquired in the Transaction will be retired and returned to the status of authorized but unissued shares of common stock.

Other than as described herein, we do not currently have any plans or agreements that would relate to or result in:

•	an extraordinary corporate transaction, such as a merger, reorganization, liquidation or sale or transfer of a material amount of our assets;

•	any material change in our present dividend rate or policy, or indebtedness or capitalization;

•	any change in our present Board or management, including any plans or proposals to change the number or term of directors; or

•	any other material change in our business or corporate structure.

Reasons for the Transaction

Although we have been a public company and SEC-reporting company for over 10 years, we believe we have derived only minimal benefits from being a public company. Our common stock has failed to attract significant interest from institutional investors or market research attention. This has resulted in a relatively low trading volume and market capitalization, which has limited the liquidity benefit to our stockholders.   We have not been able to obtain the benefits we hoped for when we went public including raising additional capital and being able to seek acquisitions.

We enjoy very little benefit from being a publicly held company. Benefits of being publicly held typically include:

•	access to the public markets for purposes of raising capital and for acquisitions;

•	access to public markets for liquidity purposes for our stockholders; and

•	the prestige of being a publicly held company, which can be helpful in recruiting, attracting and retaining key officers, directors and staff.

Since we are not currently contemplating raising capital or other significant transaction through the issuance of equity in the public markets, our management has been questioning the reasons to remain an SEC reporting company given the related costs and time involved. Since we are not likely to make use of the advantages for raising capital, effecting acquisitions or other purposes that our status as a reporting company may offer, management has been investigating the need to remain an SEC reporting company.  The legal requirements of public companies, including those enacted pursuant to the Sarbanes-Oxley Act of 2002, create large administrative and financial burdens for any public company. If we cease to be subject to the reporting requirements under the Exchange Act, we estimate that our savings will be approximately $125,000 per year, including legal, accounting and printing fees attributable to such reporting requirements along with the imputed value of our management time related to working on our SEC filings. This does not include the additional costs resulting from the new XBRL reporting requirements for all upcoming SEC 10Q and 10K filings.

As a small company, with limited managerial resources, we believe that this time could more effectively be devoted to other purposes.  Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives.  As a non-SEC reporting company, we believe management will have the flexibility of being able to devote more time to sustaining long-term growth.

Our management does not believe that it is prudent for us to continue to pay the expense of complying with these legal requirements in light of the fact that we have not realized many of the benefits normally presumed to result from being a publicly traded company, such as the development or existence of an active trading market for and liquidity of our common stock, enhanced corporate image, and the ability to use our common stock to attract, retain and grant incentives to employees or acquire other business.

We expect to benefit from cost savings as a result of the Transaction, primarily from avoiding various Exchange Act compliance costs. The Transaction will also allow our management and employees to devote more time and effort to improving our operations by eliminating the time spent complying with our financial and other reporting requirements under the Exchange Act and managing stockholder relations.

Moreover, the Transaction will provide stockholders who own fewer than 2,000 pre-Reverse Stock Split shares with an efficient way to cash out their investment because we will pay all transaction costs in connection with the Transaction. Otherwise, stockholders with small holdings would likely incur brokerage fees that are disproportionately high relative to the market value of our common stock.

The Reverse Stock Split will apply to both stockholders of record and stockholders owning shares of the Company’s common stock in street name held through a nominee such as a bank, broker or other nominee (e.g., Cede & Co.) (a “beneficial owner”). As of June 3, 2011, based on information provided to the Company by Broadridge Financial Solutions, Inc., there were 243 such beneficial owners, which we anticipate will be reduced to approximately 153 following the Transaction. Based on information available to us as of June 3, 2011, we estimate that the Transaction will reduce the total number of stockholders of our common stock from approximately 701 to approximately 244 with our record stockholders being reduced from 432 to approximately 73. The reduction in the number of our record stockholders below 300 will enable us to terminate the registration of our common stock under the Exchange Act and will substantially reduce the information required to be furnished by us to our stockholders and to the SEC. The Company’s rationale for applying the Reverse Stock Split ratio of 1-for-2,000 to all stockholders is that if a large enough number of beneficial owners remained following the Transaction, and thereafter became stockholders of record, the Company could again become subject to reporting obligations under Section 12(g) of the Exchange Act. By reducing the number of stockholders of record well below 300 and reducing the number of beneficial owners, we believe we have sufficiently limited the risk of having to re-commence filing reports with the SEC and to re-register under the Exchange Act.

Factors Considered by the Special Committee

In the course of reaching its decision to implement the Transaction, the Special Committee considered various factors that would affect both unaffiliated stockholders who retain their shares of our common stock and those that would be cashed-out. The Special Committee made its determination that the Transaction was fair to our stockholders including (i) our unaffiliated non-continuing stockholders that will be cashed-out and (ii) our unaffiliated continuing stockholders and that the proposed price to be paid for the fractional shares was fair.

In analyzing the Transaction, the Special Committee considered the advantages of being a public company.  The Committee’s review indicates that Alpine Air realizes few if any benefits from being a public reporting company as result of various factors including the following:

•

In recent years, Alpine Air’s common stock is quoted in the over the counter market under the symbol APNX at prices below book value.  Alpine Air’s stock price has declined from a high bid quotation of $0.55 during the quarter ended April 30, 2008 to a high bid quotation of $0.1068 on July 22, 2011.

•

There is limited trading volume in Alpine Air’s stock and any trading takes place on a sporadic basis.  As of July 22, 2011 the reported average daily trading volume for Alpine Air’s common stock for the preceding three months was 5,275 shares.

•

As a result of the low price and low volume, particularly when analyzed over the last two years, Alpine Air’s stockholders do not receive the traditional public company benefit of increased liquidity of their investment.

•

There is a lack of interest in Alpine Air by institutional investors and Alpine Air is not covered by any analyst.

•

Alpine Air cannot effectively utilize its common stock to attract and retain qualified employees due to its declining value and lack of a liquid trading market.

•

Alpine Air has not utilized its common stock as currency in connection with the acquisition of businesses or assets.

•

Alpine Air’s image is not enhanced by its status as a public company and the lack of analyst coverage, declining prices and low volume actually operate to detract from Alpine Air’s image.

The following factors favoring the Transaction as fair to our unaffiliated stockholders that will be cashed out were considered by the Special Committee:

•

the opinion of HVA that, as of July 22, 2011, the date of its opinion, and based upon and subject to the assumptions made, matters considered and limitations of its review described in its written opinion, the consideration to be paid to stockholders who receive a cash payment in lieu of fractional shares in the Reverse Stock Split is fair, from a financial point of view, to such stockholders as well as to the unaffiliated continuing stockholders;

•

the historical market prices of our common stock, which since the quarter ended January 31, 2008 to July 22, 2011 ranged from a high of $0.55 down to $0.05 and inconsistent volume, creating uncertainty and illiquidity for stockholders.

•	A significant reduction in Alpine Air’s operating expenses and potentially lower rates for D&O insurance;

•

the value being paid to the owners of fewer than 2,000 pre-Reverse Stock Split shares is higher than the market value of Alpine Air’s common stock during the 2010 and 2011 time frame prior to the decision to move forward with the Transaction;

•

the ability of smaller stockholders to receive cash for their shares without being burdened by disproportionately high service fees or brokerage commissions and to the extent the cash out payments to the fractional stockholders were less than their basis in the stock, they would be entitled to realize a tax loss on the transaction;

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•

Although the volume for our stock has been low, the Special Committee believed there has been sufficient volume for a stockholder wishing to remain stockholders to purchase sufficient shares in advance of the Record Date to cause them to own more than 2,000 pre-Reverse Stock Split shares. The limited volume of our stock may make it difficult for stockholders to acquire the additional shares and may make the price paid for the additional shares too expensive so shareholders may not practically be able to purchase the additional shares;

•

the additional savings in terms of our management’s time that will no longer be spent preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, although we will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws;

•	the inability to realize benefits normally associated with being a public reporting company;
•	potential enhanced competitive abilities because Alpine Air will not be publicly disclosing detailed information about its business and financial condition; and
•

Alpine Air’s common stock would presumably continue to be quoted on the Pink Sheets and although such market may be expected to be even more limited than the current market, there would be potential for liquidity and Alpine Air could continue to provide financial and other information to its stockholders without the need to do so in any specific form or on any specific date.

The following factors favoring the Transaction as fair to our unaffiliated stockholders that will continue to hold our shares after the Transaction were considered by the Special Committee:

•

anticipated reductions in the expenses of compliance with the reporting, proxy statement disclosure and internal controls compliance requirements of U.S. securities laws and the associated management time and attention devoted to these matters;

•	the potential reduction in directors’ and officers’ insurance;

•	the disproportionate current and expected increased cost of regulatory compliance and other necessary public company expenses relative to our current size;

•

our anticipated enhanced competitive position if we cease to be a public reporting company, due to the fact that our competitors are not public reporting companies and are not subject to the same regulatory costs and disclosure obligations to which we currently are; and

As stated above, if we cease to be subject to the reporting requirements under the Exchange Act, we estimate that our savings will be approximately $125,000 per year, including legal, accounting, and printing fees attributable to such reporting requirements.  These costs do not include the additional XBRL costs which Alpine Air will have to start incurring for future 10Q and 10K filings.

The most weight was given to the factors relating to the price to be paid for fractional shares and to the disproportionate public company costs and expenses relative to our size that we currently incur. Approximate equal weighting was given to the other factors.

The Special Committee also considered the following potential adverse factors of the Transaction:

•

following the Transaction, the stockholders owning fewer than 2,000 shares of common stock before the Reverse Stock Split will cease to hold any equity interest and will lose their ability to participate in our future growth, if any, or benefit from increases, if any, in the value of our common stock. This factor is mitigated by the fact that these stockholders may purchase shares of our common stock before the Reverse Stock Split in order to exceed the 2,000 share threshold and avoid being cashed out.  Although the Special Committee believed shareholders would have the ability to purchase shares to exceed 2,000 shares and avoid being cashed out, the limited volume of our stock may make it difficult for stockholders to acquire the additional shares and may make the price paid for the additional shares too expensive so shareholders may not practically be able to purchase the additional shares;

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•

although we intend voluntarily to disseminate press releases and certain financial and other information about Alpine Air following the Transaction, there will be substantially less information about Alpine Air available to our stockholders and the investing public and the short-swing profits provisions and filing requirements of Section 16 of the Exchange Act would no longer apply to its officers, directors and 10% or greater stockholders and the financial information would be reduced to possibly just annual statements which, although we currently intend to be audited, may not be audited by a PCAOB qualified auditor and in the future we may stop disseminating financial information on a regular basis;

•	the market for our common stock will become even more illiquid or even non-existent after the Transaction; and

•	the payment for fractional shares is a taxable transaction for stockholders.

•	Alpine Air would no longer be a public reporting company and would not have the ability to raise capital in the public capital markets unless and until it re-registered under the Exchange Act.

The Special Committee did not consider the following factors for the reasons stated below:

•

The sale of the Company since the prior efforts had not proved fruitful and more importantly given the current economic climate, the price of any sale would be depressed compared to a time when the economy is more robust.

•

The net book value of the Company, because the Special Committee believed that this value would not represent the value of the Company, as it is measurement of only the assets of the business at a point in time and may not represent the value available over time.

•

The liquidation value of the Company as the Special Committee did not believe this measurement would be representative of the Company’s value or meaningful to its analysis since the Company is an active profitable business and not in a distress situation and the assets may not be sold for as much under a liquidation method.

•	The Special Committee also did not focus on the going concern value as it believed the valuation report adequately addressed the issue.

The Special Committee, on behalf of the Company, determined that the Transaction was fair to our stockholders including (i) our unaffiliated non-continuing stockholders who will be cashed-out and (ii) our unaffiliated continuing stockholders who will continue to hold our common stock after the Transaction. Following the review and evaluation of the Transaction by the Special Committee, the Board adopted the factors, analysis, and conclusions of the Special Committee and determined that the Transaction was fair to the Company’s unaffiliated stockholders who will be cashed out and those unaffiliated stockholders who will continue to hold common stock.

The Transaction is being effected without the procedural safeguards set forth in Regulation M-A, which include the majority of directors who are not employees of the Company retaining an unaffiliated representative to act solely on behalf of the unaffiliated stockholders and the transaction is not structured so that the approval of at least a majority of unaffiliated stockholders is required to approve the transaction.  Only a majority of all shareholders is required to approve the transaction. However, in an effort to ensure procedural fairness to the unaffiliated stockholders, the Board appointed Joseph O. Etchart and Ronald L. Pattison, as the independent directors on the Board, to constitute the Special Committee to review and evaluate a going private transaction and to determine a fair price to be paid to the stockholders to be cashed out should we complete a going private transaction. The Board determined that these directors are “independent” directors based on NASDAQ Rule 5605(a)(2) based on neither of such members: (i) been employed by the Company during the last three years; (ii) has accepted (or had any family member accept) compensation from the Company in excess of $120,000 during any period of twelve consecutive months; (iii) is a family member of any executive officer of the Company; (iv) is or has a family member that is a partner or controlling stockholder in any organization to which the Company made or from which the Company received payments of property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more; (v) is or has a family member who is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or (vi) is or has a family member who is a current partner of the Company’s outside auditor or a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.  Messrs. Etchart and Pattison are brothers-in-law but they do not believe that relationship prevents them from functioning as disinterested directors and discharging the duties of the Special Committee.   The Board placed no restrictions on the authority of the Special Committee to consider, approve or disapprove a going private transaction.

With respect to the fairness of the Transaction to unaffiliated non-continuing stockholders whose stock would be cashed out in the Transaction and those unaffiliated continuing stockholders, the Special Committee also relied on the HVA opinion that the amount being paid to stockholders whose stock would be cashed out was fair. The procedural fairness to unaffiliated stockholders is also supported by the fact that a stockholder can decide whether to remain a stockholder or be cashed out by buying or selling shares so as to hold more or less than 2,000 shares on the Record Date. Finally, those unaffiliated continuing stockholders who will not be cashed out in the Transaction have the opportunity to benefit from any possible future increase in the value of their shares.

The opinion of HVA to the Special Committee will be made available for inspection and copying at our principal executive offices during our regular business hours by any interested stockholder or representative of such stockholder who has been so designated in writing. We will also send a copy of the opinion or any such presentation by regular, first-class mail or email to any interested stockholder or representative of such stockholder who has been so designated in writing upon written request and at our expense. Additionally, the opinion has also been filed with the SEC as exhibits to our Transaction Statement on Schedule 13E-3.

Alternatives to the Transaction

The Special Committee and Board considered the following alternatives to the Transaction to accomplish the purpose described above in “Purpose of the Transaction,” each of which was ultimately rejected because of its disadvantages:

•

Sale of the Company. Alpine Air in 2009 engaged a third party investment banking firm to look for potential transactions,   including investments or sale of the Company.  In 2011, all of these efforts were terminated as no realistic offers for the purchase of Alpine Air or the investment in Alpine Air were received.   The Special Committee did not think based on the Alpine Air’s past experience related to any sales opportunities and given the general state of the economy that a sale would be realistic at the present time.

•

Issuer Tender Offer. The Special Committee considered the feasibility of an issuer tender offer to repurchase the shares of common stock held by our unaffiliated stockholders. Although the voluntary nature of such a transaction may be an advantage for our stockholders, we would have no assurance that the transaction would result in a sufficient number of shares being tendered. In addition, the going private rules regarding the treatment of our stockholders in a tender offer, including pro-rata acceptance of offers from our stockholders, make it difficult to ensure that we would be able to reduce the number of holders of record to a level below 300. In terms of timing, such a tender offer, especially after giving effect to any extensions of deadlines for tendering shares, would likely necessitate a longer timeframe than that of the Reverse Stock Split.

•

Odd-Lot Repurchase Program. The Special Committee also considered the feasibility of a transaction in which we would announce to our stockholders that we would repurchase, at a designated price per share, the shares of our common stock held by any stockholder who holds fewer than a specified number of shares and who offers such shares for sale pursuant to the terms of the program. The voluntary nature of such an approach could be an advantage for our stockholders. However, because our stockholders would not be required to participate in the program, we could not be certain at the outset whether a sufficient number of odd-lot stockholders would participate and thereby result in the number of holders of record being reduced to below 300. As with an issuer tender offer, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer timeframe than that of the Reverse Stock Split.

•

Stock Repurchase Program. The Special Committee also considered undertaking a periodic stock repurchase program to enable us to reduce our number of stockholders to below 300. As with the tender offer and odd-lot repurchase programs, the voluntary nature of such a program may be an advantage for our stockholders, but we would have no assurance that the program transactions would result in a sufficient number of shares being repurchased to reduce our number of stockholders, such a program would likely take an extended period of time, and we would have no assurance of success.

Effects of the Transaction

Effects of the Transaction on our Stockholders. Based on information available to us, we estimate that the Transaction will reduce the total number of stockholders of our common stock from approximately 701 to approximately 244. The reduction in the number of our record stockholders below 300 will enable us to terminate the registration of our common stock under the Exchange Act and suspend our periodic reporting requirements, which will substantially reduce the information required to be furnished by us to the public, including our stockholders.

We intend to apply for termination of registration of our common stock under the Exchange Act as soon as practicable following completion of the Transaction. However, the Board reserves the right, in its discretion, to abandon the Transaction prior to the proposed Effective Date if it determines that abandoning the Transaction is in our best interests and the best interests of our stockholders. At this time we do not believe we would abandon the Transaction and have no alternative plans if we do not proceed with the proposed Transaction.  We would continue with our current reporting status until such time as an additional plan or alternative presented itself if we abandon the Transaction.  We would take action to suspend or withdraw the Reverse Stock Split if we were to enter into a definitive agreement relating to a sale of the Company or other strategic transaction on terms that our Board determines are in the best interests of our stockholders and more beneficial to our stockholders than the Transaction. We are not currently seeking or negotiating any sale or other strategic transactions.

When the Transaction is consummated, stockholders owning fewer than 2,000 shares of common stock will no longer have any equity interest and will not participate in our future earnings or any increases in the value of our assets or operations. Thus, only our continuing stockholders and option holders will benefit from any future increase in our earnings. The stockholders that will continue to have an equity interest after the Transaction will own a security, the liquidity of which may be severely restricted. Once we terminated our registration with the SEC, our shares of common stock will only be allowed to be traded on the “Pink Sheets” market place which may further limit our stocks liquidity given many brokers do not trade securities listed on the “Pink Sheets.”  Trading opportunities in the Pink Sheets depends upon whether any broker-dealers make a market for our Common Stock.  We cannot guarantee our common stock would continue to be quoted on the Pink Sheets.

Stockholders owning fewer than 2,000 shares of common stock immediately prior to the Reverse Stock Split will, following the Transaction, have their pre-Reverse Stock Split shares cancelled and converted into the right to receive a cash payment. As soon as practicable after the Effective Date of the Transaction, we will send these stockholders a letter of transmittal with instructions as to how such stockholders will be paid the cash payment. The letter of transmittal will include instructions on how to surrender stock certificates to our exchange agent. Stockholders owning 2,000 or more shares of common stock immediately prior to the Reverse Stock Split will not receive any cash payment for their whole or fractional shares of common stock resulting from the Reverse Stock Split.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. Although the transaction is designed to reduce the number of stockholders of record, we intend to treat stockholders holding common stock in street name held through a broker or other nominee in the same manner as stockholders whose shares are registered in their names for purposes of the Transaction. Nominees will be instructed to effect the Transaction for their beneficial owners. However, nominees may have different administrative procedures with respect to how they communicate with beneficial owners, and stockholders owning shares in street name should contact their nominee(s).

Effects of the Transaction on our Affiliates. As of the Record Date, each of our officers and directors either holds more than 2,000 shares of our common stock or does not hold any of shares of our common stock, and, therefore, the stock holdings of these affiliates will not change other than percentages following the completion of the Transaction, and none of these affiliates will receive a cash payment for fractional shares.  Additionally, our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against short-swing profits in our shares of common stock.  Stockholders acquiring more than 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. Upon the effectiveness of the Transaction, we estimate that the beneficial ownership of our shares of common stock held by our directors, executive officers and 10% stockholders will increase from 85.4% to approximately 86.22% as a result of the Transaction.  The beneficial ownership percentage and the reduction in the number of shares outstanding following the transaction may increase or decrease depending on purchases, sales, and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of shares that are actually cashed-out in the Transaction.  The beneficial ownership percentage of our shares of common stock held by directors, executive officers and 10% stockholders and the beneficial ownership percentage of the continuing stockholders will proportionally increase as a result of such purchases, sales and other transfer of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of shares that are actually cashed-out in the Transaction. Our officers, directors and 10% stockholders’ interest in net book value and net earnings will increase as a result of the increase in percentage of ownership from 85.4% to 86.22%.  As a result of the increase in ownership of approximately 0.93%, our officers, directors and 10% stockholders would increase their interests in the Company’s net book value by approximately $143,914 based on net assets of $15,481,085 on April 30, 2011 and interest in net earnings would increase by approxmiatley$8,259 based on net earnings available to common stockholders for the six months ended April 30, 211.  This percentage may increase or decrease based on the actual number of shares purchased in the transaction.

Potential Disadvantages of the Transaction to Stockholders. While we believe that the Transaction will result in the benefits described above, several disadvantages should also be noted:

•

after the Transaction, our common stock will not be eligible for trading on the OTCBB, and our stockholders may experience reduced liquidity for their shares of common stock, even if the common stock trades in the Pink Sheets market, and this reduced liquidity may adversely affect the market price of the common stock;

•

after the Transaction, we will terminate the registration of our common stock under the Exchange Act and we will no longer be subject to the reporting requirements under the Exchange Act, such as periodic filings of financial statements and proxy or information statement disclosures in connection with stockholder meetings;

•	we will no longer report our quarterly or annual results of operations or activities in reports filed with the SEC under the Exchange Act;

•	because the reporting requirements of the Exchange Act will no longer apply, less information about us will be required to be furnished to our remaining stockholders;

•	the reporting and short-swing profit recapture provisions of Section 16 of the Exchange Act will no longer apply to our executive officers, directors and 10% stockholders;

•

although we plan, at this time, to continue to engage independent accountants to audit the annual financial statements of the Company, these financial statements may be less comprehensive than the financial statements we are required to maintain and report as a public reporting company;

•

the stockholders owning fewer than 2,000 shares of common stock on the Record Date will, after giving effect to the Transaction, no longer have any equity interest and therefore will not participate in our future earnings or growth, if any; and

•

the Transaction will require stockholders who own fewer than 2,000 shares of common stock on the Record Date to involuntarily surrender their shares in exchange for cash, rather than choosing their own time and price for disposing of their common stock.

Financial Effects of the Transaction. Completion of the Transaction will require us to spend approximately $100,000, which includes legal, financial, accounting and other fees and costs related to the Transaction. This estimate does not include the cost of the aggregate cash payment to stockholders holding fewer than 2,000 shares of common stock prior to the Reverse Stock Split, which we estimate will be approximately $53,666. These costs will be offset by the costs we would otherwise incur as a public company to comply with SEC reporting requirements, which we estimate to be approximately $125,000 per year. As a result, we may have decreased working capital following the Transaction and this could have a material adverse effect on our liquidity, results of operations and cash flow in the short term.

Trading Market for the Company’s Stock. Following the completion of the Transaction, our common stock may be eligible for listing and trading in the Pink Sheets market. The Pink Sheets is a listing service that offers financial and other information about issuers of securities, and collects and publishes quotes of market makers for over-the-counter securities through its website at www.pinksheets.com. The Pink Sheets market is not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted in the Pink Sheets. Trading opportunities in the Pink Sheets will be dependent upon whether any broker-dealers commit to make a market for our common stock. Accordingly, we cannot guarantee or anticipate whether our common stock will be quoted in the Pink Sheets. In addition, any prices at which our shares are quoted in the Pink Sheets, if at all, may be more or less than the current price on the OTCBB. In addition, the spread between the bid and asked prices of our common stock in the Pink Sheets may be wider than on the OTCBB and the liquidity of our shares may be lower. There is no assurance, however, that there will be any Pink Sheets quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.

Mallette Approval

Eugene Mallette, Alpine Air’s CEO and major shareholder, has voted as a director and is providing his written consent as a shareholder, in favor of the Transaction.  Mr. Mallette has relied on the analysis of the Special Committee on the Transaction and expressly adopts such analysis of the Special Committee, including the reasons, purposes, factors considered and alternatives to the Transaction.  Mr. Mallette expressly adopts and agrees with the discussion set forth in this Information Statement under the sections titled “Purpose of the Transaction, “Reason of the Transaction, ”Factors Considered by the Special Committee,” “Alternatives to the Transaction.” Mr. Mallette has not considered any other factors or reasons other than those outlined herein and by the Special Committee.   Mr. Mallette believes the Transaction is fair to the unaffiliated stockholders that will be cashed out and to the unaffiliated stockholders who will continue to be stockholders of Alpine Air after the Transaction.  Mr. Mallette is in agreement with all information set forth in this Information Statement.

Mr. Mallette believes the purpose of the Transaction, as set forth above, to eliminate the reporting obligations of Alpine Air is in the best interests of Alpine Air, its employees and is fair to the unaffiated stockholders, both those that will continue and those that will be cashed out.  Mr. Mallette does not believe being public has provided any value to Alpine Air since it has not been able to raise capital, engage in any acquisitions or mergers and its stock has not been able to attract any institutional investors or research coverage.  Mr. Mallette believes, in his view, without any perceived benefit of being public, the expenses associated with, and management time being spent on Alpine Air’s reporting obligations would be better served focused on growing the business for all stakeholders in Alpine Air including unaffiliated shareholders, management and employees.

Mr. Mallette reviewed the alternatives to the Transaction outlined by the Special Committee and did not consider any other alternatives.   Based on Mr. Mallette’s review of the proposed alternatives, including sale of the Company, issuer tender offer, odd lot repurchase program and stock repurchase program, Mr. Mallette endorsed the Transaction as the best alternative for Alpine Air and its stockholders, including the unaffiliated shareholders that would be cashed out and those that would continue as stockholders.  Mr. Mallette believes the rational outlined by the Special Committee on the alternatives was correct and expressly endorsed such analysis and decision.  Based on the reasons, purposes and alternatives outlined above and set forth by the Special Committee, which analysis Mr. Mallette expressly adopts, Mr. Mallette approved the transaction as a director and is providing his written consent as a shareholder to the Transaction.  As a result of the Transaction, Mr. Mallette will no longer, as CEO, be required to sign certifications and filings with the SEC.  Mr. Mallette will also no longer be required to file ownership forms with the SEC, including form 13D, form 3, 4 and 5 and will no longer be subject to the short swing profit limitations set forth in Section 16 of the Exchange Act.  Mr. Mallette will also increase his percentage ownership in Alpine Air from 80.68% to approximately 81.4% as a result of the Transaction. This increase in percentage of ownership of approximately 0.72% will also result in a corresponding increase in net book value of approximately $114,417 and increase in net earnings by $6,394.  Mr. Mallette should have an immaterial tax effect as a result of the Transaction.

Reports, Opinions or Appraisals

     Opinion of Houlihan Valuation Advisors

The Special Committee retained HVA to act as its financial advisor and, if requested, to render to the Special Committee an opinion as to the fairness, from a financial point of view, of the price paid of $0.164820 per pre- split share to be received by unaffiliated non-continuing stockholders who receive a cash payment in lieu of fractional shares in the Reverse Stock Split and the fairness to our unaffiliated continuing stockholders.

The Special Committee relied on the qualifications of HVA when selecting HVA.  HVA, and the principal assigned to Alpine Air’s account, were accredited senior appraisers based on the American Society of Appraisers. HVA’s principal assigned to Alpine Air had more than 10 years of valuation experience, in addition to five years of investment banking experience for companies such as Lehman Bros and Oppenheimer & Co., Inc.  Additionally, the principal assigned to Alpine Air was previously a CFO and had worked as a financial analysis for a Fortune 500 company and served as a Director of Investment Banking Services for the American Stock Exchange.

On July 22, 2011, HVA delivered to the Special Committee its opinion that as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the $0.164820 per pre-split share to be received by unaffiliated non-continuing stockholders who receive a cash payment in lieu of fractional shares in the Reverse Stock Split was fair, from a financial point of view, to the unaffiliated non-continuing stockholders and the unaffiliated continuing stockholders.

In connection with the delivery of its opinion, HVA delivered the Special Committee a report of its valuation analyses. The valuation analyses in HVA’s report were the same analyses in HVA’s July 22, 2011, report and except that report contained updated financial results of Alpine Air, updated stock prices and the reduction in outstanding shares.

The full text of HVA’s written opinion is attached to the Schedule 13E-3 as Exhibit (c)(ii), and the summary of the opinion set forth in this section is qualified in its entirety by reference to that opinion. Our stockholders are urged to, and should, read the HVA opinion carefully in its entirety for a complete statement of the considerations and procedures followed, factors considered, findings, assumptions and qualifications made, the bases for and methods of arriving at such findings, limitations on the review undertaken in connection with the opinion, and judgments made or conclusions undertaken by HVA in reaching its opinion.

While HVA rendered its opinion and provided certain analyses to the Special Committee, HVA was not requested to, and did not make, any recommendation to the Special Committee as to the specific form or amount of the consideration to be received by stockholders in the Reverse Stock Split. HVA’s written opinion, which was directed to the Special Committee, addresses only the fairness, from a financial point of view, of the consideration per share to be paid for fractional shares in connection with the Reverse Stock Split and the fairness to the unaffiliated non-continuing stockholders and unaffiliated continuing stockholders, does not address Alpine Air’s underlying business decision to proceed with, or effect, the Transaction, or the relative merits of the Transaction compared to any alternative business strategy or transaction in which Alpine Air might engage. As noted herein, HVA’s opinion was one of many factors taken into consideration by the Special Committee and the Board in making its determination to approve the Transaction.

In arriving at its opinion, HVA has, among other things:

In delivering this opinion, HVA has reviewed, among others, the following:

•

Riverside Ventures, Inc.—Certificate of Incorporation;

•

Riverside Ventures, Inc.—By-Laws;

•

Alpine Air Express, Inc.—Certificate of Amendment for name change dated 07/05/2000;

•

Alpine Air Express, Inc.—Certificate of Amendment dated 12/21/2005 changing number of authorized shares of common and preferred stock;

•

Alpine Aviation, Inc.—Summary from Delaware Secretary of State summarizing all documents filed as of 01/06/2000;

•

Alpine Aviation, Inc.—U.S. FAA Air Carrier Certificate dated August 1, 1979;

•

Alpine Air Express, Inc.  Report to the Special Committee of the Board of Directors dated July 21, 2011;

•

Alpine Air Express, Inc. Draft Schedule 14A Preliminary Information of July 20, 2011, July 12, 2011 and of June 24, 2011;

•

Alpine Air Express, Inc. Draft Schedule 13E-3 Transaction Statement of July 20, 2011, July 12, 2011 and of June 30, 2011;

•

Alpine Air Express, Inc. Audited financial statements for the fiscal years ended October 31, 2010, 2009, 2008, 2007 and 2006;

•

Alpine Air Express, Inc. internally generated income statements (unaudited) for the six-month periods ended April 30, 2011 and 2010; and five-month periods ended March 31, 2011;

•

Alpine Air Express, Inc. internally generated balance sheet (unaudited) as of March 31, 2011;

•

Alpine Air Express, Inc. Form 10-K for the year ended October 31, 2010, filed January 26, 2011;

•

Alpine Air Express, Inc. Form 10-K/A for the year ended October 31, 2009, filed October  12, 2010;

•

Alpine Air Express, Inc. Form 10-K/A for the year ended October 31, 2008, filed January 28, 2009;

•

Alpine Air Express, Inc. Form 10-KSB for the year ended October 31, 2007, filed January 28, 2008;

•

Alpine Air Express, Inc. Form 10-KSB/A-1 for the year ended October 31, 2006, filed May 23, 2007;

•

Alpine Air Express, Inc. Form 10-Q for the quarter ended April 30, 2011, filed June 13, 2011;

•

Alpine Air Express, Inc. Form 10-Q for the quarter ended April 30, 2010, filed June 14, 2010.

•

Alpine fixed asset schedule as of 3/31/11;

•

Research on the Air Freight Industry including: IBISWorld Global Logistics – Air Freight; December 2010

•

Reviewed the Stock Purchase Agreement and related documents between SCS Inc. and Alpine Air Express, Inc. dated February 24, 2011;

•

Key Value Data, National Economic Report, January 2011;

•

Annual Statement Studies 2010-2011. RMA;

•

SBBI Valuation Edition 2011. IbbotsonAssociates;

•

Pratt StatsTM, Mergerstat/Shannon Pratt’s Control Premium StudyTM, and Mergerstat’s databases; and

•

Information available on Alpine’s web site pertaining to company background information and services (www.alpine-air.com).

In addition to a review of the above-described documents, HVA engaged in the following analytical procedures, among others:

•

HVA traveled to Provo, UT in April of 2011 and met with representatives of Alpine Air and conducted discussions regarding matters pertinent to its analysis. Subsequent to the site visit, numerous phone conversations were held between HVA and Alpine Air and our agents.  During the site visit and telephone conversations, inquiries were made of certain officers of Alpine Air who have senior responsibility for operating matters regarding: (i) the operations, financial condition, future prospects and projected operations and performance of Alpine Air; (ii) whether management is aware of any events or conditions which might cause any of the assumptions set forth in this Opinion to be incorrect; and (iii) whether management is aware of any material change in Alpine Air’s assets, financial condition or business outlook since October 31, 2010, the date of the Alpine Air’s most recent audit or April 30, 2011, the date of the Company’s most recent internally generated financial statements;

•

Prepared a valuation of Alpine Air as of March 31, 2011, dated May 25, 2011;

•

Generally recognized financial analysis and valuation procedures were undertaken to ascertain fair market value ranges of Alpine Air.  The analyses included the public guideline company method (market approach), the comparable company transaction analysis (market approach), hypothetical liquidation analysis (cost approach), single period capitalization of future earnings (income approach), recent transaction analysis (transaction approach) and recent trading history analysis of Alpine’s stock (transaction approach). This guideline company data was provided in SEC Forms 10K and 10Q, and other information from Yahoo Finance; comparable company transaction data was provided by Factset/Mergerstat and PrattStatts databases; data on the recent transactions in Alpine’s stock was provided by Company management; hypothetical liquidation data was provided by Company management, and the recent trading history was provided by the market and presented on Google’s finance page;

•

Reviewed and analyzed publicly available transaction data for the air cargo and logistics industries;

•

Public market data for comparable companies was reviewed and analyzed relative to market valuation ratios and multiples;

•

A review and analysis of private market data for comparable companies relative to market valuation ratios and multiples was conducted;

•

Reviewed the air cargo and logistics industries and the outlook for the two segments;

•

Reviewed the general economic outlook of the US economy, and capital markets; and

•

Performed such other analyses and reviewed and analyzed such other information as HVA deemed appropriate.

HVA Valuation as of March 31, 2011

Prior to preparing the Opinion, HVA conducted a valuation of Alpine Air as of March 31, 2011.  In its analysis, HVA looked at Alpine Air as a going concern and on an orderly liquidation basis. When the various valuation approaches associated with a going concern were analyzed and compared to the estimate of value derived from a hypothetical liquidation, the value estimate derived from a hypothetical liquidation was lower. Therefore, the final estimate of value was based upon approaches associated with a going concern. However, that conclusion of value was only slightly higher than the orderly liquidation approach.

This same methodology was followed in analyzing the proposed transaction and the conclusion reached was similar; that the estimate of value on a hypothetical liquidation basis was lower than the estimate of value derived by methodology pertaining to a going concern.

Other Considerations

In conducting its analysis and rendering its Opinion, HVA has taken into account general economic, monetary, political, market and other conditions as well as its experience in connection with similar transactions and securities valuation generally. The Opinion was based upon all such conditions as they existed and which could be evaluated on the date thereof. Existing conditions are subject to rapid and unpredictable changes and such changes could impact the Opinion.

In rendering this opinion, HVA did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning Alpine Air furnished to it by Alpine Air. HVA assumed that all such information is accurate and complete. HVA has further relied on assurances of management of Alpine Air that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

With respect to financial forecasts or expressions of future financial performance provided to HVA by Alpine Air management, HVA assumed, for the purposes of its opinion, that the forecasts and future expectations have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of Alpine Air. HVA has relied upon the assurances of the management of Alpine Air that it is unaware of any facts that would make the information or projections provided to us incomplete or misleading.

HVA assumed that there has been no material change in Alpine Air’s assets, financial condition, results of operations, business or prospects since either (i) October 31, 2010, the date of Alpine Air’s most recent audited financials or (ii) April 30, 2011, the date of the most recent internally generated financial statements. HVA’s conclusions and opinion are necessarily based upon these financial statements as well as economic, market and other conditions and the information made available to HVA as of the date of its opinion. Should any of this data change or not be accurately presented, this could have a material effect on HVA’s opinion and conclusion. HVA expressed no opinion on matters of legal, regulatory, tax or accounting nature related to the Transaction.  HVA was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the capital stock or assets of Alpine Air. Furthermore, HVA did not negotiate the Transaction or advised Alpine Air with respect to alternatives to the Transaction.

Summary of HVA’s Analysis

HVA performed a number of analyses to determine a range of value for Alpine. Among others, the analyses included:

Review of Company Operating Results

Revenue during the period 2006-10 remained fairly constant after minor fluctuations in FY2007 and FY2008.

	2006	2007	2008	2009	2010	5 Year Average
Revenue	20,156,657	18,380,301	19,840,376	20,464,409	20,118,724	19,792,093
Growth	--	(8.8%)	7.9%	3.1%	(1.7%)	(0.0%)

Cost of revenue fluctuated in gross amounts each year reflecting a slight decrease from FY2006 to FY2010, resulting in a compound annual growth rate of (2.7 percent). Cost of revenue as a percent of revenue ranged from 67.8 percent in FY 2007 to 82.6 percent in 2008, averaging 75.2 percent for the period. The table below illustrates how Alpine Air’s cost of revenue as a percent of revenue fluctuated over the period and provides growth rates.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Cost of Revenue	15,768,378	12,468,243	16,378,631	15,733,309	14,149,394	14,899,591
Cost Margin	78.2%	67.8%	82.6%	76.9%	70.3%	75.2%
Growth Rate	--	(20.9%)	31.4%	(3.9%)	(10.1%)	(2.7%)

The resulting gross profit fluctuated over the period between $3.5 million and $6.0 million. In relative terms, gross margin fluctuated between 17.4 percent in FY2008 and 32.2 percent in FY20007, averaging 24.8 percent for the FY2006-10 period. Gross profit increased at a CAGR of 8.0 percent over the period. The fluctuation in gross margin that occurs in FY2007 and FY2008 corresponds to relative fluctuations in cost of revenue that occurred; FY2007 being relatively lower in cost of revenue and FY2008 being relatively higher in cost than typical.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Gross Profit	4,388,279	5,912,058	3,461,745	4,731,100	5,969,330	4,892,502
Gross Margin	21.8%	32.2%	17.4%	23.1%	29.7%	24.8%
Growth Rate	--	34.7%	(41.4%)	36.7%	26.2%	8.0%

Operating expenses fluctuated over the period exhibiting an increasing trend. Operating expenses increased at a CAGR of 6.4 percent as the table below illustrates.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Operating Expenses	1,551,211	1,813,018	1,525,241	2,180,645	1,989,749	1,811,973
Expense Margin	7.7%	9.9%	7.7%	10.7%	9.9%	9.2%
Growth Rate	--	16.9%	(15.9%)	43.0%	(8.8%)	6.4%

Alpine Air realized operating income in each year examined ranging from $1.9 million in FY2008 to $4.1 million in FY2007, averaging $3.1 million for the period. Operating income increased at a CAGR of 8.8 percent. The drop in FY2008 is the result of a spike in cost of revenue. Likewise the high in FY2007 is a consequence of lower than normal cost of revenue. Alpine Air’s operating margin fluctuated significantly from year to year, averaging 15.7 percent for the period.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Operating Income	2,837,068	4,099,040	1,936,504	2,550,455	3,979,581	3,080,530
Operating Margin	14.1%	22.3%	9.8%	12.5%	19.8%	15.7%
Growth Rate	--	44.5%	(52.8%)	31.7%	56.0%	8.8%

Other Income (Expenses) was negative in each year examined and generally exhibited an increasing trend the deficit increased from 2006 to 2010 at a CAGR of 62.6 percent. The two largest components of the category are interest expense which is partially offset by the gain on sale of assets.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Other Income (Expense)	(68,473)	(180,856)	(125,391)	(921,444)	(478,944)	(355,022)
Other Margin	(0.3%)	(1.0%)	(0.6%)	(4.5%)	(2.4%)	(1.8%)
Growth Rate	--	164.1%	(30.7%)	634.9%	(48.0%)	62.6%

Alpine Air recognized net income in each of the five years examined. Net margin ranged from a low of 5.5 percent in 2009 to a high of 17.2 percent in 2007, averaging 9.5 percent for the five years. The CAGR for Alpine Air’s net income was 3.0 percent for the period.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Net Income	1,711,215	3,156,548	1,376,301	1,120,011	1,925,637	1,857,942
Net Margin	8.5%	17.2%	6.9%	5.5%	9.6%	9.5%
Growth Rate	--	84.5%	(56.4%)	(18.6%)	71.9%	3.0%

HVA made the following adjustment to net income: gains from the sale of assets were subtracted. This has been done to get a sense of Alpine Air’s earning capacity without non-operating items or extraordinary income or charges. Alpine Air’s adjusted net income, adjusted net margin and growth rate are presented below.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Adjusted Net Income	1,346,741	2,182,565	813,124	1,009,424	1,905,509	1,451,473
Adjusted Net Margin	6.7%	11.9%	4.1%	4.9%	9.5%	7.4%
Growth Rate	--	62.1%	(62.7%)	24.1%	88.8%	9.1%

Profitability

Alpine Air’s profitability as measured by return on assets and return on equity, both adjusted and not adjusted, was relatively stable from over the period with the exception of 2007 when cost of revenue experienced a significant decrease resulting in higher profits.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Return on Assets	7.5%	13.4%	5.4%	4.2%	6.9%	7.5%
Adjusted Return on Assets	5.9%	9.2%	3.2%	3.8%	6.9%	5.8%

Return on Equity	43.2%	50.8%	23.2%	17.1%	24.0%	31.7%
Adjusted Return on Equity	34.0%	35.1%	13.7%	15.4%	23.8%	24.4%

EBITDA

Alpine Air’s adjusted EBITDA ranged from $4.0 million in 2008 to $7.3 million in 2010, averaging $5.6 million. On a relative basis, the EBITDA margin fluctuated between 20.2 percent and 36.3 percent, while averaging 28.1 percent. Alpine Air’s EBITDA CAGR was 11.2 percent for the five years examined.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Adjusted EBITDA	4,779,922	5,985,533	4,015,698	5,689,830	7,309,006	5,555,998
Adj. EBITDA Margin	23.7%	32.6%	20.2%	27.8%	36.3%	28.1%
Growth Rate	--	25.2%	(32.9%)	41.7%	28.5%	11.2%

Turnover Ratios

Turnover ratios measure the efficiency of Alpine Air’s operations by expressing the relationship of one financial item to another. For example, the total asset turnover ratio is express as sales/total assets, which tells the reader how effectively Alpine Air’s assets create revenue; the greater the ratio, the more efficiently the firm’s assets are utilized. The table below presents several turnover ratios that are typically used in financial analysis.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Sales/Receivables (x)	11.1	9.2	8.8	13.9	12.6	11.1
Sales/Net Fixed Assets (x)	1.2	1.1	1.0	1.0	0.9	1.0
Sales/Total Assets (x)	0.9	0.8	0.8	0.8	0.7	0.8
Cost of Revenue/Inventory (x)	11.1	9.0	9.1	8.5	7.4	9.0

Financial Risk & Liquidity

Alpine Air’s leverage was significant over the period, the largest component of debt being long-term debt related to aircraft financing. Overall, Alpine Air was more leveraged than its industry group peers (discussed in the following pages) but as the table below shows such leverage was not cause for concern.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Total Debt/Total Assets	30.0%	30.6%	38.5%	36.7%	30.8%	33.3%
Long-Term Debt/Equity	135.5%	96.1%	131.9%	116.5%	90.9%	114.2%
Total Liabilities/Total Assets	49.5%	38.6%	46.9%	47.3%	44.3%	45.3%

Alpine Air’s liquidity, as measured by the current ratio and quick ratio, remained relatively stable and demonstrated that its current assets were sufficient to meet its current liabilities. Alpine Air’s interest coverage ratio, an indicator of Alpine Air’s debt servicing capability, was relatively strong over the five years.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Current Ratio	1.2	1.8	1.5	1.2	1.7	1.5
Quick Ratio	0.6	1.1	0.7	0.6	0.9	0.8
Interest Coverage	4.2	6.6	2.9	3.0	4.3	4.2

In summary, HVA determined Alpine Air’s performance was relatively stable and profitable over the period but Alpine Air does carry significant debt, which is not unusual in this industry, but is not overly leveraged in HVA’s opinion. This is supported by the three financial indicators in the “Financial Risk and Liquidity” section above that indicate the ability for the Company’s total assets to cover its total debt and total liabilities. Likewise, Alpine Air’s current and quick ratios indicate that liquidity is acceptable with current assets being able to cover current liabilities 1.5 times. HVA determined Alpine Air’s interest coverage ratio shows that Alpine Air has the ability to cover its debt financing obligations by a factor of 4.2 times. This analysis provided HVA comfort that the Alpine Air’s estimate of value and HVA’s opinion as to the fairness of the proposed transaction is supported by Alpine Air’s operations.

Discount for Lack of Marketability

The discount for lack of marketability is distinct from the discount for lack of control, and is applied sequentially. The marketability discount is that discount necessary to generate a sufficient increment in return to the holder of a minority interest of an entity’s closely-held shares to induce the purchaser to make this particular investment, rather than an alternative investment identical in all respects save marketability. The discount reflects the marketability differences between closely held securities and publicly traded securities. Owners of publicly traded securities can know at all times the market value of their holdings. They can sell those holdings on virtually a moment's notice and receive cash, net of brokerage fees, within three working days. Because closely held securities lack the inherent liquidity of traded securities, and are less attractive for investment purposes, it is accepted valuation practice to discount the value to reflect this disparity.

In determining the appropriate discount to apply to the subject securities , HVA analyzed empirical evidence of observed discounts in transactions involving shares of publicly traded companies that are restricted from being freely traded in the markets. Information with regard to discounts for lack of marketability is generally derived from private placements of securities restricted under Rule 144 (known as "letter stock") in which the private placement price is compared to the freely traded price of the stock. Letter stock is the same in all respects as its freely traded counterparts except with respect to marketability, since Rule 144 effectively restricts the marketability of unregistered securities by limiting the holder from selling the securities in public markets for a period of time , unless it is registered. Such securities are sold in private placements generally at a discount from the freely traded market price due to the restrictions imposed by statute. This discount reflects the risk that the underlying value of the stock will change in a way that, in the absence of restrictions, would have prompted a decision to sell, and the risk that the contemplated means of disposing the stock may not materialize.   HVA has relied on prior studies and its own studies to determine the relevant discount to be applied to the case of Alpine Air.

Application to Alpine Air: Alpine Air is a public company that trades on the OTC market. Its trading volume is small and infrequent. In determining a discount for limited marketability to apply in estimating the value of the Company’s stock, the following factors have been considered which impact the marketability discount:

*

the Company is listed on the OTC market, which would tend to decrease the marketability discount

*

the Company’s is being valued on a fair value basis, which would tend to decrease the marketability discount

*

the Company’s net margin is relatively small, which would tend to increase the marketability discount

*

the Company has a significant degree of debt, which would tend to increase the marketability discount

All these factors suggest that a small marketability discount is appropriate in valuing a controlling interest in the Company. HVA h as selected a marketability discount of 12.0 percent, which represents transaction fees related to selling a small company; they typically range from eight to 15 percent. These fees include, but are not limited to, business brokerage or M&A advisory fees, legal and accounting fees, any associated remediation fees. This discount will be used to adjust estimates of value that provide estimates on a marketable minority basis such as the capitalization of historical earning analysis associated with the income approach and guideline public company method of the market approach.

Control Premiums and Minority Discounts

The value of control depends on the shareholder’s ability to exercise any or all of a variety of rights typically associated with control. Common prerogatives of control include:

*

Elect directors and appoint management

*

Determine management compensation and perquisites

*

Set policy and change the course of business

*

Acquire or liquidate assets

*

Select people with whom to do business and award contracts

*

Make acquisitions of other companies

*

Liquidate, dissolve, sell out, or recapitalize the company

*

Sell or acquire treasury shares

*

Register the company’s stock for public offering

*

Declare and pay dividends

*

Change the articles of incorporation or bylaws

In reviewing the prerogatives of control, it is apparent that the owner of a controlling interest in a company enjoys some very valuable rights that the owner of a minority interest does not have. There are many factors, however, which may limit the ability of a majority owner to exercise those rights. Therefore, even if a shareholder or group of shareholders owns more than 50 percent of a company’s stock, it may not have all of the benefits of control. In addition, minority owners may enjoy some significant rights through their ability to cast important swing votes. It is therefore not enough to say that a control value is appropriate for any ownership of more than 50 percent, nor is an interest of less than 50 percent always valued strictly as a minority interest. The extent of control premium or minority discount in a given situation is often a matter of degree. Factors that affect the degree of control that can be exercised include the following:

*

Cumulative versus noncumulative voting

*

Contractual restrictions

*

Effects of regulation, including state statutes

*

Financial condition of the business

*

Effects of distribution of ownership

Control Premium Studies: The thousands of daily transactions on stock exchanges are minority interest transactions. Each year, a controlling interest in a few hundred of these public companies is purchased. In almost all cases, the prices paid for the stock of these companies represent a premium over the market price at which the stock previously traded as a minority interest. Mergerstat Review publishes data on control premiums based on acquisition activity in the public markets. This source indicates that from 2005 to 2009, the average control premium paid has been approximately 42.5 percent and the median control premium has been approximately 29.6 percent (see Exhibit 10). It should be noted, however, that these premiums are based on a company’s stock price shortly before the announcement date of a merger transaction. Because stock prices have a tendency to rise shortly before such transactions, the premiums may be understated. It should also be noted that a portion of the control premium may be related to other factors. For example, an acquiring company may pay a premium in order to acquire an important supplier of its raw materials.

Quantifying Control Premiums : The value of a control premium relates to the extent that the owners were able to exercise the prerogatives of control listed above as well as the ownership structure of the firm. Some potential adjustments that would affect the size of the control premium include:

*

Size of the block being valued (absolute versus operating control)

*

Actual dividends paid

*

Quality and attractiveness of the company being valued

*

Prerogatives of control available to the equity holders

*

The degree of leverage

Application to Alpine Air : When valuing Alpine Air on a fair value basis, HVA has applied a control premium to estimates of value derived on a minority interest basis.

HVA has selected a control premium based on the Mergerstat data presented above of 35 percent. This control premium will be applied to the estimate of value derived from the capitalization of historical earnings related to the income approach and the public guideline company method associated with the market approach that yield an initial estimate of value on a marketable minority interest basis.

Guideline Company Analysis

The market value approach attempts to determine the value of Alpine Air by comparing it with other comparable firms or guideline companies traded in active, public markets.  This is accomplished by determining a comparative price-earnings ratio, which is the ratio of the market price of a share of stock to the earnings per share; a comparative price to revenue ratio, which is the ratio of the market price of a share of stock to the dollar sales per share; a comparative price to book ratio, which is the ratio of the market price of a share of stock to the book value per share; and a comparative market value of invested capital (MVIC) to earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio.  This reflects the market value of equity plus the market value of interest bearing debt per dollar of earnings before interest, taxes, depreciation and amortization. Appropriate ratios for Alpine Air can be determined by comparing the firm with others in the same industry and, from its relative standing in the industry, inferring market value ratios based on ratios in the industry.

Ideally, market value ratios for Alpine Air should be inferred from ratios of similar firms whose stocks are traded actively in public markets. Unfortunately, many air cargo companies with operations similar to Alpine Air are small, closely-held businesses for which no market value has been established. Since these companies are not publicly traded, it is impossible to use them as a basis for making inferences regarding the market value of Alpine Air. Therefore, a group of larger publicly traded companies has been selected as being representative of the industry in which Alpine Air operates. Data was provided from SEC Form 10K and 10Q filings, and from Yahoo! Finance.com.

HVA analyzed a sample group of five air cargo companies considered representative of the industry of which Alpine Air is a member. These companies include Air T, Inc., Air Transport Services Group, Inc., Atlas Air Worldwide Holdings, Inc., C.H. Robinson Worldwide, Inc. and Expeditors International of Washington, Inc.  Although these companies obviously differ somewhat from Alpine Air, in that they are much larger and enjoy economies of scale and synergies that may not be available to smaller companies such as Alpine Air, the differences were not considered a prime significance, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal. To the extent that the firms in the industry sample group and Alpine Air are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the sample group are justifiably imputable to the future of Alpine Air.

HVA analyzed the sample group market value ratios of the publicly traded sample group that HVA believed represented the best guideline companies for use in this analysis.

(US $ Millions) Company	TTM Revenue	Revenue Growth Last Year	Revenue Growth 3 Year Ave	TTM Net Income	Net Inc. Growth Last FY	Net Inc. Growth 3 Year Ave	Net Margin

Air T. Inc.	83.4	2.8%	2.1%	2.1	(43.7%)	(14.7%)	2.5%
Air Transport Services Group, Inc.	681.6	(19.0%)	5.2%	36.0	41.5%	39.1%	5.3%
Atlas Air Worldwide Holdings, Inc.	1,340.1	26.0%	(5.3%)	118.5	87.7%	2.6%	8.8%
C.H. Robinson Worldwide, Inc.	9,565.2	22.4%	8.2%	400.0	7.3%	6.1%	4.2%
Expeditors International of Washington, Inc.	6,227.3	45.8%	4.5%	364.2	43.3%	8.5%	5.8%

Sample Group Median	1,340.1	22.4%	4.5%	118.5	41.5%	6.1%	5.3%

Alpine Air Express	20.6	(1.7%)	3.1%	2.0	71.9%	(15.2%)	9.9%
Alpine Air Express – Adjusted	20.6	(1.7%)	3.1%	2.0	88.8%	(4.4%)	9.8%

Company	Asset Turnover	Return On Assets Equity		Current Ratio	Debt/ Equity	TTM EBITDA	EBITDA Margin

Air T. Inc.	2.4	6.2%	8.1%	3.8	0.0	3.8	4.6%
Air Transport Services Group, Inc.	0.7	3.9%	11.7%	1.0	1.0	258.3	37.9%
Atlas Air Worldwide Holdings, Inc.	0.7	6.1%	11.2%	2.6	.04	270.6	20.2%
C.H. Robinson Worldwide, Inc.	4.6	19.1%	32.6%	1.9	0.0	709.7	7.4%
Expeditors International of Washington, Inc.	2.2	12.8%	19.7%	2.5	0.0	668.2	10.7%

Sample Group Median	2.2	6.2%	11.7%	2.5	0.0	270.6	10.7%

Alpine Air Express	0.7	7.0%	23.2%	1.7	1.0	7.5	36.3%
Alpine Air Express – Adjusted	0.7	7.0%	23.2%	1.7	1.0	7.5	36.3%

Alpine Air is a smaller company than the median of the sample group in terms of total revenues. Alpine Air’s trailing twelve month (“TTM”) revenue was $20.6 million compared to the sample group median of $1.3 billion. Alpine Air’s performance, as measured by net margin, was superior to the median of the sample group. Alpine Air’s net margin was 9.9 percent (9.8 percent adjusted) compared to the sample group median of 5.3 percent. Alpine Air’s return on equity of 23.2 percent was higher than that of the sample group median of 11.7 percent as was its return on assets (7.0 percent vs. 6.2 percent). Alpine Air’s debt to equity ratio was higher than the median of the industry sample group (1.0 times vs. 0.0 times). Alpine Air’s liquidity, as measured by the current ratio, was lower than the sample group median (1.7 vs. 2.5). Alpine Air’s asset turnover ratio was inferior to the sample group’s (0.7 times vs. 2.2 times) indicating less efficiency in Alpine Air’s operations. In terms of growth in revenues, Alpine Air’s performance for the last fiscal year and last three fiscal years was inferior to the industry group median. Alpine Air’s one-year and three-year revenue growth rates were (1.7 percent) and 3.1 percent respectively compared to the industry group medians of 22.4 percent and 5.2 percent. Alpine Air’s net income grew by 71.9 percent last year (88.8 percent on an adjusted basis) and had a three-year CAGR of (15.2 percent) or (4.4 percent) on an adjusted basis, while the industry group median net income increased by 41.5 percent last year and had a three-year CAGR of 6.1 percent.

In summary, Alpine Air appears to represent a less attractive investment opportunity compared to the sample group from the perspective of revenue and net income growth rates, asset turnover ratio, current ratio and debt to equity ratio. Other unfavorable comparisons between Alpine Air and its industry group include its smaller size, and lack of access to public capital markets. However, Alpine Air’s investment opportunity does compare favorably to the group in terms of its superior net margin, EBITDA margin, return on assets, and return on equity.

Normally, this analysis is not performed on publicly traded companies since the market would provide the price based on transactions reflecting the supply and demand for Alpine Air’s stock. However, it is HVA’s opinion that Alpine Air’s shares do not enjoy an efficient market, characterized by numerous market makers, significant research coverage, and trading activity that could be considered regular in its occurrence with reasonable volume. Accordingly, HVA has endeavored to apply this analysis to Alpine Air as if Alpine Air were closely-held.

Company	Market Capitalization	Price/ Revenue	Price/ Earnings	Price/ Book	MVIC	MVIC/ Revenues	MVIC/ EBITDA

Air T. Inc.	22.0	0.26	10.4	0.84	15.4	0.18	4.05
Air Transport Services Group, Inc.	345.8	0.51	9.6	1.13	598.8	0.88	2.32
Atlas Air Worldwide Holdings, Inc.	1,472.4	1.10	12.4	1.39	1,363.4	1.02	5.04
C.H. Robinson Worldwide, Inc.	13,316.3	1.39	33.3	10.85	12,956.0	1.35	18.25
Expeditors International of Washington, Inc.	10,728.9	1.72	29.5	5.80	9,489.9	1.52	14.20

Sample Group Median	1,472.4	1.10	12.4	1.39	1,363.4	1.02	5.04

	Price/ Revenue	Price/ Earnings	Price/ Book	MVIC/ Revenues	MVIC/ EBITDA

Median Rations	1.10	12.4	1.39	1.02	5.04

Adjusted Ratios	0.86	7.45	0.83	0.79	3.02

The market ratios in HVA’s analysis were adjusted to account for the differences between the group and Alpine Air. HVA selected its ratios by applying a 20 percent discount to account for Alpine Air’s greater leverage and financial risk and a 25 percent discount to account for Alpine Air’s revenue concentration regarding USPS and UPS. These adjustments were made to each multiple. For the two revenue multiples, HVA also applied a 30 percent premium to account for Alpine Air’s superior net margin and return on equity. This has resulted in the following selected ratios: a price to revenue multiple of 0.86 times, a price to earnings ratio of 7.45 times, a price to book value ratio of 0.83 times, a market value to invested capital (“MVIC”) to revenue multiple of 0.79 times and an MVIC to EBITDA multiple of 3.02 times.

Contained in HVA’s opinion dated July 22, 2011 on exhibit 3 HVA applies the selected market ratios to Alpine Air’s TTM April 30, 2011, financial results and creates indicated market values, then a 35.0 percent control premium and a 12.0 percent discount for limited marketability is taken to derive estimates of value on a fair value basis (controlling interest). Finally, the value of Alpine Air’s Preferred Stock is deducted from the controlling interest estimate to arrive at the fair value of Alpine Air’s common equity. This results in the following estimates of value:  A price to revenue estimate of $13.7 million, a price to earnings estimate of $10.1 million, a price to book value estimate of $1.9 million, an MVIC to revenue estimate of $2.2 million and an MVIC to EBITDA estimate of $10.1 million.

HVA has performed this analysis as an additional comparison since Alpine Air’s shares trade on the OTC market. Since Alpine Air is more heavily leveraged than its peer group, the MVIC estimates should be looked at since these multiples look at cash flow available to pay shareholders and debt obligations. Since Alpine Air’s shares trade on the OTC market and the estimates of value are not clustered, HVA did not weight any estimates of value from this approach and has included the analysis for the Alpine Air’s information.

HVA has weighted the recent transactions of Alpine stock and recent trading history of Alpine stock in HVA’s conclusion as HVA believed these two analyses, that are methods used in the market approach, are much more relevant to estimating the fair value of Alpine Air’s common equity and opining on the fairness of the transaction at hand.

Comparable Transaction Analysis

Comparable Company transactions involving the sale of private and public companies are useful as they provide estimates of value expressed in terms of revenue, EBITDA, book value, and earnings multiples.  However, unlike the guidelines of public company approach, they indicate market values of a company on a control basis.  Otherwise the methodology is very similar to that of the public guideline company method.

HVA searched the Mergerstat database under SIC codes 4512 (Air transportation, scheduled) and 4513 (Air courier services). The search for transactions from 2009 to June 30, 2011 resulted in three large foreign passenger airlines and two domestic passenger airlines, none of which is sufficiently comparable to Alpine Air to be useful in HVA’s analysis.  As such, none of the three large foreign passenger airlines and two domestic passenger airlines were used in the analysis.   No transactions of any kind were identified in the 4513 SIC code occurring between 2009 and June 30, 2011. Likewise, a search of the PrattStatt database using NAICS code 481112 (Scheduled Freight Air Transportation) did not identify one transaction that occurred between 2009 and June 30, 2011.

Since HVA is utilizing two other methods of the market approach (recent transactions in Alpine Air’s shares, and recent historical trading of Alpine Air’s shares), HVA believes it correctly incorporated the market approach in its conclusion.

Income Approach – Single Period Capitalization Analysis

HVA performed a single period capitalization of future earnings for Alpine Air.  This was done be increasing the trailing twelve month adjusted net income by a perpetual growth rate of three percent. Next, this net cash flow estimate was capitalized by dividing it by the discount rate less the long-term growth rate according to Gordon Growth Model.  The Gordon Growth Model is expressed as follows:

PV = Next period’s cash flow / (discount rate – long term growth rate)

It is assumed that all of Alpine Air’s future cash flow will be available to be paid out as dividends to shareholders from the valuation date forward, and if it is further assumed that cash flow will grow at a compound annual rate of 3.0 percent from the TTM April 30, 2011 level, an income value estimate of the common stock of Alpine Air of $7,043,840 is derived after applying a 35.0 percent control premium, a 12.0 percent  marketability discount, and subtracting $6,736,960 of Alpine Air’s Preferred Stock. This figure will be considered in arriving at a final estimate of the fair value of Alpine Air as of that date.

Attached to the HVA opinion dated July 22, 2011 which is appendix hereto is exhibit 5 which identifies and quantifies the various components of the discount rate. The rate of return required on “large company” publicly traded common stocks is approximately 6.7 percent above the prevailing risk-free rate (or 11.2 percent, assuming a risk-free rate of return, as represented by the proxy yield for the 20-Year Treasury Bond rate). The next premium an investor would require from his holding of a minority interest in Alpine Air’s common stock corresponds to a size premium, which can be obtained from looking at “Ibbotson’s  SBBI 2011 Valuation Yearbook: Market Results for Stock, Bonds, Bills and Inflation 1926-2010” published by Morningstar, 10th smallest decile size premium, which corresponds to companies with a market capitalization between $1.22 million and $235.6 million and is estimated to be 6.36 percent. This size premium reflects the additional return investors require due to the inherent risks associated with smaller companies over time. An industry specific premium or discount is applied next; in this case Ibbotson estimates that Air Transportation, Scheduled, and Air Courier Services (SIC Code 451x) are valued at a discount of (0.55 percent that is, investors will accept a return that is 0.55 percent lower than the average yield available in the stock market).

Finally, company-specific risks are applied. HVA did not identify any issues in the industry and economic overviews that require addressing here. In the case of Alpine Air, a 2.0 percent risk premium was applied to account for Alpine’s significant leverage and a 2.0 percent risk premium was applied to acknowledge Alpine Air’s significant client concentration with USPS and UPS. The result is a discount rate of 21.0 percent and a capitalization rate of 18.0 percent. The capitalization rate equals the discount rate minus the long-term growth rate of 3.0 percent.

HVA has given this approach a 50 percent weighting because Alpine Air has had a relatively stable history, the single period capitalization of future earnings does not involve speculation regarding future cash flows and incorporates market inputs related to the discount rate that are seen as generally applicable and relied upon. As stated, HVA gave the income approach a weight of 50% due to the stable earnings of Alpine Air.  This weight of the income approach is then combined with the other factors considered in deriving the final price HVA believed was the fair value of Alpine Air.  Based on this weight factor, this approach has contributed $3,521,120 of the $5,664,400 conclusion of fair value.

Analysis of Recent Transactions of Alpine Stock

Transaction value is the value at which shares of Alpine Air were recently sold.  A recent sale of a security is an indicator of value for both legal and economic purposes.  If an examination of all the relevant facts reveals that the transaction took place at arm's-length, i.e., that neither buyer nor seller was forced to deal and both had adequate information and that the transaction was for reasonable consideration, the value established in such a transaction would be difficult to contest.  As part of HVA analysis, HVA looked at the following recent transactions.

Meridian Capital

On August 11, 2009, Alpine Air entered into an agreement with Meridian Capital LLC (“Meridian”), whereby Meridian would serve as the exclusive financial advisor and intermediary to Alpine Air with respect to a possible investment in or sale of Alpine Air.

The initial term of the agreement was twelve months, after which it remained in effect until either party provided the other party with a 30-day written notice of termination. HVA understands that the agreement was in effect as of the valuation date but has been terminated.

HVA has been told that although two entities provided their views on Alpine Air’s enterprise value, no comprehensive due diligence was conducted, no formal letters of intent or understanding were executed, and no formal offers were presented. Management represented that the conversations were limited and that no documentation exists that would support the potentially interested parties’ thoughts on value nor were there any drafts of transaction documents to review.  Management of Alpine indicated they did not believe any offers would come from the parties since no follow up was received.  The limited discussions with the parties involved all were regarding enterprise values less than the values and price per share used in the Transaction and provided in the HVA analysis.

SCS, Inc. Transaction

On February 23, 2011, SCS, Inc. sold 1,512,964 shares to Alpine for $150,000 representing a per share price of $0.099143. Given the size of the transaction, the nature of SCS’s past consulting relationship to Alpine Air, HVA considers this transaction to be an arm’s length transaction that provides utility in deriving an estimate of value for the equity of Alpine.

It should be mentioned however, the price of this transaction reflects a minority position with limited marketability. To derive an estimate of fair value using this data, HVA applied a 35 percent control premium and a 12 percent marketability discount. The premiums and discounts are multiplicative and applied sequentially in the formula below to calculate the fair value per share:

Fair Value = Fair Market Value x Control Premium x Discount for Lack of Marketability

FV = $0.099143 x (1+35%) x (1-12%)

FV =  $0.11778

Applying this share price to Alpine Air’s 34,475,857 outstanding common shares results in an estimate of value of $4,060,566 on a fair value basis.  This value was considered and weighted in deriving a final estimate of value for Alpine Air as of July 22, 2011. Based on this weight factor, this transaction data has contributed $507,571 of the $5,664,400 conclusion of fair value.

Ron Pattison Transaction

On March 14, 2011, Ron Pattison, a member of Alpine Air’s board of directors, purchased 356,298 shares from Leonard Burningham, an attorney that has represented Alpine Air on its SEC filings, for $35,629.80 ($0.10 per share). This transaction is consistent with the price paid in the SCS transaction and yields a similar estimate of value.

FV = $0.10 x (1+35%) x (1-12%)

FV = $0.1188

Applying this share price to Alpine Air’s 34,370,857 outstanding common shares results in an estimate of value of $4,095,732 on a fair value basis.  This value was considered and weighted in deriving a final estimate of value for Alpine Air as of July 22, 2011. Based on this weight factor, this transaction data has contributed $511,967 of the $5,664,400 conclusion of fair value.

90-Day Trading History

Alpine Air’s stock trades on the OTC market under the symbol APNX. HVA views Alpine Air’s trading as sporadic and thin. Exhibit 6 to the HVA opinion dated July 22, 2011 which is an appendix hereto shows the trading volume that HVA was able to obtain from Google from April 20, 2011, to July 19, 2011 (no data was available for July 20th and 21st, HVA assumed no trades were made). According to this data, some 244,832 shares were sold at value of approximately $28,090 representing a weighted average share price of $0.1147 ($0.11 rounded).  The indicated market capitalization of Alpine Air as of July 21, 2011 on a minority interest basis based on 34,370,857 shares outstanding was $3,780,794.  When a control premium of 35 percent and a marketability discount of 12 percent are applied to this estimate of value, a fair value estimate (controlling interest basis) of $4,491,584 or $0.1307 per share is derived. This estimate was used to determine the value of Alpine Air’s common stock as of July 22, 2011.

HVA has used the trading history from April 20, 2011 to July 19, 2011 (90 days).  These trades were analyzed and given weighting in deriving the going concern value. HVA has weighted each of the two transactions above 12.5 percent and the 90-day trading history 25 percent giving data derived from the market approach a total weighting of 50 percent. This weighting is based upon guidance from Revenue Ruling 59-60 that encourages significant weighting to be placed on estimates of value derived from the marketplace. Based on this weight factor, this transaction data has contributed $1,122,896 of the $5,664,400 conclusion of fair value.

Hypothetical Liquidation Value

A common alternative measure to book value is the net asset value of a company. HVA views net asset value as a quitting concern concept since, net asset value is not entirely applicable to the valuation of a typical going concern. The value of a company is typically not a function of what its assets could be sold for (net of liabilities), but is rather a function of how they can be utilized in generating revenue and net income. Furthermore, Alpine Air’s management has indicated that it has no plans to liquidate. In addition, HVA’s analysis contained herein indicates that Alpine Air will generate significant positive cash flow on an operating basis in the foreseeable future.

To perform this analysis, HVA has followed certain steps outlined in the “Guide To Business Valuations” by Jay E. Fishman, Shannon P. Pratt, J. Clifford Griffith, and D. Keith Wilson:

1.

Obtain the company’s balance sheet as of or as near as possible to the valuation date;

2.

Adjust the balance sheet, if necessary, for known missing assets or liabilities, or to update the balance sheet to the date of the valuation;

3.

Determine the approach to liquidate the company’s assets;

4.

Determine the amount of proceeds from liquidation net of applicable expenses;

5.

Add or subtract operating profits or losses during the liquidation period;

6.

Subtract the liquidation value of all liabilities; and

7.

Consider the applicability of discounts for marketability and minority interest.

HVA endeavored to follow these steps to arrive at a liquidation value.  Alpine Air has provided a balance sheet as of the valuation date of April 30, 2011.  HVA assumed that Alpine Air’s assets would be disposed of in an orderly liquidation over a period of four to six months.

HVA consulted with Alpine Air and made the following adjustments to Alpine Air’s April 30, 2011 balance sheet:

	As of April 30,
ASSETS	Actual 2011	Adjustment	Adjusted 2011

Current Assets
Cash & Equivalents	1,221,813		1,221,813
Accounts Receivable	1,919,447	(493,501)	1,425,946
Note Receivable	237,949	(100,000)	137,949
Inventories	2,080,032	(815,908)	1,264,124
Prepaid Expenses	238,780	(99,427)	139,353
Deposits	64,268		64,268
Cash Value of Insurance Policy	85,572		85,572
Deferred Income Tax	170,000		170,000
Total Current Assets	6,017,861	(1,508,836)	4,509,025

Property & Equipment (net)	22,615,275	(1,271,275)	21,344,000

Other Assets	133,377	(133,377)	-
Total Other Assets	133,377	(133,377)	-

Total Assets	28,766,513	(2,913,488)	25,853,025

	As of April 30,
Liabilities & Equity	Actual 2011	Adjustment	Adjusted 2011

Current Liabilities
Accounts Payable	794,038		794,038
Income Tax Payable	51,000		51,000
Accrued Liabilities	1,167,944	(167,500)	1,000,444
Dividends Payable	35,992		35,992
Deferred Revenue	260,797		260,797
Current Portion of Long-Term Debt	1,259,000		1,259,000
Total Current Liabilities	3,568,771	(167,500)	3,401,271

Non-Current Liabilities
Deferred Tax Liability	2,569,000	(1,043,475)	1,525,525
Long-Term Debt	7,147,657		7,147,657
Total Non-Current Liabilities	9,716,657	(1,043,475)	8,673,182

Total Liabilities	13,285,428	(1,210,975)	12,074,453

Preferred Stock	6,736,960		6,736,960

Shareholders’ Equity
Common Stock	34,476		34,476
Additional Paid-In Capital	2,286,349		2,286,349
Retained Earnings	6,423,300	(1,702,512)	4,720,788
Total Equity	8,744,125	(1,702,512)	7,041,613
Total Liabilities and Stockholders’ Equity	28,766,513	(2,913,488)	25,853,025

Accounts Receivable: A/R was reduced by $493,501 reflecting a receivable that management believes will not be collected related to Pineapple Air ($303,024) and other smaller receivables totaling $190,477.

Note Receivable: Note receivable was written down by $100,000 after management represented that it believed it would not collect the amount due in full.

Inventory:  Inventory was reduced by reclassifying $243,228 of work in progress to property and equipment related to engines in the process of being overhauled; adds back $22,609 of allowance for shrinkage and obsolescence; and applies a 40 percent discount to the carrying values of all other inventory, except fuel, to account for the likelihood that the inventory would not necessarily result in receipts equal to book value.  The net adjustment was a reduction of $815,908.

Prepaid Expense: Prepaid expenses were adjusted downward by $99,427 to reflect the reality that certain prepaid expenses are sunk costs at this point and would not be recoverable in an asset sale to pay to Alpine Air’s shareholders.

These adjustments total a net reduction in current assets of $1,508,836.

Property & Equipment: Property and Equipment was adjusted downward by $1,271,275 to reflect management’s estimates of the market value of the aircraft and equipment in a liquidation scenario.

Other Assets: Other assets have been reduced by $133,377 which reflects 100 percent of the booked loan origination fees and UPS credits, which would not be recoverable in an asset sale to pay to Alpine Air’s shareholders.

Adding the property and equipment, and other asset adjustments to the current asset adjustments results in a total reduction in assets of $2,913,488.

Accrued Liabilities: Accrued liabilities have been reduced by $167,500 to reflect certain FAA fees that are no longer an issue.

Deferred Tax Liability: Alpine Air’s deferred tax liability was reduced by $1,043,475 to account for the difference in the estimated liquidation proceeds and the book value of those assets. Management provided the calculation of $2,913,488 of total assets, less $167,500 of current liabilities which results in a difference of $2,745,988 and applied a 38 percent tax rate to derive the adjustment.

Retained Earnings: Retained earnings is treated as a plug figure to keep the balance sheet in balance. Given the total reduction in assets of $2,913,488 and the reduction in liabilities of $1,210,975, a reduction in retained earnings of $1,702,512 was made.

HVA used management estimates for this analysis because no formal asset appraisals on equipment or property have been prepared and management has represented that this is its best estimate for market value.

It is important to note that HVA is not a real property, equipment or inventory appraisal firm, and does not represent itself as having any expertise in these areas.  It is beyond the scope of HVA’s study and expertise to make any independent investigations as to the value of Alpine Air’s real property, equipment or inventory, or to ascertain the accuracy or reliability of estimates of the value from Alpine Air’s management, which were relied upon, and accordingly HVA offered no opinion as to the accuracy of this data relied upon in the report contained therein. Those estimates partially form the basis for, and are integral parts of, HVA’s valuation analyses and HVA assumed without independent verification that they are reasonably accurate.

Summary Calculations for Hypothetical Liquidation

Adjusted Total Assets	$25,853,025
Less: Adjusted Total Liabilities	(12,074,453)
Less: Preferred Stock	(6,736,960)
Net Asset Value (shareholders’ equity)	$7,041,613

Net Asset Value (shareholders’ equity)	$7,041,613
Less: Liquidation Fees @5%	(1,074,097)
Less: Certain Operating Expenses for 6 months	(400,000)
Estimated Net Asset Value	$5,567,515

To reach the liquidation value, HVA started with adjusted total assets of $25,853,025 and subtracted $12,074,453 of adjusted liabilities and $6,736,960 of preferred stock to reach a net asset value or equity value of $7,041,613. HVA then has subtracted $1,074,097, which represents a five percent discount to account for the fees associated with broker fees, marketing and conducting the liquidation process. This assumption was also discussed and approved with Alpine Air’s Special Committee. Finally, HVA subtracted $400,000 in operating expenses related to the six months required to liquidate the assets. HVA reviewed the 2010 income statement and estimated that $400,000 is a reasonable estimate of the expenses needed for the liquidation period.

This results in an estimate of net asset or orderly liquidation value of $5,567,515. HVA believes that it has employed its best efforts in this analysis. Alpine Air’s management has also represented that its estimates and assumptions are its best efforts to provide accurate assumptions for this analysis. However, HVA is not a real property appraisal firm and management has not obtained real property appraisals for HVA to analyze. Therefore, HVA used the analysis as a check on its valuation  and has not given this approach any weighting in HVA’s final conclusion. The hypothetical liquidation value of $5,567,515 is $96,485 less than HVA’s estimate of fair value of $5,664,000.

The table below summarizes the relevant data that provided the basis for our conclusion of Alpine Air’s fair value.

Transaction Value
SCS, Inc. Transaction of February 24, 2011	$4,060,566	12.5%	507,571
Ron Pattison Transaction of March 14, 2011	$4,095,732	12.5%	511,967
APNX 90-Day Historical Weighted Average	$4,491,584	25.0%	1,122,896
Income Value
PV of Capitalized Earnings	$7,043,840	50.0%	3,521,920
Total		100.0%	$5,664,353

Fair Value Estimate of Common			$5,664,400

Shares Outstanding as of 6/15/11			34,370,857
Fair Value Estimate of Per Share			$0.16480

Relevant Market and Economic Factors

In rendering its opinion, HVA considered, among other factors, the condition of the U.S. stock markets, particularly as they relate to the air cargo and logistics industries, and the current level of economic activity.

The forgoing summarizes and describes all analyses and factors considered by HVA.  Also, attached as appendices are the valuation and opinions of HVA.,. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. HVA believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the HVA Opinion. In performing its analyses, HVA considered general economic, market and financial conditions and other matters, many of which are beyond the control of Alpine. The analyses performed by HVA are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold.

We paid HVA a fee of $30,000 plus expenses of $150 in connection with the services provided by it under an engagement agreement, of which $15,000 was paid upon delivery of the initial evaluation report and $15,150 was paid when HVA rendered its opinion to the Special Committee. In addition, we have agreed to reimburse HVA for certain expenses and to indemnify HVA against certain liabilities arising out of HVA’s engagement. HVA has not provided services to us or, to our knowledge, any of our affiliates, and there have been no material relationships between HVA and us or, to our knowledge, any of our affiliates, in the last two years, and may seek to provide us and our affiliates and other services unrelated to the Transaction in the future.

HVA’s analysis and opinion were intended for the benefit and use of the Special Committee in connection with its consideration of the Transaction and were not intended to, and does not, confer any rights or remedies upon any other person. HVA’s opinion also provided that, notwithstanding the foregoing, the Board may also rely on HVA’s opinion. HVA’s opinion did not constitute a recommendation to the Special Committee or the Board as to how to vote in connection with their consideration of the Transaction. HVA’s opinion did not address Alpine Air’s underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Alpine Air or the effects of any other transaction in which Alpine Air might engage.

HVA’s analysis and opinion do not address (i) the tax or legal consequences of the Transaction to either the Company or its stockholders, or any other party, or (ii) the fairness of any portion or aspect of the Transaction to any one class or group of Alpine Air’s security holders vis-à-vis any other class or group of the Company’s security holders (including the fairness of the Transaction to the stockholders with fractional shares vis-à-vis other stockholders). HVA did not consider any benefits that may inure to any stockholder of Alpine Air as a result of the Transaction other than in such party’s capacity as a holder of fractional shares.

HVA’s opinion relates to the fairness of the consideration per share to be received by the unaffiliated non-continuing stockholders and the fairness to the unaffiliated continuing stockholders as of the date thereof. HVA’s opinion is subject to the assumptions and conditions contained therein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date thereof. Events occurring after the date thereof could materially affect the assumptions used in preparing, and the conclusions reached in, HVA’s opinion. HVA assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date thereof.

Conduct of Our Business After the Transaction

We do not anticipate that our business model will change following the Transaction.  Additionally, we do not have any plans related to selling the company, raising additional capital or acquiring any other businesses.  In the future our plans could change but no knew plans are currently in place.   We anticipate management will remain the same following the Transaction.

Related Party Transactions

Aircraft Purchase - In December 2003, Alpine Air acquired 16 aircraft from an entity related to Eugene Mallette, our CEO and major stockholder of Alpine Air for $9,900,000.  The consideration paid included $9,104,000 in preferred stock of the Company's subsidiary Alpine Aviation, Inc. and the assumption of the underlying debt on the aircraft totaling $709,981.  The remaining $86,019 was recorded as a payable to the entity related to Eugene Mallette.  As the aircraft were purchased from a related party they have been recorded at their carryover basis of $4,111,485.  A discount on preferred stock in the amount of $3,591,195, net of tax effect of $2,197,320, was recorded and was amortized as dividends over a five year period.  The preferred stock provided for monthly dividends at an annual rate of 6.5%, was not convertible. However, in April 2007, the Board authorized the issuance of 1,000,000 shares of preferred stock in Alpine Air with a stated value of $9.104, which were exchanged with the holder for the outstanding preferred stock in the subsidiary. As of October 31, 2010 820,000 shares are still outstanding. The preferred stock in Alpine Air provides for monthly dividends at an annual rate of 6.5%, and is convertible to common stock at any time by the holder based on the current market price of Alpine Air’s common stock. Alpine Air can redeem the preferred stock any time and the holder can call for redemption of the preferred stock any time after December 1, 2011.

Personal Guarantee - Eugene Mallette had previously personally guaranteed a loan for the Company in the amount of $2,524,000 which has now been paid off.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

Our directors, executive officers, 10% stockholders and their affiliates may have interests in the Transaction that are different from other unaffiliated stockholder interest, and have relationships that may present conflicts of interest. As of the Record Date, 29,364,242 shares, or approximately 85.4%, of the issued and outstanding shares eligible to vote, were held collectively by our directors, executive officers, 10% stockholders and their affiliates. Our CEO and largest shareholder, Eugene Mallette has voted all of his shares of Common Stock “FOR” the Transaction. Upon the effectiveness of the Transaction, the aggregate number of shares of our Common Stock owned by our directors, executive officer, 10% stockholders and their affiliates will not change and their beneficial ownership of shares of our Common Stock will increase by approximately 0.8% as a result of the reduction of the number of shares of our

Common Stock outstanding by approximately 325,606 shares.  Each member of our Board, and our executive officer, holds options to acquire shares of our Common Stock.  The Transaction will not affect these stock options and they will remain outstanding and continue to vest after the Transaction. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Transaction, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act from making personal loans to our directors or executive officer and they will no longer be subject to Section 16 of the Exchange Act to short swing profits.  At this time, we do not anticipate any changes in the way we engage with our directors, executive officers or 10% stockholders and do not intend to provide any loans to such persons.

Recent Market Prices of Our Common Stock

The closing prices of our Common Stock on July 22, 2011 the last trading day before the public announcement of the approval of the proposed Transaction by the Special Committee and the Board, were bid of $0.1068 per share and ask of $0.1328 per share.

Source and Amount of Funds

In addition to the fractional share buyback estimated at $53,666, the following is an estimate of the costs that we have incurred or expect to incur in connection with the Transaction. Final costs of the Transaction may be more or less than the estimates shown below.

Costs	Amount
Valuation/Fairness Opinion	$37,150
Legal	$45,000
Accounting	$2,850
Miscellaneous (mailing, Etc.)	15,000
Total	$100,000

We expect to pay the estimated costs, including the amounts to be paid to stockholders holding fewer than 2,000 shares of our common stock, out of our currently available cash.

 FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

Summarized below are certain material federal income tax consequences to us and our stockholders resulting from the Transaction. This summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. This summary addresses only those stockholders who have held their shares as capital assets. This summary does not discuss all aspects of federal income taxation that may be important to stockholders in light of their individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that each stockholder is a United States citizen and has held, and will hold, shares of common stock as capital assets under the Internal Revenue Code of 1986, as amended. Each stockholder should consult his, her or its tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of their specific circumstances.

Tax Consequences to Alpine Air

We believe that the Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes and, accordingly, it should not result in any material federal income tax consequences to us. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Transaction.

Tax Consequences to Stockholders Who Do Not Receive Cash for Fractional Shares

A stockholder who receives no cash payment as a result of the Transaction, but continues to hold shares of our common stock directly immediately after the Transaction, will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares held immediately after the Transaction will equal the aggregate adjusted tax basis of the shares held immediately prior to the Transaction, and the holding period of the shares will be the same as immediately prior to the Transaction.  All of our officers, directors and 10% stockholders will remain stockholders after the transaction and as such will have no tax affect.

Tax Consequences to Stockholders Whose Entire Interest in our Common Stock, Both Directly and Indirectly, is Terminated

A stockholder who receives a cash payment for a fractional share of our common stock as a result of the Transaction and does not continue to hold our shares directly, or indirectly by virtue of being related to a person who continues to hold shares of our common stock directly, immediately after the Transaction, will recognize capital gain or loss, for United States federal income tax purposes, equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock.

Tax Consequences to Stockholders Whose Entire Interest in our Common Stock, Directly but Not Indirectly, is Terminated

A stockholder that receives cash for a fractional share as a result of the Transaction, but is treated (under Internal Revenue Code Section 318) as a continuing stockholder by virtue of being related to a person who continues to hold our shares directly immediately after the Transaction, will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that the receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) constitutes a “substantially disproportionate redemption of stock.”  The receipt of cash is “not essentially equivalent to a dividend” if the reduction in the stockholder’s proportionate interest in us resulting from the Transaction (taking into account for this purpose the stock owned by persons to whom the stockholder is related) is considered a “meaningful reduction” given the stockholder’s particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) immediately after the Transaction the stockholder (and persons to whom the stockholder is related) owns less than 50% of the total combined voting power of all classes of our stock entitled to vote, and (b) the percentage of our voting stock owned by the stockholder (and by persons to whom the stockholder is related) immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by the stockholder immediately before the Transaction.

In applying the foregoing “Not Essentially Equivalent to a Dividend” and “Substantially Disproportionate Redemption of Stock” tests, the stockholder will be treated as owning shares of common stock actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of cash in exchange for a fractional share is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the stockholder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Capital gain or loss recognized will be long-term if the stockholder’s holding period with respect to the stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. In the case of a stockholder who is an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 15%.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. We recommend that stockholders consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Transaction, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

BACKGROUND

Alpine Air is engaged in the air cargo business through its wholly owned subsidiary, Alpine Aviation, Inc., a Utah corporation (“Alpine Aviation”).  Alpine Aviation was organized on October 7, 1975, in the state of Utah.  Alpine Aviation has been operated by the same management since 1986.  Alpine Aviation is an air cargo operator, transporting mail packages and other time-sensitive cargo to 19 cities in the western portion of the mainland United States. Alpine Aviation began its operations in the 1970's with the intent of being a regional charter and cargo carrier. After present management acquired control in 1986, Alpine Aviation began to focus less on the charter or passenger services and more on the cargo aspects of the airline industry.  Since the 1990's, Alpine Aviation has focused on transporting mail for the United States Postal Service (USPS) and carrying packages for a large nationwide carrier because of their favorable contracts, routes, and payment practices.  As a result of this focus, approximately 92% of Alpine Aviation's revenues now come directly from these two customers.

Alpine Air Express was formed in April, 1994, under the name "Riverside Ventures, Inc."  Prior to its acquisition of Alpine Aviation in June, 2000, Alpine Air Express had no business operations and was actively looking for a business with which to merge or acquire in an effort to create an operation that would provide value to our stockholders.

On June 12, 2000, Alpine Air, under its former name, entered into an agreement and plan of reorganization with Alpine Aviation, pursuant to which Alpine Air acquired all of the outstanding shares of Alpine Aviation. Pursuant to the terms of the reorganization, Alpine Air Express issued 9,895,000 shares of its common stock to the stockholders of Alpine Aviation in exchange for all of the issued and outstanding shares of Alpine Aviation.  As a result of the reorganization, Alpine Aviation became a wholly owned subsidiary of Alpine Air Express.  As a further result of the reorganization, the management of Alpine Aviation assumed control over Riverside Ventures and changed the company's name from "Riverside Ventures, Inc." to the current name of "Alpine Air Express, Inc."  The reorganization has been treated as a "reverse merger," with Alpine Aviation as the surviving entity for accounting purposes and Alpine Air the surviving entity for corporate purposes. At the time of the reorganization, Alpine Air Express had 1,000,000 shares of common stock outstanding.  Following the reorganization, Alpine Air had 10,895,000 shares outstanding, which was composed of the 1,000,000 shares outstanding prior to the issuance of shares for Alpine Aviation and the 9,895,000 newly issued shares to the Alpine Aviation stockholders.  Alpine Air subsequently issued an additional 105,000 shares, bringing the total outstanding shares to 11,000,000 as of 2003. During 2004 and 2005 Alpine Air issued 122,000 shares, bringing the total outstanding shares to 11,122,000 at 2005.  In 2006, Alpine Air affected a 3 for 1 stock split and issued additional shares for compensation during 2006 resulting in a total of 36,271,461 outstanding shares at both October 31, 2006 and 2007. During 2010 Alpine Air retired 141,320 shares it held in Treasury Stock reducing the total of outstanding shares to 36,130,141. During 2010, Alpine Air purchased 70,660 shares to hold as Treasury Stock.

Routes and Delivery.

Alpine Aviation currently has 23 air cargo routes covering 19 cities in six western states in the mainland U.S. Alpine also provides contract cargo charter flights for other carriers and for the public.  Most routes are flown every day and some multiple times per day.  In fiscal 2010, Alpine Aviation transported 8,444 tons of cargo.  The largest component of Alpine Aviation's cargo mix is U.S. mail, which accounted for approximately 69% of our fiscal 2010 revenue. The USPS delivers and picks up all cargo Alpine Air carries at the aircraft, unless other arrangements are called for separately by the contract.  When the USPS delivers and picks up the mail at the side of the aircraft, Alpine Air is able to reduce its costs significantly.

Alpine currently operates 23 aircraft on one national certificate.  The largest aircraft in its fleet is a Beechcraft 1900, which holds approximately 6,000 pounds of cargo.  The other aircraft type is the Beechcraft 99, which holds approximately 3,400 pounds of cargo. The Company also owns 3 Beechcraft 1900-D aircraft (passenger configuration) and currently leases them on an annual lease basis.

Industry overview.

The package delivery and air cargo business has evolved rapidly over the last two decades, driven by the integration of world markets, the rationalization of corporate supply chains and the implementation of enterprise software and internet-based information technology solutions. The ability to provide time-definite delivery options and transfer information increasingly determines success.  Customer demands for real-time information processing and worldwide distribution and logistics capabilities favor companies with integrated services.

Delivery of packages to a specific destination at a guaranteed time has been the growth engine for the package delivery industry over the past decade. The industry has become increasingly dominated by large integrated carriers such as UPS and FedEx that provide seamless services, including pick-up and delivery, shipment via air and/or road transport and customs clearance. The pace of consolidation in the package delivery industry has increased on a global scale.

Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment.  In particular, government-run post offices have made several recent alliances with and acquisitions of private-sector companies.  Post offices, which still maintain numerous advantages over private-sector companies, create significant challenges for competitors worldwide.

Summary of Financial Information

The following table shows selected summarized financial data for Alpine Air.  The data should be read in conjunction with the financial statements and notes included in the attached Form 10K and 10Q.

STATEMENT OF OPERATIONS DATA:

	For the Consolidated Year Ended October 31, 2010 (Audited)	For the Quarter Ended July 31, 2011 (Unaudited)
Revenues	$ 20,118,724	$ 5,263,422
Cost of Goods Sold	14,149,394	3,806,725
Operating Expenses	1,989,749	625,214
Net Income (Loss)	1,925,637	408,243
Basic Income (Loss) per Share	$.04	$.01
Weighted Average Number of Shares Outstanding	36,267,202	34,416,509
BALANCE SHEET DATA:
	October 31, 2010	July 31, 2011
Total Current Assets	$ 5,331,718	$ 5,685,298
Total Assets	27,783,424	28,254,636
Total Current Liabilities	3,076,093	3,360,631
Working Capital	2,255,625	2,324,667
Stockholders’ Equity	8,011,716	9,036,649

Employees.

Alpine Air has 109 employees, 61 of which are full time, including 10 in administration and 62 in flight operations, which includes 23 pilots.  No employees belong to any labor union or have employment contracts.

Properties

Alpine Air is headquartered in its owned facility located in Provo, Utah.  This facility is on leased property at the Provo Municipal Airport. The hangar consists of approximately 25,000 square feet with attached corporate offices.

We also lease an 11,450 square foot hangar and a separate maintenance facility in Billings, Montana at the Logan International Airport and have permits to lease and use hangar and office space with the State of Hawaii, Department of Transportation.

     Alpine Air operates the following aircraft:

Aircraft Model: All Aircraft are Manufactured by Beechcraft	Number of aircraft	Location	Owned/Note Payable/Capital Lease
99	6	Utah, Montana	Owned
99	6	South Dakota, Montana	Note Payable
1900	5	Montana, Utah, Bahamas	Owned
1900	8	North Dakota, Montana	Note Payable
1900	1	Montana	Capital Lease

     All aircraft are in working condition and alternately either in maintenance or assigned to a scheduled route

Market for Common Stock

Alpine Air's common stock is currently quoted on the National Association of Securities Dealers Electronic Bulletin Board under the symbol "APNX". Set forth below are the high and low closing bid prices for our common stock for each quarter during our two most recent fiscal years.   All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
January 31, 2009	$0.30	$0.10
April 30, 2009	$0.22	$0.15
July 31, 2009	$0.15	$0.08
October 31, 2009	$0.20	$0.16
January 31, 2010	$0.20	$0.085
April 30, 2010	$0.14	$0.082
July 31, 2010	$0.12	$0.07
October 31, 2010	$0.11	$0.05
January 31, 2011	$0.11	$0.064
April 30, 2011	$0.15	$0.09
July 31, 2011	$0.147	$0.091

We cannot guarantee that the present market for our common stock will continue or be maintained, and the resale of "unregistered" and "restricted" shares pursuant to Rule 144 of the Securities and Exchange Commission may substantially reduce the market price of our common stock.

Dividends

We have not paid dividends and do not anticipate paying dividends, in the foreseeable future, following the Transaction.

Directors and Executive Officers.

The members of the Board of Directors of Alpine Air serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.  The following are our directors and executive officers.

Name	Age	Position	Held Position Since
Eugene R. Mallette	62	CEO	1986
Rick C Wood	39	Principal Financial Officer	2010
Max A. Hansen	62	Secretary/Treasurer and Director	1986
Joseph O. Etchart	63	Chairman	2005
Ronald L. Pattison	54	Director	2006

Eugene R. Mallette began his career with Alpine Aviation in 1979 as its Sales Manager, and then became General Manager later in 1979.  He became Chief Executive Officer and Director upon acquiring Alpine Aviation in 1986.  Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor.  He received a B.A. in Business Administration from Carroll College in 1971.  Mr. Mallette holds a commercial pilot's license and maintains his proficiency.  He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce and was named CEO of the Year for Small Public Companies in Utah in 2008.

Rick C. Wood was named the Principal Financial Officer of Alpine Air in January 2010 after serving as the Senior Accountant and Accounting Manager since February 2006.  He received a Bachelor of Science degree in Accounting from the University of Utah and has served in various accounting capacities for the last ten years. He is currently pursuing a Masters of Accountancy degree from the University of Phoenix in preparation for the CPA exam.  Prior to coming to Alpine Air, he worked as the controller of a local computer company where he began as an Accounting Clerk and Sales Consultant. Prior to his Accounting career, Mr. Wood had a successful sales career with CompUSA, Gateway Computers, American Express, and Qwest Communications. He currently volunteers at his local church tracking donations and expenses.

Max A. Hansen has been an Alpine Air Director since 1986 and legal advisor to the company since 1979.  He has been practicing law since 1976 and has owned his own firm, Max A. Hansen & Associates, P.C. since 1980.  He is licensed to practice law in Montana, Utah, and California and is admitted to practice before those state courts, the Federal courts of Montana and Utah, and the U.S. Supreme Court. Mr. Hansen provides legal services to Alpine Air as General Counsel.  He is a Past President of the State Bar of Montana and served for many years as the Montana Delegate to the American Bar Association House of Delegates. Mr. Hansen has received distinguished service awards from the State Bar of Montana and the Montana Supreme Court for his work on behalf of the legal system. He is a former member of the American Bar Association Standing Committee on the Federal Judiciary and is still a member of the Sales, Exchanges & Basis Committee of the ABA Tax Section. Mr. Hansen is also President and CEO of American Equity Exchange, Inc., a company which assists taxpayers with Section 1031 tax-deferred property exchanges nationwide. He is a Past President and sits on the Board of the Federation of Exchange Accommodators and holds a designation as a Certified Exchange Specialist (CES). Mr. Hansen received his law degree from the University of San Diego School of Law in 1976, where he was a member of the Law Review.  He received a BA in Political Science from Carroll College in 1971.

Joseph O. Etchart has been a member of our Board of Directors since April, 2002.  He formerly served as Alpine Air's Director of Public and Investor Relations.  He is also the President and CEO of Hinsdale Land Company, a real estate and agricultural enterprise in Montana.  Since 1985, Mr. Etchart has served on the Board of Directors, and is a former Chairman of the Board, of Montana Livestock Ag Credit, an agricultural lending institution in the Pacific Northwest. He served two terms as President of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production.  In addition, Mr. Etchart has held numerous civic, political and appointed posts, including Campaign Finance Chairman during the first successful election of Montana Governor Marc Racicot.  Mr. Etchart received a Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

Ronald L. Pattison received his CPA Certificate in August of 1984 after graduating with a B.A. in Business Administration, specializing in Accounting. Ron has specialized in the design and administration of defined contribution plans, but also has a working knowledge of the requirements for defined benefit plans. He was the manager of the Defined Contribution practice group in the Albuquerque, New Mexico office of a national consulting firm. Ron left that practice in December of 1990 to start Pattison Pension Specialists, Inc., where he is currently a principal.

    Except as indicated below, to the knowledge of management, during the past 10 years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

     (1) filed a petition under the Federal bankruptcy laws or any state insolvency laws or was a general partner or executive officer of any business entity that filed any bankruptcy petition or for which a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities:

(i)  acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type or business practice; or\

 (iii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of Item 401 of Regulation S-K promulgated by the SEC, or to be associated with persons engaged in any such activity;

     (5)  was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(7)  was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)  any Federal or State securities or commodities law or regulation; or

(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  (8)   was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following tables set forth certain summary information concerning the compensation paid or accrued for each of Alpine Air's last three completed fiscal years to Alpine Air or its principal subsidiary Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 31, 2010, the end of Alpine Air's last completed fiscal year).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Eugene R. Mallette CEO	10/31/10 10/31/09 10/31/08	94,309 98,520 97,529	400 1,101 541	0 0 0	0 0 534	0 0 0	0 0 0	2,853 7,798 25,107	97,562 107,419 123,711
Bill Distefano, General Manager	10/31/10 10/31/09 10/31/08	135,361 133,042 138,986	83,519 78,938 66,368	0 0 0	0 0 534	0 0 0	0 0 0	2,217 11,685 6,942	221,097 226,665 212,830
Rick C. Wood, PFO	10/31/10 10/31/09 10/31/08	50,087 51,402 48,708	400 800 1,088	0 0 0	0 0 534	0 0 0	0 0 0	342 1,566 1,341	50,829 53,768 51,671

      Options/SAR Grants.

     During the year ended October 31, 2008 Alpine Air issued options to purchase 5,000 shares each to the CEO, Eugene Mallette, the General Manager, Bill Distefano, and the Principal Financial Officer, Rick Wood. These were issued as part of the same option grant offered to all full-time employees in July of 2008.

     There were no options to purchase shares issued during 2009 and 2010.

     Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

     No stock options or SARs were exercised during the fiscal year ended October 31, 2010 and 2009.

     Pension Table.

      None.

     Compensation of Directors.

     During the fiscal year ended October 31, 2010, no stock options were issued to any director. Board of Directors fees were $4,000 per quarter for services rendered.

     During the fiscal year ended October 31, 2009, no stock options were issued to any director. Board of Directors fees were $4,500 per quarter for services rendered.

     During the fiscal year ended October 31, 2008, each director was issued stock options to acquire 10,000 shares of common stock. These options have a two year restriction and an exercise price of $0.30 per share.

     Termination of Employment and Change of Control Arrangement.

     There are no compensatory plans or arrangements, including payments to be received from Alpine Air, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with Alpine

Air or its subsidiaries, or any change in control of Alpine Air, or a change in the person's responsibilities following a change in control of Alpine Air.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of Alpine Air's common stock as of July 20, 2011 by each person known by Alpine Air to be the beneficial owner of more than 5% of the 34,370,857 outstanding shares of common stock and each of Alpine Air's directors and executive officers.  All percentages after the transactions assume, for purposes of this table, 34,045,251 shares outstanding following the Transactions.  The total shares outstanding after the Transaction may differ depending on the number of fractional shares purchased.

Name and Address of Principal Stockholders	Common Stock	Percentage	Percentage After Transaction
Eugene R. Mallette 1177 Alpine Air Way Provo, Utah 84601	27,729,465(1)	80.68%	81.4%

Officers and Directors
Eugene R. Mallette, CEO and Director	27,729,465(1)	80.68%	81.4%
Max Hansen, Secretary/Treasurer, Director	11,874	Less than 1%	Less than 1%
Joseph O. Etchart, Director	17,445	Less than 1%	Less than 1%
Ronald L. Pattison, Director (2)	501,828	1.46%	1.47%
Bill Distefano, General Manger	1,130,560	3.29%	3.32%
All officers and directors as a group (5 persons)	29,391,172	85.4%	86.33%

(1)

15,000 of these shares are in the name of Mary Lou Mallette, Mr. Mallette’s wife.

(2)

Includes 18,000 shares held by Mr. Pattison’s wife and 37,800 shares held indirectly in Pattison Pension Specialist Inc. Retirement Trust and 36,930 held in Ronald Lyman Pattison Trustee 01/01/91 FBO Lyman Pattison Trust.

Unless otherwise noted above, Alpine Air believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Stock Purchases

In January 2011, Alpine Air purchased 70,660 shares from our general manager, at $0.08 per share.  On February 24, 2011, Alpine Air purchased 1,512,964 shares from a stockholder at $0.10 per share in a privately negotiated transaction.  Additionally, in May 2011, we acquired 105,000 shares from a stockholder for $0.10 per share which were the market prices at the time of the purchase.  Additionally, one of our directors, Ronald L. Pattison, acquired 356,298 shares from a stockholder for a purchase price of $0.10 per share in March 2011.

VOTING INFORMATION

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the Transaction.

Shareholder Approval

We are not soliciting any votes with regard to the Transaction.  The principal shareholder, Eugene Mallette, is consenting to the Transaction and holds 80.68% or 27,729,465 of the total issued and outstanding shares of voting stock and accordingly, this principal shareholder has sufficient shares to approve the Transaction.  Other directors had voted, as stockholders, for the transaction but have withdrawn their consent/vote when it was decided their votes were not needed and only Eugene Mallette consented/voted as a stockholder, on the transaction given his voting percentage is sufficient to approve the Transaction.  Given Mr. Mallette’s voting for the Transaction, management did not feel the extra expense of a stockholder meeting was warranted and decided to obtain only a written consent of stockholders to approve the Transaction instead of having a stockholders meeting.  The Transaction will be effective approximately twenty days from the date of mailing of this Information Statement.

Effectiveness of the Transaction

We anticipate that the Transaction will be effected as soon as possible after the appropriate notice periods , twenty days from the date of mailing of this Information Statement, have expired.  Following the effective date of the Transaction, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to exchange their share certificates and receive the cash payments.  Those stockholders entitled to a cash payment should not turn in their share certificates at this time.

Dissenters and Appraisal Rights

 No dissenters’ rights or other rights of appraisal are available to any stockholder under either the Delaware General Corporate Law or our Certificate of Incorporation.

Access Rights

We have made no provision in connection with the Transaction to grant our unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services at our expense.

Online Material

This information material is also available at www.colonialstock.com/AlpineAir.  Additionally, the information contained in this information statement and our Schedule 13e-3 are available at the SEC web site at www.SEC.gov under the edgar information.

Stockholder Proposals

No proposals have been submitted by stockholders of the Company for consideration.  It is anticipated that the next Annual Meeting of stockholders will be held during June 2012.  Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on February 28, 2012, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Stockholders Sharing the Same Last Name and Address

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and Information Statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request by mail to Alpine Air, at 1177 Alpine Air Way, Provo, Utah 84601. We will promptly send additional copies of the annual report and/or Information Statement upon receipt of such request. You may also contact us if you received multiple copies and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Alpine Air stock at two different brokerage firms, your household will receive two copies of our materials—one from each brokerage firm.

By Order of the Board of Directors,

Eugene Mallette

Chief Executive Officer

Dated: ________, 2011

Provo, Utah

HOULIHAN VALUATION ADVISORS®

Valuation & Capital Consultants

July 22, 2011

Special Committee of the Board of Directors

Alpine Air Express, Inc.

1177 Alpine Air Way

Provo, UT 84601

Dear Members of the Special Committee:

We understand that a transaction is contemplated whereby Alpine Air Express, Inc. (“Alpine” or “the Company”) plans to effect a one-for-two thousand reverse stock split (“Reverse Stock Split”) of its issued and outstanding shares of common stock followed by a purchase of a fractional shares created by such Reverse Stock Split and after purchase of the fractional shares, a two thousand-for-one forward stock split (“Forward Stock Split”) of the issued and outstanding shares of common stock (collectively the Reverse Stock Split, purchase of fraction shares and Forward Stock Split are referred to herein as the “Transaction”). Houlihan Valuation Advisors (“HVA” or “We”) prepared a valuation of Alpine as of March 31, 2010, dated May 25, 2011, that provided a fair value estimate (controlling interest basis) of the Company’s common stock of $0.15457.

Our opinion (the "Opinion") has been requested as to the fairness of the consideration to be received by the unaffiliated non-continuing shareholders of Alpine for their shares of common stock to be cashed out as a result of the reverse stock split from a financial point of view to such unaffiliated non-continuing shareholders and to the unaffiliated continuing shareholders of Alpine.  We have previously provided a valuation report. This Opinion is to focus on whether the price set forth in the prior valuation report will have changed. The fundamental question now at hand is whether the Company’s value has maintained itself at the March 31, 2011 level.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

  1.

Reviewed unaudited Company-prepared financial statements for the six-month periods ended April 30, 2010 and 2011, which the Company has identified as the most recent published financial statements available;

  2.

Reviewed available data on publicly traded companies in the Company's industry;

  3.

Calculated estimates of value using trailing twelve month revenue, EBITDA, net income and book value multiples;

4.

Searched Pratt StatsTM, Mergerstat/Shannon Pratt’s Control Premium StudyTM, and Public CompanyTM databases for recent private equity transactions;

5.

Reviewed transaction documentation including the July 20, 2011 draft of the Report of the Special Committee of the Board of Directors with respect to the Transaction.

6.

Considered the general trends of the economy and air freight industry; and

7.

Had telephone conversations with representatives of the Company, conducted due diligence discussions and reviewed an updated adjusted balance sheet.

We have relied upon management’s representations and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the future results and financial condition of the Company.  We have further assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it.  We have not made any physical inspection other than the initial due diligence visit or independent appraisal of any of the properties or assets of the Company.  Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

General Findings

The outlook and the valuation of Alpine have improved since March 31, 2011 based on the improved Trailing Twelve-Month income statement and balance sheet. The table below shows the improvement and percentage change in revenue, EBITDA, adjusted net earnings, and the capitalized estimate of value:

	TTM March 31, 2011	TTM April 30, 2011	Percent Change
Revenue	$ 20,508,431	$ 20,583,423	0.4%
EDITDA	$ 7,293,065	$ 7,477,417	2.5%
Adjusted Earnings	$ 1,927,420	$ 2,027,304	5.2%
Capitalized Estimate of Value	$ 6,365,639	$ 7,044,652	10.7%

Shares Outstanding	34,475,857	34,370,857	(0.3%)

Alpine Air Express,, Inc. – July, 22, 2011 Opinion

In addition, the average 90 day trading history of Alpine (APNX) increased from $0.1088 per share to $0.1147 per share. However, HVA rounded the 90-day average to the nearest cent ($0.11) in both cases, therefore this indicator of value has not changed in terms of the per share estimate of value. In addition, the number of shares issued and outstanding has decreased by 105,000, resulting in a decrease in this approach’s estimate of value of $13,721. Consequently, the overall fair value estimate decreased by $3,000 from $5,668,000 to $5,665,000; when this new fair value estimate is divided by the new lower number of shares outstanding, the fair value estimate of Alpine common stock increased slightly.  There were no additional arms length transactions that we identified, so the transaction approach’s estimate of value is unchanged from the March 31, 2011 report.  Finally, we consider the general economy and air freight industry outlook to be unchanged from their states as of on March 31, 2011.

Conclusion

Based on the foregoing, and in reliance thereon, it is our opinion that the fair value of the Company Stock to be repurchased by the Company has increased to $0.16482 per share from $0.15457 per share as of the date of this letter based upon 34,370,857 shares issued and outstanding as of that date. As such, based on the foregoing updated price of $0.16482, it is our opinion that the consideration, $0.16482 per share, to be received by the unaffiliated non-continuing shareholders of Alpine for their shares of common stock to be cashed out as a result of the reverse stock split is fair from a financial point of view to such unaffiliated non-continuing shareholders and unaffiliated continuing shareholders of Alpine as of the date hereof.

This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS

/s/Richard Miranda

Ricardo Miranda, ASA

PRINCIPAL

Alpine Air Express,, Inc. – July, 22, 2011 Opinion

FAIRNESS OPINION

Alpine Air Express, Inc.

As of

July 22, 2011

Prepared by

HOULIHAN VALUATION ADVISORS

4525 Wasatch Blvd, Suite 333

Salt Lake City, UT 84124

Tel: (801) 322-3300; FAX: (801) 277-0100

July 22, 2011

July 22, 2011

Special Committee of the Board of Directors

Alpine Air Express, Inc.

1177 Alpine Air Way

Provo, UT 84601

Re: Fairness Opinion – Repurchasing fractional shares following a reverse stock split from

Minority Shareholders.

Dear Sirs:

Houlihan Valuation Advisors (“HVA”) understands a transaction is contemplated whereby Alpine Air Express, Inc. (“Alpine” or “the Company”) plans to effect a one-for-two thousand reverse stock split (“Reverse Stock Split”) of its issued and outstanding shares of common stock followed by a purchase of a fractional shares created by such Reverse Stock Split and after purchase of the fractional shares, effect a two thousand-for-one forward stock split (“Forward Stock Split”) of the issued and outstanding shares of common stock (collectively the Reverse Stock Split, purchase of fraction shares and Forward Stock Split are referred to herein as the “Transaction”).  As part of the Transaction, no fractional shares will be issued and all owners of fractional interests will have their shares purchased by the Company at a predetermined price per share. The purchase of the fractional interest is considered to be minority interests in Alpine’s common stock. Those shareholders who will have their shares of Alpine purchased (“unaffiliated non-continuing stockholders”) will receive cash in exchange for their fractional interests.

HVA has been retained by the Special Committee of Board of Directors (“the Special Committee”) to render a written opinion (the "Opinion") as to the fairness of the Transaction to the unaffiliated non-continuing shareholders and the unaffiliated continuing shareholders of Alpine from a financial point of view. The Opinion is as of July 22, 2011 and is valid as of that date.

The Transaction

It is contemplated that a reverse split will be executed by the Company in the third quarter of 2011 in connection with a proposed Amendment to Alpine’s Articles of Incorporation (“the Amendment”). The holder of the majority of the issued and outstanding shares of the Company’s common stock is Eugene Mallette (“the Principal Shareholder”) who currently controls approximately 80.43 percent of Alpine’s common stock. The Principal Shareholder has indicated that he will approve the amendment by written consent.

Alpine had approximately 701 shareholders of record holding an aggregate of 34,370,857 shares of common stock as of June 19, 2011. Pursuant to the Transaction, the Company will effectuate a one-for-two thousand reverse stock split whereby the Company resulting in approximately 17,185 shares issued and outstanding, and will redeem all fractional interests from the redeemed shareholders, estimated to be 325,606 whole shares, at a cost of $53,666 or $0.16482 per share.  Finally, a two thousand-for-one forward split will occur increasing the number of shares issued and outstanding to 34,045,251.

After the Transaction, the Company will have approximately 244 shareholders of record holding 34,045,251 shares of common stock. The Principal Shareholder will control 81.45 percent of the Company’s stock, while the directors and officers of the Company will control 86.22 percent of Alpine’s stock.

Background

Alpine is a small, thinly traded public company. The directors and officers of the Company as a group currently own and/or control 85.40 percent or 29,354,242 of the 34,370,857 issued and outstanding shares of the Company’s common stock. Of that, Eugene Mallette (CEO and Director) owns 80.68 percent of the Company’s common stock.

Since the enactment of the Sarbanes-Oxley Act, the Company has incurred costs associated with reporting requirements that it deems to be greater than the benefit the Company receives by being a reporting company. Therefore, Alpine has made a decision to reduce the number of shareholders, cease to be a reporting company and de-list its stock from the over-the-counter marketplace.

Alpine Air Express, Inc.

Alpine Air Express, Inc. is a Delaware corporation engaged in the air cargo transport business through its wholly owned subsidiary Alpine Aviation, Inc. ("Alpine Aviation"), which is a Utah corporation. Alpine Aviation was organized in the state of Utah on October 7, 1975, and has been operated by the same management since 1986.

Alpine Aviation is an air cargo operator transporting mail packages and other time-sensitive cargo to 19 cities in the western region of the mainland United States. Alpine Aviation began its operations in 1972 with the intent of being a regional charter service and cargo carrier. After present management acquired control in 1986, Alpine Aviation shifted its focus from chartered passenger services to the air cargo services.

Alpine Air Express, Inc. was formed in April, 1994, under the name Riverside Ventures, Inc. Prior to its acquisition of Alpine Aviation in June 2000 Alpine Air had no business operations and was actively looking for a business with which to merge or acquire in an effort to create value for its shareholders. On June 12, 2000, Alpine Air, under its former name, entered into an agreement and plan of reorganization with Alpine Aviation, pursuant to which Alpine Air acquired all of the outstanding shares of Alpine Aviation. Pursuant to the terms of the reorganization, Alpine Air Express issued 9,895,000 shares of its common stock to the stockholders of Alpine Aviation in exchange for all of the issued and outstanding shares of Alpine Aviation. As a result of the reorganization, Alpine Aviation became a wholly owned subsidiary of Alpine Air. As a further result of the reorganization, the management of Alpine Aviation assumed control over Riverside Ventures, Inc. and changed the company's name to the current name of Alpine Air Express, Inc.

The reorganization has been treated as a reverse merger, with Alpine Aviation as the surviving entity for accounting purposes, and Alpine Air the surviving entity for corporate operating and branding purposes.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

Alpine is headquartered in its owned facility located at 1177 Alpine Air Way in Provo, Utah. This facility is on leased property at the Provo Municipal Airport. The hangar consists of a 21,000 square foot building owned by Alpine Air. In addition, the Company leases approximately 14,000 square feet of facilities in Billings, Montana at the Logan International Airport. The facilities are comprised of 1,755 square feet of office space, 8,645 square feet of hangar, and 3,630 square feet for ground support.

As of the June 18, 2011, Alpine had 109 employees with 61 being full-time including: 10 administrative employees, and 62 in flight operations of which 23 are pilots. None of the Company’s employees belong to a labor union or have employment contracts.

HVA Review and Analysis

In delivering this opinion, HVA has reviewed, among others, the following:

•

Riverside Ventures, Inc.—Certificate of Incorporation;

•

Riverside Ventures, Inc.—By-Laws;

•

Alpine Air Express, Inc.—Certificate of Amendment for name change dated 07/05/2000;

•

Alpine Air Express, Inc.—Certificate of Amendment dated 12/21/2005 changing number of authorized shares of common and preferred stock;

•

Alpine Air Express, Inc.—Summary from Delaware Secretary of State summarizing all documents filed as of 01/06/2000;

•

Alpine Aviation, Inc.—U.S. FAA Air Carrier Certificate dated August 1, 1979;

•

Alpine Air Express, Inc. Report to the Special Committee of the Board of Directors  dated July 21, 2011;

•

Alpine Air Express, Inc. Draft Schedule 14A Information Statement of July 21, 2011, July 20, 2011, July 12, 2011 and of June 24, 2011;

•

Alpine Air Express, Inc. Draft Schedule 13E-3 Transaction Statement of July 20, 2011, July 12, 2011 and of June 30, 2011;

•

Alpine Air Express, Inc. Audited financial statements for the fiscal years ended October 31, 2010, 2009, 2008, 2007 and 2006;

•

Alpine Air Express, Inc. internally generated income statements (unaudited) for the six-month periods ended April 30, 2011 and 2010; and five-month periods ended March 31, 2011 and 2010;

•

Alpine Air Express, Inc. internally generated balance sheet (unaudited) as of March 31, 2011;

•

Alpine Air Express, Inc. Form 10-K for the year ended October 31, 2010, filed January 26, 2011;

•

Alpine Air Express, Inc. Form 10-K/A for the year ended October 31, 2009, filed October  12, 2010;

•

Alpine Air Express, Inc. Form 10-K/A for the year ended October 31, 2008, filed January 28, 2009;

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

•

Alpine Air Express, Inc. Form 10-KSB for the year ended October 31, 2007, filed January 29, 2008;

•

Alpine Air Express, Inc. Form 10-KSB/A-1 for the year ended October 31, 2006, filed May 23, 2007;

•

Alpine Air Express, Inc. Form 10-Q for the quarter ended April 30, 2011, filed June 13, 2011;

•

Alpine Air Express, Inc. Form 10-Q for the quarter ended April 30, 2010, filed June 14, 2010;

•

Alpine fixed asset schedule as of 3/31/11;

•

Research on the Air Freight Industry including: IBISWorld Global Logistics – Air Freight; December 2010;

•

The Stock Purchase Agreement and related documents between SCS Inc. and Alpine Air Express, Inc. dated February 24, 2011;

•

Key Value Data, National Economic Report, January 2011;

•

Annual Statement Studies 2010-2011. RMA;

•

SBBI Valuation Edition 2011. IbbotsonAssociates;

•

Reviewed Alpine’s capitalization table as of July 19, 2011 and a pro forma capitalization post Transaction prepared by the Company;

•

Pratt StatsTM, Mergerstat/Shannon Pratt’s Control Premium StudyTM, and Mergerstat’s databases; and

•

Information available on Alpine’s web site pertaining to company background information and services (www.alpine-air.com).

In addition to a review of the above-described documents, the following analytical procedures, among others, were conducted in arriving at our Opinion:

•

HVA traveled to Provo, UT in April of 2011 and met with representatives of Alpine and conducted discussions regarding matters pertinent to our analysis. Subsequent to the site visit, numerous phone conversations were held between HVA and Alpine and its agents.  During the site visit and telephone conversations, inquiries were made of certain officers of Alpine who have senior responsibility for operating matters regarding: (i) the operations, financial condition, future prospects and projected operations and performance of Alpine; (ii) whether management is aware of any events or conditions which might cause any of the assumptions set forth in this Opinion to be incorrect; and (iii) whether management is aware of any material change in Alpine’s assets, financial condition or business outlook since October 31, 2010, the date of the Alpine’s most recent audit or April 30, 2011, the date of the Company’s most recent internally generated financial statements;

•

Prepared a valuation of Alpine as of March 31, 2011, dated May 25, 2011;

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

•

Prepared a letter of update to the March 31, 2011 valuation for the Special Committee of the Board of Directors dated July 21, 2011, updating the relevant analyses and providing a current fair value estimate of Alpine;

•

Generally recognized financial analysis and valuation procedures were undertaken to ascertain fair market value ranges of Alpine. The analyses included the public guideline company method (market approach), the comparable company transaction analysis (market approach), hypothetical liquidation analysis (cost approach), single period capitalization of future earnings (income approach), recent transaction analysis (transaction approach) and recent trading history analysis of Alpine’s stock (transaction approach). This guideline company data was provided SEC Forms 10K and 10Q, and other information from YahooFinance; comparable company transaction data was provided by Factset/Mergerstat and PrattStatts databases; data on the recent transactions in Alpine’s stock was provided by Company management; hypothetical liquidation data was provided by Company management, and the recent trading history was provided by the market and presented on google’s finance page;

•

Reviewed and analyzed publicly available transaction data for the air cargo and logistics industries;

•

Public market data for comparable companies was reviewed and analyzed relative to market valuation ratios and multiples;

•

A review and analysis of private market data for comparable companies relative to market valuation ratios and multiples was conducted;

•

Reviewed the air cargo and logistics industries and the outlook for the two segments;

•

Reviewed the general economic outlook of the US economy, and capital markets; and

•

Performed such other analyses and reviewed and analyzed such other information as HVA deemed appropriate.

HVA Valuation as of March 31, 2011

Prior to preparing this Opinion, HVA conducted a valuation of Alpine as of March 31, 2011.  In our analysis, HVA looked at Alpine as a going concern and on an orderly liquidation basis. When the various valuation approaches associated with a going concern were analyzed and compared to the estimate of value derived from a hypothetical liquidation, the value estimate derived from a hypothetical liquidation was lower. Therefore, the final estimate of value was based upon approaches associated with a going concern. However, that conclusion of value was only slightly higher than the orderly liquidation approach.

This same methodology was followed in analyzing the proposed transaction and the conclusion reached was similar; that the estimate of value on a hypothetical liquidation basis was lower than the estimate of value derived by methodology pertaining to a going concern.

A letter of update to the March 31, 2011 valuation was provided to the Special Committee of the Board of Directors in which HVA updated the relevant analyses relied upon to provide a current estimate of the fair value of Alpine’s common equity. The letter was dated July 21, 2011.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

Other Considerations

In conducting our analysis and rendering the Opinion as expressed herein, we have taken into account general economic, monetary, political, market and other conditions as well as our experience in connection with similar transactions and securities valuation generally. The Opinion is based upon all such conditions as they exist currently and can be evaluated on the date hereof. Existing conditions are subject to rapid and unpredictable changes and such changes could impact the Opinion.

In rendering this opinion, HVA did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning Alpine furnished to it by Alpine. HVA has assumed that all such information is accurate and complete. HVA has further relied on assurances of management of Alpine that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

With respect to financial forecasts or expressions of future financial performance provided to HVA by Alpine management, HVA has assumed, for the purposes of this opinion, that the forecasts and future expectations have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of Alpine. We have relied upon the assurances of the management of the Company that it is unaware of any facts that would make the information or projections provided to us incomplete or misleading. We are unaware of and have not received any information that would lead us to believe that it was unreasonable to utilize the aforementioned projections as part of our analysis related to the Opinion. However, we assume no responsibility for the projections or the assumptions relating to them.

Company management has represented to HVA that there has been no material change in Alpine’s assets, financial condition, results of operations, business or prospects since either (i) October 31, 2010, the date of Alpine’s most recent audited financials or (ii) April 30, 2011, the date of the most recent internally generated financial statements. HVA’s conclusions and opinion are necessarily based upon these financial statements as well as economic, market and other conditions and the information made available to HVA as of the date of this Opinion. Should any of this data change or not be accurately presented, this could have a material effect on HVA’s Opinion and conclusion. HVA expresses no opinion on matters of legal, regulatory, tax or accounting nature related to the Transaction.

We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the capital stock or assets of Alpine. Furthermore, we have not negotiated the Transaction or advised you with respect to alternatives to it.

Summary of HVA’s Analysis

HVA performed a number of analyses to determine a range of value for Alpine. Among others, the analyses included:

Review of Company Operating Results

Revenue during the period 2006-10 remained fairly constant after minor fluctuations in FY2007 and FY2008.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

	2006	2007	2008	2009	2010	5 Year Average
Revenue	20,156,657	18,380,301	19,840,376	20,464,409	20,118,724	19,792,093
Growth	--	(8.8%)	7.9%	3.1%	(1.7%)	(0.0%)

Cost of revenue fluctuated in gross amounts each year reflecting a slight decrease from FY2006 to FY2010, resulting in a compound annual growth rate of (2.7 percent). Cost of revenue as a percent of revenue ranged from 67.8 percent in FY 2007 to 82.6 percent in 2008, averaging 75.2 percent for the period. The table below illustrates how Alpine Air’s cost of revenue as a percent of revenue fluctuated over the period and provides growth rates.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Cost of Revenue	15,768,378	12,468,243	16,378,631	15,733,309	14,149,394	14,899,591
Cost Margin	78.2%	67.8%	82.6%	76.9%	70.3%	75.2%
Growth Rate	--	(20.9%)	31.4%	(3.9%)	(10.1%)	(2.7%)

The resulting gross profit fluctuated over the period between $3.5 million and $6.0 million. In relative terms, gross margin fluctuated between 17.4 percent in FY2008 and 32.2 percent in FY20007, averaging 24.8 percent for the FY2006-10 period. Gross profit increased at a CAGR of 8.0 percent over the period. The fluctuation in gross margin that occurs in FY2007 and FY2008 corresponds to relative fluctuations in cost of revenue that occurred; FY2007 being relatively lower in cost of revenue and FY2008 being relatively higher in cost than typical.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Gross Profit	4,388,279	5,912,058	3,461,745	4,731,100	5,969,330	4,892,502
Gross Margin	21.8%	32.2%	17.4%	23.1%	29.7%	24.8%
Growth Rate	--	34.7%	(41.4%)	36.7%	26.2%	8.0%

Operating expenses fluctuated over the over the period exhibiting an increasing trend. Operating expenses increased at a CAGR of 6.4 percent as the table below illustrates.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Operating Expenses	1,551,211	1,813,018	1,525,241	2,180,645	1,989,749	1,811,973
Expense Margin	7.7%	9.9%	7.7%	10.7%	9.9%	9.2%
Growth Rate	--	16.9%	(15.9%)	43.0%	(8.8%)	6.4%

The Company realized operating income in each year examined ranging from $1.9 million in FY2008 to $4.1 million in FY2007, averaging $3.1 million for the period. Operating income increased at a CAGR of 8.8 percent. The drop in FY2008 is the result of a spike in cost of revenue. Likewise the high in FY2007 is a consequence of lower than normal cost of revenue. Alpine Air’s operating margin fluctuated significantly from year to year, averaging 15.7 percent for the period.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

	2006	2007	2008	2009	2010	’06 – ’10 Average
Operating Income	2,837,068	4,099,040	1,936,504	2,550,455	3,979,581	3,080,530
Operating Margin	14.1%	22.3%	9.8%	12.5%	19.8%	15.7%
Growth Rate	--	44.5%	(52.8%)	31.7%	56.0%	8.8%

Other Income (Expenses) was negative in each year examined and generally exhibited an increasing trend the deficit increased from 2006 to 2010 at a CAGR of 62.6 percent. The two largest components of the category are interest expense which is partially offset by the gain on sale of assets.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Other Income (Expense)	(68,473)	(180,856)	(125,391)	(921,444)	(478,944)	(355,022)
Other Margin	(0.3%)	(1.0%)	(0.6%)	(4.5%)	(2.4%)	(1.8%)
Growth Rate	--	164.1%	(30.7%)	634.9%	(48.0%)	62.6%

The Company recognized net income in each of the five years examined. Net margin ranged from a low of 5.5 percent in 2009 to a high of 17.2 percent in 2007, averaging 9.5 percent for the five years. The CAGR for Alpine Air’s net income was 3.0 percent for the period.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Net Income	1,711,215	3,156,548	1,376,301	1,120,011	1,925,637	1,857,942
Net Margin	8.5%	17.2%	6.9%	5.5%	9.6%	9.5%
Growth Rate	--	84.5%	(56.4%)	(18.6%)	71.9%	3.0%

HVA made the following adjustment to net income: gains from the sale of assets were subtracted. This has been done to get a sense of the Company’s earning capacity without non-operating items or extraordinary income or charges. The Company’s adjusted net income, adjusted net margin and growth rate are presented below.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Adjusted Net Income	1,346,741	2,182,565	813,124	1,009,424	1,905,509	1,451,473
Adjusted Net Margin	6.7%	11.9%	4.1%	4.9%	9.5%	7.4%
Growth Rate	--	62.1%	(62.7%)	24.1%	88.8%	9.1%

Profitability

Alpine Air’s profitability as measured by return on assets and return on equity, both adjusted and not adjusted, was relatively stable from over the period with the exception of 2007 when cost of revenue experienced a significant decrease resulting in higher profits.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

	2006	2007	2008	2009	2010	’06 – ’10 Average
Return on Assets	7.5%	13.4%	5.4%	4.2%	6.9%	7.5%
Adjusted Return on Assets	5.9%	9.2%	3.2%	3.8%	6.9%	5.8%

Return on Equity	43.2%	50.8%	23.2%	17.1%	24.0%	31.7%
Adjusted Return on Equity	34.0%	35.1%	13.7%	15.4%	23.8%	24.4%

EBITDA

The Company’s adjusted EBITDA ranged from $4.0 million in 2008 to $7.3 million in 2010, averaging $5.6 million. On a relative basis, the EBITDA margin fluctuated between 20.2 percent and 36.3 percent, while averaging 28.1 percent. Alpine Air’s EBITDA CAGR was 11.2 percent for the five years examined.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Adjusted EBITDA	4,779,922	5,985,533	4,015,698	5,689,830	7,309,006	5,555,998
Adj. EBITDA Margin	23.7%	32.6%	20.2%	27.8%	36.3%	28.1%
Growth Rate	--	25.2%	(32.9%)	41.7%	28.5%	11.2%

Turnover Ratios

Turnover ratios measure the efficiency of the Company’s operations by expressing the relationship of one financial item to another. For example, the total asset turnover ratio is express as sales/total assets, which tells the reader how effectively Alpine Air’s assets create revenue; the greater the ratio, the more efficiently the firm’s assets are utilized. The table below presents several turnover ratios that are typically used in financial analysis.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Sales/Receivables (x)	11.1	9.2	8.8	13.9	12.6	11.1
Sales/Net Fixed Assets (x)	1.2	1.1	1.0	1.0	0.9	1.0
Sales/Total Assets (x)	0.9	0.8	0.8	0.8	0.7	0.8
Cost of Revenue/Inventory (x)	11.1	9.0	9.1	8.5	7.4	9.0

Financial Risk & Liquidity

Alpine Air’s leverage was significant over the period, the largest component of debt being long-term debt related to aircraft financing. Overall, the Company was more leveraged than its industry group peers (discussed in the following pages) but as the table below shows, was not cause for alarm.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Total Debt/Total Assets	30.0%	30.6%	38.5%	36.7%	30.8%	33.3%
Long-Term Debt/Equity	135.5%	96.1%	131.9%	116.5%	90.9%	114.2%
Total Liabilities/Total Assets	49.5%	38.6%	46.9%	47.3%	44.3%	45.3%

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

The Company's liquidity, as measured by the current ratio and quick ratio, remained relatively stable and demonstrated that its current assets were sufficient to meet its current liabilities. Alpine Air’s interest coverage ratio, an indicator of the Company’s debt servicing capability, was relatively strong over the five years.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Current Ratio	1.2	1.8	1.5	1.2	1.7	1.5
Quick Ratio	0.6	1.1	0.7	0.6	0.9	0.8
Interest Coverage	4.2	6.6	2.9	3.0	4.3	4.2

In summary, the Company’s performance was relatively stable and profitable over the period. The Company does carry significant debt, which is not unusual in this industry, but is not overly leveraged in HVA’s opinion. This is supported by the three financial indicators in the “Financial Risk and Liquidity” section above that indicate the ability for the Company’s total assets to cover its total debt and total liabilities. Likewise,its current and quick ratios indicate that the Company’s liquidity is acceptable with current assets being able to cover current liabilities 1.5 times. Alpine Air’s interest coverage ratio shows that the Company has the ability to cover its debt financing obligations by a factor of 4.2 times. This analysis gives HVA comfort that the Company’s estimate of value and our opinion as to the fairness of the proposed transaction is supported by Alpine’s operations.

Guideline Company Analysis

This market value approach attempts to determine the value of Alpine by comparing it with other comparable firms or guideline companies traded in active, public markets.  This is accomplished by determining a comparative price-earnings ratio, which is the ratio of the market price of a share of stock to the earnings per share; a comparative price to revenue ratio, which is the ratio of the market price of a share of stock to the dollar sales per share; a comparative price to book ratio, which is the ratio of the market price of a share of stock to the book value per share; and a comparative market value of invested capital (MVIC) to earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio.  This reflects the market value of equity plus the market value of interest bearing debt per dollar of earnings before interest, taxes, depreciation and amortization. Appropriate ratios for Alpine can be determined by comparing the firm with others in the same industry and, from its relative standing in the industry, inferring market value ratios based on ratios in the industry.

Ideally, market value ratios for the Company should be inferred from ratios of similar firms whose stocks are traded actively in public markets. Unfortunately, many air cargo companies with operations similar to the Company are small, closely-held businesses for which no market value has been established. Since these companies are not publicly traded, it is impossible to use them as a basis for making inferences regarding the market value of Alpine. Therefore, a group of larger publicly traded companies has been selected as being representative of the industry in which the Company operates. Data was provided from SEC Form 10K and 10Q filings, and from Yahoo! Finance.com.  Exhibit 1

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

presents the names and brief descriptions of a sample group of five air cargo companies considered representative of the industry of which Alpine is a member. Although these companies obviously differ somewhat from Alpine, in that they are much larger and enjoy economies of scale and synergies that may not be available to smaller companies such as Alpine, the differences are not of prime significance here, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal. To the extent that the firms in the industry sample group and Alpine are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

Exhibit 2 displays the July 22, 2011, market value ratios of the publicly traded sample group that represent the best guideline companies for use in this analysis.

Alpine is a smaller company than the median of the sample group in terms of total revenues. Alpine’s TTM revenue was $20.6 million compared to the sample group median of $1.3 billion. Alpine’s performance, as measured by net margin, was superior to the median of the sample group. Alpine’s net margin was 9.9 percent (9.8 percent adjusted) compared to the sample group median of 5.3 percent. The Company’s return on equity of 23.2 percent was higher than that of the sample group median of 11.7 percent as was its return on assets (7.0 percent vs. 6.2 percent). Alpine’s debt to equity ratio was higher than the median of the industry sample group (1.0 times vs. 0.0 times). The Company’s liquidity, as measured by the current ratio, was lower than the sample group median (1.7 vs. 2.5). Its asset turnover ratio was inferior to the sample group’s (0.7 times vs. 2.2 times) indicating less efficiency in Alpine’s operations. In terms of growth in revenues, Alpine’s performance for the last fiscal year and last three fiscal years was inferior to the industry group median. The Company’s one-year and three-year revenue growth rates were (1.7 percent) and 3.1 percent respectively compared to the industry group medians of 22.4 percent and 5.2 percent. Alpine’s net income grew by 71.9 percent last year (88.8 percent on an adjusted basis) and had a three-year CAGR of (15.2 percent) or (4.4 percent) on an adjusted basis, while the industry group median net income increased by 41.5 percent last year and had a three-year CAGR of 6.1 percent.

In summary, Alpine appears to represent a less attractive investment opportunity compared to the sample group from the perspective of revenue and net income growth rates, asset turnover ratio, current ratio and debt to equity ratio. Other unfavorable comparisons between the Company and its industry group include its smaller size, and lack of access to public capital markets. However, the Alpine investment opportunity does compare favorably to the group in terms of its superior net margin, EBITDA margin, return on assets, and return on equity.

Normally, this analysis is not performed on publicly traded companies since the market would provide the price based on transactions reflecting the supply and demand for Alpine’s stock. However, it is HVA’s opinion that the Company’s shares do not enjoy an efficient market, characterized by numerous market makers, significant research coverage, and trading activity that could be considered regular in its occurrence with reasonable volume. Accordingly, HVA has endeavored to apply this analysis to Alpine as

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

if the Company were closely-held. The market multiples for Alpine are included in the exhibit for the reader’s edification and fall well below the median observed multiples.

The market ratios are adjusted to account for the differences between the group and Alpine. HVA has selected its ratios by applying a 20 percent discount to account for the Company’s greater leverage and financial risk and a 25 percent discount to account for Alpine’s revenue concentration regarding USPS and UPS. These adjustments were made to each multiple. For the two revenue multiples, HVA also applied a 30 percent premium to account for the Company’s superior net margin and return on equity. This has resulted in the following selected ratios: a price to revenue multiple of 0.86 times, a price to earnings ratio of 7.45 times, a price to book value ratio of 0.83 times, an MVIC to revenue multiple of 0.79 times and an MVIC to EBITDA multiple of 3.02 times.

Exhibit 3 applies the selected market ratios to Alpine’s TTM April 30, 2011, financial results and creates indicated market values, then a 35.0 percent control premium and a 12.0 percent discount for limited marketability is taken to derive estimates of value on a fair value basis (controlling interest). Finally, the value of the Company’s Preferred Stock is deducted from the controlling interest estimate to arrive at the fair value of Alpine’s common equity. This results in the following estimates of value:  A price to revenue estimate of $13.7 million, a price to earnings estimate of $10.1 million, a price to book value estimate of $1.9 million, an MVIC to revenue estimate of $2.2 million and an MVIC to EBITDA estimate of $10.1 million.

HVA has performed this analysis as a sanity check since the Company’s shares actually trade on the OTC market. Since Alpine  is more heavily leveraged than its peer group, the MVIC estimates should be looked at since these multiples look at cash flow available to pay shareholders and debt obligations. Since the Company’s shares trade on the OTC market and the estimates of value are not clustered, HVA will not be weighting any estimates of value from this approach and has include the analysis for the readers information.

HVA has weighted the recent transactions of Alpine stock and recent trading history of Alpine stock in it conclusion as we believe these two analyses, that are methods used in the market approach, are much more relevant to estimating the fair value of Alpine’s common equity and opining on the fairness of the transaction at hand.

Comparable Transaction Analysis

Transactions involving the sale of private and public companies are useful determinants of value however, they indicate what the market values a company for on a control basis.  Therefore, when using market multiples derived from comparable company transactions, a minority discount is applied.  Otherwise the methodology is very similar to that of the public guideline company method.

HVA searched the Mergerstat database under SIC codes 4512 (Air transportation, scheduled) and 4513 (Air courier services). The search for transactions from 2009 to June 30, 2011 resulted in three large foreign passenger airlines and two domestic passenger

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

airlines, none of which is sufficiently comparable to Alpine to be useful in our analysis. No transactions of any kind were identified in the 4513 SIC code occurring between 2009 and June 30, 2011. Likewise, a search of the PrattStatt database using NAICS code 481112 (Scheduled Freight Air Transportaion) did not identify one transaction that occurred between 2009 and June 30, 2011.

Since HVA is utilizing two other methods of the market approach (recent transactions in the Company’s shares, and recent historical trading of Alpine’s shares), HVA believes it has correctly incorporated the market approach in its conclusion.

Income Approach – Single Period Capitalization Analysis

HVA performed a single period capitalization of future earnings for the Company.  This was done by increasing the trailing twelve month adjusted net income by a perpetual growth rate of three percent. Next, this net cash flow estimate was capitalized by dividing it by the discount rate less the long-term growth rate according to Gordon Growth Model. The Gordon Growth Model is expressed as follows:

PV = Next period’s cash flow / (discount rate – long term growth rate)

If it is assumed that all of Alpine's future cash flow will be available to be paid out as dividends to shareholders from the valuation date forward, and if it is further assumed that cash flow will grow at a compound annual rate of 3.0 percent from the TTM April 30, 2011 level, an income value estimate of the common stock of the Company of $7,043,840 is derived after applying a 35.0 percent control premium, a 12.0 percent  marketability discount, and subtracting $6,736,960 of the Company’s Preferred Stock (see Exhibit 4). This figure will be considered in arriving at a final estimate of the fair value of the Company as of that date.

Exhibit 5 identifies and quantifies the various components of the discount rate. As can be seen, the rate of return required on "large company" publicly traded common stocks is approximately 6.7 percent above the prevailing risk-free rate (or 11.2 percent, assuming a risk-free rate of return, as represented by the proxy yield for the 20-Year Treasury Bond rate). The next premium an investor would require from his holding of a minority interest in the Company’s common stock corresponds to a size premium, which can be obtained from looking at Ibbotson’s 10th smallest decile size premium, which corresponds to companies with a market capitalization between $1.22 million and $235.6 million and is estimated to be 6.36 percent. This size premium reflects the additional return investors require due to the inherent risks associated with smaller companies over time. An industry specific premium or discount is applied next; in this case Ibbotson estimates that Air Transportation, Scheduled, and Air Courier Services (SIC Code 451x) are valued at a discount of (0.55 percent) (that is, investors will accept a return that is 0.55 percent lower than the average yield available in the stock market).

Finally, company-specific risks are applied. HVA did not identify any issues in the industry and economic overviews that require addressing here. In the case of Alpine, a 2.0 percent risk premium was applied to account for Alpine’s significant leverage and a 2.0 percent risk premium was applied to acknowledge the Company’s significant client

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

concentration with USPS and UPS. The result is a discount rate of 21.0 percent and a capitalization rate of 18.0 percent. The capitalization rate equals the discount rate minus the long-term growth rate of 3.0 percent.

HVA has given this approach a 50 percent weighting because the Company has had a relatively stable history, the single period capitalization of future earnings does not involve speculation regarding future cash flows and incorporates market inputs related to the discount rate that are seen as generally applicable and relied upon.

Analysis of Recent Transactions of Alpine Stock

Transaction value is the value at which shares of the Company were recently sold.  A recent sale of a security is an indicator of value for both legal and economic purposes.  If an examination of all the relevant facts reveals that the transaction took place at arm's-length, i.e., that neither buyer nor seller was forced to deal and both had adequate information and that the transaction was for reasonable consideration, the value established in such a transaction would be difficult to contest.

Meridian Capital

On August 11, 2009, the Company entered into an agreement with Meridian Capital LLC (“Meridian”), whereby Meridian would serve as the exclusive financial advisor and intermediary to Alpine with respect to a possible sale of the Company.

The initial term of the agreement was twelve months, after which it remained in effect until either party provided the other party with a 30-day written notice of termination. HVA understands that the agreement was in effect as of the valuation date.

HVA has been told that although two entities provided their views on Alpine’s enterprise value, no comprehensive due diligence was conducted, no formal letters of intent or understanding were executed, and no formal offers were presented. Management has represented that the conversations were limited and that no documentation exists that would support the potentially interested parties’ thoughts on value nor were there any drafts of transaction documents to review.

SCS, Inc. Transaction

On February 23, 2011, SCS, Inc. sold 1,512,964 shares to Alpine for exactly $150,000 representing a per share price of $0.099143. Given financial sophistication of SCS, the size of the transaction, the nature of its relationship to the Company (or lack thereof), HVA considers this transaction to be an arm’s length transaction that provides utility in deriving an estimate of value for the equity of Alpine.

It should be mentioned however, the price of this transaction reflects a minority position with limited marketability. To derive an estimate of fair value using this data, HVA is required to apply a 35 percent control premium and a 12 percent marketability discount. The premiums and discounts are multiplicative and applied sequentially in the formula below to calculate the fair value per share:

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

Fair Value = Fair Market Value x Control Premium x Discount for Lack of Marketability

FV = $0.099143 x (1+35%) x (1-12%)

FV =  $0.11778

Applying this share price to the Company’s 34,475,857 outstanding common shares results in an estimate of value of $4,060,566 on a fair value basis.  This value will be considered and weighted in deriving a final estimate of value for Alpine as of July 22, 2011.

Ron Pattison Transaction

On March 14, 2011, Ron Pattison (Board Member) purchased 356,298 shares from Leonard Burningham for $35,629.80 ($0.10 per share). This transaction is consistent with the price paid in the SCS transaction and yields a similar estimate of value.

FV = $0.10 x (1+35%) x (1-12%)

FV = $0.1188

Applying this share price to the Company’s 34,475,857 outstanding common shares results in an estimate of value of $4,095,732 on a fair value basis.  This value will be considered and weighted in deriving a final estimate of value for Alpine as of July 22, 2011.

APNX 90-Day Trading History

Alpine stock trades on the OTC market under the APNX ticker. Its trading can be characterized as sporadic and thin. Exhibit 6 shows the trading volume that HVA was able to obtain from Google from April 20, 2011, to July 19, 2011 (no data was available for July 20th and 21st, HVA assumes no trades were made). According to this data, some 244,832 shares were sold at value of approximately $28,090 representing a weighted average share price of $0.1147 ($0.11 rounded).  The indicated market capitalization of the Company as of July 21, 2011 on a minority interest basis based on 34,370,857 shares outstanding was $3,780,794.  When a control premium of 35 percent and a marketability discount of 12 percent are applied to this estimate of value, a fair value estimate (controlling interest basis) of $4,491,584 or $0.1307 per share is derived. This estimate will be used to determine the value of Alpine’s common stock as of July 22, 2011.

  HVA has used the trading history from April 20, 2011 to July 19, 2011 (90 days).  These trades were analyzed and given weighting in deriving the going concern value. In fact HVA has weighted each of the two transactions above 12.5 percent and the 90-day trading history 25 percent giving data derived from the market approach a total weighting of 50 percent. This weighting is based upon guidance from Revenue Ruling 59-60 that encourages significant weighting to be placed on estimates of value derived from the marketplace.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

Hypothetical Liquidation Value

HVA analyzed the Company’s balance sheet and conducted a hypothetical liquidation value whereby Alpine’s assets and liabilities were adjusted to fair market values from book values.  Then costs of liquidation, operating losses for the liquidation period, and additional related expenses were estimated.  The liabilities and liquidation costs were subtracted from the assets and the result is the equity value.  This value was then compared to the estimate of value for the Company on a going concern basis, which resulted in the liquidation value being the slightly lower value and as such was used as a reality check but received no weighting in arriving at the fair value of Alpine as of the valuation date.

A common alternative measure to book value is the net asset value of a company. A quitting concern concept, net asset value is not entirely applicable to the valuation of a typical going concern. The value of a company is typically not a function of what its assets could be sold for (net of liabilities), but is rather a function of how they can be utilized in generating revenue and net income. Furthermore, Company management has indicated that it has no plans to liquidate the Company. In addition, the analysis contained herein indicates that the Company will generate significant positive cash flow on an operating basis in the foreseeable future.

To perform this analysis, HVA has followed certain steps outlined in the “Guide To Business Valuations” by Jay E. Fishman, Shannon P. Pratt, J. Clifford Griffith, and D. Keith Wilson:

1.

Obtain the company’s balance sheet as of or as near as possible to the valuation date;

2.

Adjust the balance sheet, if necessary, for known missing assets or liabilities, or to update the balance sheet to the date of the valuation;

3.

Determine the approach to liquidate the company’s assets;

4.

Determine the amount of proceeds from liquidation net of applicable expenses;

5.

Add or subtract operating profits or losses during the liquidation period;

6.

Subtract the liquidation value of all liabilities; and

7.

Consider the applicability of discounts for marketability and minority interest.

We have endeavored to follow these steps to arrive at a liquidation value.  The Company has provided a balance sheet as of the valuation date.  An assumption was made that the Company’s assets would be disposed of in an orderly liquidation over a period of four to six months.  Proceeds from the liquidation assets and liabilities are presented in Exhibit 7, a hypothetical liquidation schedule for Alpine.

HVA consulted with the Company and made the following adjustments to Alpine’s April 30, 2011 balance sheet:

Accounts Receivable: A/R was reduced by $493,501 reflecting a receivable that management believes will not be collected related to Pineapple Air ($303,024) and other smaller receivables totaling $190,477.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

Note Receivable: Note receivable was written down by $100,000 after management represented that it believed it would not collect the amount due in full.

Inventory:  Inventory was reduced by reclassifying $243,228 of work in progress to property and equipment related to engines in the process of being overhauled; adds back $22,609 of allowance for shrinkage and obsolescence; and applies a 40 percent discount to the carrying values of all other inventory, except fuel, to account for the likelihood that the inventory would not necessarily result in receipts equal to book value.  The net adjustment was a reduction of $815,908.

Prepaid Expense: Prepaid expenses were adjusted downward by $99,427 to reflect the reality that certain prepaid expenses are sunk costs at this point and would not be recoverable in an asset sale to pay to the Company’s shareholders.

These adjustments total a net reduction in current assets of $1,508,836.

Property & Equipment: Property and Equipment was adjusted downward by $1,271,275 to reflect management’s estimates of the market value of the aircraft and equipment.

Other Assets: Other assets have been reduced by $133,377 which reflects 100 percent of the booked loan origination fees and UPS credits, which would not be recoverable in an asset sale to pay to the Company’s shareholders.

Adding the property and equipment, and other asset adjustments to the current asset adjustments results in a total reduction in assets of $2,913,488.

Accrued Liabilities: Accrued liabilities have been reduced by $167,500 to reflect certain FAA fees that are no longer an issue.

Deferred Tax Liability: Alpine’s deferred tax liability was reduced by $1,043,475 to account for the difference in the estimated liquidation proceeds and the book value of those assets. Management provided the calculation of $2,913,488 of total assets, less $167,500 of current liabilities which results in a difference of $2,745,988 and applied a 38 percent tax rate to derive the adjustment.

Retained Earnings: Retained earnings is treated as a plug figure to keep the balance sheet in balance. Given the total reduction in assets of $2,913,488 and the reduction in liabilities of $1,210,975, a reduction in retained earnings of $1,702,512 was made.

We have used management estimates for this analysis because no formal asset appraisals on equipment or property have been prepared and management has represented that this is its best estimate for market value.

It is important to note that HVA is not a real property, equipment or inventory appraisal firm, and does not represent itself as having any expertise in these areas.  It is beyond the scope of this study and our expertise to make any independent investigations as to the

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

value of the Company’s real property, equipment or inventory, or to ascertain the accuracy or reliability of estimates of the value from Company management, which were relied upon, and accordingly we offer no opinion as to the accuracy of this data relied upon in the report contained therein.  Those estimates partially form the basis for, and are integral parts of, our valuation analyses and we have assumed without independent verification that they are reasonably accurate.

To reach the liquidation value, we started with adjusted total assets of $25,853,025 and subtracted $12,074,453 of adjusted liabilities and $6,736,960 of preferred stock to reach a net asset value or equity value of $7,041,613. HVA then has subtracted $1,074,097, which represents a five percent discount to account for the fees associated with broker fees, marketing and conducting the liquidation process. This assumption was also discussed and approved with Company management. Finally, we have subtracted $400,000 in operating expenses related to the six months required to liquidate the assets. HVA reviewed the 2010 income statement and estimated that $400,000 is a reasonable estimate of the expenses needed for the liquidation period.

This results in an estimate of net asset or orderly liquidation value of $5,567,515. HVA believes that it has employed its best efforts in this analysis. Alpine management has also represented that its estimates and assumptions are its best efforts to provide accurate assumptions for this analysis. However, HVA is not a real property appraisal firm and management has not obtained real property appraisals for HVA to analyze. Therefore, we have used the analysis as a reality check and have not given this approach any weighting in our final conclusion. For the reader’s edification, the hypothetical liquidation value of $5,567,515 is $96,485 less than HVA’s estimate of fair value of $5,664,000.

Relevant Market and Economic Factors

In rendering its opinion, HVA considered, among other factors, the condition of the U.S. stock markets, particularly as they relate to the air cargo and logistics industries, and the current level of economic activity.

While the foregoing summary describes the analyses and factors that HVA deemed material for presentation to the Board of Directors, it is not a comprehensive description of all analyses and factors considered by HVA. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. HVA believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the HVA Opinion. In performing its analyses, HVA considered general economic, market and financial conditions and other matters, many of which are beyond the control of Alpine. The analyses performed by HVA are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

Limiting Conditions

The Opinion is subject to the following limiting conditions:

1.

Neither HVA nor its principals have any present or intended interest in Alpine. HVA's fees for the Opinion are based on professional time and a charge for the Opinion, and are in no way contingent upon the final conclusions derived.

2.

The Opinion is intended only for the specific use and purpose stated herein. It is intended for no other uses and is not to be copied or given to unauthorized persons without the direct written consent of HVA. HVA acknowledges that the valuation and fairness opinion will be used by the Company in its filings with the SEC, related to the Transaction.  HVA acknowledges that the valuation and fairness opinion may be made available to shareholders in conjunction with the Transaction. The Opinion and information contained herein are valid only for the stated purpose and date of the study, and should in no way be construed to be investment advice.

3.

It is beyond the scope of the Opinion to render any opinion relative to the solvency or insolvency of Alpine either prior to or following the Transaction.  HVA has not been requested to render such an opinion, and nothing in the Opinion should be construed as such.

4.

This engagement is limited to the production of the Opinion and the conclusions and opinions contained herein. HVA has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of the Opinion unless prior arrangements for such services have been made.

It is our understanding that the Board of Directors either have had or will have the opportunity to make their own independent investigation of the Transaction, and their decision to participate in the Transaction should be based primarily on such investigation. Delivery of the Opinion to the Board of Directors is subject to the conditions, limitations and assumptions set forth in the Opinion.

This Opinion is for the benefit of the Board of Director.  Any summary of, or reference to, the Opinion, any verbal presentation with respect thereto, or other references to HVA in connection with the Transaction, will in each instance be subject to HVA's prior review and written approval.  HVA acknowledges and approves of the purposes and uses set forth in Paragraph 2 of the preceding Limiting Conditions section. Neither HVA's verbal conclusions nor the Opinion will be used for any purpose other than in connection with the Transaction.

Conclusions

Based upon the foregoing and in reliance thereon, it is our opinion that the consideration to be received by the unaffiliated non-continuing shareholders of Alpine for their shares of common stock to be cashed out as a result of the reverse stock split is fair from a financial point of view to such unaffiliated non-continuing shareholders and unaffiliated continuing shareholders of Alpine as of the date hereof.

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

HVA reserves the right, in the event that events or facts subsequent to the date of the Opinion become known which have a material impact on the value of Alpine, to supplement or withdraw the Opinion.

HOULIHAN VALUATION ADVISORS

/s/Ricardo Miranda_____________________________

_______________________

Ricardo Miranda, ASA

DATE

PRINCIPAL

Fairness Opinion –Alpine Air Express, Inc. as of July 22, 2011

EXHIBIT 1

Alpine Air Express, Inc.

Guideline Public Company Descriptions

Air T, Inc. (AIRT): Air T, Inc., through its subsidiaries, provides overnight air cargo, ground equipment sales, and ground support services. Its overnight air cargo segment offers small package overnight airfreight delivery services on a contract basis to the air express delivery services industry. The company’s ground equipment sales segment manufactures, sells, and services aircraft ground support and other specialized equipment products, including aircraft deicers, scissor type lifts, military and civilian decontamination units, glycol recovery vehicles, and other special purpose mobile equipment. This segment offers its products to domestic and international passenger and cargo airlines, ground handling companies, the United States Air Force and Navy, airports, and industrial customers. Its ground support services segment provides ground support equipment maintenance and facilities maintenance services to domestic airlines and aviation service providers. As of March 31, 2010, the company operated 80 cargo aircrafts under dry-lease service contracts in the United States and the Caribbean. Air T, Inc. was founded in 1980 and is based in Maiden, North Carolina.

Air Transport Services Group, Inc. (ATSG): Air Transport Services Group, Inc., through its subsidiaries, provides aircraft, airline operations, and other related services primarily to the shipping and transportation industries. The company provides air cargo transportation services; airlift services, including aircraft, aircraft flight crews, and maintenance services; airlift services to other airlines, freight forwarders, and the U.S. military; freight transportation and supply chain management services; passenger transportation primarily to the U.S. military; air charter brokerage services, fuel management, and specialized cargo management services; and warehousing and cargo handling services, as well as leases aircraft. It also provides aircraft maintenance and modification services, aircraft part sales services, equipment leasing and maintenance services, mail handling services for the U.S. Postal Service, and specialized services for aircraft fuel management and freight logistics. The company operates in Europe, Asia, Africa, and the Americas. As of December 31, 2009, its in-service fleet consisted of 62 aircraft. The company was formerly known as ABX Holdings, Inc. and changed its name to Air Transport Services Group, Inc. in May 2008. Transport Services Group, Inc. was founded in 1980 and is headquartered in Wilmington, Ohio.

Atlas Air Worldwide Holdings, Inc. (AAWW): Atlas Air Worldwide Holdings, Inc. provides air cargo and outsourced aircraft operating solutions worldwide. The company operates through four segments: aircraft, crew, maintenance, and insurance (ACMI); air mobility command (AMC) charter; commercial charter; and dry leasing. The ACMI segment offers aircraft that is crewed, maintained, and insured by the company for lease. The AMC charter segment provides full planeload charter flights to the U.S. military. The commercial charter segment provides planeload of capacity charter services to charter brokers, freight forwarders, direct shippers, and airlines. The dry leasing segment provides for the leasing of aircraft and/or engines to customers. The company operates a fleet of Boeing 747 freighters. Its customers include airlines, express delivery providers, freight forwarders, the U.S. military, and charter brokers. It operates in Asia, the Middle-East, Australia, Europe, South America, Africa, and North America. As of December 31, 2009, the company operated a fleet of 747-400 freighter aircraft. Atlas Air Worldwide Holdings was founded in 1992 and is based in Purchase, New York.

C.H. Robinson Worldwide, Inc. (CHRW): C.H. Robinson Worldwide, Inc. operates as a third party logistics company. It provides freight transportation services and logistics solutions to companies in various industries. The company through its contractual relationships with approximately 47,000 transportation companies, including motor carriers, railroads, air freight, and ocean carriers selects and hires the transportation to meet its customers’ freight needs. C.H. Robinson provides a range of value-added logistics services, such as supply chain analysis, freight consolidation, core carrier program management, and information reporting. It also offers fresh produce sourcing and fee-based information services. The fresh produce sourcing service includes buying, selling, and marketing of fresh produce. The company purchases fresh produce through its network of independent produce suppliers and offers them to its customers, including regional and national grocery retailers and restaurants, produce wholesalers, and foodservice distributors. It offers fresh produce under The Fresh 1 and OurWorld Organics brand names, and has license agreements to distribute under various national brand names. It offers Fee-based information service through its subsidiary, T-Chek Systems, Inc., a business-to-business provider of spend management and payment processing services for motor carriers and truck stop chains. This service also includes funds transfer, vendor payments, fuel purchasing, online expense management, and permit procurement services. In addition, the company offers multimodal transportation and logistics services, such as truckload, less than truckload, intermodal, ocean, air, fee-based transportation management services, customs brokerage, warehousing, and other services. As of February 15, 2010, it operated through a network of 235 offices in North America, South America, Europe, Asia, Australia, and the Middle East. C.H. Robinson was founded in 1905 and is headquartered in Eden Prairie, Minnesota.

Expeditors International of Washington, Inc. (EXPD): Expeditors International of Washington, Inc. provides logistics services in the United States and internationally. The company’s services include consolidation or forwarding air and ocean freight; distribution management; vendor consolidating; cargo insurance; purchase order management; and customized logistics information. Its airfreight services comprise the procurement of shipments from its customers; determination of the routing; consolidation of shipments bound for a particular airport distribution point; and selection of the airline for transportation to the distribution point. The company also offers breakbulk services that include receiving and breaking down consolidated airfreight lots and arranging for distribution of the individual shipments. Its ocean freight and ocean services include freight consolidation from Asia to the United States; and handling full container loads. The company also acts as a customs broker, who assists importers to clear shipments through customs by preparing required documentation and calculations, as well as provides other value added services at destination, such as warehousing and product distribution, time definite transportation, and inventory management. In addition, it offers custom clearances for goods moving by rail and truck between the United States, Canada, and/or Mexico. The company’s customers primarily include retailers, distributors of consumer electronics, department store chains, clothing and shoe wholesalers, manufacturers, and catalogue stores. Expeditors International of Washington, Inc. was founded in 1979 and is based in Seattle, Washington.

Source: Yahoo! Finance

EXHIBIT 2
Alpine Air Express, Inc.
Public Market Data - July 22, 2011
Guideline Public Companies

			Revenue	Revenue		Net Inc.	Net Inc.
		TTM	Growth	Growth	TTM	Growth	Growth	Net	TTM	EBITDA	Total	Book	Asset	Return On		Current	Debt/
Company	Ticker	Revenue	Last Year	3 Year Ave	Net Income	Last FY	3 Year Ave	Margin	EBITDA	Margin	Assets	Value	Turnover	Assets	Equity	Ratio	Equity

Air T, Inc.	AIRT	83.4	2.8%	2.1%	2.1	(43.7%)	(14.7%)	2.5%	3.8	4.6%	34.2	26.2	2.4	6.2%	8.1%	3.8	0.0
Air Transport Services Group, Inc.	ATSG	681.6	(19.0%)	5.2%	36.0	41.5%	39.1%	5.3%	258.3	37.9%	915.9	306.9	0.7	3.9%	11.7%	1.0	1.0
Atlas Air Worldwide Holdings, Inc.	AAWW	1,340.1	26.0%	(5.3%)	118.5	87.7%	2.6%	8.8%	270.6	20.2%	1,941.5	1,061.5	0.7	6.1%	11.2%	2.6	0.4
C.H. Robinson Worldwide, Inc.	CHRW	9,565.2	22.4%	8.2%	400.0	7.3%	6.1%	4.2%	709.7	7.4%	2,096.3	1,227.5	4.6	19.1%	32.6%	1.9	0.0
Expeditors International of Washington, Inc.	EXPD	6,227.3	45.8%	4.5%	364.2	43.3%	8.5%	5.8%	668.2	10.7%	2,836.7	1,849.1	2.2	12.8%	19.7%	2.5	0.0

Sample Group Median		1,340.1	22.4%	4.5%	118.5	41.5%	6.1%	5.3%	270.6	10.7%	1,941.5	1,061.5	2.2	6.2%	11.7%	2.5	0.0

Alpine Air Express		20.6	(1.7%)	3.1%	2.0	71.9%	(15.2%)	9.9%	7.5	36.3%	28.8	8.7	0.7	7.0%	23.2%	1.7	1.0
Alpine Air Express - Adjusted		20.6	(1.7%)	3.1%	2.0	88.8%	(4.4%)	9.8%	7.5	36.3%	28.8	8.7	0.7	7.0%	23.2%	1.7	1.0

			Market	Price/	Price/	Price/			MVIC/	MVIC/
			Capitalization	Revenue	Earnings	Book		MVIC	Revenues	EBITDA

Air T, Inc.	AIRT		22.0	0.26	10.4	0.84		15.4	0.18	4.05
Air Transport Services Group, Inc.	ATSG		345.8	0.51	9.6	1.13		598.8	0.88	2.32
Atlas Air Worldwide Holdings, Inc.	AAWW		1,472.4	1.10	12.4	1.39		1,363.4	1.02	5.04
C.H. Robinson Worldwide, Inc.	CHRW		13,316.3	1.39	33.3	10.85		12,956.0	1.35	18.25
Expeditors International of Washington, Inc.	EXPD		10,728.9	1.72	29.5	5.80		9,489.9	1.52	14.20
													Price/	Price/	Price/	MVIC/	MVIC/
Alpine Air Express			3.4	0.17	1.7	0.39		10.6	0.52	1.42			Revenue	Earnings	Book	Revenue	EBITDA

											Median Ratios		1.10	12.4	1.39	1.02	5.04
Sample Group Median			1,472.4	1.10	12.4	1.39		1,363.4	1.02	5.04
Sample Group Average			5,177.1	1.00	19.0	4.00		4,884.7	0.99	8.77	Adjusted Ratios		0.86	7.45	0.83	0.79	3.02

NM = Not Meaningful	NA = Not Available
Source: Forms 10-K and 10-Q

Italics Denote Mulitiples Considered Outliers and Excluded from the Median

EXHIBIT 3
Alpine Air Express, Inc.
Market Value Ratios of the Industry Sample Group
As of July 22, 2011

	Price/	Price/	Price/	MVIC/	MVIC/
	Revenue	Earnings	Book	Revenue	EBITDA
Selected Multiple	0.86	7.45	0.83	0.79	3.02

Alpine Air Express, Inc.
Indicated Market Values

			Indicated		Indicated
			Market		Market
	Alpine Air	Ratio	Value	Less Debt	Value
TTM Revenue April 30, 2011	20,118,724	0.86	17,241,243	NA	17,241,243
TTM Adjusted Earnings April 30, 2011	1,905,509	7.5	14,201,032	NA	14,201,032
April 30, 2011 Book Value	8,744,125	0.83	7,277,704	NA	7,277,704
TTM Revenue April 30, 2011	20,118,724	0.79	15,964,652	8,406,657	7,557,995
TTM EBITDA April 30, 2011	7,477,417	3.0	22,601,855	8,406,657	14,195,198

						Common
	Indicated			Controlling	Less	Equity
	Market	Control	Marketability	Interest	Value of	Controlling
	Value	Premium	Discount	Value	Preferred	Interest
TTM Revenue April 30, 2011	17,241,243	35%	(12.0%)	20,482,597	(6,736,960)	13,745,637
TTM Adjusted Earnings April 30, 2011	14,201,032	35%	(12.0%)	16,870,825	(6,736,960)	10,133,865
April 30, 2011 Book Value	7,277,704	35%	(12.0%)	8,645,912	(6,736,960)	1,908,952

TTM Revenue April 30, 2011	7,557,995	35%	(12.0%)	8,978,898	(6,736,960)	2,241,938
TTM EBITDA April 30, 2011	14,195,198	35%	(12.0%)	16,863,895	(6,736,960)	10,126,935

EXHIBIT 4
Alpine Air Express, Inc.
Trailing Twelve Month Income Statement
Twelve Months Ended April 30, 2011

	TTM	% of Sales
Revenue	20,583,423	100.0%
Cost of Revenue	14,596,656	70.9%
Gross Profit	5,986,767	29.1%	5,986,767

Operating Expenses
S G & A	1,935,799	9.4%
Total Operating Expenses	1,935,799	9.4%

Operating Income (EBIT)	4,050,968	19.7%	4,050,968

Other Income (Expense)
Interest Income	11,066	0.1%
Interest Expense	(794,621)	(3.9%)
Gain on Disposal of Assets	428,452	2.1%
Other Income (Expense)	-	0.0%
Total Other Income	(355,103)	(1.7%)	(355,103)

Income Before Taxes & Preferred Stock Dividend	3,695,865	18.0%	3,695,865
Income Tax Expense	1,667,850	8.1%
Net Income	2,028,015	9.9%	2,028,015

Preferred Stock Dividend Declared	(472,599)	(2.3%)
Net Income Available to Common Shareholders	1,555,416	7.6%	1,555,416

Adjustments to Income Statements
Pre-Tax Income	3,695,865	18.0%	3,695,865
Less: Gain on Sale of Assets	(428,452)	(2.1%)	(428,452)
Adjusted Pre-Tax Income	3,267,413	15.9%	3,267,413

Provision For Income Tax @ 38%	1,241,617	6.0%	1,241,617
Adjusted Net Income	2,025,796	9.8%	2,025,796

Preferred Stock Dividend Declared	(485,243)	(2.4%)	(485,243)
Net Income Available to Common Shareholders	1,540,553	7.5%	1,540,553

Depreciation & Ammortization	3,426,449	16.6%
Adjusted EBITDA	7,477,417	36.3%	7,477,417

Capitalization of TTM Earnings
TTM Adjusted Earnings	2,025,796
Next 12-Month Earnings Projected (103%)	2,086,570

Discount Rate	21.0%
Capitalization Rate	18.0%

Capitalized Value of Projected Earnings (rounded)	$11,600,000
(Marketable Minority Interest Value)
Adjustments to Marketable Minority Interest Value:
Premium for Control	35.0%
Discount for Lack of Marketability	(12.0%)
Adjusted Capitalized Income Value	13,780,800
(Non-marketable Controlling Interest Value)

Less: Value of Preferred Stock	(6,736,960)

Common Equity Capitalized Income Value	7,043,840
EXHIBIT 5
Alpine Air Express, Inc.
Computation of Discount Rate

HVA Build-up Method
Discount Rate:
Market Factors
Risk-Free Rate - 20-Year Treasury Bond		4.50%	20 Year US Treasury Bond Proxy Yield
Common Stock Premium		6.70%	Ibbotson SBBI 2011
Small Stock Premium		6.36%	Ibbotson SBBI 2011
		17.56%	Minority Interest

Industry Premium (Discount)
Air Transportation Scheduled and Air Courier Services (SIC 451x)		(0.55%)	Ibbotson SBBI 2011
		17.01%

Company-Specific Risks
Risk Premium for Greater Leverage		2.0%
Risk of Client Concentration		2.0%
Adjusted Rate for Company Specific Risks		21.0%

Build-up Discount Rate		21.0%

Capitalization Rate

Cost of Equity Capital		21.0%
Less: Long-Term Growth Rate		3.0%
Capitalization Rate		18.0%

EXHIBIT 6
Alpine Air Express, Inc.
Historical Closing Prices
April 20, 2011 to July 19, 2011 (90 Day History)
						Share	Dollar
Date	Open	High	Low	Close		Volume	Volume
21-Jul-11	No data available - Assume no trades					-	-
20-Jul-11	No data available - Assume no trades					-	-
19-Jul-11	0.13	0.13	0.13	0.13		-	-
18-Jul-11	0.13	0.13	0.13	0.13		1,900	252
17-Jul-11	0.12	0.12	0.12	0.12		-	-
14-Jul-11	0.12	0.12	0.12	0.12		-	-
13-Jul-11	0.12	0.12	0.12	0.12		-	-
12-Jul-11	0.12	0.12	0.12	0.12		-	-
11-Jul-11	0.12	0.12	0.12	0.12		-	-
10-Jul-11	0.12	0.12	0.12	0.12		-	-
7-Jul-11	0.11	0.12	0.11	0.12		15,100	1,809
6-Jul-11	0.12	0.12	0.12	0.12		-	-
5-Jul-11	0.12	0.12	0.12	0.12		-	-
4-Jul-11	0.12	0.12	0.12	0.12		-	-
30-Jun-11	0.12	0.12	0.12	0.12		-	-
29-Jun-11	0.12	0.12	0.12	0.12		100	12
28-Jun-11	0.09	0.09	0.09	0.09		-	-
27-Jun-11	0.09	0.09	0.09	0.09		200	18
26-Jun-11	0.11	0.11	0.11	0.11		10,000	1,100
23-Jun-11	0.11	0.11	0.11	0.11		-	-
22-Jun-11	0.11	0.11	0.11	0.11		1,000	110
21-Jun-11	0.10	0.11	0.10	0.10		3,650	379
20-Jun-11	0.11	0.11	0.11	0.11		4,500	495
19-Jun-11	0.11	0.11	0.11	0.11		17,000	1,870
16-Jun-11	0.11	0.11	0.11	0.11		15,000	1,692
15-Jun-11	0.11	0.11	0.11	0.11		17,308	1,904
14-Jun-11	0.10	0.10	0.10	0.10		-	-
13-Jun-11	0.12	0.12	0.10	0.10		3,710	381
12-Jun-11	0.11	0.11	0.11	0.11		1,000	110
9-Jun-11	0.12	0.12	0.12	0.12		-	-
8-Jun-11	0.12	0.12	0.12	0.12		-	-
7-Jun-11	0.12	0.12	0.12	0.12		150	17
6-Jun-11	0.11	0.12	0.11	0.12		33,888	3,897
5-Jun-11	0.11	0.11	0.11	0.11		1,000	113
2-Jun-11	0.11	0.11	0.11	0.11		-	-
1-Jun-11	0.11	0.11	0.11	0.11		20,000	2,200
31-May-11	0.12	0.12	0.11	0.11		4,000	440
30-May-11	0.12	0.12	0.11	0.11		21,186	2,330
26-May-11	0.12	0.12	0.12	0.12		500	59
25-May-11	0.15	0.15	0.15	0.15		-	-
24-May-11	0.15	0.15	0.15	0.15		-	-
23-May-11	0.15	0.15	0.15	0.15		-	-
22-May-11	0.14	0.15	0.14	0.15		3,400	499
19-May-11	0.12	0.15	0.12	0.15		6,000	881
18-May-11	0.13	0.13	0.13	0.13		-	-
17-May-11	0.14	0.14	0.13	0.13		6,000	780
16-May-11	0.15	0.15	0.12	0.12		16,000	1,920
15-May-11	0.14	0.14	0.10	0.10		14,420	1,497
12-May-11	0.14	0.14	0.14	0.14		-	-
11-May-11	0.14	0.14	0.14	0.14		220	31
10-May-11	0.14	0.14	0.14	0.14		-	-
9-May-11	0.11	0.14	0.11	0.14		5,000	694
8-May-11	0.14	0.14	0.14	0.14		-	-
5-May-11	0.10	0.14	0.10	0.14		6,000	833
4-May-11	0.11	0.11	0.11	0.11		-	-
3-May-11	0.11	0.11	0.10	0.11		1,700	187
2-May-11	0.11	0.11	0.11	0.11		2,300	253
1-May-11	0.11	0.11	0.11	0.11		-	-
28-Apr-11	0.11	0.11	0.11	0.11		-	-
27-Apr-11	0.11	0.11	0.11	0.11		-	-
26-Apr-11	0.11	0.11	0.11	0.11		3,600	396
25-Apr-11	0.11	0.11	0.11	0.11		-	-
24-Apr-11	0.11	0.11	0.10	0.11		3,000	330
20-Apr-11	0.10	0.10	0.10	0.10		6,000	600
					TOTALS	244,832	28,090

Weighted Average Transaction Price					$0.1147

Average Daily Volume					3,949
Maximum Daily Volume					33,888
Minimum Daily Volume					0

Number of Shares Issued and Outstanding 7/21/11					34,370,857

Indicated Market Capitalization (Based on Weighted Ave.)					$3,780,794	Marketable Minority
Control Premium					35%
Lack of Marketability Discount					(12%)
Indicated Market Capitalization (Based on Weighted Ave.)					$4,491,584	Control with Limited Marketability
	Per Share Price				$0.1307

Source: www.google.com

EXHIBIT 7
Alpine Air Express, Inc.
Historical & Adjusted Balance Sheets
As of April 30, 2011

	As of April 30,			As a % of Assets
	Actual		Adjusted	Actual	Adjusted
	2011	Adjustment	2011	2010	2011
Current Assets
Cash & Equivalents	1,221,813		1,221,813	4.2%	4.7%
Accounts Receivable	1,919,447	(493,501)	1,425,946	6.7%	5.5%
Note Receivable	237,949	(100,000)	137,949	0.8%	0.5%
Inventories	2,080,032	(815,908)	1,264,124	7.2%	4.9%
Prepaid Expenses	238,780	(99,427)	139,353	0.8%	0.5%
Deposits	64,268		64,268	0.2%	0.2%
Cash Value of Insurance Policy	85,572		85,572	0.3%	0.3%
Deferred Income Tax	170,000		170,000	0.6%	0.7%
Total Current Assets	6,017,861	(1,508,836)	4,509,025	20.9%	17.4%
Property & Equipment (net)	22,615,275	(1,271,275)	21,344,000	78.6%	82.6%
Other Assets	133,377	(133,377)	-	0.5%	0.0%
Total Other Assets	133,377	(133,377)	-	0.5%	0.0%
Total Assets	28,766,513	(2,913,488)	25,853,025	100.0%	100.0%
Current Liabilities
Accounts Payable	794,038		794,038	2.8%	3.1%
Income Tax Payable	51,000		51,000	0.2%	0.2%
Accrued Liabilites	1,167,944	(167,500)	1,000,444	4.1%	3.9%
Dividends Payable	35,992		35,992	0.1%	0.1%
Deferred Revenue	260,797		260,797	0.9%	1.0%
Line of Credit	-		-	0.0%	0.0%
Current Portion of Long-Term Debt	1,259,000		1,259,000	4.4%	4.9%
Total Current Liabilities	3,568,771	(167,500)	3,401,271	12.4%	13.2%
Non-Current Liabilities
Deferred Tax Liability	2,569,000	(1,043,475)	1,525,525	8.9%	5.9%
Deferred Gain on Sale of Asset	-		-	0.0%	0.0%
Dividend Payable	-		-	0.0%	0.0%
Long-Term Debt	7,147,657		7,147,657	24.8%	27.6%
Total Non-Current Liabilities	9,716,657	(1,043,475)	8,673,182	33.8%	33.5%
Total Liabilities	13,285,428	(1,210,975)	12,074,453	46.2%	46.7%
Preferred Stock	6,736,960		6,736,960	23.4%	26.1%
Shareholders' Equity
Common Stock	34,476		34,476	0.1%	0.1%
Additional Paid-In Capital	2,286,349		2,286,349	7.9%	8.8%
Retained Earnings	6,423,300	(1,702,512)	4,720,788	22.3%	18.3%
Total Equity	8,744,125	(1,702,512)	7,041,613	30.4%	27.2%
Total Liabilities and Stockholders' Equity	28,766,513	(2,913,488)	25,853,025	100.0%	100.0%
Estimated Net Asset Value
Net Asset Value (shareholders' equity)			7,041,613
Less: Liquidation Fees @ 5%			(1,074,097)
Less: Certain Operating Expenses for 6 months			(400,000)
Estimated Net Asset Value			5,567,515

 APPENDIX A

Certification

Certification

      I certify that, to the best of my knowledge and belief:

·

the statements of fact contained in this report are true and correct.

·

the report analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

·

I have no present or prospective interest in the company that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

·

my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

·

my analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the American Society of Appraisers Business Valuation Standards.

·     no one provided significant professional assistance to the persons signing this certification.

/s/Richardo Miranda

Ricardo Miranda, ASA

ACCREDITED SENIOR APPRAISER AMERCIAN SOCIETY OF APPRAISERS

APPENDIX B

Statement of Limiting Conditions

STATEMENT OF LIMITING CONDITIONS

The following conditions are an integral part of this financial opinion of Alpine Air Express, Inc. (“the Company”), prepared by Houlihan Valuation Advisors (“HVA”):

Neither HVA nor its principals have any present or intended interest in the Company. HVA's fees for this opinion are based on professional time charges and are in no way contingent upon the final opinion determined herein.

The value opinion expressed herein is valid only for the stated purpose and the date of the valuation. The report and information and conclusions contained therein should in no way be construed to be investment advice.

Valuation is an imprecise science, with value being a question of informed judgment, and reasonable persons can differ in their estimates of value. HVA does certify that this opinion was prepared and the conclusion arrived at independently using conceptually sound and commonly accepted methods of valuation.

In preparing the opinion, we used information provided by the Company. It has been represented by the Company that the information is reasonably complete and accurate. We did not make independent examinations of any financial statements, projections, or other information, prepared or provided by Company management which were relied upon and, accordingly, we make no representations or warranties nor do we express any opinion regarding the accuracy or reasonableness of such.

The valuation conclusions derived herein implicitly assume that the existing management of the Company will maintain the character and integrity of the Company through any sale, reorganization, or diminution of the owners' participation.

Publicly available information utilized herein, (e.g., economic, industry, statistical and/or investment information) has been obtained from sources deemed to be reliable. It is beyond the scope of this report to verify the accuracy of such information, and we make no representations as to its accuracy.

This engagement is limited to the production of the report and conclusions contained herein. HVA has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of this report unless arrangements for such future services have been made.

This valuation opinion and the conclusions contained herein are necessarily based on market and economic conditions as they existed at the date of valuation.

The principals of HVA assigned to this engagement are senior members in good standing with the American Society of Appraisers. HVA conforms to the Uniform Standards of Professional Appraisal Practice for purposes of business valuations. HVA also conforms to the business valuation standards I through IX set forth by the American Society of Appraisers.

APPENDIX C

Internal Revenue Ruling 59-60

REVENUE RULING #59-60

SECTION 2031. DEFINITION OF GROSS ESTATE

26 CFR 20.2031-2; Valuation of stocks and bonds.

(Also Section 2512.)

(Also Part II, Sections 811 (k), 1005 Regulations 105, Section 81.10.)

In valuing the stock of closely held corporations, or the stock of corporations where market quotations are not available, all other available financial data, as well as all relevant factors affecting the fair market value, must be considered for estate tax and gift tax purposes. No general formula may be given that is applicable to the many different valuation situations arising in the valuation of such stock. However, the general approach, methods, and factors which must be considered in valuing such securities are outlined.

Revenue Ruling 54-77, C.B. 1954-1, 187, superseded.

Section 1. Purpose

The purpose of this Revenue Ruling is to outline and review in general the approach, methods and factors to be considered in valuing shares of the capital stock of closely held corporations for estate tax and gift tax purposes. The methods discussed herein will apply likewise to the valuation of corporate stocks on which market quotations are either unavailable or are of such scarcity that they do not reflect the fair market value.

Section 2. Background and Definitions

.01 All valuations must be made in accordance with the applicable provisions of the Internal Revenue Code of 1954 and the Federal Estate Tax and Gift Tax Regulations.  Sections 2031(a), 2032 and 2512(a) of the 1954 Code (sections 811 and 1005 of the 1939 Code) require that the property to be included in the gross estate, or made the subject of a gift, shall be taxed on the basis of the value of the property at the time of death of the decedent, the alternate date if so elected, or the date of gift.

.02 Section 20.2031-1(b) of the Estate Tax Regulations (section 81.10 of the Estate Tax Regulations 105) and section 25.2512-1 of the Gift Tax Regulations (section 86.19 of Gift Tax Regulations 108) define fair market value, in effect, as the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.  Court decisions frequently state in addition that the hypothetical buyer and seller are assumed to be able, as well as willing, to trade and to be well informed about the property and concerning the market for such property.

.03 Closely held corporations are those corporations the shares of which are owned by a relatively limited number of stockholders. Often the entire stock issue is held by one family.  The result of this situation is that little, if any, trading in the shares takes place.  There is, therefore, no established market for the stock and such sales as occur at irregular intervals seldom reflect all of the elements of a representative transaction as defined by the term "fair market value."

Section 3. Approach to Valuation

.01 A determination of fair market value, being a question of fact, will depend upon the circumstances in each case.  No formula can be devised that will be generally applicable to the multitude of different valuation issues arising in estate and gift tax cases.  Often, an appraiser will find wide differences of opinion as to the fair market value of a particular stock. In resolving such differences, he should maintain a reasonable attitude in recognition of the fact that valuation is not an exact science.  A sound valuation will be based upon all the relevant facts, but the elements of common sense, informed judgement and reasonableness must enter into the process of weighing those facts and determining their aggregate significance.

.02 The fair market value of specific shares of stock will vary as general economic conditions change from "normal" to "boom" or "depression," that is, according to the degree of optimism or pessimism with which the investing public regards the future at the required date of appraisal. Uncertainty as to the stability or continuity of the future income from a property decreases its value by increase the risk of loss of earnings and value in the future.  The value of shares of stock of a company with very uncertain future prospects is highly speculative.  The appraiser must exercise his judgement as to the degree of risk attaching to the business of the corporation which issued the stock, but that judgement must be related to all of the other factors affecting value.

.03 Valuation of securities is, in essence, a prophesy as to the future and must be based on facts available at the required date of appraisal. As a generalization, the prices of stocks which are traded in volume in a free and active market by informed persons best reflect the consensus of the investing public as to what the future holds for the corporations and industries represented.  When a stock is closely held, is traded infrequently, or is traded in an erratic market, some other measure of value must be used.  In many instances, the next best measure may be found in the prices at which the stocks of companies engaged in the same or a similar line of business are selling in a free and open market.

Section 4. Factors to Consider

.01 It is advisable to emphasize that in the valuation of the stock of closely held corporations or the stock of corporations where market quotations are either lacking or too scarce to be recognized, all available financial data, as well as all relevant factors affecting the fair market value, should be considered. The following factors, although not all-inclusive, are fundamental and require careful analysis in each case:

(a) The nature of the business and the history of the enterprise from its inception.

(b) The economic outlook in general and the condition and outlook of the specific industry in particular.

(c) The book value of the stock and the financial condition of the business.

(d) The earning capacity of the company.

(e) The dividend-paying capacity.

(f) Whether or not the enterprise has goodwill or other tangible value.

(g) Sales of the stock and the size of the block to be valued.

(h) The market price of stocks of corporations engaged in the same or a similar line of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter.

.02 The following is a brief discussion of each of the foregoing factors:

(a) The history of a corporate enterprise will show its past stability or instability, its growth or lack of growth, the diversity or lack of diversity of its operations, and other facts needed to form an opinion of the degree of risk involved in the business.  For an enterprise which changed its form of organization but carried on the same or closely similar operations of its predecessor, the history of the former enterprise should be considered. The detail to be considered should increase with approach to the required date of appraisal, since recent events are of the greatest help in predicting the future; but a study of gross and net income, and of dividends covering a long prior period, is highly desirable.  The history to be studied should include but need not be limited to the nature of the business, its products or services, its operating and investment assets, capital structure, plant facilities, sales records and management, all of which should be considered as of the date of the appraisal, with due regard for recent significant changes.  Events of the past that are unlikely to recur in the future should be discounted, since value has a close relation to future expectancy.

(b) A sound appraisal of a closely held stock must consider current and prospective economic conditions as of the date of appraisal, both in the national economy and in the industry or industries with which the corporation is allied.  It is important to know that the company is more or less successful than its competitors in the same industry, or that it is maintaining a stable position with respect to competitors.  Equal or even greater significance may attach to the ability of the industry with which the company is allied to compete with other industries.  Prospective competition which has not been a factor in prior years should be given careful attention. For example, high profits due to the novelty of its product and the lack of competition often lead to increasing competition.  The public's appraisal of the future prospects of competitive industries or of competitors within an industry may be indicated by price trends in the markets for commodities and for securities.  The loss of the manager of a so-called "one-man" business may have a depressing effect upon the value of the stock of such business, particularly if there is a lack of trained personnel capable of succeeding to the management of the enterprise.  In valuing the stock of this type of business, therefore, the effect of the loss of the manager on the future expectancy of the business and the absence of management-succession potentialities are pertinent factors to be taken into consideration. On the other hand, there may be factors which offset, in whole or in part, the loss of the manager's services.  For instance, the nature of the business and of its assets may be such that they will not be impaired by the loss of the manager's services.  Furthermore, the loss may be adequately covered by life insurance, or competent management might be employed on the basis of the consideration paid for the former manager's services.  These, or other offsetting factors, if found to exist, should be carefully weighed against the loss of the manager's services in valuing the stock of the enterprise.

(c) Balance sheets should be obtained, preferably in the form of comparative annual statements for two or more years immediately preceding the date of appraisal, together with a balance sheet at the end of the month preceding that date, if corporate accounting will permit. Any balance sheet descriptions that are not self-explanatory and balance sheet items comprehending diverse assets or liabilities should be clarified in essential detail by supporting supplemental schedules.  These statements usually will disclose to the appraiser: (1) liquid position (ratio of current assets to current liabilities); (2) gross and net book value of principal classes of fixed assets; (3) working capital; (4) long-term indebtedness; (5) capital structure; and (6) net worth. Consideration also should be given to any assets not essential to the operation of the business, such as investments in securities, real estate, etc. In general, such nonoperating assets will command a lower rate of return than do the operating assets, although in exceptional cases the reverse may be true.  In computing the book value per share of stock, assets of the investment type should be revalued on the basis of their market price and the book value adjusted accordingly.  Comparison of the company's balance sheets over several years may reveal, among other facts, such developments as the acquisition of additional production facilities or subsidiary companies, improvement in financial position, and details as to recapitalizations and other changes in the capital structure of the corporation. If the corporation has more than one class of stock outstanding, the charter or certificate of incorporation should be examined to ascertain the explicit rights and privileges of the various stock issues, including: (1) voting powers, (2) preference as to dividends, and (3) preference as to assets in the event of liquidation.

(d) Detailed profit-and-loss statements should be obtained and considered for a representative period immediately prior to the required date of appraisal, preferably five or more years.  Such statements should show (1) gross income by principal items; (2) principal deductions from gross income including major prior items of operating expenses, interest and other expense on each item of long-term debt, depreciation and depletion if such deductions are made, officers' salaries, in total if they appear to be reasonable or in detail if they seem to be excessive, contributions (whether or not deductible for tax purposes) that the nature of its business and its community position require the corporation to make, and taxes by principal items, including income and excess profit taxes; (3) net income available for dividends; (4) rates and amounts of dividends paid on each class of stock; (5) remaining amount carried to surplus; and (6) adjustments to and reconciliation with surplus as stated on the balance sheet. With profit and loss statements of this character available, the appraiser should be able to separate recurrent from nonrecurrent items of income and expense, to distinguish between operating income and investment income, and to ascertain whether or not any line of business in which the company is engaged is operated consistently at a loss and might be abandoned with benefit to the company. The percentage of earnings retained for business expansion should be noted when dividend-paying capacity is considered. Potential future income is a major factor in many valuations of closely-held stocks, and all information concerning past income which will be helpful in predicting the future should be secured.  Prior earnings records usually are the most reliable guide as to the future expectancy, but resort to arbitrary five- or ten-year averages without regard to current trends or future prospects will not produce a realistic valuation.  If, for instance, a record of progressively increasing or decreasing net income is found, then greater weight may be accorded the most recent years' profits in estimating earning power. It will be helpful, in judging risk and the extent to which a business is a marginal operation, to consider deductions from income and net income in terms of percentage of sales. Major categories of cost and expense to be so analyzed include the consumption of raw materials and supplies in the case of manufacturers, processors and fabricators; the cost of purchased merchandise in the case of merchants; utility services, insurance; taxes; depletion or depreciation; and interest.

(e) Primary consideration should be given to the dividend-paying capacity of the company rather than to dividends actually paid in the past.  Recognition must be given to the necessity of retaining a reasonable portion of profits in a company to meet competition. Dividend-paying capacity is a factor that must be considered in an appraisal, but dividends actually paid in the past may not have any relation to dividend-paying capacity. Specifically, the dividends paid by a closely held family company may be measured by the income needs of the stockholders or by their desire to avoid taxes on dividend receipts, instead of by the ability of the company to pay dividends.  Where an actual or effective controlling interest in a corporation is to be valued, the dividend factor is not a material element, since the payment of such dividends is discretionary with the controlling stockholders. The individual or group in control can substitute salaries and bonuses for dividends, thus reducing net income and understating the dividend-paying capacity of the company.  It follows, therefore, that dividends are less reliable criteria of fair market value than other applicable factors.

(f) In the final analysis, goodwill is based upon earning capacity.  The presence of goodwill and its value, therefore, rests upon the excess of net earnings over and above a fair return on the net tangible assets.  While the element of goodwill may be based primarily on earnings, such factors as the prestige and renown of the business, the ownership of a trade or brand name, and a record of successful operation over a prolonged period in a particular locality also may furnish support for the inclusion of intangible value. In some instances it may not be possible to make a separate appraisal of the tangible and intangible assets of the business.  The enterprise has a value as an entity.  Whatever intangible value there is, which is supportable by the facts, may be measured by the amount by which the appraised value of the intangible assets exceeds the net book value of such assets.

(g) Sales of stock of a closely held corporation should be carefully investigated to determine whether they represent transactions at arm's length. Forced or distress sales do not ordinarily reflect fair market value nor do isolated sales in small amounts necessarily control as the measure of value.  This is especially true in the valuation of a controlling interest in a corporation.  Since, in the case of closely held stocks, no prevailing market prices are available, there is no basis for making an adjustment for blockage. It follows, therefore, that such stocks should be valued upon a consideration of all the evidence affecting the fair market value.  The size of the block of stock itself is a relevant factor to be considered. Although it is true that a minority interest in an unlisted corporation's stock is more difficult to sell than a similar block of listed stock, it is equally true that control of a corporation, either actual or in effect, representing as it does an added element of value, may justify a higher value for a specific block of stock.

(h) Section 2031(b) of the Code states, in effect, that in valuing unlisted securities the value of stock or securities of corporations engaged in the same or a similar line of business which are listed on an exchange should be taken into consideration along with all factors. An important consideration is that the corporations to be used for comparisons have capital stocks which are actively traded by the public. In accordance with section 2031(b) of the Code, stocks listed on an exchange are to be considered first. However, if sufficient comparable companies whose stocks are listed on an exchange cannot be found, other comparable companies which have stocks actively traded in on the over-the-counter market also may be used. The essential factor is that whether the stocks are sold on an exchange or over-the-counter there is evidence of an active, free public market for the stock as of the valuation date.  In selecting corporations for comparative purposes, care should be taken to use only comparable companies. Although the only restrictive requirement as to comparable corporations specified in the statute is that their lines of business be the same or similar, yet it is obvious that consideration must be given to other relevant factors in order that the most valid comparison possible will be obtained.  For illustration, a corporation having one or more issues of preferred stock, bonds or debentures in addition to its common stock should not be considered to be directly comparable to one having only common stock outstanding. In like manner, a company with a declining business and decreasing markets is not comparable to one with a record of current progress and market expansion.

Section 5. Weight to be Accorded Various Factors

The valuation of closely held corporate stock entails the consideration of all relevant factors as stated in Section 4. Depending upon the circumstances in each case, certain factors may carry more weight than others because of the nature of the company's business.  To illustrate:

(a) Earnings may be the most important criterion of value in some cases whereas asset value will receive primary consideration in others. In general, the appraiser will accord primary consideration to earnings when valuing stocks of companies which sell products or services to the public; conversely, in the investment or holding type of company, the appraiser may accord the greatest weight to the assets underlying the security to be valued.

(b) The value of the stock of a closely held investment or real estate holding company, whether or not family owned, is closely related to the value of the assets underlying the stock. For companies of this type the appraiser should determine the fair market values of the assets of the company.  Operating expenses of such a company and the cost of liquidating, if any, merit consideration when appraising the relative values of the stock and the underlying assets.  The market values of the underlying assets give due weight to potential earnings and dividends of the particular items of property underlying the stock, capitalized at rates deemed proper by the investing public at the date of appraisal. A current appraisal by the investing public should be superior to the retrospective opinion of an individual. For these reasons, adjusted net worth should be accorded greater weight in valuing the stock of a closely held investment or real estate holding company, whether or not family owned, than any of the other customary yardsticks of appraisal, such as earnings and dividend paying capacity.

Section 6. Capitalization Rates

In the application of certain fundamental valuation factors, such as earnings and dividends, it is necessary to capitalize the average or current results at some appropriate rate.  A determination of the proper capitalization rate presents one of the most difficult problems in valuation. That there is no ready or simple solution will become apparent by a cursory check of the rates of return and dividend yields in terms of the selling prices of corporate shares listed on the major exchanges in the country.  Wide variations will be found even for companies in the same industry.  Moreover, the ratio will fluctuate from year to year depending upon economic conditions. Thus, no standard tables of capitalization rates applicable to closely held corporations can be formulated. Among the more important factors to be taken into consideration in deciding upon a capitalization rate in a particular case are: (1) the nature of the business; (2) the risk involved; and (3) the stability or irregularity of earnings.

Section 7. Average of Factors

Because valuations cannot be made on the basis of a prescribed formula, there is no means whereby the various applicable factors in a particular case can be assigned mathematical weights in deriving the fair market value.  For this reason, no useful purpose is served by taking an average of several factors (for example, book value, capitalized earnings and capitalized dividends) and basing the valuation on the result. Such a process excludes active consideration of other pertinent factors, and the end result cannot be supported by a realistic application of the significant facts in the case except by mere chance.

Section 8. Restrictive Agreements

Frequently, in the valuation of closely held stock for estate and gift tax purposes, it will be found that the stock is subject to an agreement restricting its sale or transfer.  Where shares of a stock were acquired by a decedent subject to an option reserved by the issuing corporation to repurchase at a certain price, the option price is usually accepted as the fair market value for estate tax purposes (see Revenue Ruling 54-76, C.B. 1954-1, 194.) However, in such cases the option price is not determinative of fair market value for gift tax purposes. Where the option or buy and sell agreement is the result of voluntary action by the stockholders and is binding during the life as well as at the death of the stockholders, such agreement may or may not, depending upon the circumstances of each case, fix the value for estate tax purposes. However, such agreement is a factor to be considered, with other relevant factors, in determining fair market value.  Where the stockholder is free to dispose of his shares during life and the option is to become effective only upon his death, the fair market value is not limited to the option price. It is always necessary to consider the relationship of the parties, the relative number of shares held by the decedent, and other material facts, to determine whether the agreement represents a bona fide business arrangement or is a device to pass the decedent's shares to the natural objects of his bounty for less than an adequate and full consideration in money or money's worth. (In this connection, see Revenue Ruling 157 C.B. 1953-2, 255, and Revenue Ruling 189, C.B. 1953-2, 294.) Section 9. Effect on Other Documents Revenue Ruling 54-77, C.B. 1954-1, 187, is hereby superseded.1

1Source: Internal Revenue Bulletin; Cumulative Bulletin 1959-1, January - June 1959, pp. 237

244.

APPENDIX D

Credentials of HVA Professionals

                                   RICK MIRANDA, ASA

HOULIHAN VALUATION ADVISORS

4525 Wasatch Blvd, Suite 333

 Salt Lake City, UT 84124

 (801) 277-0700

 Miranda.HVASLC@gmail.com

EMPLOYMENT HISTORY

2001 to

          HOULIHAN VALUATION ADVISORS. Principal & Valuation Consultant.  Salt Lake City

Present

           - Perform business valuations for companies to assist company management in raising capital, establishing

  ESOP programs, addressing estate and tax planning considerations, and for merger and acquisition activities.

-Prepare fairness opinions assessing the fairness of the financial terms of a transaction to shareholders and provide evidence that reasonable business judgment was used. -Conduct business development activities with other service providers to gain engagements. -Provide expert witness testimony for litigation support.

-Provide consulting services regarding the creation of business plans and financial models to assist companies with growth initiatives.

-Conduct valuations pursuant to SFAS 142 to assess potential impairment of goodwill and intangible assets.

1999 to          NBO, Inc. Chief Financial Officer. Salt Lake City.

2001                - Managed the financial growth of the Company from sales of $4.3 million in FY 99 to $40 million in FY 01.

 - Responsible for writing the Company’s business plan and preparing financial projections.  This material was used in private Placement Memoranda and other documentation for capital raising activities.  During my tenure, NBO completed $7.5 million and $2.2 million private equity offerings and prepared an additional offering for $2.0 million.

- Prepared an analysis of the requirements for becoming a reporting company when NBO reached 500 shareholders.

- Served as liaison with accredited investors, investment bankers, auditors and lawyers.

- Prepared a variety of analyses to value NBO relative to other comparable companies in its industry.

- Supervised Controller and staff of five on accounting operations and reporting to clients.

1998 to            INVEST LINC CAPITAL. Director & Senior Investment Analyst. Provo.

1999                  - Responsible for business origination. Designed pitchbook outlining ILC’s capabilities.  Prospected for clients, participated in marketing meetings and calls.  Negotiated terms of engagement.

                          - Executed transactions: Conducted due diligence, performed valuations, wrote business plans and roadshow presentations for clients, summarized transactions to partners.

                           -Established document and model infrastructure for ILC, including financial projection model, comparable analysis template, pitchbooks, due diligence lists, etc.

1996 to          PARADIGM MEDICAL INDUSTRIES, Inc. Director, Business Development. Salt Lake City.                  1997                    - Responsible for budget planning, execution, and variance analysis.  Supervised Controller.

-Conducted all shareholder activities including annual meeting preparation, preparation of  proxy materials,

 answering information requests, maintaining web site, and taking investor calls.

-Liaison with investment banking community.  Received calls from banking community and provided them with timely updates on company developments. Met with bankers regarding potential capital market activities.

-Conducted analyses and wrote business plans for a new product.

-Wrote Management Discussion & Analysis section and others for SEC reports.

-Implemented program to convert Preferred Shares to Common Shares serving as transfer agent for the Preferred

 Shares.

-Wrote and disseminated press releases.

1995 to              AMERICAN STOCK EXCHANGE.  Director of Investment Banking Services. New York.

1996                    -Responsible for establishing and improving relationships with investment banking community in order to increase listings at the Exchange.

-Developed marketing materials and conducted meetings with investment bankers actively seeking potential listings and discussing the Exchange’s virtues as a marketplace.

- Prepared a strategy to gain favor with investment banks by levering capital needs of AMEX listed companies.

- Conducted comparative analyses on aftermarket performance of Nasdaq stocks to promote transfers to the

  AMEX.

- Attended industry conferences representing the Exchange.

1993 to               OPPENHEIMER & Co., Inc. International Investment Banking.  Associate. New York.

1995                    - Established a $160 million private equity fund in Argentina to purchase recently privatized or restructured companies.

- Valued an Argentine oil & gas concession to advise client on acquisition bid.

- Prepared a $75 million equity offering for an Argentine real estate company.

- Participated in various due diligence sessions and client meetings that required travel to Latin America.

1992 to              LEHMAN BROTHERS Inc. Emerging Markets Group. Corporate Analyst. New York.

1993                    - Lead Managed a $125 million Eurobond for Gruma S.A. and Co-Lead Managed $100 million equity offering for GIMSA, a Gruma subsidiary.

- Arranged a $1 billion Medium Term Note Program for the Republic of Argentina.

- Performed valuations: comparable company, discounted cash flow and comparable transaction analyses.

- Prepared numerous equity and debt presentations promoting Lehman Brothers’ capabilities to potential clients.

1990 to              DOLE FRUIT COMPANY. Manager of Diversified Activities/Financial Analyst.  Ecuador.

1991                    -Managed all aspects of the Division’s diversified activities.  Represented the Division at meetings with the

  Bush Delegation for the Andean Initiative (Non-traditional exports), and Ecuadorian Ministry of Agriculture.

-Prepared a $180 million annual cost budget and $10 million capital budget, executing quarterly budget revisions  and supporting analyses for capital expenditures.

-Submitted the Division’s periodic report on Ecuador’s economic and political climate to the President of  Dole Fresh Fruit International

1986 to             INTER-AMERICAN FOUNDATION. Program Assistant. Washington, D.C.

1988                    - Prepared report on networking among Foundation grantees in Latin America and the Caribbean.

                              Prepared briefing materials for reports to the Board of Directors and US Congress.

- Managed In-Service Contracts with outside consultants.

- Participated in, and summarized project reviews for the Vice President for Programs.

1983 to              PEACE CORPS/PARAGUAY. Cooperative Advisor.

1985                 - Conducted needs assessment, feasibility study and cost/benefit analysis for project potential. Wrote and coordinated a $10,000 USAID grant for a dairy project.

EDUCATION

TUFTS UNIVERSITY, Fletcher School of Law and Diplomacy.  MALD Degree 1990.

Areas of Study:  International Finance, International Energy and Resource Policy, and Western Hemisphere

        Diplomacy.

Recipient, CIGNA Scholarship.  Presented to students who excel in International Finance.

President, International Business Group.

ST. LAWRENCE UNIVERSITY. Bachelor Degree, 1982. Economics-Government Double Major.  Dean’s List 1980.

AMERICAN SOCIETY OF APPRAISERS. Accredited Senior Appraiser (ASA).

Senior Member of the American Society of Appraisers, Business Valuation.

ASSOCIATIONS

President American Society of Appraisers, Chapter 40: Served as President of the Utah Chapter of the ASA. July, 2008 to June, 2010.

PRESENTATIONS

“Negotiating Rough Terrain: Driving the Value of Emerging Companies.” T2M Basecamp.  Salt Lake

City,   UT, May 2003.

“SFAS 141 & 142: Goodwill and Intangible Assets.” Utah Bar Securities Section.  Sun Valley, ID August 2002.

SKILLS

Computer Experience, Excel, Word, Powerpoint, Windows, Bloomberg, Mergerstat, and various valuation sources.  Spanish, Fluent. Foreign Service Institute Rating of “4”. Fletcher School rating of Advanced Professional.

 VALUATION

Alpine Air Express, Inc. As of March 31, 2011

Prepared by

HOULIHAN VALUATION ADVISORS 4525 Wasatch Blvd, Suite 333 Salt Lake City, UT 84124 Tel: (801) 322-3300; FAX: (801) 277-0100

May 25, 2011

HOULIHAN VALUATION ADVISORSâ

Valuation & Capital Consultants

May 25, 2011

Special Committee of the Board of Directors Alpine Air Express, Inc. 1177 Alpine Air Way Provo, UT 84601

Re: Valuation of Minority Interests in Alpine Air Express, Inc.

Dear Sirs:

Attached is the valuation report for Alpine Air Express, Inc. (hereinafter referred to as "Alpine" or "the Company"), that Houlihan Valuation Advisors ("HVA") has completed at your request. The purpose of the report is to render an opinion as to the fair value of the common stock of the Company as of March 31, 2011 for use by management in exploring the feasibility of repurchasing fractional shares following a reverse stock split in the issued and outstanding shares of the Company’s common stock.

The report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice and the Business Valuation Standards I through IX set forth by the American Society of Appraisers.

Fair value is a legally created standard of value that applies to certain specific transactions.  In most states, fair value is the statutory standard of value applicable in cases of dissenting stockholders’ appraisal rights. In these states, if a corporation merges, sells out, or takes certain other major actions, and the owner of a minority interest believes he is being forced to receive less than adequate consideration for the stock, he has the right to have his shares appraised and to receive fair value in cash. In states that have adopted the Uniform Business Corporation Act, the definition of fair value follows:

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate actions to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would inequitable.

Even in states that have adopted this definition, there is no clearly recognized consensus about the interpretation of fair value in this context, but published precedents established in various state courts certainly have not equated it to fair market value.

4525Wasatch Blvd., Suite 333, Salt Lake City, UT 84124

(801) 277-0700, Fax (801) 277-0100

Miranda.HVASLC@gmail.com

The business valuation study was undertaken using widely accepted principles of financial analysis and valuation. In particular, we observed the principles set forth in Internal Revenue Ruling 59-60, 1959-1 CB 237. The asset value, transaction value, market value, and income value methods of valuation were applied and the results analyzed in arriving at an estimate of the fair value of the common stock of the Company.

In preparing the report, we have used information provided by the Company.  The Company has represented that the information is reasonably complete and accurate. We did not make independent examinations of information prepared by Company management, which was relied upon, and, accordingly, we make no representations or warranties nor do we express any opinion regarding the accuracy or reasonableness of such.  All of the information made available to us was carefully analyzed and reasonable attempts were made to find additional information that would be helpful in this study.

This report has been prepared for the specific purpose of establishing the fair value of the common stock of Alpine as of March 31, 2011 for use by management in exploring the feasibility of repurchasing fractional shares following a reverse stock split in the issued and outstanding shares of the Company’s common stock. The report is intended for no other use, and is not to be copied or given to unauthorized persons without the direct written consent of HVA.

Since valuation is an imprecise science, HVA does not purport to be a guarantor of value. Reasonable people can differ in their estimates of value.  HVA does certify that this valuation study was conducted and the conclusions arrived at independently using conceptually sound and commonly accepted methods of valuation.

Our study has concluded that a reasonable estimate of the fair value of the common stock of Alpine as of March 31, 2011 is $5,329,000 or $0.15457 per share based on 34,475,857 common shares of the Company’s common stock issued and outstanding, as of that date.

Neither HVA nor its principals have any present or intended interest in Alpine. HVA's fees for this valuation are based on professional time charges, and are in no way contingent upon the final valuation figure determined.

HOULIHAN VALUATION ADVISORS

By:

______________________________ Ricardo Miranda, ASA

PRINCIPAL

Table of Contents

TABLE OF CONTENTS                                                                                                                                               1

PREFACE                                                                                                                                                                        3

BASIC PRINCIPLES OF VALUATION                                                                                                                    4

INTRODUCTION                                                                                                                                                           6

PURPOSE                                                                                                                                                                                                                                                                        6

SCOPE                                                                                                                                                                                                                                                                              6

METHODOLOGY                                                                                                                                                                                                                                                          6

COMPANY BACKGROUND                                                                                                                                        8

OVERVIEW                                                                                                                                                                                                                                                                     8

OFFICES, FACILITIES & LOCATIONS                                                                                                                                                                                                                        8

SERVICES                                                                                                                                                                                                                                                                         9

Air Transport Routes & Delivery                                                                                                                            9

First Officer Training Program                                                                                                                               9

AIR TRANSPORT FLEET                                                                                                                                                                                                                                              9

VENDORS & SUPPLIERS                                                                                                                                                                                                                                           10

MARKET AREA                                                                                                                                                                                                                                                            10

CUSTOMERS                                                                                                                                                                                                                                                                  11

COMPETITION                                                                                                                                                                                                                                                             11

Alpine Air’s Competitive Strengths & Weaknesses                                                                                            13

MANAGEMENT & STAFFING                                                                                                                                                                                                                                    13

OWNERSHIP & CAPITALIZATION                                                                                                                                                                                                                          16

Common Stock                                                                                                                                                           16

Preferred Stock                                                                                                                                                          17

Stock Options                                                                                                                                                             17

SITE VISIT & MANAGEMENT INTERVIEWS                                                                                                                                                                                                          18

LEGAL ISSUES & CONTINGENT LIABILITIES                                                                                                                                                                                                       18

ECONOMIC OVERVIEW                                                                                                                                              20

THE NATIONAL ECONOMY                                                                                                                                                                                                                                       20

Economic Growth                                                                                                                                                      20

Employment                                                                                                                                                                20

Federal Budget & Debt                                                                                                                                            22

Financial Markets                                                                                                                                                     23

Industrial Production & Productivity                                                                                                                   23

Automotive Sector                                                                                                                                                     24

Housing Sector                                                                                                                                                          24

Consumer Confidence & Spending                                                                                                                       26

Inflation                                                                                                                                                                       26

INDUSTRY OVERVIEW:  GLOBAL LOGISTICS – AIR FREIGHT                                                                    28

DESCRIPTION                                                                                                                                                                                                                                                                28

OVERVIEW                                                                                                                                                                                                                                                                    28

Industry Performance                                                                                                                                               29

PRODUCTS & SERVICES                                                                                                                                                                                                                                            30

MARKET SIZE                                                                                                                                                                                                                                                               31

DEMAND DETERMINANTS                                                                                                                                                                                                                                       32

COMPETITION                                                                                                                                                                                                                                                             32

REGULATION                                                                                                                                                                                                                                                              33

INDUSTRY OUTLOOK                                                                                                                                                                                                                                               34

FINANCIAL REVIEW                                                                                                                                                  37

Valuation of Alpine Air Express, Inc. as of March 31, 2011                                                                                        Page 1

Income Statements                                                                                                                                                 37

Profitability                                                                                                                                                            39

EBITDA                                                                                                                                                                    39

Turnover Ratios                                                                                                                                                     39

Financial Risk & Liquidity                                                                                                                                 40

ESTIMATES OF VALUE                                                                                                                                           41

OVERVIEW                                                                                                                                                                     41

NATURE OF THE SECURITY                                                                                                                                       41

DISCOUNT FOR LACK OF MARKETABILITY                                                                                                            42

General Concepts                                                                                                                                                   42

Prior Studies                                                                                                                                                           42

HVA Study                                                                                                                                                                45

Changes in Regulations and their Impact on the Restricted Stock of Publicly Traded Companies      47

 Studies Applicable for Privately Held Securities                                                                                            49

CONTROL PREMIUMS AND MINORITY DISCOUNTS                                                                                                50

TRANSACTION VALUE                                                                                                                                                  52

Meridian Capital                                                                                                                                                    52

SCS, Inc. Transaction                                                                                                                                             52

Ron Pattison Transaction                                                                                                                                      53

APNX 90-Day Trading History                                                                                                                             53

INCOME VALUE                                                                                                                                                             53

     Normalization of Earnings                                                                                                                                    55

BOOK VALUE                                                                                                                                                                 56

NET ASSET VALUE                                                                                                                                                       56

MARKET VALUE –GUIDELINE COMPANY METHOD                                                                                             58

SUMMARY AND CONCLUSION                                                                                                                            62

EXHIBITS

EXHIBIT #1

HISTORICAL INCOME STATEMENTS FY2006-10

EXHIBIT #2

HISTORICAL INCOME STATEMENT ITEMS AS A PERCENT OF TOTAL REVENUES FY2006-10

EXHIBIT #3

HISTORICAL INCOME STATEMENT ITEM GROWTH RATES FY2006-10

EXHIBIT #4

HISTORICAL INCOME STATEMENTS FIVE MONTHS ENDED MARCH 31, 2010-11

EXHIBIT #5

HISTORICAL INCOME STATEMENT – TRAILING TWELVE MONTHS ENDED MARCH 31, 2011

EXHIBIT #6

HISTORICAL BALANCE SHEETS AS OF OCTOBER 31, 2006-10

EXHIBIT #7

HISTORICAL BALANCE SHEET ITEMS AS A PERCENT OF TOTAL ASSETS AS OF OCTOBER 31, 2006-10

EXHIBIT #8

HISTORICAL BALANCE SHEETS AS OF MARCH 31, 2010-11

EXHIBIT #9

SELECTED FINANCIAL RATIOS

EXHIBIT #10

HISTORICAL CONTROL PREMIUMS

EXHIBIT #11

HISTORICAL TRADING PRICES & VOLUMES FOR APNX FROM JANUARY 2, TO MARCH 31, 2011

EXHIBIT #12

COMPUTATION OF DISCOUNT RATE & CAPITALIZATION RATE

EXHIBIT #13

ADJUSTED BALANCE SHEET AS OF MARCH 31, 2011

EXHIBIT #14

INDUSTRY SAMPLE GROUP - DESCRIPTION OF GUIDELINE PUBLIC COMPANIES

EXHIBIT #15

PUBLIC MARKET DATA - GUIDELINE PUBLIC COMPANIES AS OF MARCH 31, 2011

EXHIBIT #16

MARKET VALUE RATIOS OF THE INDUSTRY SAMPLE GROUP

EXHIBIT #17

ORGANIZATION CHART

APPENDICES

APPENDIX A

CERTIFICATION

APPENDIX B

STATEMENT OF LIMITING CONDITIONS

APPENDIX C

REVENUE RULING 59-60

APPENDIX D

PROFESSIONAL CREDENTIALS

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Preface

This valuation study was conducted by Houlihan Valuation Advisors (HVA) at the request of the Special Committee of the Board of Directors of Alpine Air Express, Inc. (hereinafter "Alpine Air" or "the Company") to provide an estimate of the fair value of the common equity of Alpine Air as of March 31, 2011. The purpose of this valuation is to assist the Board in exploring the feasibility of repurchasing fractional shares following a reverse stock split in the issued and outstanding shares of the Company’s common stock.

This valuation report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice as well as Business Valuation Standards set forth by the American Society of Appraisers.

In preparing this report, information provided by the Company was used. Management has represented the information as being reasonably complete and accurate, and as fairly presenting the financial position, prospects and related facts of the Company. HVA is not in a position to certify the accuracy of basic data provided by management, and the validity of this valuation study is dependent upon the accuracy of such data. HVA does certify that conceptually sound methods were used in the valuation.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Basic Principles of Valuation

The principles that have governed this analysis provide a basis for the determination of value where an active market for a company's securities is lacking. The valuation procedure attempts to analyze the earning power of a company and the ability of the company to convert this earning power into value. Earning power is related to the rates of return expected in the financial markets for various types of investment alternatives, with consideration given to past history, expected growth rates and risk. This report provides a direct comparison between Alpine Air's operations and those of companies operating in the same industry. From this comparison, certain reasonable conclusions concerning the relative financial position and performance of the Company may be drawn.

Fair value is defined by the Financial Standards and Accounting Board (FASB) in SFAS 157 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Of note, this Statement requires consideration of the exit price paid (if liability) or received (if asset) in a hypothetical transaction in an orderly market (i.e., not a forced liquidation or sold under duress).

This Statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.

The value of securities of a corporation in the hands of its stockholders and the value of the underlying assets of the corporation are often only incidentally related. The value of securities, which are freely traded in a public market, is influenced as much by external factors beyond the control of the company as it is by internal factors within the control of management. Such external factors include:

•

General economic conditions.

•

Conditions existing within a specific industry (e.g. degree of risk, stability or rate of growth).

•

Public attitude and investor sentiment toward particular industry sectors and companies.

The fair value of securities that are very thinly traded and do not have a research following or numerous market makers, such as Alpine Air, may not be represented by public market quotations, creating a need for independent professional business valuation.  Principal weight must be given to evidences of earning power, book value, dividend-paying capacity, financial and competitive position, and other facts and circumstances, which a potential buyer and seller would consider. Also, prices realized in actual sales of similar companies on or about the valuation date afford a realistic measure of value.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Professional valuation of a thinly-traded company listed on the OTC market cannot be considered an exact science. However, experience has shown that comprehensive and thorough valuation analyses can generate ranges of value that are reasonable and relevant.

The various techniques used in this report are based on different concepts and assumptions. As a result, their application produces a range of possible values. A single number within that range is given as a reasonable estimate of value as of the valuation date. It should be emphasized that, as is the case with publicly traded securities, when expectations for Alpine Air change over time, so does its value. Further, the value of a firm may fluctuate over time even though its internal operating characteristics remain essentially unchanged. The securities market places different significance on income and risk properties of companies as general economic conditions vary.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Introduction

Purpose

The purpose of this report is to provide an estimate of the fair value of the common equity of the Company, as of March 31, 2011, to assist the Board in exploring the feasibility of repurchasing fractional shares following a reverse stock split in the issued and outstanding shares of the Company’s common stock.

Scope

Both internal and external factors that influence the value of Alpine Air have been analyzed and interpreted. Internal factors include the firm's performance and financial structure, as well as the size and marketability of the interest being valued. External factors include, among others, the health of the industry and the position of the Company therein, economic trends and conditions in the securities markets.

Methodology

SFAS Statement 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, this Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In those situations, the reporting entity need not undertake all possible efforts to obtain information about market participant assumptions. However, the reporting entity must not ignore information about market participant assumptions that is reasonably available without undue cost and effort.

This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or the risk inherent in the inputs to the valuation technique. A fair value measurement should include an adjustment for risk if market participants would include one in pricing the related asset or liability, even if the adjustment is difficult to determine.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

This report first looks at the background and operating characteristics of Alpine Air. It next provides overviews of the national economy, and the air cargo industry, each important as a description of the environment in which the Company operates.

A financial analysis of the Company, as well as a comparative analysis of the performance of the Company with that of the industry, follows. Next, the report determines explicit values for the Company via the application of alternative valuation techniques. Four valuation methods are analyzed:

1.

Transaction Value (prior transactions in the Company’s stock);

2.

Income Value (based on the present value of future benefits);

3.

Market Value (derived from market value ratios of guideline public companies and ratios of comparable company transactions); and

4.

Book Value (including orderly liquidation value).

After considering the assumptions and relative justification of each valuation method, the results are synthesized into a fair value estimate of the Company's common stock.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Company Background

Overview

Alpine Air Express, Inc. is a Delaware corporation engaged in the air cargo transport business through its wholly owned subsidiary Alpine Aviation, Inc. ("Alpine Aviation"), which is a Utah corporation. Alpine Aviation was organized in the state of Utah on October 7, 1975, and has been operated by the same management since 1986.

Alpine Aviation is an air cargo operator transporting mail packages and other time-sensitive cargo to 19 cities in the western region of the mainland United States. Alpine Aviation began its operations in 1972 with the intent of being a regional charter service and cargo carrier. After present management acquired control in 1986, Alpine Aviation shifted its focus from chartered passenger services to the air cargo services.

Alpine Air Express, Inc. (“Alpine Air” or the “Company”) was formed in April, 1994, under the name Riverside Ventures, Inc. Prior to its acquisition of Alpine Aviation in June 2000 Alpine Air had no business operations and was actively looking for a business with which to merge or acquire in an effort to create value for its shareholders. On June 12, 2000, Alpine Air, under its former name, entered into an agreement and plan of reorganization with Alpine Aviation, pursuant to which Alpine Air acquired all of the outstanding shares of Alpine Aviation. Pursuant to the terms of the reorganization, Alpine Air Express issued 9,895,000 shares of its common stock to the stockholders of Alpine Aviation in exchange for all of the issued and outstanding shares of Alpine Aviation. As a result of the reorganization, Alpine Aviation became a wholly owned subsidiary of Alpine Air. As a further result of the reorganization, the management of Alpine Aviation assumed control over Riverside Ventures, Inc. and changed the company's name to the current name of Alpine Air Express, Inc.

The reorganization has been treated as a reverse merger, with Alpine Aviation as the surviving entity for accounting purposes, and Alpine Air the surviving entity for corporate operating and branding purposes.

Offices, Facilities & Locations

Alpine Air is headquartered in its owned facility located at 1177 Alpine Air Way in Provo, Utah. This facility is on leased property at the Provo Municipal Airport. The hangar consists of a 21,000 square foot building owned by Alpine Air. The Company has a 30-year lease agreement for the land with two five-year extension options for real property at the Provo, Utah Airport.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

The Company leases approximately 14,000 square feet of facilities in Billings, Montana at the Logan International Airport. The facilities are comprised of 1,755 square feet of office space, 8,645 square feet of hangar, and 3,630 square feet for ground support. The lease for the hangar is for a term of 10 years ending in October 2017. The lease term for the maintenance facility is one year ending on February 28, 2011; thereafter, the lessee has the option to renew the lease for a an additional one year period, which had begun as of the valuation date. These operating lease agreements contain scheduled rent escalation clauses based on changes in the consumer price index.

Alpine Air carries extensive insurance coverage on all its facilities and aircraft. Management believes the insurance coverage is adequate to cover any damage to its facilities or aircraft, and any resulting liabilities.

Services

Air Transport Routes & Delivery

Alpine Air currently has 20 air cargo routes covering 19 cities in six western states in the mainland United States. Alpine Air also provides contract cargo charter flights for other carriers and for the public. Most routes are flown every day, and some multiple times per day. In fiscal 2010 Alpine Air transported 8,444 tons of cargo. In addition to air cargo transportation, the Company flies charters for other cargo carriers requiring regional service (no passengers), provides ground equipment support, maintenance, and service on aircraft owned or operated by third-parties, aircraft leasing to third-parties, and operates a First Officer Training program.

First Officer Training Program

Alpine Air operates its Beechcraft 99/1900 First Officer Training program for initial training and Federal Aviation Regulation (FAR) Part 135 Second-In-Command (SIC) qualification and certification. After pilot qualification, there is a temporary assignment on an Alpine Air scheduled Part 135 Air Taxi route system for practical flight experience, including logged PIC time, with over $8000 being reimbursed in the form of wages earned throughout the training. The Company offers 300 hour and 150 hour courses. Tuition includes all books, study materials, and facilities. The 300 hour Beechcraft 99 course tuition is $19,900, and the 300 hour Beechcraft 1900 course tuition is $27,200.

Air Transport Fleet

Alpine Air currently owns 27 aircraft, of which it operates 23 aircraft on one national certificate, and leases three aircraft to two third-party operators on an annual basis. The largest aircraft in the Company’s fleet is the Beechcraft 1900 model aircraft, which holds approximately 6,000 pounds of cargo. The Company

Valuation of Alpine Air Express, Inc. as of March 31, 2011

also operates the Beechcraft 99 model aircraft, which holds approximately 3,400 pounds of cargo.

Aircraft Owned	Quantity
Beechcraft 99	13
Beechcraft 1900	14

The three leased aircraft are Beechcraft 1900 models configured for passenger transport. Management reports that all aircraft are in working condition and alternately either in maintenance or assigned to a scheduled route.

Vendors & Suppliers

Alpine Air relies on approximately 50–100 suppliers for support in two main operational areas: aviation fuel and parts and supplies for repair and maintenance of its aircraft fleet. The Company sources its Jet-A aviation fuel from two major suppliers: Conoco Phillips and Avfuel. The Company sources parts for its engine overhauls from major national and international suppliers including: Standard Aero, Dallas Airmotive, United Turbine, and Southwest Airmotive. Additional aircraft parts and supplies are sourced from approximately 50–100 suppliers including Hawker-Beechcraft and Precision Avionics.

Market Area

Alpine Air’s current market area is in 19 cities located in six western U.S. states: Colorado, Montana, Nebraska, North Dakota, South Dakota, and Wyoming.

Alpine Air Express Service Area

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Customers

Alpine Aviation’s business focus is on transporting mail for the United States Postal Service (USPS) and carrying packages for the United Parcel Service (UPS), a large nationwide and international carrier. Approximately 92 percent of Alpine Aviation's revenues are from these two customers. In fiscal year 2010, 69 percent of the Company’s revenue was derived from the USPS, 23 percent from UPS, and eight percent from other customers.

USPS Business – The USPS awards Alternate Means of Transportation (AMOT) and Air Segment Contracts requiring private suppliers to provide service between a specific origin and a specific destination. AMOT and air segment contracts are purchased competitively by the Air Transportation CMC through the RFP process. Alpine Air has had a 32 year relationship with the USPS. The Company has made significant capital investments in mail barcode scanning equipment, technology and processes to support this client. Alpine Air reports that a six-year contract extension with the USPS was executed in September 2009 for five routes in Montana, North Dakota, and South Dakota. During the quarter ending July 31, 2009, the USPS did not renew its contracts with the Company for service in Hawaii, and Alpine Air discontinued operations in Hawaii.

In the future, if the Company were unable to renew its USPS contract, it would have a significant negative impact on earnings and revenues. In fiscal 2010, the Company carried over 8,444 tons of cargo as compared to 9,673 tons in fiscal 2009, representing a 12.7 percent decrease that is directly attributable to the loss of the USPS contract for service in Hawaii in August, 2009.

UPS Business – UPS currently contracts with 28 feeder airlines, and Alpine Air is one of the top-five largest vendors for this service. In 2008, the Company executed a contract with UPS for 12 routes in Colorado, Montana, Nebraska, and Wyoming. This contract runs through March 2013. The Company reports an on-time delivery record of 99.5 percent for UPS, and is preparing to bid for additional routes in Idaho, Nevada, Utah, and Wyoming.

Competition

Alpine Air competes in the air cargo transport market. While there are a large number of companies in this marketplace including: large national and international airlines (Delta, American Airlines, etc.); large national and international delivery services (UPS, Federal Express, DHL, etc.); and smaller carriers serving a specific geographic region, the Company’s management has identified three regional air cargo companies that it considers its main competition for USPS and UPS contracts in its market area:

Corporate Air, Inc. (CAI) – is a privately-held Montana corporation founded in 1981 and headquartered in Billings, Montana. The company owns and operates

Valuation of Alpine Air Express, Inc. as of March 31, 2011

maintenance facilities throughout: Colorado, Hawaii, Montana, North Dakota, Utah, Wyoming, the Philippines, and Puerto Rico. CAI specializes in offering feeder airline cargo service, and is a certified Commercial Operator and Air Carrier under Parts 135 and 121 of the Federal Aviation Act. CAI operates on a regularly scheduled basis with the authority to operate anywhere in the United States and Canada. CAI maintains general operations and maintenance facilities at: Billings, Montana; Casper, Wyoming; Grand Forks, North Dakota; Great Falls, Montana; Honolulu, Hawaii; and Salt Lake City, Utah.

CAI currently operates freight contracts in Southeast Asia and the Philippines. In addition to contract operations, the company offers freight charter services. Advanced training is provided to pilots, mechanics, dispatch personnel, and line service technicians. Corporate Air is also an established third-party operations consultant

CAI operates a variety of aircraft models: Brasilia Embraer-120, Beech 1900, Cessna 208 Caravan, and Shorts 3-30 in the following U.S. states: Colorado, Hawaii, Idaho, Minnesota, Montana, Nebraska, North Dakota, Utah, and Wyoming. The company has authority to operate in the following countries: Canada, the Caribbean, Mexico, the Philippines, Puerto Rico, South America, and the United States.

Ameriflight, LLC – is a privately-held company founded as California Air Charter by its current president, Gary Richards, in Burbank, California in 1968. Ameriflight operates from major bases in Burbank, Oakland, and Ontario, California; Cincinnati, Ohio; Dallas, Texas; Omaha, Nebraska; Phoenix, Arizona; Portland, Oregon; Salt Lake City, Utah; and Seattle, Washington, as well as San Juan and Borinquen, Puerto Rico.

Ameriflight has over 650 employees, including a flight crew of approximately 250 pilots, and more than 165 mechanics. Ameriflight operates a fleet of 170 aircraft making more than 2,000 weekly departures, flying approximately 90,000 hours per year to serve more than 250 communities throughout the United States, Canada, Mexico, the Caribbean, and South America. Company management represents they are the largest cargo airline in the U.S. that operates under Part 135 of the Federal Aviation Regulations. The company’s aircraft fleet consists of: Embraer Brasilias; Fairchild Metro III and Expediters; Beech 1900 and 99 models; and Piper Navajo and Chieftain models.

A large portion of Ameriflight’s activity is focused on providing small package feeder aircraft for overnight parcel carriers such as UPS, Federal Express, and DHL. Ameriflight also transports bank checks, documents, medical specimens, and other business-to-business cargo between small communities and processing centers in large cities, and provides service five nights per week on the West Coast, shuttling over 75,000 pounds of documents and data per day, for financial and courier customers in: Burbank, Las Vegas, Oakland, Salt Lake City, Phoenix, Portland, and Seattle.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Suburban Air Freight, Inc. (SAF) – is a privately-held an all-cargo carrier that began operations in 1984, and is based in Omaha, Nebraska. SAF provides an all-weather fleet of turbine powered aircraft for cargo transport, on either a charter (per trip) basis, or for scheduled contracts. The company flies scheduled routes carrying cargo for four major package delivery companies and for USPS contracts in the continental United States, and operates routes in Alaska on Bureau of Land Management (BLM) contracts with aircraft equipped for remote and undeveloped areas.

SAF operates Suburban Air Services, Inc. to provide maintenance and support for its aircraft fleet, as well as providing third-party maintenance on selected types of aircraft. Capabilities include airframe inspections, line maintenance, major and minor structural repair, PT6-A hot section inspections and installations, cargo conversions for Beech 99, Beech 1900, Caravan, and Commander aircraft, as well as remote service support for other feeder carriers. Maintenance technicians work day or night shifts.

Alpine Air’s Competitive Strengths & Weaknesses

Company management identifies the following as its competitive strengths in its market area:

•

Utilizes barcode scanning systems to track USPS mail on all routes.

•

Long history of “on-time supplier” servicing the USPS and UPS.

•

Management has extensive operational and maintenance experience.

•

The Company’s engine trend monitoring systems and FAA approved engine overhaul programs result in lower maintenance costs.

•

Alpine Air operates in a niche market as larger commercial cargo carriers avoid servicing regional routes for the USPS, UPS, and other carriers due to the associated increased operating costs.

Company management identifies the following as its competitive weaknesses in its market area:

•

Management has elected to limit its geographical market to the western United States and Hawaii.

•

The Company’s business is concentrated on only two major customers: the USPS and UPS, representing 92 percent of FY 2010 revenues.

•

The aircraft fleet is older requiring avionics updates, etc.

•

The new aircraft leasing business offers only short-term leases.

•

Aircraft asset values are currently low and are adversely affected by the Company’s engine overhaul program.

Management & Staffing

As of the valuation date, Alpine Air has 109 employees with 61 being full-time including: 10 administrative employees, and 62 in flight operations of which 23

Valuation of Alpine Air Express, Inc. as of March 31, 2011

are pilots. None of the Company’s employees belong to a labor union or have employment contracts. Mr. Mallette and Mr. Distefano are considered key employees of Alpine Air of whom the loss of either would materially impact the Company’s operations. Alpine Air has a key-man life insurance policy in-force for Mr. Mallette in the amount of $670,000. There is no key-man insurance policy in-force for Mr. Distefano. An organization chart for the Company can be found in Exhibit 17.

The members of the Board of Directors of Alpine Air serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following table lists the directors and executive officers of the Company:

Name	Age	Position	Position Since
Eugene Mallette	61	CEO & Director	1986
Rick Wood	38	Principal Financial Officer	2010
Max Hansen	61	Secretary/Treasurer & Director	1986
Joseph Etchart	62	Chairman	2005
Ronald Pattison	53	Director	2006

Eugene R. Mallette – Chief Executive Officer

Mr. Mallette began his career with Alpine Aviation in 1979 as its sales manager, and becoming its general manager later in 1979. He became chief executive officer and director upon acquiring Alpine Aviation in 1986. Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor. He received a B.A. in Business Administration from Carroll College in 1971. Mr. Mallette holds a commercial pilot's license and maintains his proficiency. He devotes time to civic and charitable causes and was previously chairman of the Better Business Bureau of Utah County and vice-president of the Provo Chamber of Commerce and was named CEO of the Year for Small Public Companies in Utah in 2008.

William Distefano – General Manager

Mr. Distefano has more than 30 years of service with Alpine Air with intimate knowledge of all facets of the Company’s operations. Mr. Distefano is responsible for the maintenance and management of the Company’s aircraft fleet. Under his supervision, the Company increased aircraft utilization and limited extensive maintenance down time as a direct result of a Pratt & Whitney PT-6 turbine engine service time extension granted by the FAA. Mr. Distefano holds an Aircraft and Engine Repair certificate and is an Airframe Inspector.

Rick C. Wood – Principal Financial Officer

Mr. Wood was named the principal financial officer of Alpine Air in January 2010 after serving as the senior accountant and accounting manager since February 2006. He received a B.S. degree in Accounting from the University of Utah and has served in various accounting capacities for the last 10 years. He is currently pursuing a Masters of Accountancy degree from the University of Phoenix in preparation for the C.P.A. exam. Prior to coming to Alpine Air, he

Valuation of Alpine Air Express, Inc. as of March 31, 2011

worked as the controller of a local computer company where he began as an accounting clerk and sales consultant. Prior to his accounting career, Mr. Wood had a successful sales career with CompUSA, Gateway Computers, American Express, and Qwest Communications.

Max A. Hansen – Director

Mr. Hansen has been a director of Alpine Air since 1986, and legal advisor to the company since 1979. Mr. Hansen is a veteran attorney maintaining an active legal practice for over 32 years. He is an active member of the bars in Montana, Utah, and California. He is a past president of the State Bar of Montana and has served for almost two decades as a delegate to the American Bar Association House of Delegates. He is also a past president of the National Caucus of State Bar Associations, past member of the ABA Nominating Committee and sat on the ABA Standing Committee for the Federal Judiciary. Hansen is also a member of the ABA Section of Taxation and sits on the Sales, Exchanges and Basis Committee of the Section. Martindale-Hubble, an attorney rating system, has bestowed upon Mr. Hansen its highest rating of AV and he is also a Fellow of the American Bar Association.

In addition to his role with Alpine Air, Hansen is the owner of his own law firm, Max A. Hansen & Associates, P.C. and is president and CEO of American Equity Exchange, Inc. (AEEI), one of the first 1031 qualified intermediary companies in the Rocky Mountain Region. AEEI and its affiliated company, Reverse Exchange Services, Inc. have assisted taxpayers for more than 19 years in structuring and completing tax-deferred property exchanges through its offices in Montana, Utah, and California. Mr. Hansen is a Certified Exchange Specialist, member of the Board of the Federation of Exchange Accommodators (FEA), and is a past president, treasurer and CFO of the FEA. He serves on various committees of the FEA and has appeared extensively before professional groups and on panels of experts around the country speaking on the topic of property exchanges.

Mr. Hansen earned his Juris Doctorate degree from the University of San Diego, School of Law in 1976 where he was a member of the Law Review. Max also earned his Bachelor of Arts degree in Political Science from Carroll College in Helena, Montana in 1971 where he maintained a four year Honor Scholarship. In addition to his law and business-related affiliations, Mr. Hansen has fulfilled various civic posts including a five year term as the chairperson of the Police Commission of the City of Dillon, Montana. He also served as a part-time instructor at University of Montana-Western in Dillon, were he taught courses in probate and estate planning, business law, and human resource management. He has been an active member of local Chambers of Commerce and other community boards and associations in Dillon, Montana and Tremonton, Utah.

Joseph O. Etchart – Director

Mr. Etchart has been a member of our Board of Directors since April, 2002. He formerly served as Alpine Air's director of public and investor relations. He is also the president and chief executive officer of Hinsdale Land Company, a real estate and agricultural enterprise in Montana. Since 1985, Mr. Etchart has served

Valuation of Alpine Air Express, Inc. as of March 31, 2011

on the Board of Directors, and is a former chairman of the board, of Montana Livestock Ag Credit, one of the premier agricultural lending institutions in the Pacific Northwest. He served two terms as president of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production. In addition, Mr. Etchart has held numerous civic, political, and appointed posts, including campaign finance chairman during the first successful election of Montana Governor Marc Racicot. Mr. Etchart received a Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

Ronald L. Pattison – Director

Mr. Pattison received his C.P.A. Certificate in August of 1984 after graduating with a B.A. in Business Administration, specializing in Accounting. He has specialized in the design and administration of defined contribution plans, but also has a working knowledge of the requirements for defined benefit plans. He was the manager of the Defined Contribution practice group in the Albuquerque, New Mexico office of a national consulting firm. Ron left that practice in December of 1990 to start Pattison Pension Specialists, Inc., where he is currently a principal.

Ownership & Capitalization

Common Stock

Alpine Air's common stock is currently quoted on the National Association of Securities Dealers (NASDAQ) Electronic Bulletin Board under the symbol "APNX". There were 34,475,857 shares of common stock outstanding as of the date of valuation. Since its inception, Alpine Air has paid no dividends on its common stock, and management does not anticipate paying a dividend in the foreseeable future.

The following table sets forth information relating to the beneficial ownership of Alpine Air's common stock as of  March 31, 2011, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, and each of the its directors and officers:

Shareholder	Description	Shares	Percent Ownership
Eugene Mallette	CEO & Director	27,729,465	80.43
Bill Distefano	General Manager	1,201,220	3.49
Max Hansen	Secretary/Treasurer & Director	11,874	0.03
Joseph Etchart	Director	17,445	0.05
Ronald Pattison	Director	464,898	1.35
		29,424,892	85.35

Other	Outside Shareholders	5,050,965	14.65

Total		34,475,857	100.00

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Preferred Stock

As of the valuation date there were 740,000 shares of preferred stock issued and outstanding. The preferred stock provides for monthly dividends at an annual rate of 6.5 percent, is non-voting, and is convertible at any time to common stock by the holder based on the current market price of the Company’s common stock. The Company can redeem the preferred stock any time and the holder can call for redemption of the preferred stock any time after December 1, 2011.

Stock Options

Alpine Air’s equity incentive plan allows the Company to issue incentive stock options, non-statutory stock options, and restricted shares to employees, directors, and consultants of the Company. Annually, commencing January 2002, the aggregate number of shares of the Company's common stock available for award under the plan shall increase by the lesser of 250,000, or by seven percent of the outstanding common stock, less the number of shares previously authorized for the plan. After August 18, 2011, the plan terminates and no further options may be granted. The exercise price of options granted under the terms of the plan must not be less than 100 percent of the fair market value of the shares as of the date of grant. Additionally, no individual may be granted more than 100,000 options in any given year. All options issued under the plan are exercisable for 10 years and vest after two years.

The Company manages the plan as a qualified ISO plan, meaning that option grants must be made either at-the-money, or out-of-the-money (the exercise price must be at or above fair market value), to “qualify” and not create a tax event upon the grant. The Company has not received, and does not intend to request, a determination from the Internal Revenue Service that the options issued under its plan qualify for treatment as qualified incentive stock options. The following table summarizes the Company’s outstanding stock options:

	October 31, 2010		October 31, 2009
	Shares	Exercise Price	Shares	Exercise Price
Options outstanding at beginning of the year	1,434,909	$ 0.30 – 2.50	1,637,009	$ 0.30 – 2.50
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	37,500	$ 0.30 – 2.50	202,100	$ 0.30 – 2.50
Expired	-	-	-	-
Outstanding at end of year	1,397,409	$ 0.30 – 2.50	1,434,909	$ 0.30 – 2.50
Weighted average fair value of options granted during the year	-	-	-	-

Valuation of Alpine Air Express, Inc. as of March 31, 2011

The following table summarizes the Company’s exercisable options:

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$2.50	554,120	0.8 years	$2.50	554,120	$2.50
$0.30 - $0.50	843,289	6.8 years	$0.39	843,289	$0.39
	1,397,409	4.4 years	$ 1.24	1,397,409	$ 1.24

As of the valuation none of the outstanding and exercisable options were in the money based upon the analysis that follows in this report.

Site Visit & Management Interviews

HVA has had several discussions with Lewis Tippets, Tax Account, Rick Wood, Principal Financial Officer and Eugene Mallette, CEO to discuss the historical financials, adjustments to those financials and the Company’s operations.  Certain of these conversations occurred by phone and Rick Miranda visited Alpine Air’s facilities in Provo, UT to review due diligence materials, gain a familiarity with the Provo operation, and have conversations with Mssrs. Tippets, Wood, and Mallette.

 Legal Issues & Contingent Liabilities

During the fiscal year ending October 31, 2010, the Company received three notices from the Federal Aviation Administration (FAA) that the FAA was going to impose civil penalties for alleged violations of FAA regulations. Company management immediately began countering those allegations and assessed the probability of actually having monetary penalties imposed against the Company. The Company estimated the amount of the possible penalties and accrued a reasonable amount to cover the potential assessments, all while vigorously contesting the allegations. Subsequent to the end of the reporting period, two of the three FAA notice actions were negotiated with the FAA resulting in substantially reduced penalties, well within the established reserves, and with no further enforcement action by the FAA. There is one remaining FAA notice still outstanding for which Alpine Air has accrued $175,000, which it believes is an adequate amount to cover any fine should it be imposed by the FAA

During the fiscal year ending October 31, 2010, the Company contested a billing from a service provider based upon the service provider’s Fee Agreement. The matter was submitted to arbitration by the service provider which was contested by the Company. Subsequent to the end of the reporting period, the matter was resolved by settlement between the parties and the arbitration matter was

Valuation of Alpine Air Express, Inc. as of March 31, 2011

dismissed as part of the settlement. The case was settled on December 27, 2010 with Alpine Air paying $31,500.

Alpine Air management has evaluated events for the period October 31, 2010 through March 31, 2011, the date the most recent financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

 Economic Overview

The National Economy

Economic Growth

U.S. economic growth appeared to solidify in the fourth quarter of 2010, building on a foundation of strong consumer spending gains and increased exports, and pushing demand up at the fastest pace in more than 26 years. The U.S. Commerce Department reported the U.S. economy grew by a strong 3.2 percent for the quarter, and would have risen at a 7.1 percent rate had businesses not slowed rising inventories. Economists had expected the U.S. gross domestic product (GDP) to rise at a 3.5 percent rate for the quarter after expanding at a 2.6 percent pace during the third quarter. For the whole of 2010, the economy grew by 2.9 percent, the biggest gain since 2005 and a sharp turnaround from the 2.6 percent decline in 2009.

However, the U.S. Federal Reserve actually cut its projected growth rate for 2011 to between 3.5 and 4.2 percent. In his most recent statement on the subject, Federal Reserve Chairman Ben Bernanke lowered these figures even more, saying that the U.S. economy likely would grow by between three and four percent for the year. Moreover, after spending the first half of 2010 saying that no additional support actions were necessary, the Federal Reserve announced on November 3 that it was going to attempt to jumpstart the economy by purchasing $600 billion in long-term treasuries. In January 2011 the Fed affirmed this stance, saying that it would continue the program while also announcing that it would hold interest rates steady for now.

Employment

The U.S. Department of Labor (USDOL) reports the U.S. economy added only 36,000 jobs in January, barely one-fourth of the 125,000 per month needed to keep pace with population growth. The economy had added 103,000 jobs in December, and produced an average gain of 83,000 per month over the past three months. The USDOL also said that fewer jobs were created for all of 2010 than first thought, a net gain of 909,000 new jobs versus the 1.1 million that were previously estimated. The economy lost about eight million jobs in total during the two years before that. Two bright spots: the manufacturing sector added 49,000 jobs in January, the most since August 1998, while the retail sector added 28,000, the most in a year. In addition, the U.S. unemployment rate fell in December to 9.4 percent from 9.8 percent in November after bouncing between 9.5 percent or 9.6 percent for the previous four months. On February 4, the USDOL reported an even steeper decline, with the rate dropping from 9.4 percent to 9.0 percent in a single month. That two-month drop represented the largest two-month decline in the U.S. unemployment rate in half a century, the most encouraging sign for the job market since the recession began.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

While positive news, analysts say much of the decline resulted from more people ceasing to look for work, than from a large increase in work opportunities. For these and other reasons, the Federal Reserve has become more pessimistic about the U.S. jobs outlook. In its most recent formal assessment, the Federal Reserve projected that the unemployment rate would range between 8.3 to 8.7 percent for 2011 (versus an earlier forecast of 8.1 to 8.5 percent) and, for 2012, between 7.1 and 7.5 percent (versus an earlier forecast of 6.6 to 7.1 percent). Putting the point more bluntly, Federal Reserve Chairman Ben Bernanke declared on December 5 that: “at the rate we’re going, it could be four, [to] five years before we are back to a more normal unemployment rate.”

According to an analysis by Investor’s Business Daily, the current jobs slump is the deepest of any in the postwar era, with payrolls down by as much as 6.1 percent; They are still 5.6 percent below their December 2007 level, and the situation is hardly improving. The Associated Press summarized on October 14: “the job market has barely improved since January, making 2010 a lost year for the millions who are out of work. The number of people applying for jobless benefits and the high unemployment rate have essentially been static in that time…” Similarly, a report in the London Daily Mail noted that: “comparing previous recoveries from all 10 American recessions since 1948 to the current financial crisis, the stark figures show almost no improvement in employment figures in the past year.” Some commentators described the comparison as “the scariest jobs chart ever,” with only the 2001 recession taking longer to bring employment back to pre-crisis levels.

The number of people who are employed part-time but would rather be working full-time fell to 8.4 million in January from 8.9 million in December, according to the USDOL. Combined with the 13.9 million unemployed people and those who have given up looking for work, roughly 25 million people were underemployed in January. That amounted to 16 percent of the U.S. labor force, down from 16.7 percent in November.

Last year ended with a report that new weekly unemployment claims had fallen below 400,000 for the first time in two years. However, the USDOL reported that new claims rose back above 400,000 by the last week of December, climbing to a total of 409,000. These claims continued to rise, jumping to 445,000 during the first week of January. As the month continued, initial jobless claims remained high, topping 454,000 during the week ending January 22.

The New York Times recently put these prospects into perspective. In an October 13, 2010, article entitled Across U.S., Long Recovery Looks Like a Recession the authors wrote: “This is not what a recovery is supposed to look like… The United States is mired in a grim New Normal that could last for years… Call it recession or recovery, for tens of millions of Americans there’s little difference.” And, in a January 21, 2011, analysis The National Journal adds still another piece to the U.S. jobs puzzle. The publication reports: “The Great Recession [of 2008 to 2010] wiped out what amounts to every U.S. job created in the 21st century. But even if the recession had never happened, if the economy had simply treaded water, the

Valuation of Alpine Air Express, Inc. as of March 31, 2011

United States would have entered 2010 with 15 million fewer jobs than economists say it should have. Somehow, rapid advancements in technology and the opening of new international markets paid dividends for American companies, but not for American workers. An economy that long thrived on its dynamism, shedding jobs in outdated and less competitive industries, and adding them in innovative new fields, fell stagnant in the swirls of the most globalized decade of commerce in human history. Even now, no one really knows why.”

Federal Budget & Debt

The Obama administration reported on October 15, that the federal budget deficit for the fiscal year was $1.3 trillion. Although down some $122 billion from last year’s record-setting deficit, the fiscal 2010 number is still the second highest in U.S. history. Viewed another way, the country must now borrow 37 percent of every dollar it spends. As a result of these deficits, federal debt will consume 62 percent of the nation’s economic output this year, and is on pace to account for more than 100 percent of economic output by 2015. As for overall debt levels, the U.S. Treasury Department reported that as of December 31, 2010, the U.S. national debt stood at $14.025 trillion, surpassing the $14 trillion mark for the first time in history and exceeding by $300 million their forecast just three months earlier. It took just seven months for the national debt to increase from $13 trillion on June 1, 2010, to $14 trillion by year-end. As a result, the debt is fast-approaching the statutory ceiling of $14.294 trillion set by Congress and signed into law last February.

According to a www.politico.com story Defying the Political Odds, senate democrats rolled out a year-end, government-wide spending bill on December 15, that cuts more than $26 billion from the president’s 2011 requests even as it holds firm on thousands of the appropriations earmarks so adamantly opposed by critics of Congress. Filling more than 1,900 pages, the $1.1 trillion measure represents an increase of some two percent over last year’s budget levels. In his annual State of the Union address, the president proposed a five-year freeze on non-discretionary defense spending to lower the federal budget deficit by about $400 billion over a five-year period. But among others, economist Nouriel Roubini of Roubini Global Economics, a widely respected economist known as “Dr. Doom”, dismissed the proposal, calling it “just spare change compared to a budget deficit of more than $1 trillion.” In a contrasting move, newly elected Senator Rand Paul (R–Kentucky) called for a single-year reduction in federal spending of around $500 billion, largely by rolling back spending to 2008 levels and eliminating what he called “wasteful spending.”

The uncertainty over the extension of the Bush-administration tax cuts ended in December when Congress approved, and the president signed, a compromise extension proposal. The law contains a number of tax changes, both new and extended, as well as emergency help for the jobless. However, the extension is just for two years. Some of the key provisions include: (1) maintenance of the six federal income tax brackets at current levels for the next two years; (2) continued allowance of full itemized deductions for higher income taxpayers; (3) protection of more than 20 million taxpayers from additional levies under the Alternative

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Minimum Tax; (4) a one-year two-percentage-point reduction in the employee portion of the Social Security Tax; (5) an expanded child tax credit; (6) an increase in the estate tax exemption from $1 million to $5 million and a reduction in the estate tax rate from 55 percent to 35 percent; (7) extended investment tax credits; (8) enhanced marriage penalty relief; and (9) a 13 month extension in the deadline to file for additional unemployment benefits.

Despite his promise to freeze spending, proposals outlined in the president’s State of the Union address would “raise federal spending by $20 billion per year and lead to higher taxes…” according to a follow-up analysis by the National Taxpayers Union, an independent research and advocacy group.

The U.S. Federal Deposit Insurance Corporation (FDIC) announced that more banks failed in the U.S.  last year than in any year since 1982, which was during the savings-and-loan crisis. Altogether, 157 banks closed, which was up from 140 in 2009. As recently as 2006, there were no bank closures. In addition, the FDIC watch-list of “problem banks” whose weaknesses threaten their continued financial viability stood at 860 as of September 30, the highest level since 1993.  Historically, about a fifth of banks on the watch-list fail. However, while bank failures have put the FDIC insurance fund in the red, the agency predicts it will have more than enough money to meet the anticipated cost of bank failures through 2014.

Financial Markets

The above financial concerns notwithstanding, U.S. stocks turned in another solid year in 2010, with the Dow Jones Industrial Average gaining 11.0 percent, the Standard & Poor’s 500-stock index adding 12.8 percent, and the NASDAQ Composite Index climbing by 17.4 percent. According to a year-end wrap-up by The Wall Street Journal, amid stumbles and scares, U.S. stocks clambered to a second straight year of gains, in which the Dow reached levels not seen since September 2008. These gains continued into January, with stock values up by 22 percent since last August.

Industrial Production & Productivity

Industrial production increased by 0.8 percent in December after having risen by 0.3 percent in November. For the fourth quarter as a whole, industrial production increased at an annual rate of 2.4 percent, a slower pace than in the earlier quarters of the year. In the manufacturing sector, output moved up by 0.4 percent in December, with gains in both durables and nondurables. Excluding motor vehicles and vehicle parts, factory output increased by 0.5 percent. Mining output advanced by 0.4 percent, while the output of utilities surged by 4.3 percent, as unusually cold weather boosted heating demand. At 94.9 percent of its 2007 average, industrial production in December was 5.9 percent above its level of a year earlier.

The Institute for Supply Management, a private trade group, reported that its index of manufacturing activity rose in January to 60.8, representing the highest

Valuation of Alpine Air Express, Inc. as of March 31, 2011

reading in nearly seven years. The manufacturing sector, which bottomed out at 33.3 in December 2008, the lowest point since June 1980, has now experienced expansion for 18 straight months. In its semi-annual economic growth forecast released December 7, the Institute for Supply Management declared: “Economic growth in the United States will continue in 2011… Expectations are for a continuation of the economic recovery that began in mid-2009. The manufacturing sector continues to outpace the non-manufacturing sector and has greater expectations for growth in terms of revenue... The overall forecast projects optimism about the U.S. economy for 2011.”

After declining by 1.8 percent during the second quarter of 2010, the biggest drop in four years, U.S. productivity grew by 2.4 percent during the third quarter. These trends continued in the fourth quarter, with productivity rising by 2.6 percent during that period. For 2010 as a whole, productivity was up by 3.6 percent, almost identical to the 3.5 percent gain during 2009 and some three times the average gain for the 2005–8 period.

Automotive Sector

Americans gave automakers a confidence boost in January, according to an Associated Press report: “as they bought more cars and trucks, and showed a still fragile industry that they were ready to replace their clunkers in 2011.” U.S. auto sales were expected to total about 800,000 for the month. While that figure is still below the normal pre-recession monthly sales level of one million or more, it is some 15 percent higher than the 698,000 level of January 2010. Both General Motors and the Ford Motor Company said that their January sales to individual buyers were up by about 36 percent over December levels.

By selling a block of its shares in General Motors at $33, a price well below the breakeven point, the U.S. government reduced chances that taxpayers would fully recover their $60 billion investment in the automaker, according to a new congressional study reported on January 13, by Yahoo! News. The study confirmed that the government had already recovered $13.5 billion of the aid, and noted that the $85 billion bailout seemed to have put the three largest U.S. automakers “on the path to financial stability.” “But, the companies still face uncertain futures, taxpayers remain at risk, and there remain concerns about the government’s openness with regard to the program’s cost” the study authors said.

Housing Sector

After rising by 6.6 percent to an adjusted annual rate of 307,000 in September and then falling back to an annual pace of 275,000 in October, new home sales edged up slightly in November, the U.S. Commerce Department reported, rising to a revised seasonally adjusted rate of 280,000. However, new home sales surged in December, climbing to an annualized 329,000, a gain of 17.5 percent. Overall, however, new home sales were down by approximately 14.2 percent in 2010.

After tumbling by 2.2 percent in October, existing home purchases rebounded in November. Signed contracts increased up by three percent over October levels,

Valuation of Alpine Air Express, Inc. as of March 31, 2011

according to the National Association of Realtors. This trend continued into December, with existing home sales jumping by 12.8 percent over November levels, the best pace since May, and the biggest one month surge in 11 years. However, even with these gains existing home sales for the year were down by 4.8 percent over 2009 levels, a mark that was the lowest in 13 years.

Home prices posted year-over-year declines for the fourth month in a row in November, falling by 5.1 percent as compared with November 2009. The drop was slightly greater than the 3.4 percent decline in October. However, this situation turned around in December. Not only were median prices up by 12.1 percent month-over-month, but they also were 8.5 percent higher than they were in December 2009.

Even if the economy starts to recover in earnest, home buying may not pick up anytime soon. According to a December 5 report on www.CNNMoney.com: “Despite some of the best home buying conditions in years, affordable prices, low interest rates, and lots of choices, fear of buying has infected the market. It has paralyzed house hunters, making them unable to pull the trigger even on attractive deals. Some are worried about making the payments, while others are convinced they’ll save even more if they wait…”

American home ownership levels, which had held steady for some time, dipped in the fourth quarter of 2010, falling to 66.5 percent from 66.9 percent the previous quarter. That figure is down from 69.2 percent and the lowest level since 1988. Even more disconcerting to many economists, however, is the vacancy rate. According to figures from the U.S. Census Bureau, approximately 11 percent of U.S. homes stand vacant, creating an enormous inventory of supply that threatens to hold down a full housing recovery, perhaps for many years. A record total of one million American homes were foreclosed in 2010, representing one of every 45 housing units. The rates were highest in Nevada, where one out of 11 homes was affected. That said, the 2010 rate was up only about two percent from last year. Viewed from a different perspective, the foreclosure picture is more ominous: all told, foreclosure-tracker RealtyTrac® reported foreclosure activity jumped in 149 of the country’s 206 largest metropolitan areas last year. In a January 13 report, RealtyTrac further predicted that foreclosures in 2011 would be 20 percent higher than in 2010, representing a total of 1.2 million homes (versus about one million foreclosed last year). Nevertheless, foreclosure filings were down in December 2010 by two percent month-over-month and by 26 percent year-over-year.

In a somewhat contrary view, the National Association of Homebuilders predicted on January 15, 2011, that growing consumer confidence and an improving economy should drive significant improvements in the new home market in the coming year, with substantial increases in both new home sales and construction. Despite rising mortgage interest rates, the group said, increases in employment should help boost new home sales to about 405,000 this year, up nearly 25 percent from the 2010 estimated tally of 329,000 units sold.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Consumer Confidence & Spending

The Conference Board Consumer Confidence Index, which had dipped in December, rebounded in January to 60.6, a sharp increase from 53.3 in the prior month. Lynn Franco, Director of the Consumer Research Center at The Conference Board stated: “Consumers have begun the year in better spirits. As a result, the index is now near levels not seen since last spring (the May 2010 Index was 62.7). Consumers rated business and labor market conditions more favorably, and expressed greater confidence that the economy will continue to expand and generate more jobs in the months ahead. Income expectations were also positive.”

According to a U.S. Commerce Department report on January 28, 2011, U.S. consumer spending, which accounts for more than two-thirds of overall U.S. economic activity, grew at a 4.4 percent rate in the final three months of 2010, representing the fastest rate of growth in this measure since the first quarter of 2006. Consumer spending added 3.04 percentage points to the U.S. economic growth rate, its largest contribution in more than four years. According to a January 15 report from the U.S. Census Bureau, U.S. retail sales increased by 0.6 percent in December after a 0.8 percent gain in November. The largest gains came in building materials, autos, gasoline, and furniture, while purchases of food, electronics, and clothing slipped. Additionally, online sales on Cyber Monday (a widely watched shopping day, the Monday following the Thanksgiving holiday weekend) surged by 19.4 percent from the previous year, according to findings by the Coremetrics research group, a business unit of IBM.

According to the Thomson Reuters/University of Michigan consumer database, the current state of the U.S. consumer’s financial situation remains grim. According to the organization’s most recent survey, during 2010 just 23 percent of those polled reported gains in their finances, a figure that was unchanged from December 2009. By contrast, twice as many consumers reported income declines than income advances. Just one in four consumers expected their finances to improve in the year ahead, a percentage that has remained unchanged for the past six months. A majority of consumers anticipated no income increases during the year ahead, as they have for a record 24 consecutive months.

Inflation

On a seasonally adjusted basis, the Consumer Price Index (CPI) for all items increased by 0.5 percent in December, one of the steepest jumps in months, following a 0.1 percent gain in November, and a 0.2 percent rise in October. Nevertheless, for the year as a whole, the CPI rose by just 1.5 percent. The index for all items less food and energy rose by 0.1 percent in December after a 0.1 percent gain in November, and after having been unchanged in October.

Previously on October 16, Federal Reserve Chairman Ben Bernanke had projected that the U.S. inflation rate was likely to remain below the Federal Reserve’s two percent goal for the foreseeable future. Participants in the December 3 Chicago Federal Reserve Economic Outlook Symposium similarly forecast that inflation would climb to just 1.6 percent in 2011.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

The Producer Price Index (PPI) for finished goods, often, a harbinger of future consumer price movements, increased by 1.1 percent in December, following a climb of 0.8 percent in November, and a 0.4 percent rise in October. With food and energy prices excluded, the PPI was up by 0.2 percent in December, after a 0.3 percent gain in November, and a 0.6 percent rise in October.

Global crude oil touched $100-per-barrel prices throughout January, winding up at $99.63 on February 4, and raising the possibility that U.S. retail gasoline prices could climb sharply as spring approaches. U.S. crude prices were somewhat lower, at $89.03.

Source: Key Value Data National Economic Report, January 2011

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Industry Overview:  Global Logistics – Air Freight

Description

The Global Logistics-Air Freight industry (the “Air Freight industry”) includes businesses that provide air transport of commercial and private cargo, on either scheduled or non-scheduled routes. It includes air transportation that is part of a national postal system but excludes door-to-door courier services. The primary activities of this industry are:

•

Air transportation of cargo (except air couriers)

•

Air transportation of national postal systems

•

Charter airfreight services

The major products and services in this industry are:

•

Scheduled freight air transportation

•

Non-scheduled chartered freight air transportation

•

Integrated services freight air transportation

Overview

The package delivery and air cargo business has evolved rapidly over the last two decades, driven by the integration of world markets, the rationalization of corporate supply chains, and the implementation of enterprise software and internet-based information technology solutions. The ability to provide time-definite delivery options and transfer information increasingly determines success.  Customer demands for real-time information processing and worldwide distribution and logistics capabilities favor companies with integrated services.

Customers increasingly focus on the timing and predictability of deliveries, rather than the mode of transportation. As customers re-engineer their entire distribution process, which includes order processing, administration, warehousing, transportation, and inventory management, they seek to reduce their most expensive and fastest growing component, which is their inventory carrying costs. Time-definite transportation, which is no longer limited to air express, has become a critical part of just-in-time inventory management, improving overall distribution efficiency.

Technology advances have made it easier for companies to analyze and compare distribution options. Individual shipments have become generally smaller, but more frequent, with a greater proportion of products being delivered directly to end-users, particularly as e-commerce grows. There has been dramatic growth in the use of e-commerce by both consumers and businesses for the transfer of goods. Consumers who use the internet for home shopping and other services

Valuation of Alpine Air Express, Inc. as of March 31, 2011

shop across borders and require global delivery capabilities. Customers expect a high level of performance and broad product offerings as they seek to optimize supply chain solutions.

Delivery of packages to a specific destination at a guaranteed time has been the growth engine for the package delivery industry over the past decade. The industry has become increasingly dominated by large integrated carriers such as UPS and FedEx that provide seamless services, including pick-up and delivery, shipment via air and/or road transport and customs clearance. The pace of consolidation in the package delivery industry has increased on a global scale.

Industry participants are acquiring, merging with, or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. In particular, government-run post offices have made several recent alliances with and acquisitions of private-sector companies. Post offices, which still maintain numerous advantages over private-sector companies, create significant challenges for competitors worldwide.

With the growth in cargo and e-commerce taking a greater hold, the need for small, regional air freight companies should continue to expand, especially in smaller markets.

Industry Performance

The Air Freight industry is recovering from the global downturn during 2010. The industry transports mainly commercial cargo and is dependent on the level of international trade between countries as well as the transport of time-sensitive freight and mail. During the global downturn of 2008 and 2009, demand for all goods and services weakened around the world. This led to a fall in production activity in manufacturing giants such as China, and hence a drop in the quantity of goods traded. Overall, demand for airfreight declined considerably because of poor economic conditions. However, companies around the globe replenishing their stock in the current year have created a rise in demand for cargo. This will support the industry, with moderate revenue and profit improvements projected.

Total industry revenue declined at an annualized rate of 3.1 percent over the five years through December 2010. The main reason for this contraction is the extremely poor performance during 2009. Many manufacturers cut production worldwide while retailers reduced orders. This led to a negative shift in trade volumes between countries and domestically. Total freight tonnage declined by 7.1 percent during the year, and due to the combination of plummeting prices and the appreciation of the U.S. dollar, revenue fell by 22.5 percent. Since then, businesses across the world have increased demand for stock and cargo. Some 39 million tons of cargo are estimated to have been transported during 2010, which is 3.2 percent higher compared to the year prior. Industry revenue is estimated to have increased by 7.8 percent in the current year, mainly supported by a rise in demand. The improvement in industry conditions will be slow as the global economy takes a cautious approach to recovery.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Prior to 2008, industry takings increased each year after 2004, supported by strong economic growth in developing countries. However, demand for airfreight began to level off during 2008, when extremely high fuel prices resulted in higher airfares and demand for international trade weakened. The United States is estimated to have entered a recession during the same year, which led to fewer imports of durable goods and a ripple effect to countries that produce them, such as China, Japan and others. Demand from the European Union trickled off as well, as recession gripped most developed countries in the region. The quantity of freight transported declined by 2.2 percent during 2008.

Cargo airlines saw a light at the end of the tunnel in 2010 as profit finally improved away from the red zone, although averaging only 3.1 percent of revenue. The industry recorded losses during 2008 and 2009, due to skyrocketing oil prices and a sharp fall in demand. Companies had to cut prices in order to attract customers, which put downward pressure on income. Average earnings improved in the current year, as most companies cut capacity in 2009 and took on restructuring which improved cost management. Profitability is different across regions; operators that experienced the highest earnings were in the regions where demand for freight is still high while capacity is low. This included developing countries in Asia and Eastern Europe, where airlines are usually government owned and monopolies.

The number of establishments worldwide in the Air Freight industry is down from 9,428 in 2005 to 9,385 in 2010. This represents an annualized decline of 0.1 percent. The drop in industry establishments is in line with high barriers of entry to the industry, and declining conditions in the developed part of the world. Establishment growth declined in developed countries due to consolidation and overcapacity. However, higher manufacturing and service capabilities from developing countries, such as China, India and Eastern Europe, helped offset most of the drop in participating over the past five years. IBISWorld® estimates that the large establishments in North America and Europe contribute significantly more per employee to the industry than other regions. This is because entities in these regions can command better economies of scale through better infrastructure, cost-effective purchasing of equipment and greater utilization of technology as compared to developing regions.

Products & Services

The largest product segment within the industry is scheduled air freight transportation, which is responsible for 66 percent of industry revenue. This segment provides air transportation of cargo on both freighter and passenger aircraft over regular routes and regular schedules. Firms in this service segment also operate flights even when the aircraft is only partially loaded, and includes the transportation of mail that is part of the USPS national postal system. The USPS system leases 15,000 of the approximately 25,000 scheduled passenger flights each day. The main cargo airlines in this segment are divisions or

Valuation of Alpine Air Express, Inc. as of March 31, 2011

subsidiaries of national passenger airlines, and tend to use new recently built or converted aircraft (passenger to freight) to carry their cargo. Other airlines tend to use older planes usually converted from passenger aircraft sold by first-tier carriers. The air transport industry carries many forms of cargo such as fresh produce or perishable goods, hazardous goods, and livestock. Within the scheduled freight and non-scheduled chartered air transportation sector, freight carriers in these product segments do not provide door-to-door service. Instead, they provide only air transport from an airport near the cargo's origin to an airport near the cargo's destination.

The non-scheduled chartered freight air transportation accounts for 23 percent of overall industry revenue. Companies in this segment provide air transportation with no regular routes or schedules. Charter services are usually negotiated through contract arrangements and while it may be unscheduled, the frequency of service may occur more than once a month. An example of such an activity would be the Formula One Grand Prix when teams hire aircraft to transport their cars and equipment to racing venues. Consumers charter an aircraft for a variety of reasons. These include transporting cargo to remote locations not serviced by scheduled airlines, air infrastructure such as landing strips not suiting scheduled airlines, and transporting cargo for aid and to restricted access areas.

The final segment within this industry is integrated services freight air transportation. This service segment represents around 11 percent of industry revenue. Companies in this sector provide door-to-door air cargo transport services at premium rates compared to airlines. Cargo transported by these providers is usually urgent with tight deadlines and have strict penalty clauses if the cargo is delayed. Fresh and perishable goods are also transported using these providers to ensure that it reaches the market on time and that the quality of the products is preserved. Companies that provide door-to-door delivery of parcels either across town or across the continent classify under the Couriers and Messengers industry.

Market Size

During 2010, the Air Freight industry recovered from a significant contraction in the prior two years. The oil price shock in 2008 seriously downgraded industry profitability, and extremely weak demand conditions caused revenue to fall in 2009. Over the current year, sales increased by an estimated 7.8 percent as demand improved. Industry revenue is estimated at $51.1 billion in 2010, representing an annualized decline of 3.1 percent. The five-year downward trend is due to a 22.5 percent drop in sales during 2009, which was the worst year for air transport in decades.

IBISWorld estimates that there are 9,385 establishments operated by 2,463 enterprises in the Air Freight industry, with average revenue per establishment around $5.5 billion. Establishment numbers fell at a moderate 0.1 percent per annum, due to a significant decline in industry conditions in the developed world.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Developments in the air transportation industries in Asia and the Middle East were strong, which offset most but not all of the contraction in North America, Japan, and Europe. Employment declined by 1.5 percent per annum, with a 12.1 percent contraction in 2009.

IBISWorld projects that it will not take long for the industry to recover. During 2011, sales will by higher by 9.5 percent, and continue to grow over the next five years. A recovery in global economic conditions and continual capacity expansions in developing countries will help bring the higher sales. New fuel-efficient aircraft will also contribute to the expanding landscape of airfreight, while an anticipated increase in environmental responsibilities of airlines may restrict some growth in the number of routes and flights offered.

Demand Determinants

Demand for air freight is dependent on macroeconomic factors which influence the movement of merchandise goods within a region, country, and internationally between countries. These economic drivers include: consumer and business sentiment, individual and household income, consumer spending, consumption expenditure, and level of manufacturing and wholesaling activity in an area.

Other factors that influence air freight demand include: competition from other transport modes, availability of routes, and the value-versus-time trade-off. The transportation of freight via air is more expensive compared to road, rail, and ship. Therefore, the price of these services is a demand determinant. The value-versus-time trade-off comes into effect when some customers are willing to pay more to transport goods more quickly than can be done through other transport modes. However, as some routes are not covered by airfreight providers, the industry can be restricted in certain markets. Between continents, the Air Freight industry can only compete with ships. The value/time trade off is of most concern in these cases, when the time of delivery is significantly different between competing providers.

Competition

The Air Freight industry has a medium level of competition due to the high initial investment costs, landing, parking, and airspace rights, and the frequency of service. Government aid and regulations on foreign ownership in regards to national air carriers reduce the level of competition within the domestic market (as countries exercise their sovereign rights), and the international market as networks can only be established through co-operation with other governments. Ownership and control issues are obstacles to new entries and competition in this sector. The industry also faces strong competition from substitutes such as rail and truck transportation.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Internal Competition – Price is a competitive advantage. Competition between airlines has resulted in lower prices and an increased range and quality of services. Some airlines, due to the favorable exchange rates, may be able to offer a lower price than other airlines. In addition, the use of the Internet to reach the customer has also been a successful competitive strategy deployed by most airlines. The internet is used for bookings and payments as well as cargo tracking services, which reduce costs for both the supplier and consumer.

Larger freight companies that have a bigger fleet and brand recognition will be able to gain a higher market share. This is because they can offer their services at a lower cost or even charge a premium for services to areas that are not provided by other carriers. Market access is however determined by air freedom rights. International alliances between domestic and foreign carriers, such as marketing and code sharing arrangements, have significantly increased competition in international markets. Through code sharing arrangements, foreign carriers can obtain access to destinations in which they would otherwise not be able to access.

Air cargo usually needs to be transported quickly. An operator that can provide the service on time every time is likely to win and retain customers. Carriers are constantly trying to secure long term contracts to ensure a constant stream of revenue. Contracts are usually awarded to reliable carriers who have previously won awards and recognition from the industry. Singapore Airlines Cargo's ability to secure contracts from Nokia and Formula One is a testament to this. Contracts are usually awarded for at least a year and could have a material impact on revenue.

Companies that are part of an association (such as Cargo 2000 by IATA) are likely to gain greater credibility from the public and have access to best practice, standards and the latest developments that can set themselves ahead of competitors. Airline cargo operators also face competition from integrated services operators (firms that provide door-to-door services). Companies like FedEx and DHL have an extensive ground network to complement their air infrastructure, which enables them to provide an even more efficient service, often at higher prices.

External Competition – The industry is also affected by substitutes such as road, rail, and water transportation. These forms of transportation are favored for commodities that are bulky and of lower value. During the latter part of the current performance period, the demand for rail and water transportation soared due to the high demand for primary commodities such as coal, copper and metal. An increase in crude oil prices will also make rail and water transportation more cost effective for importers and exporters transporting goods.

Regulation

The Air Freight industry is heavily regulated. Standards and regulations are set by both national government authorities and industry associations. The majority of government regulations in the United States are enforced by the U.S. Department

Valuation of Alpine Air Express, Inc. as of March 31, 2011

of Transport, and this is similar in each foreign country. In addition, global air travel is governed through bilateral air service agreements, which generally restrict market freedom in the industry, and controls where airlines can operate, what they can charge, and when they can fly. There are around 3,500 bilateral air service agreements in place in the world. Over time, passenger air travel has become more liberalized, with the Western world leading the change. However, regulation and government policy remain stringent in developing and underdeveloped countries, particularly smaller ones. The International Air Cargo Association (TIACA) is a not-for-profit trade association for the air cargo industry which acts to help improve trade between developing and developed economies.

Safety, security, and environment standards for this industry are enforced under the International Civil Aviation Organization (ICAO). Recommended practices have been revised and reinforced by the International Air Transportation Association (IATA) recommendation 1630 - Cargo Security. The IATA is an organization of international airlines involved in all aspects of airline operations. Most non-government discussions within the industry occur under IATA auspices. Cargo 2000 is the latest development by IATA, bringing together 25 major airlines and freight forwarders to implement a new quality management system for the worldwide air cargo industry. The objective is to implement processes, supported by quality standards that are measurable and quantifiable, thereby improving the efficacy of air cargo logistics, customer service, and operational costs.

Price fixing and collusion in the Air Freight industry, while uncommon, is an issue. Regulations regarding price fixing are handled by the home country of the air freight operator. In August 2007, British Airways and Korean Airlines agreed to plead guilty to price fixing passenger and cargo flights to and from the United States and paid a total of $600 million in fines. British Airways was also fined separately for admitting to collusion over fuel surcharges on tickets. Antitrust investigations are being conducted for Virgin Atlantic of Britain and Lufthansa Airlines of Germany.

Industry Outlook

The Global Logistics – Air Freight industry is expected to experience rapid growth over the next five years. Demand for cargo is likely to pick up in 2011 as world economies experience faster growth and demand for consumer goods returns. Manufacturing output in China and other Asian countries is anticipated to increase during the year as well, which will contribute to growth in freight tones transported in 2011. Freight service providers should also increase the average fare for their service, which will also add value to sales. Demand for merchandise goods is likely to increase considerably in the developing world as well as continue to grow across major economies.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

During five years through 2015, industry revenue is expected to rise from $51.1 billion to $61.7 billion. This represents an annualized increase in revenue of 3.8 percent. The revenue forecast is based on expected solid growth rates in worldwide real GDP, continued demand for high-end time-sensitive goods such as IT products, stable crude oil prices over the next five years and growth in the civil commercial aircraft manufacturing industry.

Following slow growth in 2010, economic activity from the Asia Pacific region will help the industry achieve revenue growth. During 2011, industry sales are projected to be up by 9.5 percent, largely due to a sharp contraction in the year prior. Higher realized prices and increasing freight ton volumes transported will help achieve this. Over the remainder of the five-year outlook, as globalization increases, the industry will become an essential element for the sourcing, manufacturing, assembling and distribution of goods for individuals and businesses around the world. Revenue growth in each region will depend on economic growth in that country and the ability to expand operations locally and internationally. Countries with poor existing route networks and strong economic growth are likely to experience the most growth in the next five years. This is not true for the developed world as they have little room to expand on their operations.

Demand for high-end time-sensitive goods is growing, including luxury goods and mobile phones. Many manufacturers utilize air transport to ensure that their products reach their customers on time. The trend is also backed by the development of global electronic commerce and manufacturing trends such as just-in-time delivery, which requires materials to be shipped rapidly. The IT industry uses air cargo to transport products such as computer components, mobile phones, semiconductors and telecommunication equipment. Demand for these products should be strong over the next five years. At the same time, increasing demand for perishable items such as exotic fruits and vegetables (due to higher disposable income) is also likely to push revenue higher. As such, the (express) integrated services freight transport segment is expected to grow at a solid rate over the next five years.

IBISWorld estimates that crude oil prices will grow over the next five years, but at a stable and sustainable rate. Oil production is expected to increase in response to the high amounts of capital investment and exploration activity that occurred over the last few years. This will result in easing of the supply-demand vacuum and more room to move with prices. However, demand for oil will recover from 2011 onwards, which will provide further support to oil prices. Overall, the industry is expected to take advantage of historically low prices in 2009 by hedging for the next few years, while still raising service prices.

Aircraft manufacturing centered on the production of more fuel-efficient aircraft in the past few years will likely result in more flights offered by the industry. With savings made on operations costs of running a plane, companies can increase capacity and improve their networks. Over the next five years – similar

Valuation of Alpine Air Express, Inc. as of March 31, 2011

to passenger planes – major airlines are expected to invest in new efficient freighter aircraft to gain a competitive advantage or keep up with competition.

Industry profitability is likely to improve over the next five years, compared to 2008 and 2009. However, it will not be smooth sailing. Cargo airlines experienced overcapacity in 2009, and will require some restructuring in order for this problem to be overcome. At the same time, oil prices will be on the rise over the next few years, albeit steadily, putting downward pressure on earnings.

An additional cost to nearly all industries in the next decade or more will be the cost of greenhouse gas emissions. Governments around the world agree that carbon dioxide emission will need to subside in order to deal with the problem of climate change. This is particularly challenging for industries that use vast quantities of oil and gas. The air transportation industry will have to integrate the cost of staying green into their financial statements, the value of which is set to grow over the next five years. Many countries will probably offer assistance for these costs, which will ease some of the pressures on the bottom line.

The Global Logistics – Air Freight industry is maturing, however, this is not true for every region in the world. While developed countries are struggling to find more places to expand their networks, some countries such as China are experiencing rapid developments in their air transportation industries. Overall, IBISWorld believes that the number of establishments will increase marginally over the forecast period. Establishment numbers are predicted to increase from 9,385 in 2010 to 9,496 in 2015, growing at 0.2 percent per annum. The increase in establishment numbers will come from developing regions such as North Asia, Africa, the Middle East, India and Central Asia who are building better airport infrastructure to cater for the export and import of goods.

With establishments increasing, employment numbers will follow suit. Employment is predicted to increase by 0.5 percent per annum, which is a more favorable rate of growth compared to the previous five years. Companies are estimated to have slashed workers considerably during 2009, and will have to make up for the actual labor required to run operations when times are better. Wages are also expected to increase, rising by an annualized rate of 0.5 percent over the next five years due to the increase in production employment and workers and the re-introduction of bonuses. These bonuses were put on hold when airlines were restructured during the past five years, especially in the North America region.

Sources:

IBISWorld Global Logistics – Air Freight; December 2010

Alpine Air Express, Inc.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Financial Review

The following section reviews the Company’s historical audited financial statements, for fiscal years 2006 through 2010 ended October 31 and internally generated financial statements for the five months ended March 31, 2011 and 2010. The financial performance of Alpine Air remained relatively constant over the period examined.

Exhibit 1 presents the historical income statements of the Company for FY2006 through FY2010; Exhibit 2 reflects FY2006-10 income statement data as percent of sales; and Exhibit 3 reflects annual income statement item growth rates. Exhibit 4 provides interim income statements for the five-months ended March 31, 2011 and 2010, while Exhibit 5 presents an income statement for the trailing twelve months (“TTM) ended March 31, 2011. The Company’s balance sheet data as of October 31, 2006 through 2010 is presented in Exhibit 6 and Exhibit 7 presents a common sized balance sheet where balance sheet items are expressed as a percent of total assets. Exhibit 8 displays balance sheets as of March 31, 2011 and 2010. Selected financial ratios are presented for the Company for 2006-10 period in Exhibit 9.

Income Statements

Revenue during the period 2006-10 remained fairly constant after minor fluctuations in FY2007 and FY2008.

	2006	2007	2008	2009	2010	5 Year Average
Revenue	20,156,657	18,380,301	19,840,376	20,464,409	20,118,724	19,792,093
Growth	--	(8.8%)	7.9%	3.1%	(1.7%)	(0.0%)

Cost of revenue fluctuated in gross amounts each year reflecting a slight decrease from FY2006 to FY2010, resulting in a compound annual growth rate of (2.7 percent). Cost of revenue as a percent of revenue ranged from 67.8 percent in FY 2007 to 82.6 percent in 2008, averaging 75.2 percent for the period. The table below illustrates how Alpine Air’s cost of revenue as a percent of revenue fluctuated over the period and provides growth rates (see Exhibit 2).

	2006	2007	2008	2009	2010	’06 – ’10 Average
Cost of Revenue	15,768,378	12,468,243	16,378,631	15,733,309	14,149,394	14,899,591
Cost Margin	78.2%	67.8%	82.6%	76.9%	70.3%	75.2%
Growth Rate	--	(20.9%)	31.4%	(3.9%)	(10.1%)	(2.7%)

The resulting gross profit fluctuated over the period between $3.5 million and $6.0 million. In relative terms, gross margin fluctuated between 17.4 percent in FY2008 and 32.2 percent in FY20007, averaging 24.8 percent for the FY2006-10 period. Gross profit increased at a CAGR of 8.0 percent over the period. The

Valuation of Alpine Air Express, Inc. as of March 31, 2011

fluctuation in gross margin that occurs in FY2007 and FY2008 corresponds to relative fluctuations in cost of revenue that occurred; FY2007 being relatively lower in cost of revenue and FY2008 being relatively higher in cost than typical.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Gross Profit	4,388,279	5,912,058	3,461,745	4,731,100	5,969,330	4,892,502
Gross Margin	21.8%	32.2%	17.4%	23.1%	29.7%	24.8%
Growth Rate	--	34.7%	(41.4%)	36.7%	26.2%	8.0%

Operating expenses fluctuated over the over the period exhibiting an increasing trend. Operating expenses increased at a CAGR of 6.4 percent as the table below illustrates.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Operating Expenses	1,551,211	1,813,018	1,525,241	2,180,645	1,989,749	1,811,973
Expense Margin	7.7%	9.9%	7.7%	10.7%	9.9%	9.2%
Growth Rate	--	16.9%	(15.9%)	43.0%	(8.8%)	6.4%

The Company realized operating income in each year examined ranging from $1.9 million in FY2008 to $4.1 million in FY2007, averaging $3.1 million for the period. Operating income increased at a CAGR of 8.8 percent. The drop in FY2008 is the result of a spike in cost of revenue. Likewise the high in FY2007 is a consequence of lower than normal cost of revenue. Alpine Air’s operating margin fluctuated significantly from year to year, averaging 15.7 percent for the period.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Operating Income	2,837,068	4,099,040	1,936,504	2,550,455	3,979,581	3,080,530
Operating Margin	14.1%	22.3%	9.8%	12.5%	19.8%	15.7%
Growth Rate	--	44.5%	(52.8%)	31.7%	56.0%	8.8%

Other Income (Expenses) was negative in each year examined and generally exhibited an increasing trend the deficit increased from 2006 to 2010 at a CAGR of 62.6 percent. The two largest components of the category are interest expense which is partially offset by the gain on sale of assets.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Other Income (Expense)	(68,473)	(180,856)	(125,391)	(921,444)	(478,944)	(355,022)
Other Margin	(0.3%)	(1.0%)	(0.6%)	(4.5%)	(2.4%)	(1.8%)
Growth Rate	--	164.1%	(30.7%)	634.9%	(48.0%)	62.6%

The Company recognized net income in each of the five years examined. Net margin ranged from a low of 5.5 percent in 2009 to a high of 17.2 percent in 2007, averaging 9.5 percent for the five years. The CAGR for Alpine Air’s net income was 3.0 percent for the period.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

	2006	2007	2008	2009	2010	’06 – ’10 Average
Net Income	1,711,215	3,156,548	1,376,301	1,120,011	1,925,637	1,857,942
Net Margin	8.5%	17.2%	6.9%	5.5%	9.6%	9.5%
Growth Rate	--	84.5%	(56.4%)	(18.6%)	71.9%	3.0%

HVA made the following adjustment to net income: gains from the sale of assets were subtracted. This has been done to get a sense of the Company’s earning capacity without non-operating items or extraordinary income or charges. The Company’s adjusted net income, adjusted net margin and growth rate are presented below.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Adjusted Net Income	1,346,741	2,182,565	813,124	1,009,424	1,905,509	1,451,473
Adjusted Net Margin	6.7%	11.9%	4.1%	4.9%	9.5%	7.4%
Growth Rate	--	62.1%	(62.7%)	24.1%	88.8%	9.1%

Profitability

Alpine Air’s profitability as measured by return on assets and return on equity, both adjusted and not adjusted, was relatively stable from over the period with the exception of 2007 when cost of revenue experience a significant decrease resulting in higher profits.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Return on Assets	7.5%	13.4%	5.4%	4.2%	6.9%	7.5%
Adjusted Return on Assets	5.9%	9.2%	3.2%	3.8%	6.9%	5.8%

Return on Equity	43.2%	50.8%	23.2%	17.1%	24.0%	31.7%
Adjusted Return on Equity	34.0%	35.1%	13.7%	15.4%	23.8%	24.4%

EBITDA

The Company’s adjusted EBITDA ranged from $4.0 million in 2008 to $7.3 million in 2010, averaging $5.6 million. On a relative basis, the EBITDA margin fluctuated between 20.2 percent and 36.3 percent, while averaging 28.1 percent. Alpine Air’s EBITDA CAGR was 11.2 percent for the five years examined.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Adjusted EBITDA	4,779,922	5,985,533	4,015,698	5,689,830	7,309,006	5,555,998
Adj. EBITDA Margin	23.7%	32.6%	20.2%	27.8%	36.3%	28.1%
Growth Rate	--	25.2%	(32.9%)	41.7%	28.5%	11.2%

Turnover Ratios

Turnover ratios measure the efficiency of the Company’s operations by expressing the relationship of one financial item to another. For example, the total asset turnover ratio is express as sales/total assets, which tells the reader how effectively Alpine Air’s assets create revenue; the greater the ratio, the more

Valuation of Alpine Air Express, Inc. as of March 31, 2011

efficiently the firm’s assets are utilized. The table below presents several turnover ratios that are typically used in financial analysis.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Sales/Receivables (x)	11.1	9.2	8.8	13.9	12.6	11.1
Sales/Net Fixed Assets (x)	1.2	1.1	1.0	1.0	0.9	1.0
Sales/Total Assets (x)	0.9	0.8	0.8	0.8	0.7	0.8
Cost of Revenue/Inventory (x)	11.1	9.0	9.1	8.5	7.4	9.0

Financial Risk & Liquidity

Alpine Air’s leverage was significant over the period, the largest component of debt being long-term debt related to aircraft financing. Overall, the Company was more leveraged than its industry group peers (discussed in the following pages) but as the table below shows, were not cause for alarm.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Total Debt/Total Assets	30.0%	30.6%	38.5%	36.7%	30.8%	33.3%
Long-Term Debt/Equity	135.5%	96.1%	131.9%	116.5%	90.9%	114.2%
Total Liabilities/Total Assets	49.5%	38.6%	46.9%	47.3%	44.3%	45.3%

The Company's liquidity, as measured by the current ratio and quick ratio, remained relatively stable and demonstrated that its current assets were sufficient to meet its current liabilities. Alpine Air’s interest coverage ratio, an indicator of the Company’s debt servicing capability, was relatively strong over the five years.

	2006	2007	2008	2009	2010	’06 – ’10 Average
Current Ratio	1.2	1.8	1.5	1.2	1.7	1.5
Quick Ratio	0.6	1.1	0.7	0.6	0.9	0.8
Interest Coverage	4.2	6.6	2.9	3.0	4.3	4.2

In summary, the Company’s performance was relatively stable and profitable over the period. The Company does carry significant debt, which is not unusual in this industry, but is not overly leveraged in HVA’s opinion. Alpine Air’s financial risk is relatively low and not cause for concern at present. Its current and quick ratios indicate that the Company’s liquidity is acceptable. Alpine Air’s interest coverage ratio shows that the Company has the ability to cover its debt financing obligations.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Estimates Of Value

Overview

Four widely recognized approaches were considered to estimate the fair value of Alpine Air's common equity as of March 31, 2011: book value, transaction value, market value (derived from market value ratios of similar firms), and income value (based on the present value of future benefits).

As previously stated, the uncertainty inherent in the valuation process most likely will cause these differing methods of valuation to produce different estimates of value. Before estimates of value can be made, however, the nature of the security being valued and the expected income of the Company must be discussed.

Nature of the Security

The value of a security is influenced by many of its characteristics, including control and marketability.

Control: The market value of public securities normally reflects the minority interest being traded. The price of a successful tender offer seeking control is usually higher than previous minority trades and reflects the value of the premium for control. This report determines the value of the Company on a controlling interest basis (fair value). Thus, a control premium is applied to estimates of value derived on a non-controlling interest basis such as the guideline public company method associated with the market approach, as well as the discounted cash flow analysis associated with the income approach.

Marketability: The market value and income value methods of valuation are based on comparisons with current values of securities traded on national exchanges. There are, however, certain marketability differences between Alpine Air’s securities and publicly traded securities. An owner of publicly traded securities can know at all times the market value of his holding. He can sell that holding on virtually a moment's notice and receive cash net of brokerage fees within three working days.

While Alpine Air is a publicly traded stock, its trading volume is very small; it does not have a research following, and has few, small market makers. As a result, it is less liquid than larger well-known companies.  Liquidating a position in the Company could still be a more costly and time-consuming process than liquidating stock in publicly traded firms with more active trading. Therefore, a discount relative to the values of publicly traded securities should be applied to the value of Alpine Air’s securities to reflect this limited marketability.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Discount for Lack of Marketability

General Concepts

The discount for lack of marketability is distinct from the discount for lack of control, and is applied sequentially. The marketability discount is that discount necessary to generate a sufficient increment in return to the holder of a minority interest of an entity’s closely-held shares to induce the purchaser to make this particular investment, rather than an alternative investment identical in all respects save marketability. The discount reflects the marketability differences between closely held securities and publicly traded securities. Owners of publicly traded securities can know at all times the market value of their holdings. They can sell those holdings on virtually a moment's notice and receive cash, net of brokerage fees, within three working days. Because closely held securities lack the inherent liquidity of traded securities, and are less attractive for investment purposes, it is accepted valuation practice to discount the value to reflect this disparity.

In determining the appropriate discount to apply to the subject securities, we have analyzed empirical evidence of observed discounts in transactions involving shares of publicly traded companies that are restricted from being freely traded in the markets. Information with regard to discounts for lack of marketability is generally derived from private placements of securities restricted under Rule 144 (known as "letter stock") in which the private placement price is compared to the freely traded price of the stock. Letter stock is the same in all respects as its freely traded counterparts except with respect to marketability, since Rule 144 effectively restricts the marketability of unregistered securities by limiting the holder from selling the securities in public markets for six months or one year, unless it is registered or sold through a private placement. Such securities are sold in private placements at a discount from the freely traded market price due to the restrictions imposed by statute. This discount reflects the risk that the underlying value of the stock will change in a way that, in the absence of restrictions, would have prompted a decision to sell, and the risk that the contemplated means of disposing the stock may not materialize.

Prior Studies

Numerous studies have been conducted which provide empirical evidence on the magnitude of discounts reflecting the lack of marketability of restricted or closely held securities. In 1971, the U.S. Securities and Exchange Commission (SEC) published a study on sales of restricted stock showing that letter stock trades at a discount to its free-trading counterparts. The overall mean and median discounts for restricted common stock sold between January 1, 1966 and June 30, 1969 were approximately 26 percent. For non-reporting OTC companies, which are more likely to resemble closely held companies, the mean and median discounts were approximately 33 percent. This study formed the basis for Revenue Ruling 77-287 which provides guidance for determining discounts for lack of marketability and states that: (1) no automatic formula could be used to determine discounts for lack of marketability, (2) generally such discounts were related to

Valuation of Alpine Air Express, Inc. as of March 31, 2011

both the sales and the earnings of the issuing company, (3) such discounts generally were a function of the trading market for the equivalent actively traded stock, and (4) discounts are related to resale provisions. In general, discounts were lower for companies with relatively higher revenues and higher earnings, companies traded on the New York and American stock exchanges (versus OTC companies) and for those securities with resale provisions that essentially enhance the marketability of the securities.

Other studies involving the prices of restricted stock versus their freely traded counterparts include a study by Milton Gelman published in 1972 in which he found that the mean and median discounts were approximately 33 percent for 89 transactions of restricted stock between 1968 and 1970. Robert Trout published a similar study of letter stocks purchased by mutual funds between 1968 and 1970 and also found an average discount of approximately 33 percent. In 1972, Robert Moroney presented the results of a study of prices paid for restricted stock by 10 registered investment companies reflecting 146 transactions. The average discount for the 146 transactions was 36 percent and the median discount was 33 percent. J. Michael Maher compared prices paid for restricted stocks with the market prices of their freely traded counterparts and found the mean discount for transactions between 1969 and 1973 to be 35 percent. Standard Research Consultants conducted a study of 28 private placements of restricted stock from October 1978 through June 1982, with discounts ranging from seven to 91 percent and a median discount of 45 percent. Willamette Management Associates, Inc. analyzed 33 private placements of restricted stocks for the period from January 1981 through May 1984 and found a median discount of 33 percent and a mean discount of 31 percent. Finally, Management Planning, Inc. conducted a study of private placements of restricted stock between 1980 and 1990 and found discounts ranging from one percent to 86 percent in 115 transactions. After eliminating transactions involving companies with revenues under $3.0 million and companies that were unprofitable, Management Planning's final group of 31 transactions indicated discounts ranging from three percent to 58 percent with a median of approximately 25 percent. The results of the various studies analyzing discounts of restricted shares of publicly traded companies are summarized below:

SEC Study Overall Median and Average

26%

SEC Study Non-reporting OTC Median and Average

33%

Gelman Study Average

33%

Trout Study Average

33%

Moroney Study Average

36%

Moroney Study Median

33%

Maher Study Average

35%

Standard Research Study Median

45%

Willamette Study Median

31%

Management Planning Study Median

25%

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Overall these studies indicate discounts ranging from nil to 90 percent, with means and medians clustering near 35 percent. Several studies and an article by Robert Moroney, a well-known valuation consultant and investor in minority interests, noted factors that influence the size of the discount. The primary factors cited indicate that discounts will generally be higher:

*

the lower the dividend yield

*

the weaker the growth prospects of the company or the industry influencing the prospects for realizing capital gains

*

the less control, or swing value, of the block of shares

*

the more burdensome the restrictions on stock transfer

*

without a “put” or buy-sell agreement to provide liquidity

*

the smaller the revenue size

*

the lower the earnings

*

the higher the earnings volatility

*

the larger the size of the block

*

the lower the stock's quality grade (if rated by Moody’s Investor Services or Standard & Poor’s)

*

if the stock market is in a “bear” market and the investing public is cautious or gloomy

Other studies examining the issue of the discount for lack of marketability are based on the study of discounts on sales of closely held company shares compared to prices of subsequent initial public offerings of the same company’s shares. In 1981, John Emory began a series of studies analyzing the price relationship between private arm’s-length stock transactions that occurred within five months of a company going public and the subsequent initial public offering price. The study was updated in 1985, 1989 and 1992. During an 18-month period, Emory analyzed all of the initial public offerings of common stock which Robert W. Baird, a large regional investment banking firm, participated in or had obtained offering prospectuses. In the latest study, private sales and transactions took place at a mean discount of 42 percent from the price at which the stock subsequently came to market. The range was from six percent to 94 percent, with a median of 40 percent. In the 1986 study the mean and median discounts were 43 percent, while in the 1981 study the mean discount was 60 percent, with a median discount of 66 percent.

Willamette Management Associates conducted a similar series of five studies on the price of private stock transactions relative to those of subsequent public offerings of stock of the same companies:

Time Period

Median Discount

1975-1978

49.6%

1979

62.9%

1980-1983

55.5%

1984

74.4%

1985

41.7%

Valuation of Alpine Air Express, Inc. as of March 31, 2011

The observed discounts that form the basis for the various studies on lack of marketability reflect transactions of securities where marketability, though limited, is probable. Unlike privately held stock, letter stock of publicly traded securities can be sold under registration, or under the "dribble provisions" of Rule 144, as well as to a third party on a private placement basis, and is therefore inherently more liquid than privately held securities. In addition, private placements of restricted stock will often include registration rights that will allow the shareholder to sell his shares in the market when the right is exercised. This enhances the marketability of the security relative to securities without registration rights (unless the size of the block limits its marketability), and influences the discount downward. Further, the Emory and Willamette studies, comparing the price relationship between private transactions and subsequent initial public offerings, almost certainly reflect the likelihood of marketability in the near future in the observed discounts. This would indicate that discounts should be higher for a security that has no marketability and little if any chance of becoming marketable.

HVA Study

Houlihan Valuation Advisors undertook its own study to analyze private placements of restricted stock in the period from 1980 through 1991. In our study, we identified 77 private placement transactions involving restricted stock of publicly traded companies. The discounts from the freely traded market prices of these securities vary significantly, ranging from a premium of six percent to a discount of 72 percent, with a median discount of 24 percent. In order to identify the key factors that influence the size of the discount we have listed the various companies which had private placements of restricted securities in order by revenue size, latest year’s earnings, and the estimated time to liquidate under dribble provisions of Rule 144. In general, companies with larger revenues exhibited lower discounts, as indicated by the median discounts by quartile summarized as follows:

($ Millions)

Median

Quartile

Revenue Size

Discount

1st

$48 to $527

16%

2nd

$18 to $48                       17%

3rd

$4 to $15                         24%

4th                            nil to $3                           42%

The study also indicates that the discount is lower for companies with higher earnings, as indicated by the following median discounts by quartile:

($ Millions)

Median

Quartile

Earnings Level

Discount

1st

$1.4 to $37.1

13%

2nd

$0.5 to $1.3                     21%

3rd

($2.0) to $0.4                   41%

4th                            ($41.4) to ($2.2)              31%

Valuation of Alpine Air Express, Inc. as of March 31, 2011

The median discount for the fourth quartile is lower than for the third quartile due to the fact that sample companies with the greatest losses (lowest earnings) tend to be larger in terms of revenues. In addition to revenues, the discounts within a particular quartile will tend to vary with other factors such as the P/E ratio, and the estimated time required to liquidate the restricted stock, according to the dribble out provisions of Rule 144.

All things being equal, a higher P/E ratio will tend to influence the discount upward, indicating that more speculatively priced securities will tend to be given greater discounts. In addition, the discounts will tend to be higher the larger the size of the privately placed block relative to the trading volume. Under the dribble provisions of Rule 144, the shareholder of restricted stock, after a two-year mandatory holding period, is permitted to sell in public markets, during any three-month period, the greater of (1) one percent of total public shares outstanding or (2) the average weekly public trading volume over the prior four weeks. Based on the size of each privately placed block of stock relative to the average trading volume and the total number of shares outstanding, we have estimated the time to liquidate each block following the two year mandatory holding period. The estimated time to liquidate indicates the following medians for each quartile:

(Months)

Estimated

Median

Quartile

Liquidation Time

Discount

1st

42 to 172

34%

2nd

29 to 41                         17%

3rd

10 to 28                        30%

4th

2 to 9                           18%

With the exception of the second quartile, the discounts tended to increase the longer the time to liquidate. This is intuitively obvious, since the greater the size of the block relative to trading volume the less liquid the security. However, due to the influence of other factors such as the size of revenue and earnings, the correlation is not strong. In addition to these factors and others discussed above, other factors that would weaken the correlation between the estimated time to liquidate and the size of the discount include the fact that most of the private placements were sold in several smaller blocks rather than one single block. In addition, a number of private placements provided for registration rights which, when exercised, allow the shareholder to sell his stock unrestricted in the public markets, which has influenced the discounts downward.

The observed discounts that form the basis of the various studies on lack of marketability reflect transactions of securities where there will be marketability when Rule 144 restrictions expire. Conversely, closely held minority equity interests generally have no imminent prospect for marketability and are therefore inherently less liquid. This would indicate that discounts should be higher for a closely held security that has no prospects for marketability for many years.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Changes in Regulations and their Impact on the Restricted Stock of Publicly Traded Companies

Rule 144A: In 1990, Rule 144A was adopted by the SEC. Rule 144A relaxed the SEC filing restrictions on private transactions. Under the rule, qualified institutional investors are allowed to trade unregistered securities among themselves without filing registration statements.

Impact of Rule 144A: As a result of Rule 144A, a limited market for restricted securities was created. Three studies that include data on transactions in restricted securities have been published since the adoption of Rule 144A in 1990, and before the reduction in Rule 144 stock holding periods (1997). The studies were conducted by Management Planning, Inc. (Analysis of Private Sales of Restricted Stocks of Public Companies: 1980-95), Lance Hall and Timothy Polacek (published in the 1994 issue of Estate Planning), and Bruce Johnson of Munroe, Park & Johnson, Inc. (published in Shannon Pratt’s Business Valuation Update).

Kathryn Aschwald of Columbia Financial Advisors conducted an analysis of the above studies. The analysis of these transactions indicated that the exchange on which the issuing company’s non-restricted stock is traded seemed to have an impact on the size of the discount, with the highest discounts generally seen for those issuing companies whose stock was traded on the OTC and Small Market Capitalization markets. The average discount for all 23 transactions was approximately 21 percent. The average discount for the eight transactions that involved restricted and/or unregistered securities was 26 percent. The average discount for those issuing companies whose stock was traded on the NASDAQ, OTC, and/or Small Market Capitalization markets was 23 percent. For all 23 transactions, the discounts ranged from 0.8 percent to 67.5 percent and the median was 14 percent.

These discounts are generally lower than the discounts recorded in the earlier studies noted above which generally indicated discounts of approximately 35 percent. Since the implementation of Rule 144A, there has been an increase in volume of privately placed stock. As a result, there are now more participants in the market for restricted stocks due to Rule 144A and, therefore, increased liquidity. This would tend to decrease discounts because higher liquidity results in less risk and thus a lower required rate of return. The lower discounts in this particular study may also reflect, to some degree, the market’s anticipation of the SEC’s change in the holding period from two years to one year, although there is no way to verify this. Since June 1995, the SEC proposed amendment to Rule 144 was published for public comment. Therefore, knowledgeable private placement and Rule 144A market participants were likely aware of the proposed changes.

Reduction in Holding Period (1997): In 1997, the holding period requirements contained in Rule 144 were amended to permit the resale of limited amounts of restricted securities by any person after a one-year holding period (rather than a two-year holding period as previously required). The amendment also permits unlimited resales of restricted securities held by non-affiliates of the issuer after a holding period of two years (rather than three years as previously required).

Valuation of Alpine Air Express, Inc. as of March 31, 2011

The amendment also applies to SEC Rule 145, which governs the resale of securities received in connection with reclassifications, mergers, consolidations and asset transfers. As a result, the holding period requirements of Rule 145 correspond to the amended holding periods for resales under Rule 144.

An updated restricted stock study was conducted by Columbia Financial Advisors in an attempt to identify the impact of the increased liquidity of restricted securities as a result in the reduction in holding period requirements which became effective April 29, 1997.

The study examined only private common equity placements over the period January 1, 1997, through December 31, 1998. The average discount indicated by this study was 13 percent. The range of discounts was zero percent to 30 percent and the median was nine percent.

These discounts are generally lower than the discounts of the earlier Columbia Financial Advisors’ study, which indicated an overall average discount of 21 percent. The lower discounts in this study in all probability reflect the market’s reaction to the SEC’s change in the holding period from two years to one year. The reduction in the holding period exposes the owner of the restricted security to less investment risk, as it is less likely that the price would fall in a one year period versus a two year period.

Another indication of the market’s recognition of the increased liquidity of restricted securities (and thus lower marketability discounts) can be found in the financial statements of Tetra Tech, Inc., a publicly traded environmental engineering firm. Tetra Tech, Inc. is active in industry acquisitions, typically using its unregistered stock (restricted) as part or all of the purchase consideration. In determining the value of securities issued in such transactions, Tetra Tech discounts the market value of its securities. Between February 1999 and March 2000, Tetra Tech reported thirteen acquisitions. In Tetra Tech’s 10Q filing for the period ended April 2, 2000, the company explains how it determined the value of the restricted securities issued in the thirteen transactions:

“The Company values stock exchanged in acquisitions based on extended restriction periods and economic factors specific to the Company's circumstances. During fiscal 1999, stock exchanged in acquisitions was discounted by 15 percent.”

Reduction in Holding Period (2008): In 2008, the holding period requirements contained in Rule 144 were shortened for "restricted securities" of issuers that are subject to the reporting requirements of the Securities Exchange Act of 1934 to six months. Restricted securities of issuers that are not subject to the Exchange Act reporting requirements will continue to be subject to a one-year holding period prior to any public resale. The amendments also substantially reduce the restrictions applicable to the resale of securities by non-affiliates.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Under the amendments that the SEC adopted, the six-month holding period requirement now applies to the securities of an issuer that has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least 90 days before the Rule 144 sale. Restricted securities of a "non-reporting issuer" continue to be subject to a one-year holding period requirement. A non-reporting issuer is one that is not, or has not been for a period of at least 90 days before the Rule 144 sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

The SEC believes that different holding periods for reporting and non-reporting issuers are appropriate given that reporting issuers have an obligation to file periodic reports with updated financial information (including audited financial information in annual filings) that is publicly available on EDGAR, the Commission's electronic filing system. Although non-reporting issuers must make some information publicly available before resales can be made under Rule 144, this information typically is much more limited in scope than information included in Exchange Act reports, is not required to include audited financial information, and is not publicly available via EDGAR.

Studies Applicable for Privately Held Securities

Appraisers have often quoted the well known studies of restricted stock conducted prior to the Rule 144A amendment in 1990 in determining the appropriate discount for lack of marketability for privately held securities. These studies are still applicable for this purpose today.

Analysis of the post-1999 studies indicate that discounts for restricted stock of publicly traded companies have been declining since 1990 as the market (and liquidity) for these securities has increased due to Rule 144A and the shortening of restricted stock holding periods beginning April 29, 1997. While the studies conducted after 1990 are specifically relevant for determining the appropriate discounts for restricted securities of publicly traded companies, they are not relevant for purposes of determining discounts for lack of marketability for privately held stock. The post-1990 studies reflect the increased liquidity in the market for restricted securities. Such increased liquidity is not present in privately held securities.

Application to Alpine Air: Alpine Air is a public company that trades on the OTC market. Its trading volume is small and infrequent. In determining a discount for limited of marketability to apply in estimating the value of the Company’s stock, the following factors have been considered which impact the marketability discount:

*

the Company is listed on the OTC market, which would tend to decrease the marketability discount

*

the Company’s is being valued on a fair value basis, which would tend to decrease the marketability discount

Valuation of Alpine Air Express, Inc. as of March 31, 2011

*

the Company’s net margin is relatively small, which would tend to increase the marketability discount

*

the Company has a significant degree of debt, which would tend to increase the marketability discount

All these factors suggest that a small marketability discount is appropriate in valuing a controlling interest in the Company. HVA as selected a marketability discount of 12.0 percent, which represents transaction fees related to selling a small company; they typically range from eight to 15 percent. These fees include, but are not limited to, business brokerage or M&A advisory fees, legal and accounting fees, any associated remediation fees. This discount will be used to adjust estimates of value that provide estimates on a marketable minority basis such as the capitalization of historical earning analysis associated with the income approach and guideline public company method of the market approach.

Control Premiums and Minority Discounts

The value of control depends on the shareholder’s ability to exercise any or all of a variety of rights typically associated with control. Common prerogatives of control include:

*

Elect directors and appoint management

*

Determine management compensation and perquisites

*

Set policy and change the course of business

*

Acquire or liquidate assets

*

Select people with whom to do business and award contracts

*

Make acquisitions of other companies

*

Liquidate, dissolve, sell out, or recapitalize the company

*

Sell or acquire treasury shares

*

Register the company’s stock for public offering

*

Declare and pay dividends

*

Change the articles of incorporation or bylaws

In reviewing the prerogatives of control, it is apparent that the owner of a controlling interest in a company enjoys some very valuable rights that the owner of a minority interest does not have. There are many factors, however, which may limit the ability of a majority owner to exercise those rights. Therefore, even if a shareholder or group of shareholders owns more than 50 percent of a company’s stock, it may not have all of the benefits of control. In addition, minority owners may enjoy some significant rights through their ability to cast important swing votes. It is therefore not enough to say that a control value is appropriate for any ownership of more than 50 percent, nor is an interest of less than 50 percent always valued strictly as a minority interest. The extent of control premium or minority discount in a given situation is often a matter of degree. Factors that affect the degree of control that can be exercised include the following:

Valuation of Alpine Air Express, Inc. as of March 31, 2011

*

Cumulative versus noncumulative voting

*

Contractual restrictions

*

Effects of regulation, including state statutes

*

Financial condition of the business

*

Effects of distribution of ownership

Control Premium Studies: The thousands of daily transactions on stock exchanges are minority interest transactions. Each year, a controlling interest in a few hundred of these public companies is purchased. In almost all cases, the prices paid for the stock of these companies represent a premium over the market price at which the stock previously traded as a minority interest. Mergerstat Review publishes data on control premiums based on acquisition activity in the public markets. This source indicates that from 2005 to 2009, the average control premium paid has been approximately 42.5 percent and the median control premium has been approximately 29.6 percent (see Exhibit 10). It should be noted, however, that these premiums are based on a company’s stock price shortly before the announcement date of a merger transaction. Because stock prices have a tendency to rise shortly before such transactions, the premiums may be understated. It should also be noted that a portion of the control premium may be related to other factors. For example, an acquiring company may pay a premium in order to acquire an important supplier of its raw materials.

Quantifying Control Premiums: The value of a control premium relates to the extent that the owners were able to exercise the prerogatives of control listed above as well as the ownership structure of the firm. Some potential adjustments that would affect the size of the control premium include:

*

Size of the block being valued (absolute versus operating control)

*

Actual dividends paid

*

Quality and attractiveness of the company being valued

*

Prerogatives of control available to the equity holders

*

The degree of leverage

Application to Alpine Air: When valuing Alpine Air on a fair value basis, HVA has applied a control premium to estimates of value derived on a minority interest basis.

HVA has selected a control premium based on the Mergerstat data presented above of 35 percent. This control premium will be applied to the estimate of value derived from the capitalization of historical earnings related to the income approach and the public guideline company method associated with the market approach that yield an initial estimate of value on a marketable minority interest basis.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Transaction Value

Transaction value is the value at which shares of the Company were recently sold. A recent sale of a security is an indicator of value for both legal and economic purposes. If an examination of all the relevant facts reveals that the transaction took place at arm's-length (i.e., that neither buyer nor seller was forced to deal, and both parties had adequate information and that the transaction was for reasonable consideration) then the value established in such a transaction would be difficult to contest.

Meridian Capital

On August 11, 2009, the Company entered into an agreement with Meridian Capital LLC (“Meridian”), whereby Meridian would serve as the exclusive financial advisor and intermediary to Alpine with respect to a possible sale of the Company.

The initial term of the agreement was twelve months, after which it remained in effect until either party provided the other party with a 30-day written notice of termination. HVA understands that the agreement was in effect as of the valuation date.

HVA has been told that although two entities provided their views on Alpine’s enterprise value, no comprehensive due diligence was conducted, no formal letters of intent or understanding were executed, and no formal offers were presented. Management has represented that the conversations were limited and that no documentation exists that would support the potentially interested parties’ thoughts on value nor were there any drafts of transaction documents to review.

SCS, Inc. Transaction

On February 23, 2011, SCS, Inc. sold 1,512,964 shares to Alpine Air for exactly $150,000 representing a per share price of $0.099143. Given financial sophistication of SCS, the size of the transaction, the nature of its relationship to the Company (or lack thereof), HVA considers this transaction to be an arm’s length transaction that provides utility in deriving an estimate of value for the equity of Alpine Air.

It should be mentioned however, the price of this transaction reflects a minority position with limited marketability. To derive an estimate of fair value using this data, HVA is required to apply a 35 percent control premium and a 12 percent marketability discount. The premiums and discounts are multiplicative and applied sequentially in the formula below to calculate the fair value per share:

Fair Value = Fair Market Value x Control Premium x Discount for Lack of Marketability

FV = $0.099143 x (1+35%) x (1-12%)

FV =  $0.11778

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Applying this share price to the Company’s 34,475,857 outstanding common shares results in an estimate of value of $4,060,566 on a fair value basis.  This value will be considered and weighted in deriving a final estimate of value for Alpine Air as of March 31, 2011.

Ron Pattison Transaction

On March 14, 2011, Ron Pattison (Board Member) purchased 356,298 shares from Leonard Burningham for $35,629.80 ($0.10 per share). This transaction is consistent with the price paid in the SCS transaction and yields a similar estimate of value.

FV = $0.10 x (1+35%) x (1-12%)

FV = $0.1188

Applying this share price to the Company’s 34,475,857 outstanding common shares results in an estimate of value of $4,095,732 on a fair value basis.  This value will be considered and weighted in deriving a final estimate of value for Alpine Air as of March 31, 2011.

APNX 90-Day Trading History

Alpine Air stock trades on the OTC market under the APNX ticker. Its trading can be characterized as sporadic and thin. Exhibit 11 shows the trading volume that HVA was able to obtain from Google from January 2, 2011, to March 31, 2011. According to this data, some 1,293,275 shares were sold at value of approximately $140,760 representing a weighted average share price of $0.1088.  The indicated market capitalization of the Company as of March 31, 2011 on a minority basis based on 34,475,857 shares outstanding was $3,792,344.  When a control premium of 35 percent and a marketability discount of 12 percent are applied to this estimate of value, a fair value estimate (controlling interest basis) of $4,505,305 or $0.1307 per share is derived. This estimate will be used to determine the value of Alpine Air’s common stock as of March 31, 2011.

Income Value

The income approach to valuation estimates the worth of a company's stock by determining the present value of the future income stream expected to inure to the stockholders. This is accomplished by forecasting the firm's future income stream and the disposition of such and discounting it at a rate commensurate with the risk to which it is exposed.

The present value of future income depends on the amount and timing of that income. Since both the amount and timing are uncertain, income might be less than expected and/or income might materialize later than expected, this uncertainty must be quantified and incorporated into a discount rate. Thus, given the amount and timing of a future income stream, high uncertainty necessitates a

Valuation of Alpine Air Express, Inc. as of March 31, 2011

high discount rate and results in a relatively low present value, while low uncertainty merits a low discount rate and a relatively high present value.

The appropriate discount rate, that is, the minimum rate of return required by an investor purchasing the firm's stock, must have as its foundation the yields available on competing financial assets in the public markets. This follows from the observations noted below:

?

Securities with different risk characteristics provide different rates of return commensurate with those uncertainties. This hierarchy of risk and reward furnishes benchmarks from which a suitable discount rate may be selected for an income stream of known risk properties.

?

A particular investor, due perhaps to his aversion to risk, may find market returns inadequate at every level of risk. In a competitive market, however, he is a "price taker" and, as such, is limited to either investing at the going rates or not investing at all.

?

On the other hand, there will always be a buyer and seller willing to deal at the market rates, precisely because the market rates represent the consensus of many investors.

Thus, it is possible to estimate an "objective" valuation of a company based on a discount rate derived from the market.

Exhibit 12 identifies and quantifies the various components of the discount rate. As can be seen, the rate of return required on "large company" publicly traded common stocks is approximately 6.7 percent above the prevailing risk-free rate (or 11.2 percent, assuming a risk-free rate of return, as represented by the proxy yield for the 20-Year Treasury Bond rate). The next premium an investor would require from his holding of a minority interest in the Company’s common stock corresponds to a size premium, which can be obtained from looking at Ibbotson’s 10th smallest decile size premium, which corresponds to companies with a market capitalization between $1.22 million and $235.6 million and is estimated to be 6.36 percent. This size premium reflects the additional return investors require due to the inherent risks associated with smaller companies over time. An industry specific premium or discount is applied next; in this case Ibbotson estimates that Scheduled Air Transportation, Schedule, and Air Courier Services (SIC Code 451x) are valued at a discount of 0.55 percent (that is, investors will accept a return that is 0.55 percent lower than the average yield available in the stock market).

Finally, company-specific risks are applied. HVA did not identify any issues in the industry and economic overviews that require addressing here. In the case of Alpine Air, a 2.0 percent risk premium was applied to account for Alpine Air’s significant leverage and a 3.5 percent risk premium was applied to acknowledge the Company’s significant client concentration with USPS and UPS. The result is a discount rate of 23.6 percent and a capitalization rate of 20.6 percent. The capitalization rate equals the discount rate minus the long-term growth rate of 3.0 percent.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Normalization of Earnings

The reported net income of a typical firm may be subject to random fluctuations as well as external and internal shocks. In such cases, some "normalization" procedure generally must be applied to smooth the data series and reveal the underlying, stabilized trend in net income. Normalization of net income is required to project earnings figures to be used in calculating the income value estimate, as well as in providing a realistic earnings figure to which to apply the market value approach.

Normalization of earnings involves two steps. The first is the elimination of extraordinary items which impact the firm's earnings but which are not expected to repeat or persist.

In the case of Alpine Air, the only adjustment made to the historical income statements in Exhibit 1 was to subtract the gain from sale of assets. This was done to identify the earnings capacity of the Company based solely on its operations.

The second step involves identification of the trend in the normalized earnings to eliminate random fluctuations in any particular year and to project future expected earnings. Several procedures are used to normalize and project earnings. These approaches include: statistical trend line and logarithmic analysis of past earnings (regression analysis), past net margins applied to statistically derived sales estimates and income statement projections. However, In the case of Alpine Air, no extraordinary events occurred that required normalization.

Past Averages: A method of normalizing and projecting income is to use past averages, both an historical average growth rate and an average net margin. Essentially, the procedure applies an historical average or expected future net margin to sales forecasts to derive net income forecasts. The rationale is that sales tend to be more stable than net income.

Since Company management has not created multiyear financial projections and has characterized Alpine Air’s operations as stable and unlikely to change significantly, HVA has capitalized the TTM March 31, 2011 adjusted net income of $1,927,420. Alpine Air’s last four Form 10Ks support the position that the Company has reached a “steady state” of operations.

Company Projections: Alpine Air’s management did not prepare financial projections of this valuation.

Income Value Estimate: The income valuation model used is based on the assumption that the Company's cash flow is retained in total, and that dividend payments are deferred until a specified year when the Company begins paying all of its cash flow out as dividends and does so indefinitely into the future. Once these dividend payments begin to occur, the basis for the Company's internally financed growth ceases. In the absence of new external financing, the Company reaches a "steady state" and cash flow remains constant indefinitely thereafter, growing only in nominal terms in step with inflation. While it is not necessary

Valuation of Alpine Air Express, Inc. as of March 31, 2011

that the company actually behaves this way, this is a necessary specification for the valuation formula to be technically correct. Basically, what is being determined is the firm's dividend-paying ability. Only dividends can correctly be used in the income valuation approach for a common stock.

To that end, if it is assumed that all of Alpine Air's future net cash flow will be available to be paid out as dividends to shareholders from the valuation date forward, and if it is further assumed that cash flow will grow at a compound annual rate of 3.0 percent from the TTM March 31, 2011 level, an income value estimate of the common stock of the Company as of March 31, 2011, of $6,365,541 is derived after applying a 35.0 percent control premium, a 12.0 percent  marketability discount, and subtracting $6,736,960 of the Company’s Preferred Stock  (see Exhibit 5). This figure will be considered in arriving at a final estimate of the fair value of the Company as of that date.

Book Value

The book value of a company's assets reflects their depreciated historical cost, rather than their fair market value. As such, book value normally bears only a tenuous relationship to the market value of a company. A useful accounting concept, it has a somewhat limited role in the valuation process. For informational purposes, the book value of Alpine Air as of March 31, 20110, was $8.6 million (see Exhibit 8).

Net Asset Value

A common alternative measure to book value is the net asset value of a company.

A quitting concern concept, net asset value is not entirely applicable to the valuation of a typical going concern. The value of a company is typically not a function of what its assets could be sold for (net of liabilities), but is rather a function of how they can be utilized in generating revenue and net income. Furthermore, Company management has indicated that it has no plans to liquidate the Company. In addition, the analysis contained herein indicates that the Company will generate significant positive cash flow on an operating basis in the foreseeable future.

To perform this analysis, HVA has followed certain steps outlined in the “Guide To Business Valuations” by Jay E. Fishman, Shannon P. Pratt, J. Clifford Griffith, and D. Keith Wilson:

1.

Obtain the company’s balance sheet as of or as near as possible to the valuation date;

2.

Adjust the balance sheet, if necessary, for known missing assets or liabilities, or to update the balance sheet to the date of the valuation;

Valuation of Alpine Air Express, Inc. as of March 31, 2011

3.

Determine the approach to liquidate the company’s assets;

4.

Determine the amount of proceeds from liquidation net of applicable expenses;

5.

Add or subtract operating profits or losses during the liquidation period;

6.

Subtract the liquidation value of all liabilities; and

7.

Consider the applicability of discounts for marketability and minority interest.

We have endeavored to follow these steps to arrive at a liquidation value.  The Company has provided a balance sheet as of the valuation date.  An assumption was made that the Company’s assets would be disposed of in an orderly liquidation over a period of four to six months.  Proceeds from the liquidation assets and liabilities are presented in Exhibit 11, a hypothetical liquidation schedule for Alpine Air.

HVA consulted with the Company and made the following adjustments to Alpine Air’s March 31, 2011 balance sheet:

Accounts Receivable: A/R was reduced by $237,949 reflecting a receivable that management believes will not be collected related to Pineapple Air.

Inventory:  Inventory was reduced by reclassifying $1,383,069 to property and equipment related to engines in the process of being overhauled; adds back $21,609 of allowance for shrinkage and obsolescence; and applies a 40 percent discount to the carrying values of all other inventory, except fuel, to account for the likelihood that the inventory would not necessarily result in receipts equal to book value.  The net adjustment was a reduction of $834,714.

Prepaid Expense: Prepaid expenses were adjusted downward by $176,708 to reflect the reality that the prepaid expenses are sunk costs at this point and would not be recoverable in an asset sale to pay to the Company’s shareholders.

These adjustments total a net reduction in current assets of $1,249,372.

Property & Equipment: Property and Equipment was adjusted downward by $1,609,265 to reflect management’s estimates of the market value of the aircraft and equipment.

Other Assets: Other assets have been reduced by $107,425 which reflects 100 percent of the booked loan origination fees and UPS credits, which would not be recoverable in an asset sale to pay to the Company’s shareholders.

Adding the property and equipment, and other asset adjustments to the current asset adjustments results in a total reduction in assets of $2,858,637.

Deferred Tax Liability: Alpine Air’s deferred tax liability was reduced by $1,086,282 to account for the difference in the estimated liquidation proceeds and

Valuation of Alpine Air Express, Inc. as of March 31, 2011

the book value of those assets. Management estimated a difference of $2,858,637 and applied a 38 percent tax rate to derive the adjustment.

Retained Earnings: Retained earnings is treated as a plug figure to keep the balance sheet in balance. Given the total reduction in assets of $2,858,637 and the reduction in liabilities of $1,086,282, a reduction in retained earnings of $1,772,355 was made.

We have used management estimates for this analysis because no formal asset appraisals on equipment or property have been prepared and management has represented that this its best estimate for market value.

It is important to note that HVA is not a real property, equipment or inventory appraisal firm, and does not represent itself as having any expertise in these areas.  It is beyond the scope of this study and our expertise to make any independent investigations as to the value of the Company’s real property, equipment or inventory, or to ascertain the accuracy or reliability of estimates of the value from Company management, which were relied upon, and accordingly we offer no opinion as to the accuracy of this data relied upon in the report contained therein.  Those estimates partially form the basis for, and are integral parts of, our valuation analyses and we have assumed without independent verification that they are reasonably accurate.

To reach the liquidation value, we started with adjusted total assets of $25,713,967 and subtracted $12,161,178 of adjusted liabilities and $6,736,960 of preferred stock to reach a net asset value or equity value of $6,813,829. HVA then has subtracted $1,131,195, which represents a five percent discount to account for the fees associated with broker fees, marketing and conducting the liquidation process. This assumption was also discussed and approved with Company management. Finally, we have subtracted $400,000 in operating expenses related to the six months required to liquidate the assets. HVA reviewed the 2010 income statement and estimated that $400,000 is a reasonable estimate of the expenses needed for the liquidation period.

This results in an estimate of net asset value of $5,325,853. This estimate will be considered and receive weighting in arriving at the final estimate of value for Alpine Air.

Market Value – Guideline Company Method

This market value approach attempts to determine the value of Alpine Air by comparing it with other comparable firms or guideline companies traded in active, public markets. This is accomplished by determining a comparative price to earnings ratio, which is the ratio of the market price of a share of stock to the earnings per share; a comparative price to revenue ratio, which is the ratio of the market price of a share of stock to the dollar sales per share; and a comparative

Valuation of Alpine Air Express, Inc. as of March 31, 2011

price to book ratio, which is the ratio of the market price of a share of stock to the book value per share.

The ratios above each provide estimates of value of the subject company’s equity. HVA also employs the market value of invested capital (MVIC) to revenue ratio, and the MVIC to earnings before interest taxes and depreciation and amortization (EBITDA) ratio, which values not just the equity of the subject company but also the entire enterprise value of the Company including debt. In order to arrive at the equity value using an MVIC ratio, one must remember to subtract the debt. Application of the MVIC multiples in the market approach is called a “debt-free” approach. This valuation method is used when a subject company’s capital structure is significantly different than the peer group to which it is being compared in order to estimate value without consideration of a company’s capital structure. It also is typically used when valuing an entity on a controlling interest basis, as a buyer theoretically has the ability to optimize the Company’s capital structure. It must be mentioned that a minority interest holder does not have this ability.

Appropriate ratios for Alpine Air can be determined by comparing the firm with others in the same industry and, from its relative standing in the industry, inferring market value ratios based on ratios in the industry.

The price to earnings ratio is an important determinant of value because it reflects the expectations of market participants. Generally speaking, investors are willing to pay a higher price for today's earnings if they expect earnings to grow in the future. Conversely, they will pay a lower price if they anticipate earnings to decline. Not only is the price to earnings ratio a reading of the market's psychology, but it also represents the consensus of the marketplace as to the worth of a security. This is significant for three reasons. First, the market is competitive, with participating investors seeking to enhance their wealth. Second, the market is informed, with investors seeking to deepen their understanding of the companies and industries in which they have positions. Finally, the market is rational, since investors act upon the information acquired to further their objectives. All three factors contribute much weight to the resulting valuation in spite of imperfections in the market. Similar arguments can be made for the other market value ratios.

Ideally, market value ratios for the Company should be inferred from ratios of similar firms whose stocks are traded actively in public markets. Unfortunately, many air cargo companies with operations similar to the Company are small, closely-held businesses for which no market value has been established. Since these companies are not publicly traded, it is impossible to use them as a basis for making inferences regarding the market value of Alpine Air. Therefore, a group of larger publicly traded companies has been selected as being representative of the industry in which the Company operates. Data was provided from SEC Form 10K and 10Q filings, and from Yahoo! Finance.com. HVA has qualified and included the most suitable similar companies in its analysis.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Exhibit 14 presents the names and brief descriptions of a sample group of five air cargo companies considered representative of the industry of which Alpine Air is a member. Although these companies obviously differ somewhat from Alpine Air, in that they are much larger and enjoy economies of scale and synergies that may not be available to smaller companies such as Alpine Air, the differences are not of prime significance here, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal. To the extent that the firms in the industry sample group and Alpine Air are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

Exhibit 15 displays the March 31, 2011, market value ratios of the publicly traded sample group that represent the best guideline companies for use in this analysis.

Alpine Air is a smaller company than the median of the sample group in terms of total revenues. Alpine Air’s TTM revenue was $1.9 million compared to the sample group median of $1.3 billion. Alpine Air’s performance, as measured by net margin, was superior to the median of the sample group. Alpine Air’s net margin was 9.4 percent compared to the sample group median of 5.6 percent. The Company’s return on equity of 22.3 percent was higher than that of the sample group median of 13.5 percent. However, its return on assets was lower than the industry group median (6.7 percent vs. 7.3 percent). Alpine Air’s debt to equity ratio was higher than the median of the industry sample group (1.0 times vs. 0.0 times). The Company’s liquidity, as measured by the current ratio, was lower than the sample group median (1.7 vs. 2.5). Its asset turnover ratio was inferior to the sample group’s (0.7 times vs. 2.2 times) indicating less efficiency in Alpine Air’s operations. In terms of growth in revenues and net income, Alpine Air’s performance for the last fiscal year and last three fiscal years was inferior to the industry group median. The Company’s one-year and three-year revenue growth rates were (1.7 percent) and 3.1 percent respectively compared to the industry group medians of 22.4 percent and 5.2 percent. Alpine Air’s net income grew by 71.9 percent last year (88.8 percent on an adjusted basis) and had a three-year CAGR of (15.2 percent) or -4.4 percent on an adjusted basis, while the industry group median net income increased by 41.5 percent last year and had a three-year CAGR of 8.5 percent.

In summary, Alpine Air appears to represent a less attractive investment opportunity compared to the sample group from the perspective of revenue and net income growth rates, return on assets, asset turnover ratio, current ratio and debt to equity. Other unfavorable comparisons between the Company and its industry group include its smaller size, and lack of access to public capital markets. However, the Alpine Air investment opportunity does compare favorably to the group in terms of its superior net margin, EBITDA margin, and return on equity. It also should be mentioned that the Company’s growth in net income was superior to the group’s.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Normally, this analysis is not performed on publicly traded companies since the market would provide the price based on transactions reflecting the supply and demand for Alpine Air’s stock. However, it is HVA’s opinion that the Company’s shares do not enjoy an efficient market, characterized by numerous market makers, significant research coverage, and trading activity that could be considered regular in its occurrence with reasonable volume. Accordingly, HVA has endeavored to apply this analysis to Alpine Air as if the Company were closely-held. The market multiples for Alpine Air are included in the exhibit for the reader’s edification.

The market ratios are adjusted to account for the differences between the group and Alpine Air. HVA has selected its ratios by applying a 20 percent discount to account for the Company’s greater leverage and financial risk and a 25 percent discount to account for Alpine Air’s revenue concentration regarding USPS and UPS. These adjustments were made to each multiple. For the two revenue multiples, HVA also applied a 30 premium to account for the Company’s superior net margin and return on equity. This has resulted in the following selected ratios: a price to revenue multiple of 1.04 times, a price to earnings ratio of 8.09, a price to book value ratio of 1.07 times, an MVIC to revenue multiple of 0.99 times and an MVIC to EBITDA multiple of 3.35 times.

Exhibit 16 applies the selected market ratios to Alpine Air’s TTM March 31, 2011, financial results and creates indicated market values, then a 35.0 percent control premium and a 12.0 percent discount for limited marketability is taken to derive estimates of value on a fair value basis (controlling interest). Finally, the value of the Company’s Preferred Stock is deducted from the controlling interest estimate to arrive at the fair value of Alpine Air’s common equity. This results in the following estimates of value:  A price to revenue estimate of $18.0 million, a price to earnings estimate of $11.6 million, a price to book value estimate of $4.2 million, an MVIC to revenue estimate of $6.8 million and an MVIC to EBITDA estimate of $12.1 million.

HVA has performed this analysis as a sanity check since the Company’s shares actually trade on the OTC market. Since Alpine Air is more heavily leveraged than its peer group, the MVIC estimates should be looked at since these multiples look at cash flow available to pay shareholders and debt obligations. Since the Company’s shares trade on the OTC market and the estimates of value are not clustered, HVA will not be weighting any estimates of value from this approach and has include the analysis for the readers information.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

Summary And Conclusion

Four approaches have been considered in estimating the fair value of the common stock of Alpine Air as of March 31, 2011: net asset value, transaction value, market value and income value. The outcomes are summarized below.

Estimates of Value
Alpine Air Express, Inc.
Fair Value (Controlling Interest Basis)
March 31, 2011

			Implied
	Equity Value		Equity Value
	Estimate	Weight	Contributions
Cost
Book Value	$ 8,011,716	0.0%	$ -
Net Asset Value	$ 5,325,853	0.0%	-
Market
Public Guideline Companies
Price/TTM Revenue	$ 18,007,752	0.0%	-
Price/TTM Earnings	$ 11,570,686	0.0%	-
Price/Book	$ 4,160,381	0.0%	-
MVIC/TTM Revenue	$ 6,817,502	0.0%	-
MVIC/TTM EBITDA	$ 12,142,410	0.0%	-
Transaction Value
SCS, Inc. Transaction of February 24, 2011	$ 4,060,566	12.5%	507,571
Ron Pattison Transaction of March 14, 2011	$ 4,095,732	12.5%	511,967
APNX 90-Day Historical Weighted Average	$ 4,505,305	25.0%	1,126,326
Income Value
PV of Capitalized Earnings	$ 6,365,641	50.0%	3,182,821
Total		100.0%	$ 5,328,684

Fair Value Estimate of Common			$ 5,329,000

Shares Outstanding as of 3/31/11			34,475,857
Fair Value Estimate of Per Share			$ 0.15457

Considering the assumptions of each method, and weighing the relative justification of each, it is our opinion that a reasonable estimate of the fair value of the common stock of Alpine Air as of March 31, 2011, is $5,329,000 or $0.15457 per share, based on a total of 34,475,8575 common shares issued and outstanding as of that date.

Valuation of Alpine Air Express, Inc. as of March 31, 2011

EXHIBIT 1
Alpine Air Express, Inc.
Historical Income Statements
Fiscal Years Ended October 31, 2006 - 2010

	2006	2007	2008	2009	2010

Revenue	20,156,657	18,380,301	19,840,376	20,464,409	20,118,724
Cost of Revenue	15,768,378	12,468,243	16,378,631	15,733,309	14,149,394
Gross Profit	4,388,279	5,912,058	3,461,745	4,731,100	5,969,330

Operating Expenses
S G & A	1,551,211	1,813,018	1,525,241	2,180,645	1,989,749
Total Operating Expenses	1,551,211	1,813,018	1,525,241	2,180,645	1,989,749

Operating Income (EBIT)	2,837,068	4,099,040	1,936,504	2,550,455	3,979,581

Other Income (Expense)
Interest Income	9,664	44,082	48,381	18,451	12,537
Interest Expense	(674,569)	(622,856)	(673,395)	(857,184)	(918,717)
Gain on Disposal of Assets	596,432	397,918	499,623	907	427,236
Other Income (Expense)		-	-	(83,618)	-
Total Other Income	(68,473)	(180,856)	(125,391)	(921,444)	(478,944)

Income Before Taxes & Preferred Stock Dividend	2,768,595	3,918,184	1,811,113	1,629,011	3,500,637
Income Tax Expense	1,057,380	761,636	434,812	509,000	1,575,000
Net Income	1,711,215	3,156,548	1,376,301	1,120,011	1,925,637

Preferred Stock Dividend Declared	(1,310,000)	(655,000)	(1,256,108)	(575,412)	(485,243)
Net Income Available to Common Shareholders	401,215	2,501,548	120,193	544,599	1,440,394

Adjustments to Income Statements
Pre-Tax Income	2,768,595	3,918,184	1,811,113	1,629,011	3,500,637
Less: Gain on Sale of Assets	(596,432)	(397,918)	(499,623)	(907)	(427,236)
Adjusted Pre-Tax Income	2,172,163	3,520,266	1,311,490	1,628,104	3,073,401

Provision For Income Tax @ 38%	825,422	1,337,701	498,366	618,680	1,167,892
Adjusted Net Income	1,346,741	2,182,565	813,124	1,009,424	1,905,509

Preferred Stock Dividend Declared	(1,310,000)	(655,000)	(1,256,108)	(575,412)	(485,243)
Net Income Available to Common Shareholders	36,741	1,527,565	(442,984)	434,012	1,420,266

Depreciation & Ammortization	1,942,854	1,886,493	2,079,194	3,139,375	3,329,425
Adjusted EBITDA	4,779,922	5,985,533	4,015,698	5,689,830	7,309,006

EXHIBIT 2
Alpine Air Express, Inc.
Historical Income Statement Items as a % of Sales
Fiscal Years Ended October 31, 2006 - 2010

						'06-'10
	2006	2007	2008	2009	2010	Average

Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Revenue	78.2%	67.8%	82.6%	76.9%	70.3%	75.2%
Gross Profit	21.8%	32.2%	17.4%	23.1%	29.7%	24.8%

Operating Expenses
S G & A	7.7%	9.9%	7.7%	10.7%	9.9%	9.2%
Total Operating Expenses	7.7%	9.9%	7.7%	10.7%	9.9%	9.2%

Operating Income (EBIT)	14.1%	22.3%	9.8%	12.5%	19.8%	15.7%

Other Income (Expense)
Interest Income	0.0%	0.2%	0.2%	0.1%	0.1%	0.1%
Interest Expense	(3.3%)	(3.4%)	(3.4%)	(4.2%)	(4.6%)	(3.8%)
Gain on Disposal of Assets	3.0%	2.2%	2.5%	0.0%	2.1%	2.0%
Other Income (Expense)	0.0%	0.0%	0.0%	(0.4%)	0.0%	(0.1%)
Total Other Income	(0.3%)	(1.0%)	(0.6%)	(4.5%)	(2.4%)	(1.8%)

Income Before Taxes & Preferred Stock Dividend	13.7%	21.3%	9.1%	8.0%	17.4%	13.9%
Income Tax Expense	5.2%	4.1%	2.2%	2.5%	7.8%	4.4%
Net Income	8.5%	17.2%	6.9%	5.5%	9.6%	9.5%

Preferred Stock Dividend Declared	(6.5%)	(3.6%)	(6.3%)	(2.8%)	(2.4%)	(4.3%)
Net Income Available to Common Shareholders	2.0%	13.6%	0.6%	2.7%	7.2%	5.2%

Adjustments to Income Statements
Pre-Tax Income	13.7%	21.3%	9.1%	8.0%	17.4%	13.9%
Less: Gain on Sale of Assets	(3.0%)	(2.2%)	(2.5%)	(0.0%)	(2.1%)	(2.0%)
Adjusted Pre-Tax Income	10.8%	19.2%	6.6%	8.0%	15.3%	12.0%

Provision For Income Tax @ 38%	4.1%	7.3%	2.5%	3.0%	5.8%	4.5%
Adjusted Net Income	6.7%	11.9%	4.1%	4.9%	9.5%	7.4%

EXHIBIT 3
Alpine Air Express, Inc.
Historical Income Statement Item Growth Rates
Fiscal Year Ended December 31, 2004 - 2008
						2004-2008
						Compound
	2006	2007	2008	2009	2010	Growth

Revenue	--	(8.8%)	7.9%	3.1%	(1.7%)	(0.0%)
Cost of Revenue	--	(20.9%)	31.4%	(3.9%)	(10.1%)	(2.7%)
Gross Profit	--	34.7%	(41.4%)	36.7%	26.2%	8.0%

Operating Expenses
S G & A	--	16.9%	(15.9%)	43.0%	(8.8%)	6.4%
Total Operating Expenses	--	16.9%	(15.9%)	43.0%	(8.8%)	6.4%

Operating Income (EBIT)	--	44.5%	(52.8%)	31.7%	56.0%	8.8%

Other Income (Expense)
Interest Income	--	356.1%	9.8%	(61.9%)	(32.1%)	6.7%
Interest Expense	--	(7.7%)	8.1%	27.3%	7.2%	8.0%
Gain on Disposal of Assets	--	(33.3%)	25.6%	(99.8%)	47004.3%	(8.0%)
Other Income (Expense)	--	NA	NA	NM	(100.0%)	NM
Total Other Income	--	164.1%	(30.7%)	634.9%	(48.0%)	62.6%

Income Before Taxes & Preferred Stock Dividend	--	41.5%	(53.8%)	(10.1%)	114.9%	6.0%
Income Tax Expense	--	(28.0%)	(42.9%)	17.1%	209.4%	10.5%
Net Income	--	84.5%	(56.4%)	(18.6%)	71.9%	3.0%

Preferred Stock Dividend Declared	--	(50.0%)	91.8%	(54.2%)	(15.7%)	(22.0%)
Net Income Available to Common Shareholders	--	523.5%	(95.2%)	353.1%	164.5%	37.6%

Adjustments to Income Statements
Pre-Tax Income	--	41.5%	(53.8%)	(10.1%)	114.9%	6.0%
Less: Gain on Sale of Assets	--	(33.3%)	25.6%	(99.8%)	47004.3%	(8.0%)
Adjusted Pre-Tax Income	--	62.1%	(62.7%)	24.1%	88.8%	9.1%

Provision For Income Tax @ 38%	--	62.1%	(62.7%)	24.1%	88.8%	9.1%
Adjusted Net Income	--	62.1%	(62.7%)	24.1%	88.8%	9.1%

Preferred Stock Dividend Declared	--	(50.0%)	91.8%	(54.2%)	(15.7%)	(22.0%)
Net Income Available to Common Shareholders	--	4057.7%	(129.0%)	(198.0%)	227.2%	149.3%

Depreciation & Ammortization	--	(2.9%)	10.2%	51.0%	6.1%	14.4%
Adjusted EBITDA	--	25.2%	(32.9%)	41.7%	28.5%	11.2%

EXHIBIT 4
Alpine Air Express, Inc.
Historical Income Statements
Five Months Ended March 31, 2010 - 2011

			Income Statement Items		Growth
			As a % of Sales		Rate
	March 31,	March 31,	March 31,	March 31,	2010-
	2010	2011	2010	2011	2011
Revenue	8,414,084	8,803,791	100.0%	100.0%	4.6%
Cost of Revenue	5,961,907	6,410,104	70.9%	72.8%	7.5%
Gross Profit	2,452,177	2,393,687	29.1%	27.2%	(2.4%)

Operating Expenses
S G & A	632,184	686,659	7.5%	7.8%	8.6%
Total Operating Expenses	632,184	686,659	7.5%	7.8%	8.6%

Operating Income (EBIT)	1,819,993	1,707,028	21.6%	19.4%	(6.2%)

Other Income (Expense)
Interest Income	5,684	4,606	0.1%	0.1%	(19.0%)
Interest Expense	(322,536)	(216,170)	(3.8%)	(2.5%)	(33.0%)
Gain on Disposal of Assets	(958)	-	(0.0%)	0.0%	0.0%
Other Income (Expense)	(41,102)	-	(0.5%)	0.0%	(100.0%)
Total Other Income	(358,912)	(211,565)	(4.3%)	(2.4%)	(41.1%)

Income Before Taxes & Preferred Stock Dividend	1,461,081	1,495,463	17.4%	17.0%	2.4%
Income Tax Expense	531,150	573,353	6.3%	6.5%	7.9%
Net Income	929,931	922,110	11.1%	10.5%	(0.8%)

Preferred Stock Dividend Declared	-	-	0.0%	0.0%	0.0%
Net Income Available to Common Shareholders	929,931	922,110	11.1%	10.5%	(0.8%)

Adjustments to Income Statements
Pre-Tax Income	1,461,081	1,495,463	17.4%	17.0%	2.4%
Less: Gain on Sale of Assets	(958)	-	(0.0%)	0.0%	(100.0%)
Adjusted Pre-Tax Income	1,462,039	1,495,463	17.4%	17.0%	2.3%

Provision For Income Tax @ 38%	555,575	568,276	6.6%	6.5%	2.3%
Adjusted Net Income	906,464	927,187	10.8%	10.5%	2.3%

Preferred Stock Dividend Declared	-	-	0.0%	0.0%	NA
Net Income Available to Common Shareholders	906,464	927,187	10.8%	10.5%	2.3%

Depreciation & Ammortization	1,072,394	1,169,418	12.7%	13.3%	9.0%
Adjusted EBITDA	2,892,387	2,876,446	34.4%	32.7%	(0.6%)

EXHIBIT 5
Alpine Air Express, Inc.
Trailing Twelve Month Income Statement
Twelve Months Ended March 31, 2011

	TTM	% of Sales
Revenue	20,508,431	100.0%
Cost of Revenue	14,597,591	71.2%
Gross Profit	5,910,840	28.8%

Operating Expenses
S G & A	2,044,224	10.0%
Total Operating Expenses	2,044,224	10.0%

Operating Income (EBIT)	3,866,616	18.9%

Other Income (Expense)
Interest Income	11,459	0.1%
Interest Expense	(812,351)	(4.0%)
Gain on Disposal of Assets	428,194	2.1%
Other Income (Expense)	41,102	0.2%
Total Other Income	(331,597)	(1.6%)

Income Before Taxes & Preferred Stock Dividend	3,535,019	17.2%
Income Tax Expense	1,617,203	7.9%
Net Income	1,917,816	9.4%

Preferred Stock Dividend Declared	(485,243)	(2.4%)
Net Income Available to Common Shareholders	1,432,573	7.0%

Adjustments to Income Statements
Pre-Tax Income	3,535,019	17.2%
Less: Gain on Sale of Assets	(426,278)	(2.1%)
Adjusted Pre-Tax Income	3,108,741	15.2%

Provision For Income Tax @ 38%	1,181,322	5.8%
Adjusted Net Income	1,927,420	9.4%

Preferred Stock Dividend Declared	(485,243)	(2.4%)
Net Income Available to Common Shareholders	1,440,988	7.0%

EXHIBIT 6
Alpine Air Express, Inc.
Historical Balance Sheets
As of October 31, 2006 – 2010
	As of October 31,
	2006	2007	2008	2009	2010
Current Assets
Cash & Equivalents	506,036	1,108,829	720,794	992,241	1,129,890
Accounts Receivable	1,815,178	2,008,708	2,254,241	1,468,854	1,601,287
Inventories	1,417,071	1,384,340	1,795,119	1,850,486	1,899,293
Prepaid Expenses	619,421	587,434	658,874	253,399	423,001
Deposits	15,890	10,130	86,667	64,549	38,575
Cash Value of Life Insurance	-	-	70,005	80,550	85,572
Income Taxes Receivable	-	-	23,894	324	16,100
Deferred Income Tax	123,502	116,497	133,000	271,000	138,000
Other Current Assets	-	-	80,082	-	-
Total Current Assets	4,497,098	5,215,938	5,822,676	4,981,403	5,331,718
Property & Equipment (net)	16,479,898	17,302,275	19,389,082	21,235,497	22,125,782
Other Assets
Restricted Cash	-	-	175,000	200,695	206,433
Other Assets (net)	1,859,995	1,105,364	27,000	142,629	119,491
Total Other Assets	1,859,995	1,105,364	202,000	343,324	325,924
Total Assets	22,836,992	23,623,577	25,413,758	26,560,224	27,783,424
Current Liabilities
Accounts Payable	1,761,971	900,582	1,074,971	991,513	506,673
Accrued Liabilites	530,175	584,508	925,458	837,229	1,143,751
Dividends Payable	-	98,627	29,961	244,616	41,212
Deferred Revenue	-	16,992	11,148	120,037	98,457
Line of Credit	98,000	-	-	276,021	-
Current Portion of Long-Term Debt	1,399,198	1,264,408	1,941,676	1,842,000	1,286,000
Total Current Liabilities	3,789,344	2,865,117	3,983,214	4,311,416	3,076,093
Non-Current Liabilities
Deferred Gain on Sale of Asset	445,454	270,725	95,997	-	-
Deferred Tax Liability	-	-	-	620,000	1,947,000
Dividend Payable	1,701,310
Line of Credit	-	-	-	472,854	-
Long-Term Debt	5,364,199	5,973,780	7,836,932	7,147,937	7,283,335
Total Non-Current Liabilities	7,510,963	6,244,505	7,932,929	8,240,791	9,230,335
Total Liabilities	11,300,308	9,109,622	11,916,143	12,552,207	12,306,428
Preferred Stock	7,577,743	8,295,981	7,557,580	7,465,280	7,465,280
Shareholders' Equity
Common Stock	36,271	36,271	36,271	36,271	36,130
Additional Paid-In Capital	1,937,618	2,350,103	2,385,315	2,457,550	2,446,080
Retained Earnings	1,985,052	3,831,600	3,550,246	4,094,845	5,535,239
Treasury Stock	-	-	(31,797)	(45,929)	(5,733)
Total Equity	3,958,941	6,217,974	5,940,035	6,542,737	8,011,716
Total Liabilities and Stockholders' Equity	22,836,992	23,623,577	25,413,758	26,560,224	27,783,424

EXHIBIT 7
Alpine Air Express, Inc.
Historical Balance Sheet Items as a % of Assets
As of October 31, 2006 - 2010
						Average
	2006	2007	2008	2009	2010	'04-'08
Current Assets
Cash & Equivalents	2.2%	4.7%	2.8%	3.7%	4.1%	3.5%
Accounts Receivable	7.9%	8.5%	8.9%	5.5%	5.8%	7.3%
Inventories	6.2%	5.9%	7.1%	7.0%	6.8%	6.6%
Prepaid Expenses	2.7%	2.5%	2.6%	1.0%	1.5%	2.1%
Deposits	0.1%	0.0%	0.3%	0.2%	0.1%	0.2%
Cash Value of Life Insurance	0.0%	0.0%	0.3%	0.3%	0.3%	0.2%
Income Taxes Receivable	0.0%	0.0%	0.1%	0.0%	0.1%	0.0%
Deferred Income Tax	0.5%	0.5%	0.5%	1.0%	0.5%	0.6%
Other Current Assets	0.0%	0.0%	0.3%	0.0%	0.0%	0.1%
Total Current Assets	19.7%	22.1%	22.9%	18.8%	19.2%	20.5%
Property & Equipment (net)	72.2%	73.2%	76.3%	80.0%	79.6%	76.3%
Other Assets
Restricted Cash	0.0%	0.0%	0.7%	0.8%	0.7%	0.4%
Other Assets (net)	8.1%	4.7%	0.1%	0.5%	0.4%	2.8%
Total Other Assets	8.1%	4.7%	0.8%	1.3%	1.2%	3.2%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Current Liabilities
Accounts Payable	7.7%	3.8%	4.2%	3.7%	1.8%	4.3%
Accrued Liabilites	2.3%	2.5%	3.6%	3.2%	4.1%	3.1%
Dividends Payable	0.0%	0.4%	0.1%	0.9%	0.1%	0.3%
Deferred Revenue	0.0%	0.1%	0.0%	0.5%	0.4%	0.2%
Line of Credit	0.4%	0.0%	0.0%	1.0%	0.0%	0.3%
Current Portion of Long-Term Debt	6.1%	5.4%	7.6%	6.9%	4.6%	6.1%
Total Current Liabilities	16.6%	12.1%	15.7%	16.2%	11.1%	14.3%
Non-Current Liabilities
Deferred Gain on Sale of Asset	2.0%	1.1%	0.4%	0.0%	0.0%	0.7%
Deferred Tax Liability	0.0%	0.0%	0.0%	2.3%	7.0%	1.9%
Dividend Payable	7.4%	0.0%	0.0%	0.0%	0.0%	1.5%
Line of Credit	0.0%	0.0%	0.0%	1.8%	0.0%	0.4%
Long-Term Debt	23.5%	25.3%	30.8%	26.9%	26.2%	26.5%
Total Non-Current Liabilities	32.9%	26.4%	31.2%	31.0%	33.2%	31.0%
Total Liabilities	49.5%	38.6%	46.9%	47.3%	44.3%	45.3%
Preferred Stock	33.2%	35.1%	29.7%	28.1%	26.9%	30.6%
Shareholders' Equity
Common Stock	0.2%	0.2%	0.1%	0.1%	0.1%	0.1%
Additional Paid-In Capital	8.5%	9.9%	9.4%	9.3%	8.8%	9.2%
Retained Earnings	8.7%	16.2%	14.0%	15.4%	19.9%	14.8%
Treasury Stock	0.0%	0.0%	(0.1%)	(0.2%)	(0.0%)	(0.1%)
Total Equity	17.3%	26.3%	23.4%	24.6%	28.8%	24.1%
Total Liabilities and Stockholders' Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

EXHIBIT 8
Alpine Air Express, Inc.
Historical Balance Sheets
As of March 31, 2010 - 2011

	As of March 31,		As a % of Assets
	2010	2011	2010	2011
Current Assets
Cash & Equivalents	13,199	954,164	0.0%	3.3%
Accounts Receivable	1,657,620	1,783,181	6.1%	6.2%
Inventories	2,087,910	3,469,904	7.7%	12.1%
Prepaid Expenses	199,845	411,329	0.7%	1.4%
Deposits	14,087	39,268	0.1%	0.1%
Cash Value of Insurance Policy	80,550	85,572	0.3%	0.3%
Deferred Income Tax	284,000	167,000	1.0%	0.6%
Total Current Assets	4,337,211	6,910,418	16.0%	24.2%
Property & Equipment (net)	22,397,300	21,554,761	82.8%	75.4%
Other Assets
Other Assets (net)	330,624	107,425	1.2%	0.4%
Total Other Assets	330,624	107,425	1.2%	0.4%
Total Assets	27,065,135	28,572,604	100.0%	100.0%
Current Liabilities
Accounts Payable	851,662	770,702	3.1%	2.7%
Income Tax Payable	-	64,369	0.0%	0.2%
Accrued Liabilites	762,814	1,118,735	2.8%	3.9%
Dividends Payable	41,212	37,678	0.2%	0.1%
Deferred Revenue	11,700	268,899	0.0%	0.9%
Line of Credit	566,021	-	2.1%	0.0%
Current Portion of Long-Term Debt	1,935,502	1,283,000	7.2%	4.5%
Total Current Liabilities	4,168,911	3,543,383	15.4%	12.4%
Non-Current Liabilities
Deferred Tax Liability	1,164,000	2,450,000
Deferred Gain on Sale of Asset	-	-	0.0%	0.0%
Dividend Payable	-	-	0.0%	0.0%
Long-Term Debt	6,982,030	7,256,077	25.8%	25.4%
Total Non-Current Liabilities	8,146,030	9,706,077	30.1%	34.0%
Total Liabilities	12,314,942	13,249,460	45.5%	46.4%
Preferred Stock	7,465,280	6,736,960	27.6%	23.6%
Shareholders' Equity
Common Stock	36,271	34,476	0.1%	0.1%
Additional Paid-In Capital	2,424,612	2,286,349	9.0%	8.0%
Retained Earnings	4,824,031	6,265,359	17.8%	21.9%
Total Equity	7,284,914	8,586,184	26.9%	30.1%
Total Liabilities and Stockholders' Equity	27,065,135	28,572,604	100.0%	100.0%

EXHIBIT 9
Alpine Air Express, Inc.
Selected Financial Ratios

						2006-10
	2006	2007	2008	2009	2010	Average

Growth
Revenue Growth (%)	--	(8.8%)	7.9%	3.1%	(1.7%)	(0.0%)
Operating Income Growth (%)	--	44.5%	(52.8%)	31.7%	56.0%	8.8%
Earnings Growth (%)	--	84.5%	(56.4%)	(18.6%)	71.9%	3.0%
Adjusted Earnings Growth (%)	--	62.1%	(62.7%)	24.1%	88.8%	9.1%

Cost Control
Cost of Sales/Sales (%)	78.2%	67.8%	82.6%	76.9%	70.3%	75.2%
Operating Expenses/Sales (%)	7.7%	9.9%	7.7%	10.7%	9.9%	9.2%
Operating Margin (%)	14.1%	22.3%	9.8%	12.5%	19.8%	15.7%
Interest Expense/Sales (%)	3.3%	3.4%	3.4%	4.2%	4.6%	3.8%

Turnover Ratios
Sales/Receivables (x)	11.1	9.2	8.8	13.9	12.6	11.1
Sales/Net Fixed Assets (x)	1.2	1.1	1.0	1.0	0.9	1.0
Sales/Total Assets (x)	0.9	0.8	0.8	0.8	0.7	0.8
Cost of Revenue/Inventory (x)	11.1	9.0	9.1	8.5	7.4	9.0

Profitability
Return on Sales (%)	8.5%	17.2%	6.9%	5.5%	9.6%	9.5%
Return on Assets (%)	7.5%	13.4%	5.4%	4.2%	6.9%	7.5%
Return on Equity (%)	43.2%	50.8%	23.2%	17.1%	24.0%	31.7%

Adjusted Return on Sales (%)	6.7%	11.9%	4.1%	4.9%	9.5%	7.4%
Adjusted Return on Assets (%)	5.9%	9.2%	3.2%	3.8%	6.9%	5.8%
Adjusted Return on Equity (%)	34.0%	35.1%	13.7%	15.4%	23.8%	24.4%

Risk
Total Debt/Total Assets (%)	30.0%	30.6%	38.5%	36.7%	30.8%	33.3%
Long-Term Debt/Equity (%)	135.5%	96.1%	131.9%	116.5%	90.9%	114.2%
Total Liabilities/Total Assets (%)	49.5%	38.6%	46.9%	47.3%	44.3%	45.3%
Current Ratio (x)	1.2	1.8	1.5	1.2	1.7	1.5
Quick Ratio (x)	0.6	1.1	0.7	0.6	0.9	0.8
Interest Coverage (x)	4.2	6.6	2.9	3.0	4.3	4.2

EXHIBIT 10
Alpine Air Express, Inc.
Historical Control Premiums
1983 to 2009

		Premium Offered		Sample
Year		Average	Median	Size

1983		36.7%	31.3%	NA
1984		36.3%	33.7%	NA
1985		30.9%	25.7%	NA
1986		38.2%	29.9%	333
1987		38.3%	30.8%	237
1988		41.9%	30.9%	410
1989		41.0%	29.0%	303
1990		42.0%	32.0%	175
1991		35.1%	29.4%	137
1992		41.0%	34.7%	142
1993		38.7%	33.0%	173
1994		41.9%	35.0%	260
1995		44.7%	29.2%	324
1996		36.6%	27.3%	381
1997		35.7%	27.5%	487
1998		40.7%	30.1%	512
1999		43.3%	34.6%	723
2000		49.2%	41.1%	574
2001		57.2%	40.5%	439
2002		59.7%	34.4%	326
2003		62.3%	31.6%	371
2004		30.7%	23.4%	322
2005		34.5%	24.1%	392
2006		31.5%	23.1%	454
2007		31.5%	24.7%	491
2008		56.5%	36.5%	294
2009		58.7%	39.8%	239

	Twenty Seven-Year Average (1983 to 2009)	42.0%	31.2%

	Five-Year Average (2005 to 2009)	42.5%	29.6%

Sources: Mergerstat Review 2009, 1999, 1996, 1989

EXHIBIT 11
Alpine Air Express, Inc.
Historical Closing Prices
January 1 to March 31, 2011

						Share	Dollar
Date	Open	High	Low	Close		Volume	Volume

30-Mar-11	0.12	0.12	0.12	0.12		-	-
28-Mar-11	0.15	0.15	0.15	0.15		-	-
25-Mar-11	0.15	0.15	0.15	0.15		1,500	225
23-Mar-11	0.12	0.12	0.12	0.12		-	-
22-Mar-11	0.15	0.17	0.14	0.14		55,000	7,700
21-Mar-11	0.12	0.15	0.12	0.15		37,500	5,625
17-Mar-11	0.13	0.13	0.13	0.13		-	-
16-Mar-11	0.11	0.11	0.10	0.10		57,776	5,778
14-Mar-11	0.10	0.10	0.10	0.10		-	-
11-Mar-11	0.15	0.15	0.15	0.15		5,000	750
10-Mar-11	0.12	0.20	0.12	0.14		169,751	23,765
9-Mar-11	0.11	0.11	0.11	0.11		5,000	550
3-Mar-11	0.10	0.10	0.10	0.10		-	-
2-Mar-11	0.10	0.11	0.10	0.10		29,883	2,988
28-Feb-11	0.12	0.12	0.12	0.12		-	-
25-Feb-11	0.10	0.10	0.10	0.10		25,000	2,500
24-Feb-11	0.10	0.10	0.10	0.10		28,476	2,848
22-Feb-11	0.10	0.10	0.10	0.10		-	-
18-Feb-11	0.10	0.10	0.10	0.10		-	-
16-Feb-11	0.10	0.10	0.10	0.10		-	-
15-Feb-11	0.10	0.10	0.10	0.10		35,700	3,570
14-Feb-11	0.08	0.10	0.08	0.10		59,300	5,930
11-Feb-11	0.10	0.10	0.10	0.10		20,000	2,000
10-Feb-11	0.10	0.10	0.10	0.10		65,000	6,500
9-Feb-11	0.10	0.10	0.10	0.10		88,300	8,830
8-Feb-11	0.10	0.10	0.10	0.10		5,000	500
7-Feb-11	0.10	0.11	0.10	0.11		25,000	2,750
4-Feb-11	0.11	0.11	0.10	0.10		16,200	1,620
2-Feb-11	0.10	0.10	0.10	0.10		-	-
1-Feb-11	0.11	0.11	0.10	0.10		373,850	37,385
31-Jan-11	0.10	0.11	0.10	0.11		102,301	11,253
28-Jan-11	0.09	0.10	0.09	0.10		33,700	3,370
27-Jan-11	0.08	0.08	0.08	0.08		12,500	1,000
26-Jan-11	0.08	0.08	0.08	0.08		41,538	3,323
24-Jan-11	0.08	0.08	0.08	0.08		-	-
11-Jan-11	0.07	0.07	0.07	0.07		-	-
7-Jan-11	0.08	0.08	0.08	0.08		-	-
					TOTALS	1,293,275	$ 140,760

Weighted Average Transaction Price					$0.1088

Average Daily Volume					40,516
Maximum Daily Volume					373,850
Minimum Daily Volume					0

Number of Shares Issued and Outstanding 3/14/11					34,475,857

Indicated Market Capitalization (Based on Weighted Ave.)					$3,792,344	Marketable Minority
Control Premium					35%
Lack of Marketability Discount					(12%)
Indicated Market Capitalization (Based on Weighted Ave.)					$4,505,305	Control with Limited Marketability
	Per Share Price				$0.1307

Source: Yahoo Finance. www.yahoo.com

EXHIBIT 12
Alpine Air Express, Inc.
Computation of Discount Rate

HVA Build-up Method
Discount Rate:
Market Factors
Risk-Free Rate - 20-Year Treasury Bond	4.50%	Proxy Yield
Common Stock Premium	6.70%	Ibbotson SBBI 2011
Small Stock Premium	6.36%	Ibbotson SBBI 2011
	17.56%	Minority Interest

Industry Premium (Discount)
Air Transportation Scheduled and Air Courier Services (SIC 451x)	0.55%	Ibbotson SBBI 2011
	18.11%

Company-Specific Risks
Risk Premium for Greater Leverage	2.0%
Risk of Client Concentration	3.5%
Adjusted Rate for Company Specific Risks	23.6%

Build-up Discount Rate	23.6%

Capitalization Rate

Cost of Equity Capital	23.6%
Less: Long-Term Growth Rate	3.0%
Capitalization Rate	20.6%

EXHIBIT 13
Alpine Air Express, Inc.
Historical & Adjusted Balance Sheets
As of March 31, 2011

	As of March 31,			As a % of Assets
	Actual		Adjusted	Actual	Adjusted
	2011	Adjustment	2011	2011	2011
Current Assets
Cash & Equivalents	954,164		954,164	3.3%	3.7%
Accounts Receivable	1,783,181	(237,949)	1,545,232	6.2%	6.0%
Inventories	2,071,400	(791,496)	1,279,904	7.2%	5.0%
Prepaid Expenses	411,329	(176,708)	234,621	1.4%	0.9%
Deposits	39,268		39,268	0.1%	0.2%
Cash Value of Insurance Policy	85,572		85,572	0.3%	0.3%
Deferred Income Tax	167,000		167,000	0.6%	0.6%

Total Current Assets	5,511,914	(1,206,153)	4,305,761	19.3%	16.7%

Property & Equipment (net)	22,953,265	(1,609,265)	21,344,000	80.3%	82.9%

Other Assets
Other Assets (net)	107,425	(107,425)	-	0.4%	0.0%
Total Other Assets	107,425		107,425	0.4%	0.4%
			-
Total Assets	28,572,604	(2,815,418)	25,757,186	100.0%	100.0%

Current Liabilities
Accounts Payable	770,702		770,702	2.7%	3.0%
Income Tax Payable	64,369		64,369
Accrued Liabilites	1,118,735		1,118,735	3.9%	4.3%
Dividends Payable	37,678		37,678	0.1%	0.1%
Deferred Revenue	268,899		268,899	0.9%	1.0%
Line of Credit	-		-	0.0%	0.0%
Current Portion of Long-Term Debt	1,283,000		1,283,000	4.5%	5.0%
Total Current Liabilities	3,543,383		3,543,383	12.4%	13.8%
			-
Non-Current Liabilities			-
Deferred Tax Liability	2,450,000	(1,086,282)	1,363,718
Deferred Gain on Sale of Asset	-		-	0.0%	0.0%
Dividend Payable	-		-	0.0%	0.0%
Long-Term Debt	7,256,077		7,256,077	25.4%	28.2%
Total Non-Current Liabilities	9,706,077	(1,086,282)	8,619,795	34.0%	33.5%

Total Liabilities	13,249,460	(1,086,282)	12,163,178	46.4%	47.2%

Preferred Stock	6,736,960		6,736,960	23.6%	26.2%

Shareholders' Equity
Common Stock	34,476		34,476	0.1%	0.1%
Additional Paid-In Capital	2,286,349		2,286,349	8.0%	8.9%
Retained Earnings	6,265,359	(1,729,136)	4,536,223	21.9%	17.6%
Total Equity	8,586,184	(1,729,136)	6,857,048	30.1%	26.6%
Total Liabilities and Stockholders' Equity	28,572,604	(2,815,418)	25,757,186	100.0%	100.0%

Estimated Net Asset Value
Net Asset Value (shareholders' equity)			6,857,048
Less: Liquidation Fees @ 5%			(1,131,195)
Less: Certain Operating Expenses for 6 months			(400,000)
Estimated Net Asset Value			5,325,853

EXHIBIT 14

Alpine Air Express, Inc.

Guideline Public Company Descriptions

Air T, Inc. (AIRT): Air T, Inc., through its subsidiaries, provides overnight air cargo, ground equipment sales, and ground support services. Its overnight air cargo segment offers small package overnight airfreight delivery services on a contract basis to the air express delivery services industry. The company’s ground equipment sales segment manufactures, sells, and services aircraft ground support and other specialized equipment products, including aircraft deicers, scissor type lifts, military and civilian decontamination units, glycol recovery vehicles, and other special purpose mobile equipment. This segment offers its products to domestic and international passenger and cargo airlines, ground handling companies, the United States Air Force and Navy, airports, and industrial customers. Its ground support services segment provides ground support equipment maintenance and facilities maintenance services to domestic airlines and aviation service providers. As of March 31, 2010, the company operated 80 cargo aircrafts under dry-lease service contracts in the United States and the Caribbean. Air T, Inc. was founded in 1980 and is based in Maiden, North Carolina.

Air Transport Services Group, Inc. (ATSG): Air Transport Services Group, Inc., through its subsidiaries, provides aircraft, airline operations, and other related services primarily to the shipping and transportation industries. The company provides air cargo transportation services; airlift services, including aircraft, aircraft flight crews, and maintenance services; airlift services to other airlines, freight forwarders, and the U.S. military; freight transportation and supply chain management services; passenger transportation primarily to the U.S. military; air charter brokerage services, fuel management, and specialized cargo management services; and warehousing and cargo handling services, as well as leases aircraft. It also provides aircraft maintenance and modification services, aircraft part sales services, equipment leasing and maintenance services, mail handling services for the U.S. Postal Service, and specialized services for aircraft fuel management and freight logistics. The company operates in Europe, Asia, Africa, and the Americas. As of December 31, 2009, its in-service fleet consisted of 62 aircraft. The company was formerly known as ABX Holdings, Inc. and changed its name to Air Transport Services Group, Inc. in May 2008. Transport Services Group, Inc. was founded in 1980 and is headquartered in Wilmington, Ohio.

Atlas Air Worldwide Holdings, Inc. (AAWW): Atlas Air Worldwide Holdings, Inc. provides air cargo and outsourced aircraft operating solutions worldwide. The company operates through four segments: aircraft, crew, maintenance, and insurance (ACMI); air mobility command (AMC) charter; commercial charter; and dry leasing. The ACMI segment offers aircraft that is crewed, maintained, and insured by the company for lease. The AMC charter segment provides full planeload charter flights to the U.S. military. The commercial charter segment provides planeload of capacity charter services to charter brokers, freight forwarders, direct shippers, and airlines. The dry leasing segment provides for the leasing of aircraft and/or engines to customers. The company operates a fleet of Boeing 747 freighters. Its customers include airlines, express delivery providers, freight forwarders, the U.S. military, and charter brokers. It operates in Asia, the Middle-East, Australia, Europe, South America, Africa, and North America. As of December 31, 2009, the company operated a fleet of 747-400 freighter aircraft. Atlas Air Worldwide Holdings was founded in 1992 and is based in Purchase, New York.

C.H. Robinson Worldwide, Inc. (CHRW): C.H. Robinson Worldwide, Inc. operates as a third party logistics company. It provides freight transportation services and logistics solutions to companies in various industries. The company through its contractual relationships with approximately 47,000 transportation companies, including motor carriers, railroads, air freight, and ocean carriers selects and hires the transportation to meet its customers’ freight needs. C.H. Robinson provides a range of value-added logistics services, such as supply chain analysis, freight consolidation, core carrier program management, and information reporting. It also offers fresh produce sourcing and fee-based information services. The fresh produce sourcing service includes buying, selling, and marketing of fresh produce. The company purchases fresh produce through its network of independent produce suppliers and offers them to its customers, including regional and national grocery retailers and restaurants, produce wholesalers, and foodservice distributors. It offers fresh produce under The Fresh 1 and OurWorld Organics brand names, and has license agreements to distribute under various national brand names. It offers Fee-based information service through its subsidiary, T-Chek Systems, Inc., a business-to-business provider of spend management and payment processing services for motor carriers and truck stop chains. This service also includes funds transfer, vendor payments, fuel purchasing, online expense management, and permit procurement services. In addition, the company offers multimodal transportation and logistics services, such as truckload, less than truckload, intermodal, ocean, air, fee-based transportation management services, customs brokerage, warehousing, and other services. As of February 15, 2010, it operated through a network of 235 offices in North America, South America, Europe, Asia, Australia, and the Middle East. C.H. Robinson was founded in 1905 and is headquartered in Eden Prairie, Minnesota.

Expeditors International of Washington, Inc. (EXPD): Expeditors International of Washington, Inc. provides logistics services in the United States and internationally. The company’s services include consolidation or forwarding air and ocean freight; distribution management; vendor consolidating; cargo insurance; purchase order management; and customized logistics information. Its airfreight services comprise the procurement of shipments from its customers; determination of the routing; consolidation of shipments bound for a particular airport distribution point; and selection of the airline for transportation to the distribution point. The company also offers breakbulk services that include receiving and breaking down consolidated airfreight lots and arranging for distribution of the individual shipments. Its ocean freight and ocean services include freight consolidation from Asia to the United States; and handling full container loads. The company also acts as a customs broker, who assists importers to clear shipments through customs by preparing required documentation and calculations, as well as provides other value added services at destination, such as warehousing and product distribution, time definite transportation, and inventory management. In addition, it offers custom clearances for goods moving by rail and truck between the United States, Canada, and/or Mexico. The company’s customers primarily include retailers, distributors of consumer electronics, department store chains, clothing and shoe wholesalers, manufacturers, and catalogue stores. Expeditors International of Washington, Inc. was founded in 1979 and is based in Seattle, Washington.

Source: Yahoo! Finance

EXHIBIT 15
Alpine Air Express, Inc.
Public Market Data - March 31, 2011
Guideline Public Companies

			Revenue	Revenue		Net Inc.	Net Inc.
		TTM	Growth	Growth	TTM	Growth	Growth	Net	TTM	EBITDA	Total	Book	Asset	Return On		Current	Debt/
Company	Ticker	Revenue	Last Year	3 Year Ave	Net Income	Last FY	3 Year Ave	Margin	EBITDA	Margin	Assets	Value	Turnover	Assets	Equity	Ratio	Equity
Air T, Inc.	AIRT	77.2	(10.6%)	6.4%	2.0	(14.2%)	14.8%	2.6%	3.5	4.5%	34.8	25.5	2.2	5.7%	7.8%	3.4	0.0
Air Transport Services Group, Inc.	ATSG	667.4	(19.0%)	5.2%	39.9	41.5%	39.1%	6.0%	253.9	38.0%	900.7	302.1	0.7	4.4%	13.2%	0.9	1.0
Atlas Air Worldwide Holdings, Inc.	AAWW	1,337.8	26.0%	(5.3%)	141.8	87.7%	2.6%	10.6%	304.6	22.8%	1,936.1	1,050.1	0.7	7.3%	13.5%	2.7	0.5
C.H. Robinson Worldwide, Inc.	CHRW	9,274.3	22.4%	8.2%	387.0	7.3%	6.1%	4.2%	681.6	7.3%	1,995.7	1,204.1	4.6	19.4%	32.1%	1.9	0.0
Expeditors International of Washington, Inc.	EXPD	5,967.6	45.8%	4.5%	334.2	43.3%	8.5%	5.6%	622.4	10.4%	2,679.2	1,748.2	2.2	12.5%	19.1%	2.5	0.0
Sample Group Median		1,337.8	22.4%	5.2%	141.8	41.5%	8.5%	5.6%	304.6	10.4%	1,936.1	1,050.1	2.2	7.3%	13.5%	2.5	0.0

Alpine Air Express		20.5	(1.7%)	3.1%	1.9	71.9%	(15.2%)	9.4%	7.3	35.6%	28.6	8.6	0.7	6.7%	22.3%	1.7	1.0
Alpine Air Express - Adjusted		20.5	(1.7%)	3.1%	1.9	88.8%	(4.4%)	9.4%	7.3	35.6%	28.6	8.6	0.7	6.7%	22.4%	1.7	1.0

			Market	Price/	Price/	Price/			MVIC/	MVIC/
			Capitalization	Revenue	Earnings	Book		MVIC	Revenues	EBITDA
Air T, Inc.	AIRT		22.9	0.30	11.5	0.89		16.7	0.22	4.78
Air Transport Services Group, Inc.	ATSG		537.9	0.81	13.5	1.78		793.8	1.19	3.13
Atlas Air Worldwide Holdings, Inc.	AAWW		1,808.4	1.35	12.8	1.72		1,700.6	1.27	5.58
C.H. Robinson Worldwide, Inc.	CHRW		12,309.8	1.33	31.8	10.22		11,901.9	1.28	17.46
Expeditors International of Washington, Inc.	EXPD		10,641.7	1.78	31.8	6.09		9,556.7	1.60	15.35
Alpine Air Express			3.4	0.17	1.8	0.40		11.0	0.54	1.51			Revenue	Earnings	Book	Revenue	EBITDA

Sample Group Median			1,808.4	1.33	13.5	1.78		1,700.6	1.27	5.58
Sample Group Average			5,064.1	1.11	20.3	4.14		4,794.0	1.11	9.26	Adjusted Ratios		1.04	8.09	1.07	0.99	3.35

NM = Not Meaningful	NA = Not Available
Source: Forms 10-K and 10-Q
Italics Denote Mulitiples Considered Outliers and Excluded from the Median

EXHIBIT 16
Alpine Air Express, Inc.
Market Value Ratios of the Industry Sample Group
As of March 31, 2011

	Price/	Price/	Price/	MVIC/	MVIC/
	Revenue	Earnings	Book	Revenue	EBITDA
Selected Multiple	1.04	8.09	1.07	0.99	3.35

Alpine Air Express, Inc.
Indicated Market Values

			Indicated		Indicated
			Market		Market
	Alpine Air	Ratio	Value	Less Debt	Value
TTM Revenue Feb 28, 2011	20,118,724	1.04	20,828,882	NA	20,828,882
TTM Adjusted Earnings Feb 28, 2011	1,905,509	8.1	15,410,476	NA	15,410,476
February 28, 2011 Book Value	8,586,184	1.07	9,172,846	NA	9,172,846
TTM Revenue Feb 28, 2011	20,118,724	0.99	19,948,557	8,539,077	11,409,480
TTM EBITDA Feb 28, 2011	7,293,065	3.3	24,430,803	8,539,077	15,891,726

						Common
	Indicated			Controlling	Less	Equity
	Market	Control	Marketability	Interest	Value of	Controlling
	Value	Premium	Discount	Value	Preferred	Interest
TTM Revenue Feb 28, 2011	20,828,882	35%	(12.0%)	24,744,712	(6,736,960)	18,007,752
TTM Adjusted Earnings Feb 28, 2011	15,410,476	35%	(12.0%)	18,307,646	(6,736,960)	11,570,686
February 28, 2011 Book Value	9,172,846	35%	(12.0%)	10,897,341	(6,736,960)	4,160,381

TTM Revenue Feb 28, 2011	11,409,480	35%	(12.0%)	13,554,462	(6,736,960)	6,817,502
FY2008 EBITDA	15,891,726	35%	(12.0%)	18,879,370	(6,736,960)	12,142,410

Exhibit 17

Alpine Air Organizational Chart

Please see the pdf attached for the complete organizational chart.

 APPENDIX A

Certification

Certification

I certify that, to the best of my knowledge and belief:

·

the statements of fact contained in this report are true and correct.

·

the report analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

·

I have no present or prospective interest in the company that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

·

my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

·

my analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the American Society of Appraisers Business Valuation Standards.

· no one provided significant professional assistance to the persons signing this certification.

Ricardo Miranda, ASA

ACCREDITED SENIOR APPRAISER AMERCIAN SOCIETY OF APPRAISERS

APPENDIX B

Statement of Limiting Conditions

STATEMENT OF LIMITING CONDITIONS

The following conditions are an integral part of this valuation of Alpine Air Express, Inc. (“the Company”), prepared by Houlihan Valuation Advisors (“HVA”):

Neither HVA nor its principals have any present or intended interest in the Company. HVA's fees for this valuation are based on professional time charges and are in no way contingent upon the final valuation figure determined herein.

This report is intended only for the specific use and purpose stated herein. It is intended for no other use and is not to be copied or given to unauthorized persons without the direct written consent of HVA. The value opinion expressed herein is valid only for the stated purpose and the date of the valuation. The report and information and conclusions contained therein should in no way be construed to be investment advice.

HVA does not purport to be a guarantor of value. Valuation is an imprecise science, with value being a question of informed judgment, and reasonable persons can differ in their estimates of value. HVA does certify that this valuation study was conducted and the conclusion arrived at independently using conceptually sound and commonly accepted methods of valuation.

In preparing the valuation report, we used information provided by the Company. It has been represented by the Company that the information is reasonably complete and accurate. We did not make independent examinations of any financial statements, projections, or other information, prepared or provided by Company management which were relied upon and, accordingly, we make no representations or warranties nor do we express any opinion regarding the accuracy or reasonableness of such.

The valuation conclusions derived herein implicitly assume that the existing management of the Company will maintain the character and integrity of the Company through any sale, reorganization, or diminution of the owners' participation.

Publicly available information utilized herein, (e.g., economic, industry, statistical and/or investment information) has been obtained from sources deemed to be reliable. It is beyond the scope of this report to verify the accuracy of such information, and we make no representations as to its accuracy.

This engagement is limited to the production of the report and conclusions contained herein. HVA has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of this report unless arrangements for such future services have been made.

This valuation report and the conclusions contained herein are necessarily based on market and economic conditions as they existed at the date of valuation.

The principals of HVA assigned to this engagement are senior members in good standing with the American Society of Appraisers. HVA conforms to the Uniform Standards of Professional Appraisal Practice for purposes of business valuations. HVA also conforms to the business valuation standards I through IX set forth by the American Society of Appraisers.

APPENDIX C

Internal Revenue Ruling 59-60

REVENUE RULING #59-60

SECTION 2031. DEFINITION OF GROSS ESTATE

26 CFR 20.2031-2; Valuation of stocks and bonds.

(Also Section 2512.)

(Also Part II, Sections 811 (k), 1005 Regulations 105, Section 81.10.)

In valuing the stock of closely held corporations, or the stock of corporations where market quotations are not available, all other available financial data, as well as all relevant factors affecting the fair market value, must be considered for estate tax and gift tax purposes. No general formula may be given that is applicable to the many different valuation situations arising in the valuation of such stock. However, the general approach, methods, and factors which must be considered in valuing such securities are outlined.

Revenue Ruling 54-77, C.B. 1954-1, 187, superseded.

Section 1. Purpose

The purpose of this Revenue Ruling is to outline and review in general the approach, methods and factors to be considered in valuing shares of the capital stock of closely held corporations for estate tax and gift tax purposes. The methods discussed herein will apply likewise to the valuation of corporate stocks on which market quotations are either unavailable or are of such scarcity that they do not reflect the fair market value.

Section 2. Background and Definitions

.01 All valuations must be made in accordance with the applicable provisions of the Internal Revenue Code of 1954 and the Federal Estate Tax and Gift Tax Regulations.  Sections 2031(a), 2032 and 2512(a) of the 1954 Code (sections 811 and 1005 of the 1939 Code) require that the property to be included in the gross estate, or made the subject of a gift, shall be taxed on the basis of the value of the property at the time of death of the decedent, the alternate date if so elected, or the date of gift.

.02 Section 20.2031-1(b) of the Estate Tax Regulations (section 81.10 of the Estate Tax Regulations 105) and section 25.2512-1 of the Gift Tax Regulations (section 86.19 of Gift Tax Regulations 108) define fair market value, in effect, as the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.  Court decisions frequently state in addition that the hypothetical buyer and seller are assumed to be able, as well as willing, to trade and to be well informed about the property and concerning the market for such property.

.03 Closely held corporations are those corporations the shares of which are owned by a relatively limited number of stockholders. Often the entire stock issue is held by one family.  The result of this situation is that little, if any, trading in the shares takes place.  There is, therefore, no established market for the stock and such sales as occur at irregular intervals seldom reflect all of the elements of a representative transaction as defined by the term "fair market value."

Section 3. Approach to Valuation

.01 A determination of fair market value, being a question of fact, will depend upon the circumstances in each case.  No formula can be devised that will be generally applicable to the multitude of different valuation issues arising in estate and gift tax cases.  Often, an appraiser will find wide differences of opinion as to the fair market value of a particular stock. In resolving such differences, he should maintain a reasonable attitude in recognition of the fact that valuation is not an exact science.  A sound valuation will be based upon all the relevant facts, but the elements of common sense, informed judgement and reasonableness must enter into the process of weighing those facts and determining their aggregate significance.

.02 The fair market value of specific shares of stock will vary as general economic conditions change from "normal" to "boom" or "depression," that is, according to the degree of optimism or pessimism with which the investing public regards the future at the required date of appraisal. Uncertainty as to the stability or continuity of the future income from a property decreases its value by increase the risk of loss of earnings and value in the future.  The value of shares of stock of a company with very uncertain future prospects is highly speculative.  The appraiser must exercise his judgement as to the degree of risk attaching to the business of the corporation which issued the stock, but that judgement must be related to all of the other factors affecting value.

.03 Valuation of securities is, in essence, a prophesy as to the future and must be based on facts available at the required date of appraisal. As a generalization, the prices of stocks which are traded in volume in a free and active market by informed persons best reflect the consensus of the investing public as to what the future holds for the corporations and industries represented.  When a stock is closely held, is traded infrequently, or is traded in an erratic market, some other measure of value must be used.  In many instances, the next best measure may be found in the prices at which the stocks of companies engaged in the same or a similar line of business are selling in a free and open market.

Section 4. Factors to Consider

.01 It is advisable to emphasize that in the valuation of the stock of closely held corporations or the stock of corporations where market quotations are either lacking or too scarce to be recognized, all available financial data, as well as all relevant factors affecting the fair market value, should be considered. The following factors, although not all-inclusive, are fundamental and require careful analysis in each case:

(a) The nature of the business and the history of the enterprise from its inception.

(b) The economic outlook in general and the condition and outlook of the specific industry in particular.

(c) The book value of the stock and the financial condition of the business.

(d) The earning capacity of the company.

(e) The dividend-paying capacity.

(f) Whether or not the enterprise has goodwill or other tangible value.

(g) Sales of the stock and the size of the block to be valued.

(h) The market price of stocks of corporations engaged in the same or a similar line of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter.

.02

The following is a brief discussion of each of the foregoing factors:

(a) The history of a corporate enterprise will show its past stability or instability, its growth or lack of growth, the diversity or lack of diversity of its operations, and other facts needed to form an opinion of the degree of risk involved in the business.  For an enterprise which changed its form of organization but carried on the same or closely similar operations of its predecessor, the history of the former enterprise should be considered. The detail to be considered should increase with approach to the required date of appraisal, since recent events are of the greatest help in predicting the future; but a study of gross and net income, and of dividends covering a long prior period, is highly desirable.  The history to be studied should include but need not be limited to the nature of the business, its products or services, its operating and investment assets, capital structure, plant facilities, sales records and management, all of which should be considered as of the date of the appraisal, with due regard for recent significant changes.  Events of the past that are unlikely to recur in the future should be discounted, since value has a close relation to future expectancy.

(b) A sound appraisal of a closely held stock must consider current and prospective economic conditions as of the date of appraisal, both in the national economy and in the industry or industries with which the corporation is allied.  It is important to know that the company is more or less successful than its competitors in the same industry, or that it is maintaining a stable position with respect to competitors.  Equal or even greater significance may attach to the ability of the industry with which the company is allied to compete with other industries.  Prospective competition which has not been a factor in prior years should be given careful attention. For example, high profits due to the novelty of its product and the lack of competition often lead to increasing competition.  The public's appraisal of the future prospects of competitive industries or of competitors within an industry may be indicated by price trends in the markets for commodities and for securities.  The loss of the manager of a so-called "one-man" business may have a depressing effect upon the value of the stock of such business, particularly if there is a lack of trained personnel capable of succeeding to the management of the enterprise.  In valuing the stock of this type of business, therefore, the effect of the loss of the manager on the future expectancy of the business and the absence of management-succession potentialities are pertinent factors to be taken into consideration. On the other hand, there may be factors which offset, in whole or in part, the loss of the manager's services.  For instance, the nature of the business and of its assets may be such that they will not be impaired by the loss of the manager's services.  Furthermore, the loss may be adequately covered by life insurance, or competent management might be employed on the basis of the consideration paid for the former manager's services.  These, or other offsetting factors, if found to exist, should be carefully weighed against the loss of the manager's services in valuing the stock of the enterprise.

(c) Balance sheets should be obtained, preferably in the form of comparative annual statements for two or more years immediately preceding the date of appraisal, together with a balance sheet at the end of the month preceding that date, if corporate accounting will permit. Any balance sheet descriptions that are not self-explanatory and balance sheet items comprehending diverse assets or liabilities should be clarified in essential detail by supporting supplemental schedules.  These statements usually will disclose to the appraiser: (1) liquid position (ratio of current assets to current liabilities); (2) gross and net book value of principal classes of fixed assets; (3) working capital; (4) long-term indebtedness; (5) capital structure; and (6) net worth. Consideration also should be given to any assets not essential to the operation of the business, such as investments in securities, real estate, etc. In general, such nonoperating assets will command a lower rate of return than do the operating assets, although in exceptional cases the reverse may be true.  In computing the book value per share of stock, assets of the investment type should be revalued on the basis of their market price and the book value adjusted accordingly.  Comparison of the company's balance sheets over several years may reveal, among other facts, such developments as the acquisition of additional production facilities or subsidiary companies, improvement in financial position, and details as to recapitalizations and other changes in the capital structure of the corporation. If the corporation has more than one class of stock outstanding, the charter or certificate of incorporation should be examined to ascertain the explicit rights and privileges of the various stock issues, including: (1) voting powers, (2) preference as to dividends, and (3) preference as to assets in the event of liquidation.

(d) Detailed profit-and-loss statements should be obtained and considered for a representative period immediately prior to the required date of appraisal, preferably five or more years.  Such statements should show (1) gross income by principal items; (2) principal deductions from gross income including major prior items of operating expenses, interest and other expense on each item of long-term debt, depreciation and depletion if such deductions are made, officers' salaries, in total if they appear to be reasonable or in detail if they seem to be excessive, contributions (whether or not deductible for tax purposes) that the nature of its business and its community position require the corporation to make, and taxes by principal items, including income and excess profit taxes; (3) net income available for dividends; (4) rates and amounts of dividends paid on each class of stock; (5) remaining amount carried to surplus; and (6) adjustments to and reconciliation with surplus as stated on the balance sheet. With profit and loss statements of this character available, the appraiser should be able to separate recurrent from nonrecurrent items of income and expense, to distinguish between operating income and investment income, and to ascertain whether or not any line of business in which the company is engaged is operated consistently at a loss and might be abandoned with benefit to the company. The percentage of earnings retained for business expansion should be noted when dividend-paying capacity is considered. Potential future income is a major factor in many valuations of closely-held stocks, and all information concerning past income which will be helpful in predicting the future should be secured.  Prior earnings records usually are the most reliable guide as to the future expectancy, but resort to arbitrary five- or ten-year averages without regard to current trends or future prospects will not produce a realistic valuation.  If, for instance, a record of progressively increasing or decreasing net income is found, then greater weight may be accorded the most recent years' profits in estimating earning power. It will be helpful, in judging risk and the extent to which a business is a marginal operation, to consider deductions from income and net income in terms of percentage of sales. Major categories of cost and expense to be so analyzed include the consumption of raw materials and supplies in the case of manufacturers, processors and fabricators; the cost of purchased merchandise in the case of merchants; utility services, insurance; taxes; depletion or depreciation; and interest.

(e) Primary consideration should be given to the dividend-paying capacity of the company rather than to dividends actually paid in the past.  Recognition must be given to the necessity of retaining a reasonable portion of profits in a company to meet competition. Dividend-paying capacity is a factor that must be considered in an appraisal, but dividends actually paid in the past may not have any relation to dividend-paying capacity. Specifically, the dividends paid by a closely held family company may be measured by the income needs of the stockholders or by their desire to avoid taxes on dividend receipts, instead of by the ability of the company to pay dividends.  Where an actual or effective controlling interest in a corporation is to be valued, the dividend factor is not a material element, since the payment of such dividends is discretionary with the controlling stockholders. The individual or group in control can substitute salaries and bonuses for dividends, thus reducing net income and understating the dividend-paying capacity of the company.  It follows, therefore, that dividends are less reliable criteria of fair market value than other applicable factors.

(f) In the final analysis, goodwill is based upon earning capacity.  The presence of goodwill and its value, therefore, rests upon the excess of net earnings over and above a fair return on the net tangible assets.  While the element of goodwill may be based primarily on earnings, such factors as the prestige and renown of the business, the ownership of a trade or brand name, and a record of successful operation over a prolonged period in a particular locality also may furnish support for the inclusion of intangible value. In some instances it may not be possible to make a separate appraisal of the tangible and intangible assets of the business.  The enterprise has a value as an entity.  Whatever intangible value there is, which is supportable by the facts, may be measured by the amount by which the appraised value of the intangible assets exceeds the net book value of such assets.

(g) Sales of stock of a closely held corporation should be carefully investigated to determine whether they represent transactions at arm's length. Forced or distress sales do not ordinarily reflect fair market value nor do isolated sales in small amounts necessarily control as the measure of value.  This is especially true in the valuation of a controlling interest in a corporation.  Since, in the case of closely held stocks, no prevailing market prices are available, there is no basis for making an adjustment for blockage. It follows, therefore, that such stocks should be valued upon a consideration of all the evidence affecting the fair market value.  The size of the block of stock itself is a relevant factor to be considered. Although it is true that a minority interest in an unlisted corporation's stock is more difficult to sell than a similar block of listed stock, it is equally true that control of a corporation, either actual or in effect, representing as it does an added element of value, may justify a higher value for a specific block of stock.

(h) Section 2031(b) of the Code states, in effect, that in valuing unlisted securities the value of stock or securities of corporations engaged in the same or a similar line of business which are listed on an exchange should be taken into consideration along with all factors. An important consideration is that the corporations to be used for comparisons have capital stocks which are actively traded by the public. In accordance with section 2031(b) of the Code, stocks listed on an exchange are to be considered first. However, if sufficient comparable companies whose stocks are listed on an exchange cannot be found, other comparable companies which have stocks actively traded in on the over-the-counter market also may be used. The essential factor is that whether the stocks are sold on an exchange or over-the-counter there is evidence of an active, free public market for the stock as of the valuation date.  In selecting corporations for comparative purposes, care should be taken to use only comparable companies. Although the only restrictive requirement as to comparable corporations specified in the statute is that their lines of business be the same or similar, yet it is obvious that consideration must be given to other relevant factors in order that the most valid comparison possible will be obtained.  For illustration, a corporation having one or more issues of preferred stock, bonds or debentures in addition to its common stock should not be considered to be directly comparable to one having only common stock outstanding. In like manner, a company with a declining business and decreasing markets is not comparable to one with a record of current progress and market expansion.

Section 5. Weight to be Accorded Various Factors

The valuation of closely held corporate stock entails the consideration of all relevant factors as stated in Section 4.  Depending upon the circumstances in each case, certain factors may carry more weight than others because of the nature of the company's business.  To illustrate:

(a) Earnings may be the most important criterion of value in some cases whereas asset value will receive primary consideration in others. In general, the appraiser will accord primary consideration to earnings when valuing stocks of companies which sell products or services to the public; conversely, in the investment or holding type of company, the appraiser may accord the greatest weight to the assets underlying the security to be valued.

(b) The value of the stock of a closely held investment or real estate holding company, whether or not family owned, is closely related to the value of the assets underlying the stock. For companies of this type the appraiser should determine the fair market values of the assets of the company.  Operating expenses of such a company and the cost of liquidating, if any, merit consideration when appraising the relative values of the stock and the underlying assets. The market values of the underlying assets give due weight to potential earnings and dividends of the particular items of property underlying the stock, capitalized at rates deemed proper by the investing public at the date of appraisal. A current appraisal by the investing public should be superior to the retrospective opinion of an individual. For these reasons, adjusted net worth should be accorded greater weight in valuing the stock of a closely held investment or real estate holding company, whether or not family owned, than any of the other customary yardsticks of appraisal, such as earnings and dividend paying capacity.

Section 6. Capitalization Rates

In the application of certain fundamental valuation factors, such as earnings and dividends, it is necessary to capitalize the average or current results at some appropriate rate.  A determination of the proper capitalization rate presents one of the most difficult problems in valuation. That there is no ready or simple solution will become apparent by a cursory check of the rates of return and dividend yields in terms of the selling prices of corporate shares listed on the major exchanges in the country.  Wide variations will be found even for companies in the same industry.  Moreover, the ratio will fluctuate from year to year depending upon economic conditions. Thus, no standard tables of capitalization rates applicable to closely held corporations can be formulated. Among the more important factors to be taken into consideration in deciding upon a capitalization rate in a particular case are: (1) the nature of the business; (2) the risk involved; and (3) the stability or irregularity of earnings.

Section 7. Average of Factors

Because valuations cannot be made on the basis of a prescribed formula, there is no means whereby the various applicable factors in a particular case can be assigned mathematical weights in deriving the fair market value.  For this reason, no useful purpose is served by taking an average of several factors (for example, book value, capitalized earnings and capitalized dividends) and basing the valuation on the result. Such a process excludes active consideration of other pertinent factors, and the end result cannot be supported by a realistic application of the significant facts in the case except by mere chance.

Section 8. Restrictive Agreements

Frequently, in the valuation of closely held stock for estate and gift tax purposes, it will be found that the stock is subject to an agreement restricting its sale or transfer.  Where shares of a stock were acquired by a decedent subject to an option reserved by the issuing corporation to repurchase at a certain price, the option price is usually accepted as the fair market value for estate tax purposes (see Revenue Ruling 54-76, C.B. 1954-1, 194.) However, in such cases the option price is not determinative of fair market value for gift tax purposes. Where the option or buy and sell agreement is the result of voluntary action by the stockholders and is binding during the life as well as at the death of the stockholders, such agreement may or may not, depending upon the circumstances of each case, fix the value for estate tax purposes. However, such agreement is a factor to be considered, with other relevant factors, in determining fair market value.  Where the stockholder is free to dispose of his shares during life and the option is to become effective only upon his death, the fair market value is not limited to the option price. It is always necessary to consider the relationship of the parties, the relative number of shares held by the decedent, and other material facts, to determine whether the agreement represents a bona fide business arrangement or is a device to pass the decedent's shares to the natural objects of his bounty for less than an adequate and full consideration in money or money's worth. (In this connection, see Revenue Ruling 157 C.B. 1953-2, 255, and Revenue Ruling 189, C.B. 1953-2, 294.)

Section 9. Effect on Other Documents

Revenue Ruling 54-77, C.B. 1954-1, 187, is hereby superseded.1

1Source: Internal Revenue Bulletin; Cumulative Bulletin 1959-1, January - June 1959, pp. 237244.

APPENDIX D

Credentials of HVA Professionals

RICK MIRANDA, ASA

HOULIHAN VALUATION ADVISORS 4525 Wasatch Blvd, Suite 333 Salt Lake City, UT 84124 (801) 277-0700 Miranda.HVASLC@gmail.com

EMPLOYMENT HISTORY

2001 to

          HOULIHAN VALUATION ADVISORS. Principal & Valuation Consultant.  Salt Lake City

Present

           - Perform business valuations for companies to assist company management in raising capital, establishing

  ESOP programs, addressing estate and tax planning considerations, and for merger and acquisition activities.

- Prepare fairness opinions assessing the fairness of the financial terms of a transaction to shareholders and provide evidence that reasonable business judgment was used. -Conduct business development activities with other service providers to gain engagements. -Provide expert witness testimony for litigation support.

- Provide consulting services regarding the creation of business plans and financial models to assist companies with growth initiatives.

- Conduct valuations pursuant to SFAS 142 to assess potential impairment of goodwill and intangible assets.

1999 to          NBO, Inc. Chief Financial Officer. Salt Lake City.

2001                   - Managed the financial growth of the Company from sales of $4.3 million in FY 99 to $40 million in FY 01.

 - Responsible for writing the Company’s business plan and preparing financial projections.  This material was used in private Placement Memoranda and other documentation for capital raising activities.  During my tenure, NBO completed $7.5 million and $2.2 million private equity offerings and prepared an additional offering for $2.0 million.

- Prepared an analysis of the requirements for becoming a reporting company when NBO reached 500 shareholders.

- Served as liaison with accredited investors, investment bankers, auditors and lawyers.

- Prepared a variety of analyses to value NBO relative to other comparable companies in its industry.

- Supervised Controller and staff of five on accounting operations and reporting to clients.

1998 to            INVEST LINC CAPITAL. Director & Senior Investment Analyst. Provo.

1999                  - Responsible for business origination. Designed pitchbook outlining ILC’s capabilities.  Prospected for clients,

                            participated in marketing meetings and calls.  Negotiated terms of engagement.

                          - Executed transactions: Conducted due diligence, performed valuations, wrote business plans and roadshow presentations for clients, summarized transactions to partners.

                          - Established document and model infrastructure for ILC, including financial projection model, comparable analysis template, pitchbooks, due diligence lists, etc.

1996 to            PARADIGM MEDICAL INDUSTRIES, Inc. Director, Business Development. Salt Lake City. 1997                           - Responsible for budget planning, execution, and variance analysis.  Supervised Controller.

                          - Conducted all shareholder activities including annual meeting preparation, preparation of proxy materials,  answering information requests, maintaining web site, and taking investor calls.

                          - Liaison with investment banking community.  Received calls from banking community and provided them with timely updates on company developments. Met with bankers regarding potential capital market activities.

                          - Conducted analyses and wrote business plans for a new product.

                          - Wrote Management Discussion & Analysis section and others for SEC reports.

                          - Implemented program to convert Preferred Shares to Common Shares serving as transfer agent for the Preferred Shares.

                          -Wrote and disseminated press releases.

1995 to              AMERICAN STOCK EXCHANGE.  Director of Investment Banking Services. New York.

1996                    - Responsible for establishing and improving relationships with investment banking community in order to increase listings at the Exchange.

- Developed marketing materials and conducted meetings with investment bankers actively seeking potential listings and discussing the Exchange’s virtues as a marketplace.

- Prepared a strategy to gain favor with investment banks by levering capital needs of AMEX listed companies.

- Conducted comparative analyses on aftermarket performance of Nasdaq stocks to promote transfers to the

  AMEX.

- Attended industry conferences representing the Exchange.

1993 to               OPPENHEIMER & Co., Inc. International Investment Banking.  Associate. New York.

1995                    - Established a $160 million private equity fund in Argentina to purchase recently privatized or restructured companies.

- Valued an Argentine oil & gas concession to advise client on acquisition bid.

- Prepared a $75 million equity offering for an Argentine real estate company.

- Participated in various due diligence sessions and client meetings that required travel to Latin America.

1992 to              LEHMAN BROTHERS Inc. Emerging Markets Group. Corporate Analyst. New York.

1993                    - Lead Managed a $125 million Eurobond for Gruma S.A. and Co-Lead Managed $100 million equity offering for GIMSA, a Gruma subsidiary.

- Arranged a $1 billion Medium Term Note Program for the Republic of Argentina.

- Performed valuations: comparable company, discounted cash flow and comparable transaction analyses.

- Prepared numerous equity and debt presentations promoting Lehman Brothers’ capabilities to potential clients.

1990 to              DOLE FRUIT COMPANY. Manager of Diversified Activities/Financial Analyst.  Ecuador.

1991                    - Managed all aspects of the Division’s diversified activities.  Represented the Division at meetings with the

  Bush Delegation for the Andean Initiative (Non-traditional exports), and Ecuadorian Ministry of Agriculture.

- Prepared a $180 million annual cost budget and $10 million capital budget, executing quarterly budget revisions and supporting analyses for capital expenditures.

- Submitted the Division’s periodic report on Ecuador’s economic and political climate to the President of  Dole Fresh Fruit International.

1986 to             INTER-AMERICAN FOUNDATION. Program Assistant. Washington, D.C.

1988                    - Prepared report on networking among Foundation grantees in Latin America and the Caribbean.

- Prepared briefing materials for reports to the Board of Directors and US Congress.

- Managed In-Service Contracts with outside consultants.

- Participated in, and summarized project reviews for the Vice President for Programs.

1983 to              PEACE CORPS/PARAGUAY. Cooperative Advisor.

1985                 - Conducted needs assessment, feasibility study and cost/benefit analysis for project potential. Wrote and coordinated a $10,000 USAID grant for a dairy project.

EDUCATION

TUFTS UNIVERSITY, Fletcher School of Law and Diplomacy.  MALD Degree 1990.

Areas of Study:  International Finance, International Energy and Resource Policy, and Western Hemisphere Diplomacy.

Recipient, CIGNA Scholarship.  Presented to students who excel in International Finance.

President, International Business Group.

ST. LAWRENCE UNIVERSITY. Bachelor Degree, 1982. Economics-Government Double Major.  Dean’s List 1980.

AMERICAN SOCIETY OF APPRAISERS. Accredited Senior Appraiser (ASA).

Senior Member of the American Society of Appraisers, Business Valuation.

ASSOCIATIONS

President American Society of Appraisers, Chapter 40: Served as President of the Utah Chapter of the ASA. July, 2008 to June, 2010.

PRESENTATIONS

“Negotiating Rough Terrain: Driving the Value of Emerging Companies.” T2M Basecamp.  Salt Lake City,   UT, May 2003.

“SFAS 141 & 142: Goodwill and Intangible Assets.” Utah Bar Securities Section.  Sun Valley, ID August 2002.

SKILLS

Computer Experience, Excel, Word, Powerpoint, Windows, Bloomberg, Mergerstat, and various valuation sources.  Spanish, Fluent. Foreign Service Institute Rating of “4”. Fletcher School rating of Advanced Professional.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended:  October 31, 2010

or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

Commission file number 000-27011

ALPINE AIR EXPRESS, INC.

(Exact name of registrant as specified  in its charter)

Delaware	33-0619518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1177 Alpine Air Way

Provo, UT 84601

 (Address of principal executive offices)

(801) 373-1508

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [  ] No [X]

Indicate by check mark if  the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. Yes [  ]   No [X]

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1) Yes [X] No [  ]     (2) Yes [X] No [  ]

Indicate by check mark if disclosure of delinquent filers pursuant to item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [   ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [  ] No [X]

State the aggregate market value of the voting and non-voting common stock held by non-affiliates computed by reference to the price at which the common stock was last sold, or the average bid and asked price of such common stock, as of the last business day of the Registrant's most recently completed second fiscal quarter.

April 30, 2010 - $776,306  There are approximately 7,057,327 shares of common voting stock of the Registrant beneficially owned by non-affiliates.  There is a limited public market for the common stock of the Registrant, so this computation is based upon the bid price of $0.11 per share of the Registrant's common stock on the OTC Bulletin Board as of April 30, 2010.

APPLICABLE ONLY TO REGISTRANTS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Not applicable.

Indicate the number of shares outstanding of each of the registrant’s classes of common equity, as of the latest practicable date:

January 26, 2011:  Common – 36,059,481

January 26, 2011:  Preferred – 780,000

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Background.

     Alpine Air Express, Inc., a Delaware corporation ("Alpine Air" or the “Company”), is engaged in the air cargo business through its wholly owned subsidiary, Alpine Aviation, Inc., a Utah corporation ("Alpine Aviation" or “Alpine”).  Alpine Aviation was organized on October 7, 1975, in the state of Utah.  Alpine Aviation has been operated by the same management since 1986.  Alpine Aviation is an air cargo operator, transporting mail packages and other time-sensitive cargo to 19 cities in the western portion of the mainland United States. Alpine Aviation began its operations in the 1970's with the intent of being a regional charter and cargo carrier.  After present management acquired control in 1986, Alpine Aviation began to focus less on the charter or passenger services and more on the cargo aspects of the airline industry.  Since the 1990's, Alpine Aviation has focused on transporting mail for the United States Postal Service (USPS) and carrying packages for a large nationwide carrier because of their favorable contracts, routes, and payment practices.  As a result of this focus, approximately 92% of Alpine Aviation's revenues now come directly from these two customers.

     Alpine Air Express was formed in April, 1994, under the name "Riverside Ventures, Inc."  Prior to its acquisition of Alpine Aviation in June, 2000, Alpine Air Express had no business operations and was actively looking for a business with which to merge or acquire in an effort to create an operation that would provide value to our shareholders.

     On June 12, 2000, Alpine Air Express, under its former name, entered into an agreement and plan of reorganization with Alpine Aviation, pursuant to which Alpine Air acquired all of the outstanding shares of Alpine Aviation. Pursuant to the terms of the reorganization, Alpine Air Express issued 9,895,000 shares of its common stock to the stockholders of Alpine Aviation in exchange for all of the issued and outstanding shares of Alpine Aviation.  As a result of the reorganization, Alpine Aviation became a wholly owned subsidiary of Alpine Air Express.  As a further result of the reorganization, the management of Alpine Aviation assumed control over Riverside Ventures and changed the company's name from "Riverside Ventures, Inc." to the current name of "Alpine Air Express, Inc."  The reorganization has been treated as a "reverse merger," with Alpine Aviation as the surviving entity for accounting purposes and Alpine Air the surviving entity for corporate purposes. At the time of the reorganization, Alpine Air Express had 1,000,000 shares of common stock outstanding.  Following the reorganization, Alpine Air had 10,895,000 shares outstanding, which was composed of the 1,000,000 shares outstanding prior to the issuance of shares for Alpine Aviation and the 9,895,000 newly issued shares to the Alpine Aviation stockholders.  Alpine Air subsequently issued an additional 105,000 shares, bringing the total outstanding shares to 11,000,000 as of 2003. During 2004 and 2005 the Company issued 122,000 shares, bringing the total outstanding shares to 11,122,000 at 2005.  In 2006, Alpine Air effected a 3 for 1 stock split and issued additional shares for compensation during 2006 resulting in a total of 36,271,461 outstanding shares at both October 31, 2006 and 2007. Unless otherwise indicated all share calculations in this Annual Report take into account this stock split. During 2010 the Company retired 141,320 shares it held in Treasury Stock reducing the total of outstanding shares to 36,130,141. During 2010 the Company purchased 70,660 shares to hold as Treasury Stock.

Routes and Delivery.

     Alpine Aviation currently has 23 air cargo routes covering 19 cities in six western states in the mainland U.S. Alpine also provides contract cargo charter flights for other carriers and for the public.  Most routes are flown every day and some multiple times per day.  In fiscal 2010, Alpine Aviation transported 8,444 tons of cargo.  The largest component of Alpine Aviation's cargo mix is U.S. mail, which accounted for approximately 69% of our fiscal 2010 revenue. The USPS delivers and picks up all cargo Alpine Air carries at the aircraft, unless other arrangements are called for separately by the contract.  When the USPS delivers and picks up the mail at the side of the aircraft, Alpine Air is able to reduce its costs significantly.

     Alpine currently operates 23 aircraft on one national certificate.  The largest aircraft in its fleet is a Beechcraft 1900, which holds approximately 6,000 pounds of cargo.  The other aircraft type is the Beechcraft 99, which holds approximately 3,400 pounds of cargo. The Company also owns 3 Beechcraft 1900-D aircraft (passenger configuration) and currently leases them on an annual lease basis.

Industry overview.

     The package delivery and air cargo business has evolved rapidly over the last two decades, driven by the integration of world markets, the rationalization of corporate supply chains and the implementation of enterprise software and internet-based information technology solutions. The ability to provide time-definite delivery options and transfer information increasingly determines success.  Customer demands for real-time information processing and worldwide distribution and logistics capabilities favor companies with integrated services.

     Customers increasingly focus on the timing and predictability of deliveries rather than the mode of transportation. As customers re-engineer the total distribution process, which includes order processing, administration, warehousing, transportation and inventory management, they attempt to reduce the most expensive and fastest growing component, inventory carrying costs. Time-definite transportation, which is no longer limited to air express, has become a critical part of just-in-time inventory management and improving overall distribution efficiency.

     Technology advances have made it easier for companies to analyze and compare distribution options.  As a result of these changes, individual shipments are generally smaller but more frequent and a greater proportion of products are being delivered directly to end-users, particularly as e-commerce takes hold.  Customers expect high performance levels and broad product offerings as they seek to optimize supply chain solutions.

    There has been dramatic growth in the utilization of e-commerce by both consumers and businesses for the transfer of goods.  Consumers who use the internet for home shopping and other services shop across borders and require global delivery capabilities.

     Delivery of packages to a specific destination at a guaranteed time has been the growth engine for the package delivery industry over the past decade. The industry has become increasingly dominated by large integrated carriers such as UPS and FedEx that provide seamless services, including pick-up and delivery, shipment via air and/or road transport and customs clearance. The pace of consolidation in the package delivery industry has increased on a global scale.

     Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment.  In particular, government-run post offices have made several recent alliances with and acquisitions of private-sector companies.  Post offices, which still maintain numerous advantages over private-sector companies, create significant challenges for competitors worldwide.

     With the growth in cargo and e-commerce taking a greater hold, we feel the need for companies like Alpine Air will only continue to expand.  We offer the ability to deliver mail and cargo to smaller markets without many of the associated capital costs.

Employees.

     Alpine Air has 109 employees, 61 of which are full time, including 10 in administration and 62 in flight operations, which includes 23 pilots.  No employees belong to any labor union or have employment contracts.

ITEM 1A. RISK FACTORS

     Not applicable to smaller reporting companies.

ITEM 1B. UNRESOLVED STAFF COMMENTS

     Not applicable to smaller reporting companies.

ITEM 2. DESCRIPTION OF PROPERTIES

     Alpine Air is headquartered in its owned facility located in Provo, Utah.  This facility is on leased property at the Provo Municipal Airport. The hangar consists of approximately 25,000 square feet with attached corporate offices and has been valued at a cost of approximately $1,200,000.

     The company also leases an 11,450 square foot hangar and a separate maintenance facility in Billings, Montana at the Logan International Airport and has permits to lease and use hangar and office space with the State of Hawaii, Department of Transportation.

     Alpine Air carries extensive insurance coverage on all facilities as well as aircraft.  Management believes the insurance coverage is adequate to cover any damage to its’ facilities or aircraft and any resulting liabilities.

     Alpine Air operates the following aircraft:

Aircraft Model: All Aircraft are Manufactured by Beechcraft	Number of aircraft	Location	Owned/Note Payable/Capital Lease
99	6	Utah, Montana	Owned
99	6	South Dakota, Montana	Note Payable
1900	5	Montana, Utah, Bahamas	Owned
1900	8	North Dakota, Montana	Note Payable
1900	1	Montana	Capital Lease

     All aircraft are in working condition and alternately either in maintenance or assigned to a scheduled route.

ITEM 3. LEGAL PROCEEDINGS

During the reporting period, the Company received three notices from the Federal Aviation Administration (FAA) that the FAA was going to impose civil penalties for alleged violations of FAA regulations. Company management immediately began countering those allegations and assessed the probability of actually having monetary penalties imposed against the Company. The Company estimated the amount of the possible penalties and accrued a reasonable amount to cover the potential assessments all while vigorously contesting the allegations. Subsequent to the end of the reporting period, two of the three notice actions were negotiated with the FAA resulting in substantially reduced penalties, well within the established reserves and with no further enforcement action by the FAA.

     During the reporting period, the Company contested a billing from a service provider based upon the service provider’s Fee Agreement. The matter was submitted to arbitration by the service provider which was contested by the Company. Subsequent to the end of the reporting period, the matter was resolved by settlement between the parties and the arbitration matter was dismissed as part of the settlement.

     Alpine Air Express has evaluated events for the period October 31, 2010 through January 26, 2011, the date the financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure.

ITEM 4. (REMOVED AND RESERVED)

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

     Alpine Air's common stock is currently quoted on the National Association of Securities Dealers Electronic Bulletin Board under the symbol "APNX". Set forth below are the high and low closing bid prices for our common stock for each quarter during our two most recent fiscal years.  These bid prices were obtained from Yahoo Finance (available on the internet). All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
January 31, 2009	$0.30	$0.10
April 30, 2009	$0.22	$0.15
July 31, 2009	$0.15	$0.08
October 31, 2009	$0.20	$0.16
January 31, 2010	$0.20	$0.085
April 30, 2010	$0.14	$0.082
July 31, 2010	$0.12	$0.07
October 31, 2010	$0.11	$0.05

     We cannot guarantee that the present market for our common stock will continue or be maintained, and the resale of "unregistered" and "restricted" shares pursuant to Rule 144 of the Securities and Exchange Commission may substantially reduce the market price of our common stock.

Holders.

     As of January 26, 2011, there were 36,059,481 shares of common stock outstanding held by approximately 439 active holders of record, including broker-dealers and clearing corporations holding shares on behalf of their customers, as reported by the Company's transfer agent.  This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.

     Since its inception, Alpine Air has paid no dividends on its common stock, and we do not anticipate that we will pay any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans.

                    Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	554,120 215,000 300,789	$2.53 $0.50 $0.40	- - -
Equity compensation plans not approved by security holders	327,500 -0-	$0.30 -0-	- -
Total	1,397,409	$1.24	-

Recent Sales of Unregistered Securities.

     Alpine Air has not sold any equity securities during the period covered by this Annual Report that were not registered under the Securities Act of 1933, as amended.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers.

     During the quarterly period ended October 31, 2010, neither Alpine Air nor any “affiliated purchaser” as defined in Reg. Section 240.10b-18(a)(3) purchased any of Alpine Air’s common equity.

ITEM 6.  SELECTED FINANCIAL DATA

     Not applicable to smaller reporting companies.

ITEM 7. MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General.

     Alpine Aviation Inc. provides air cargo transportation services in the United States in Montana, North Dakota, South Dakota, Wyoming, Nebraska, and Colorado.  While the USPS is our primary customer, we also provide contract cargo and charter services for other package delivery and cargo carriers. In addition to air cargo transportation, the Company provides maintenance service on aircraft owned or operated by third parties, leasing of passenger aircraft, and operates a First Officer Training Program.

     Revenues were $20.1 million in 2010, a 1.7% decrease from $20.4 million in 2009.  The primary decrease in revenues was the result of the loss of our Hawaii USPS contracts on August 7, 2009, but was mostly offset by a revenue increase on our 2010 fiscal year due to the award in September 2009 of the Montana, South Dakota, and North Dakota USPS contracts at increased rates as well as the leasing of one additional 1900-D passenger aircraft in December 2009.

     During the quarter ending July 31, 2009, the Company learned that the US Postal Service did not renew the contracts in place in Hawaii. These contracts expired June 6, 2009 and Alpine Air signed a two month contract to fly several routes with the company that was awarded the contract. That contract expired on August 7, 2009 and Alpine Air discontinued operations in Hawaii. Seven aircraft were redeployed to the mainland. Four of these aircraft were immediately used to end month-to-month leases with third parties, two aircraft are being used as additional aircraft in the Billings, MT operations to take advantage of extra charter opportunities as they arise and as backup spare aircraft in the event an aircraft needs maintenance. One aircraft was sold in May 2010.

     In September 2009 the Company was successful in its attempts to keep the Montana/South Dakota/North Dakota contract with the US Postal service at an increased rate. The contract began on September 5, 2009 and runs for six years through September 5, 2015. In the future, if the Company were unable to renew this contract, it would have a significant impact on earnings and revenues. However, management has had substantial success in renewing contracts with the USPS over the past 20 years.

     In fiscal 2010, the Company carried over 8,444 tons of cargo as compared to 9,673 tons in fiscal 2009. This decrease is directly attributable to the loss of the Hawaii USPS contracts in August 2009.

     The Company experienced rising costs for fuel in fiscal 2010. This cost increase along with the need to continue maintenance and repair of our aircraft place a strong demand on our cash resources.

     During fiscal 2010, the Company acquired one additional Beechcraft 1900-D passenger aircraft and sold one Beechcraft 1900-C aircraft.

Liquidity and Capital Resources.

October 31, 2010 and 2009.

Historical Source of Cash and Capital Expenditures:

     The Company has a working capital position on October 31, 2010 of $2,255,625, as compared to working capital on October 31, 2009, of $669,987. The increase in working capital has been the direct result of a $350,315 increase in current assets coupled with a decrease of $1,235,323 in current liabilities. The Company presently has no material off-balance sheet financing arrangements.

     Total assets increased to $27,783,424 on October 31, 2010 from $26,560,224 on October 31, 2009. Total liabilities decreased to $12,306,428 from $12,552,207 during the same period. Total stockholders' equity has also increased a total of $1,468,979, from $6,542,737 to 8,011,716 for October 31, 2009 and October 31, 2010, respectively.

     For the year ended October 31, 2010 there was a net profit from operations before income taxes and preferred stock dividends of $3,500,637. This is an increase from the previous year’s net income of $1,629,011. Depreciation for the year ending October 31, 2010 was $3,208,929 for an increase of $45,792 over last year.

     During the year ended October 31, 2010, the Company decreased the tax NOL carryforward by $2,120,000 resulting in an increase in the deferred tax accounts of $1,460,000.

     Investing activities for the year ended October 31, 2010, consisted mainly of the purchases of property and equipment of $4,760,576 and the sale of one aircraft for $1,137,020.

     For the year ended October 31, 2010, net cash used in financing activities was $2,452,685, which included funds made available from a new note payable in the amount of $1,922,769. The subsequent use of these funds was the retiring of $2,922,199 of long-term debt, the repayment of a line of credit in the amount of $758,875, the payment of preferred stock dividends of $688,647, and the redemption of $5,733 of Common Stock of the Company.

     For the years ended October 31, 2010 and 2009, net increases in cash and cash equivalents were $143,387 and $297,142, and ending cash and cash equivalents were $1,336,323 and $1,192,936, respectively.

Cash Requirements

     The following table summarizes the Company’s contractual obligations as of October 31, 2010:

	Total	One Year	2-5 Years	After 5 Years

Long-term debt principal	$7,774,354	$1,049,000	$5,055,493	$1,669,861
Capital leases principal	794,981	237,000	557,981	-
Interest payments	1,839,905	563,194	1,225,466	51,245
Operating leases	444,615	51,171	142,976	250,468
Dividend payment of preferred shares*	2,507,091	485,243	2,021,848	*
Total	$13,360,946	$2,385,608	$9,003,764	$1,971,574

*Redemption and/or conversion of preferred shares assumed completed by year 2015 through future cash flows generated by profits from Company operations, sale of excess aircraft, or additional debt borrowings. All preferred shares are owned by the Company’s current CEO and majority shareholder. Currently loan covenants with a lender restrict the redemption and payment of preferred dividends unless the Company maintains minimum net worth of $13,800,000 and debt service coverage of 1.25 to 1.00.

Future Capital Expenditures

     The Company as of December 31, 2010 had an open commitment to purchase one additional Beechcraft 99 aircraft in the amount of $350,000 and one additional Beechcraft 1900C aircraft for $500,000. These additional aircraft will be used in the Company’s aircraft operations.

Results of Operations.

Operating Revenue

     During the year ended October 31, 2010 total operating revenues were $20,118,724, representing a 1.7% decrease compared to 2009 revenues of $20,464,409. The following tables summarize Alpine Air’s operating revenue and associated percentage-of-change for the periods indicated.

	2010	2009	2010 over 2009 Change
Operating Revenue:
Operations
Mail revenue	$13,851,828	$13,366,226	4%
Contract cargo revenue and ad-hoc charters	4,705,895	5,730,000	(18)%
Aircraft leasing	1,507,472	1,225,940	23%
Total operations	20,065,195	20,322,166	(1)%
Public services
First officer	38,481	18,918	103%
Maintenance	15,048	123,325	(88)%
Total public services	53,529	142,243	(62)%
Total operating revenue	$20,118,724	$20,464,409	(2)%

	2010	2009	2009 over 2008 Change
Operating Revenue:
Operations
Mail revenue	69%	65%	4%
Contract cargo revenue and ad-hoc charters	23%	28%	(5)%
Aircraft leasing	8%	6%	2%
Total operations	100%	99%	1%
Public services
First officer	<1%	<1%	-
Maintenance	<1%	1%	(1)%
Total public services	<1%	1%	(1)%
Total operating revenue	100%	100%

Direct Costs

     Total direct costs decreased to $14,149,394 from $15,733,309 for the years ending October 31, 2010 and 2009, respectively. This decrease is mainly due to a decrease in direct labor and benefit costs, decrease in aircraft insurance, and a decrease of $676,929 in aircraft lease expense. Fuel expense increased due to an overall increase in aviation fuel prices across the country and aircraft lease expenses decreased due to the ending of several sale/leaseback agreements. Depreciation and amortization expense for the year ended October 31, 2010 increased to $3,295,107 from $3,163,137 during 2009. This increase was due to additional depreciation on one new aircraft acquired at the beginning of 2010 and from major engine and airframe component overhauls capitalized in 2010. The following table summarizes Alpine Air’s direct costs and the associated percentages-of-change for the periods indicated.

	2010	2009	2010 over 2009 Change
Direct Costs:
Operations
Depreciation and amortization	$3,295,107	$3,163,137	4%
Other direct costs	10,680,383	12,354,760	(14)%
Total operations	13,975,490	15,517,897	(10)%
Public services
Total public services	173,904	215,412	(19)%
Total direct costs	$14,149,394	$15,733,309	(10)%

     Operating Expenses

     Operating expenses decreased to $1,989,749 from $2,180,645 for the years ended October 31, 2010 and 2009, respectively. This decrease was due mainly to labor and benefit cost reductions. Consulting expenses, legal expenses, and professional accounting expenses decreased during 2010. The Company experienced an increase in fines and penalties during 2010 of $223,105. The following table summarizes Alpine Air’s operating expenses and the associated percentages-of-change for the periods indicated.

	2010	2009	2010 over 2009 Change
Operating Expenses:
General and administrative	$1,989,749	$2,180,645	(9)%
Total operating expenses	1,989,749	2,180,645	(9)%

     Interest Income

     Interest income for the year ended October 31, 2010 decreased to $12,537 from the amount at October 31, 2009 of $18,451. This decrease in interest income for 2010 is due to a reduction of cash in interest bearing accounts and general overall low interest rates for such accounts.

Interest Expense

     Total interest expense for the year ended October 31, 2010 and 2009 was $918,717 and $857,184, respectively. This increase in interest expense is due primarily to the Company paying an interest penalty of $191,928 for the early termination of a capital lease. This lease was refinanced in 2010 to a note payable with more favorable terms.

Gain on Disposal of Assets

     Gain on disposal of assets for the year ended October 31, 2010 increased to $427,236 from $907 as of October 31, 2009. During 2010, the Company sold a Beechcraft 1900 aircraft that resulted in a gain of $441,595.

Other Expenses

     Other expenses for the year ending October 31, 2010 was $0 compared to $83,618 for the year ending October 31, 2009. The 2009 other expenses are due to a realized loss from heating oil investments that were sold in 2009. The Company did not own any heating oil investments in 2010.

Income Tax Expense

     Current income tax expense for the year ended October 31, 2010 and 2009 was $115,000 and $0, respectively. The provision for deferred income tax expense for the year ended October 31, 2010 and 2009 was $1,460,000 and $509,000, respectively. The increase in deferred income tax as a percentage of income before taxes of 41.7% in 2010 and 31.2% in 2009 was due primarily to an expiration of $120,000 of capital loss carryfoward.

Net Income

     For the year ended October 31, 2010 and 2009, income before preferred dividends was $1,925,637 and $1,120,011, or $0.05 per share and $0.03 per share, respectively. For the same periods net income available to shareholders was $1,440,394 and $544,599, or $0.04 per share and $0.02 per share, respectively. The difference for both years presented is $485,243 and $575,412, respectively ($0.01 and $0.01 per share, respectively), which is related to dividends declared on preferred stock and the amortization of a preferred stock discount analogous to a preferred stock dividend. The amortization portion of the preferred stock discount ended in December 2008.

Critical Accounting Policies and Estimates.

     The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the U.S. requires the use of estimates and assumptions to determine certain assets, liabilities, revenues and expenses. Management bases these estimates and assumptions upon the best information available at the time of the estimates or assumptions. The Company's estimates and assumptions could change materially as conditions within and beyond our control change. Accordingly, actual results could differ materially from estimates. The most significant estimates made by management include allowance for doubtful accounts receivable, reserves for excess and obsolete inventories, deferred tax asset valuation,  and valuation of long-lived assets.

     Following is a discussion of critical accounting policies and related management estimates and assumptions.

     Allowance for Doubtful Accounts. An allowance for doubtful accounts receivable in the amount of $33,577 and $66,530, respectively, as of October 31, 2010 and 2009, and was established based on management's estimates of the collectability of accounts receivable. The required allowance is determined using information such as customer credit history, industry information, credit reports, customer financial condition and the collectability of outstanding accounts receivables associated with a discontinued business segment. The estimates can be affected by changes in the financial strength of the aviation industry, customer credit issues or general economic conditions.

     Inventories. The Company's parts inventories are valued at the lower of cost or market. Reserves for excess and obsolete inventories in the amount of $16,609 and $52,523, respectively, as of October 31, 2010 and 2009, are based on assessment of the marketability of slow-moving and obsolete inventories. Estimates are subject to volatility and can be affected by reduced equipment utilization, existing supplies of used inventory available for sale, the retirement of aircraft or ground equipment and changes in the financial strength of the aviation industry.

     Deferred Taxes. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered based primarily on estimates of current and expected future earnings. Net deferred tax liability of $1,809,000 existed as of October 31, 2010 and net deferred tax assets of $349,000 existed as of October 31, 2009.

     Revenue Recognition. Cargo revenue is recognized upon completion of contract terms and maintenance revenue is recognized when the service has been performed.

     Valuation of Long-Lived Assets. The Company assesses long-lived assets used in operations for impairment when events and circumstances indicate the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amount. In the event it is determined that the carrying values of long-lived assets are in excess of the fair value of those assets, the Company then will write-down the value of the assets to fair value.

Off-Balance Sheet Arrangements.

     None; not applicable.

Safe Harbor Statement.

     Statements made in this Form 10-K which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) our ability to retain existing commercial relationships and to obtain additional profitable sources of revenue, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

     Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward- looking statements, including the following, in addition to those contained in the Company's reports on file with the SEC: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, legislation or regulatory requirements, the economic condition of the U.S. Postal Service or United Parcel Service, changes in the air cargo, charter and leasing industries, demand for air cargo, charter and leasing services, competition, changes in the quality or composition of the Company's services, our ability to develop profitable new sources of revenue, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations, services and prices.

     Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Not applicable for smaller reporting companies.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

ALPINE AIR EXPRESS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2010 and 2009

ALPINE AIR EXPRESS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2010 and 2009

CONTENTS

PAGE
Report of Independent Registered Public Accounting Firm	2
Consolidated Balance Sheets at October 31, 2010 and 2009	3
Consolidated Statements of Income for the years ended October 31, 2010 and 2009	4
Consolidated Statements of Stockholders' Equity for the years ended October 31, 2010 and 2009	5
Consolidated Statements of Cash Flows for the years ended October 31, 2010 and 2009	6 - 7
Notes to Consolidated Financial Statements	8 - 17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alpine Air Express, Inc.

We have audited the accompanying consolidated balance sheets of Alpine Air Express, Inc. as of October 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years ended October 31, 2010 and 2009. Alpine Air Express, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpine Air Express, Inc. as of October 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended October 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/Jones Simkins, P.C.

JONES SIMKINS, P.C.

Logan, Utah

January 20, 2011

The accompanying notes are an integral part of these consolidated financial statements.

2

ALPINE AIR EXPRESS, INC.

CONSOLIDATED BALANCE SHEETS

October 31, 2010 and 2009

ASSETS

	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$1,129,890	$ 992,241
Trade accounts receivable, net	1,601,287	1,468,854
Inventories	1,899,293	1,850,486
Prepaid expenses	423,001	253,399
Deposits Cash value life insurance Income taxes receivable	38,575 85,572 16,100	64,549 80,550 324
Deferred tax asset, current	138,000	271,000
Total current assets	5,331,718	4,981,403
PROPERTY AND EQUIPMENT, NET RESTRICTED CASH	22,125,782 206,433	21,235,497 200,695
OTHER ASSETS, NET	119,491	142,629
Total assets	$27,783,424	$ 26,560,224

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade accounts payable	$506,673	$ 991,513
Accrued liabilities Dividends payable	1,143,751 41,212	837,229 244,616
Deferred revenue	98,457	120,037
Line of credit	-	276,021
Current portion of long-term debt	1,286,000	1,842,000
Total current liabilities	3,076,093	4,311,416

DEFERRED TAX LIABILITY LINE OF CREDIT	1,947,000 -	620,000 472,854
LONG-TERM DEBT, net of current portion	7,283,335	7,147,937
Total liabilities	12,306,428	12,552,207

PREFERRED STOCK, $.001 par value, $9.104 stated value, 1,000,000 shares authorized, 820,000 shares issued and outstanding.	7,465,280	7,465,280

STOCKHOLDERS' EQUITY:
Common stock, $.001 par value, 100,000,000 shares authorized, 36,130,141 and 36,271,461 shares, respectively, issued and outstanding.	36,130	36,271
Additional paid-in capital	2,446,080	2,457,550
Retained earnings	5,535,239	4,094,845
	8,017,449	6,588,666
Less treasury stock, 70,660 and 141,320 shares at cost, respectively	(5,733)	(45,929)
Total stockholders’ equity	8,011,716	6,542,737
Total liabilities, preferred stock, and stockholders’ equity	$27,783,424	$ 26,560,224

The accompanying notes are an integral part of these consolidated financial statements.

3

ALPINE AIR EXPRESS, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years Ending October 31, 2010 and 2009

	2010	2009
OPERATING REVENUE:
Operations	$20,065,195	$20,322,166
Public services	53,529	142,243
Total operating revenues	20,118,724	20,464,409
DIRECT COSTS:
Operations	13,975,490	15,517,897
Public services	173,904	215,412
Total direct costs	14,149,394	15,733,309
Gross profit	5,969,330	4,731,100
OPERATING EXPENSES:
General and administrative	1,989,749	2,180,645
Total operating expenses	1,989,749	2,180,645
Operating income	3,979,581	2,550,455
OTHER INCOME (EXPENSE):
Interest income	12,537	18,451
Interest expense Gain on disposal of assets Other	(918,717) 427,236 -	(857,184) 907 (83,618)
Total other income (expense)	(478,944)	(921,444)
INCOME BEFORE TAXES AND PREFERRED STOCK DIVIDEND	3,500,637	1,629,011
Current income tax expense	115,000	-
Deferred income tax expense	1,460,000	509,000
NET INCOME	1,925,637	1,120,011
Preferred stock dividend declared	(485,243)	(575,412)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,440,394	$544,599

NET INCOME PER COMMON SHARE
Basic	$0.04	$0.02
Diluted	$0.01	$0.01

The accompanying notes are an integral part of these consolidated financial statements.

4

ALPINE AIR EXPRESS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ending October 31, 2010 and 2009

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Total
Balance at November 1, 2008	36,271,461	$36,271	$2,385,315	$(31,797)	$3,550,246	$5,940,035

Net income	-	-	-	-	1,120,011	1,120,011

Dividends declared	-	-	-	-	(575,412)	(575,412)

Stock compensation expense	-	-	72,235	-	-	72,235

Purchase of treasury stock	-	-	-	(14,132)	-	(14,132)

Balance at October 31, 2009	36,271,461	$36,271	$2,457,550	$(45,929)	$4,094,845	$6,542,737

Net income	-	-	-	-	1,925,637	1,925,637

Dividends declared	-	-	-	-	(485,243)	(485,243)

Stock compensation expense	-	-	34,318	-	-	34,318

Purchase of treasury stock Retirement of treasury stock	- (141,320)	- (141)	- (45,788)	(5,733) 45,929	- -	(5,733) -

Balance at October 31, 2010	36,130,141	$36,130	$2,446,080	$(5,733)	$5,535,239	$8,011,716

The accompanying notes are an integral part of these consolidated financial statements.

5

ALPINE AIR EXPRESS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ending October 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,925,637	$1,120,011
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of assets Deferred gain amortization	(427,236) -	(907) (95,997)
Deferred tax expense	1,460,000	509,000
Depreciation and amortization	3,295,107	3,163,137
Stock based compensation	34,318	72,235
Provision for losses on accounts receivable Provision for inventory obsolescence	(32,954) (35,914)	43,990 (2)
Changes in operating assets and liabilities:
Trade accounts receivable	(148,301)	741,397
Other assets	30,000	10,082
Inventories	(12,893)	(55,365)
Income taxes receivable Prepaid expenses	(15,776) 301,898	23,570 383,329
Trade accounts payable Accrued liabilities Deposits	(484,840) 306,522 50,262	(83,458) (85,559) 22,118
Deferred revenue	(21,580)	108,889
Net cash provided by operating activities	6,224,250	5,876,470

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	1,137,420	1,350
Purchases of property and equipment	(4,760,576)	(3,789,826)
Cash proceeds from reduction in surrender value of life insurance	(5,022)	(10,545)
Net cash used in investing activities	(3,628,178)	(3,799,021)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt Payment on dividends payable	(2,922,199) (688,647)	(5,716,041) (270,977)
Payment for redemption of preferred stock Purchase of treasury stock	- (5,733)	(182,080) (14,132)
Change in line of credit Proceeds from related party line of credit	(758,875) -	748,875 200,000
Principal payments on related line of credit Proceeds from long-term debt	- 1,922,769	(200,000) 3,654,048
Net cash used in financing activities	(2,452,685)	(1,780,307)

Net change in cash and cash equivalents	143,387	297,142

BEGINNING CASH AND CASH EQUIVALENTS	1,192,936	895,794

ENDING CASH AND CASH EQUIVALENTS	$1,336,323	$1,192,936

The accompanying notes are an integral part of these consolidated financial statements.

6

ALPINE AIR EXPRESS, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

 Years Ending October 31, 2010 and 2009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

	2010	2009
Cash paid during the year for:
Interest	$918,717	$857,184
Income taxes	$131,000	$-

For the year ended October 31, 2010:

•

The Company increased other assets as a result of the capitalization of debt issuance costs of $93,040.

•

Exchanged accounts receivable for property and equipment of $48,822.

•

Increased lease deposit by $24,288 through the issuance of debt.

•

Increased prepaid aircraft insurance by issuing $471,500 of debt.

•

Retired $45,929 of treasury stock.

•

Refinanced $4,267,962 of long-term debt.

For the year ended October 31, 2009:

•

The Company recorded the amortization of a preferred stock dividend and reduced retained earnings by $89,780.

•

The Company acquired property and equipment in exchange for long-term debt of $1,200,000.

•

The Company capitalized debt issuance costs of $70,652.

The accompanying notes are an integral part of these consolidated financial statements.

7

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Alpine Air Express, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (USGAAP) and have been consistently applied in the preparation of the consolidated financial statements.

Organization and business description - Alpine Aviation, Inc. (Alpine) was incorporated in the state of Utah on October 7, 1975.  On June 12, 2000 Alpine entered into a transaction that was accounted for as a reverse merger with Riverside Ventures, Inc., a Delaware corporation incorporated on April 20, 1994. At the time of the transaction, Riverside Ventures, Inc. was inactive. All of the outstanding common stock of Alpine was exchanged for 29,685,000 shares of common stock of Riverside Ventures, Inc.  The transaction, accounted for as a reverse acquisition, resulted in a recapitalization of Alpine, inasmuch as it was deemed to be the acquiring entity for accounting purposes. Riverside Ventures, Inc. changed its name to Alpine Air Express, Inc.  The Company is an air cargo operator, transporting mail, packages and other time-sensitive cargo between cities in the western portion of the United States.

Principles of consolidation – The consolidated financial statements include the accounts and operations of Alpine Air Express, Inc., and its wholly-owned subsidiary Alpine Aviation, Inc. as of October 31, 2010 and 2009 (together referred to as the Company). All material inter-company transactions and accounts have been eliminated in the consolidation.

Cash and cash equivalents - The Company considers demand deposits at banks and money market funds at other financial institutions with an original maturity of three months or less to be cash equivalents.

Restricted cash - At October 31, 2010 and 2009, the Company had two restricted cash time deposits totaling $206,433 and $200,695, respectively, held as collateral for debt and property leases of a third party.

Concentration of credit risk – The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade accounts receivable – Accounts receivable are amounts due for services performed and are unsecured. Accounts receivable are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are past the due date. Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.

Inventories - Inventories consist of aircraft parts and fuel stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Property and equipment - Provision for depreciation for financial reporting purposes of property and equipment is computed on the straight-line method over their estimated useful lives ranging from three to forty years. Maintenance, repairs, and renewals, which neither materially add to the value of the property and equipment nor appreciably prolong the useful lives are charged to expense as incurred.  Gains and losses on dispositions are included in operations.

Engine overhauls - The Company uses the deferral method of accounting for our major engine and airframe component overhauls and provides for major engine and airframe component overhaul costs to be capitalized and depreciated to the next overhaul on engine and airframe components.

Impairment of long-term assets - The Company reviews all long-term assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred, such loss is recognized in the determination of net income.

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NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

Income taxes - The Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred tax assets and liabilities are determined based on the difference between financial accounting and tax bases of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse.  An allowance against deferred tax assets is recorded in whole or in part when it is more likely than not that such tax benefits will not be realized.

The Company considers many factors when evaluating and estimating its tax positions and tax benefits. Tax positions are recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the positions will be sustained upon examination. Reserves are established if it is believed certain positions may be challenged and potentially disallowed. If facts and circumstances change, reserves are adjusted through income tax expense. The Company recognizes interest expense and penalties related to unrecognized tax benefits in the provision for income taxes.

Use of estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments - Cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of these instruments.

Income per common share - The Company follows the provisions of ASC Topic 260 "Earnings Per Share".  ASC Topic 260 requires the presentation of basic and diluted earnings per share.  Basic earnings per share are calculated by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are similarly calculated, except that the weighted-average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential.  Potential common shares having an anti-dilutive effect on periods presented are not included in the computation of dilutive earning per share.

Revenue and cost recognition - The Company utilizes the accrual method of accounting whereby revenue is recognized when earned. Air freight revenue is recognized upon delivery of cargo to its destination.  Public services revenue consists of charter income, pilot training fees, and customer maintenance services.  Charter income and customer maintenance services income is recognized when the service is performed.  Pilot training revenue is recognized over the course of the program, based on the pro rata share of the course completed to date.  Tuition revenue received, but not yet earned, is deferred.

Recently Enacted Accounting Standards –The Company’s management has evaluated the recently issued accounting pronouncements through the filing date of these financial statements and has determined that the application of these pronouncements will have no material impact on the Company’s financial position and results of operations.

Stock Based Compensation - The Company currently accounts for its stock based compensation in accordance with ASC Topic 718 "Accounting for Stock-Based Compensation." This topic establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation.

Reclassification – The financial statements for periods prior to October 31, 2010 have been reclassified to conform to the headings and classifications used in the October 31, 2010 financial statements.

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NOTE 2 - TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable consist of the following:

	2010	2009

Trade accounts receivable Employee advances	$1,634,205 658	$1,535,384 -
Less allowance for doubtful accounts	(33,576)	(66,530)
	$1,601,287	$1,468,854

NOTE 3 - PREPAID EXPENSES

Prepaid expenses consist of the following:

	2010	2009

Prepaid expenses and credits	$110,493	$84,954
Prepaid other taxes Prepaid insurance Prepaid training	37,197 271,797 3,514	81,332 80,907 6,206
	$423,001	$253,399

NOTE 4 - INVENTORIES

Inventories consist of the following:

	2010	2009

Aircraft parts	$1,660,923	$1,620,614
Work in process Fuel	229,235 25,744	247,089 35,306
Allowance for obsolescence	(16,609)	(52,523)
	$1,899,293	$1,850,486

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Estimated life in years	2010	2009
Building and improvements	10 - 40	$1,369,559	$1,286,989
Aircraft	[15]	20,318,537	18,746,456
Engines	7 - 10	13,017,789	12,185,742
Equipment	3 - 10	295,758	306,655
Furniture and fixtures	3 - 10	338,204	329,029
Vehicles	5 - 7	126,913	140,540
		35,466,760	32,995,411
Less: accumulated depreciation and amortization		(13,340,978)	(11,759,914)
		$22,125,782	$21,235,497

Sales/Leasebacks - The Company had a sale/leaseback agreement with a third party, wherein, the Company sold an aircraft for $650,000 and entered into an operating lease (See Note 6).  The Company recorded a deferred gain of $355,716 which was amortized over the life of the lease as an offset to lease expense. This lease ended in May 2009 and the deferred gain has been fully amortized. The Company will lease this aircraft on a monthly, as needed basis.

The Company had a sale/leaseback agreement with a third party, wherein, the Company sold an aircraft for $650,000 and entered into an operating lease (See Note 6).  The Company recorded a deferred gain of $517,929 which was amortized over the life of the lease as an offset to lease expense.  In addition, $80,000 of the proceeds from this sale are invested in a time deposit as collateral on the lessor’s debt.  These funds are recorded as a restricted time deposit on the Company's records. This lease ended in June 2009 and the deferred gain has been fully amortized. The Company will lease this aircraft on a monthly, as needed basis.

The Company had a sale/leaseback agreement with a third party, wherein, the Company sold an aircraft for $675,000 and entered into a six month operating lease. The Company recorded a gain on the sale of the aircraft during the second quarter of 2006 in the amount of $594,586. There is no continuing commitment on the part of the Company to continue the operating lease beyond six months. In addition, $95,000 of the proceeds from this sale are invested in a time deposit as collateral on the lease. These funds are recorded as a restricted time deposit on the Company records. The Company will lease this aircraft on a monthly, as needed basis.

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NOTE 6 - OPERATING LEASES

The Company has a 30-year lease agreement with two five-year extension options for real property at the Provo, Utah Airport. The Company also leases a hangar and a maintenance facility in Billings, Montana at the Logan International Airport. The lease for the hangar is for a term of ten years ending October 31, 2017. The lease term for the maintenance facility is one year ending February 20, 2010. These operating lease agreements contain scheduled rent escalation clauses based on changes in the consumer price index. In addition to the operating leases reported above, the Company has two revocable permits (month-to-month leases) with the State of Hawaii, Department of Transportation to use hangar and office space for its air cargo operations and the permits are renewed on an annual basis. The Company has chosen to continue this lease despite not having operations currently in Hawaii. The Company also leases land from a private enterprise for storage of a Company fuel tank.

Future minimum lease payments for the years ending October 31, are as follows:

2011	$51,171
2012	35,744
2013	35,744
2014	35,744
2015	35,744
Thereafter	250,468
$444,615

Total rental expense for the period ending October 31, 2010 and 2009 was $113,498 and $92,728, respectively.

Aircraft - The Company has certain sale/leaseback agreements (See Note 5).  The Company agreed to lease two aircraft for sixty months.  It has also agreed to lease a third aircraft on a month to month basis. The Company is also required to pay an additional amount to the Lessor based on the aircraft’s actual flight time. The Lessor is responsible for engine and propeller overhauls and certain qualifying improvements to all leased aircraft. These aircraft leases ended in 2009 and the Company leased the aircraft on a month to month basis, as needed, during 2010.

Total aircraft lease expense for the years ending October 31, 2010 and 2009 was $68,182 and $220,595, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS

Personal Guarantee - The Company's major shareholder/officer has personally guaranteed a note which is also collateralized by certain aircraft of the Company.  (See Note 9)

NOTE 8 – LINE OF CREDIT

The Company renewed a $1,000,000 line of credit with a lending institution on February 23, 2010 to help manage cash flow and day to day operations.  The line of credit has a variable interest rate, currently 6.5% and matures on February 23, 2011.  The interest is payable each month on any outstanding balance.  As of October 31, 2010 the outstanding balance was $0. The line of credit is secured by two aircraft, Reg #N194GA and N955AA.

The Company also established a $100,000 line of credit with the same lending institution on August 8, 2006 to help manage cash flow and day to day operations. The line of credit has a variable interest rate, currently 6.5% and matures on August 25, 2016. The interest is payable each month on any outstanding balance. As of October 31, 2010 the outstanding balance was $0. The line of credit is secured by two aircraft, Reg #N194GA and N955A.

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NOTE 9 – LONG TERM DEBT

Long term debt consists of the following:

	2010	2009
Note payable with an interest rate of 8.75% at October 31, 2009. Secured by three aircraft, Reg #N17ZV, N955AA, and N194GA and personally guaranteed by an officer/shareholder. This note was refinanced to a long-term note on January 7, 2010.	$-	$815,083

Note payable issued on August 19, 2009 for $2,524,200 due August 19, 2012. Current interest rate of 6.5%. Secured by four aircraft, Reg #N154GA, N99GH, N326CA, and N239AL and personally guaranteed by an officer/shareholder.	2,097,256	2,453,216

Note payable with interest only due at an interest rate of 4.75%. Personally guaranteed by an officer/shareholder. This note was refinanced to a long-term note on January 7, 2010.	-	1,200,500

Note payable issued on January 7, 2010 for $2,700,000 due January 7, 2016. Interest rate of 7.147%. Secured by four aircraft, Reg #N172GA, N125BA, N219VP, and N198GA.

Unsecured note payable issued on May 4, 2010 for $400,775 due February 1, 2011. Interest rate of 7.78%.

Note payable issued on June 11, 2010 for $3,087,407 due June 11, 2015. Interest rate of 5.865%. Secured by four aircraft, Reg #N114AX, N127BA, N24BH, and N950AA.

	2,576,151 136,190 2,964,757	- - -

Capital Lease Obligations	794,981	4,521,138
	8,569,335	8,989,937
Less current portion	(1,286,000)	(1,842,000)
Long-term portion	$7,283,335	$7,147,937

The estimated aggregate maturities required on long-term debt for each of the individual years at October 31, 2010 are as follows:

                                                                         2011  $ 1,286,000

                                                                         2012     2,539,771

                                                                         2013        880,886

                                                                         2014        666,524

                                                                         2015      1,526,348

Thereafter     1,668,806

                    $ 8,569,335

NOTE 10 – CAPITAL LEASE OBLIGATIONS

The company leases one aircraft under a capital lease agreement which provides for the option to purchase the aircraft at the end of the lease. The lease is payable in aggregate monthly payments of $24,288, having an imputed interest rate of 7.924%, and is secured by the aircraft being leased. Future minimum lease payments under capital leases are approximately as follows:

Year Ending

October 31,

Amount

2011

 $

291,456

2012

291,456

2013

291,456

2014

    24,288

898,656

Less amount representing interest

(103,675)

Present value of future minimum lease payments

 $

      794,981

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The cost, accumulated amortization, and amortization expense of aircraft under capital lease is approximately as follows:

	2010	2009

Cost	$2,403,402	$7,476,024
Accumulated amortization	$903,944	$2,821,641
Amortization expense	$173,212	$755,982

NOTE 11 – PREFERRED STOCK

The preferred stock provides for monthly dividends at an annual rate of 6.5%, is non-voting, and is convertible at any time to common stock by the holder based on the current market price of the Company’s common stock. The Company can redeem the preferred stock any time and the Holder can call for redemption of the preferred stock any time after December 1, 2011.

The following table summarizes the changes in preferred stock shares and values.

	Shares	Amount
Balance at November 1, 2008-Net of Discount	840,000	$7,557,580

Discount on preferred stock	-	89,780

Redemption of preferred stock	(20,000)	(182,080)

Balance at October 31, 2009	820,000	$7,465,280

Redemption of preferred stock	-	-

Balance at October 31, 2010	820,000	$7,465,280

NOTE 12 – STOCK OPTIONS

The Company’s equity incentive plan allows the Company to issue incentive stock options (ISO's), non-statutory stock options and restricted shares to employees, directors, and consultants of the Company. Annually, commencing January 2002, the aggregate number of shares of the Company's common stock available for award under the plan shall increase by the lesser of 250,000 or seven percent of the outstanding stock less the number of shares previously authorized for the plan, respectively. After August 18, 2011, the plan terminates and no further options may be granted. The exercise price of options granted under the terms of the plan must not be less than 100% of the fair market value of the shares as of the date of grant. Additionally, no individual may be granted more than 100,000 options in any given year. All options issued under the plan are exercisable for ten years and vest after two years. The Company has not received and does not intend to request a determination from the Internal Revenue Service that the options issued under the plan will qualify under the Code for treatment as qualified incentive stock options.

A summary of the options outstanding is presented below:

	October 31, 2010		October 31, 2009
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at beginning of year	1,434,909	$0.30 – 2.50	1,637,009	$0.30 – 2.50
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	37,500	0.30 – 2.50	202,100	0.30 – 2.50
Expired	-	-	-	-
Outstanding at end of year	1,397,409	$0.30 – 2.50	1,434,909	$0.30 – 2.50
Weighted average fair value of options granted during the year	-	-	-	$-

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Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$2.50	554,120	0.8 years	$2.50	554,120	$2.50
$0.30 - $0.50	843,289	6.8 years	$0.39	843,289	$0.39
	1,397,409	4.4 years	$ 1.24	1,397,409	$ 1.24

NOTE 13 - INCOME PER COMMON SHARE

The following data show the amounts used in computing net income per common share, for the years ended October 31:

	2010	2009
Net income (loss) available to common shareholders	$1,440,394	$544,599
Weighted average number of common shares used in basic EPS	36,267,202	36,271,461
Dilutive effect of preferred stock	74,158,411	46,658,000

Dilutive effect of stock options Weighted average number of common shares and dilutive potential common stock used in diluted EPS	- 110,425,613	- 82,929,461

For the year ended October 31, 2010 and 2009, 1,397,409 and 1,434,909 outstanding options, respectively, were excluded from the calculation of diluted earnings per share because their effect was anti-dilutive. The Company’s preferred shares do have a dilutive effect and are included in the computation of EPS. The number of preferred shares outstanding and used in the calculation as of October 31, 2010 and 2009 are 820,000 and 820,000 shares, respectively.

NOTE 14 – INCOME TAXES

The provision for income taxes consists of the following:

	2010	2009

Current	$115,000	$-
Deferred	1,460,000	509,000
	$1,575,000	$509,000

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The provision for income taxes differs from the amount computed at federal statutory rates as follows:

	2010	2009

Federal income tax at statutory rates	$1,190,000	$556,000
State tax at statutory rates	133,000	54,000
Change in tax depreciation method	-	54,000
Change in valuation allowance	-	(120,000)
Other Expiration of capital loss carryover Alternative minimum tax	91,000 120,000 41,000	(35,000) - -
	$1,575,000	$509,000

Deferred tax assets are comprised of the following:

	2010	2009
Capital loss carryforward	$-	$120,000
Accrued vacation	119,000	106,000
Allowance for bad debt	13,000	25,000
Inventory valuation	6,000	20,000
Accrued interest	-	-
Net current deferred tax assets	$138,000	$271,000
Excess of tax over book depreciation	$(4,176,000)	$(3,600,000)
Net operating loss carryforward	2,023,000	2,828,000
Alternative minimum tax credits	120,000	79,000
Stock compensation expense	54,000	41,000
Capital loss carryforward	32,000	32,000
Net long-term deferred tax asset (liability)	$(1,947,000)	$(620,000)

As of October 31, 2010 the Company has capital loss carryforwards of approximately $84,000 that expire in 2015. The Company also has net operating loss carryforwards of approximately $5,328,000 that expire beginning in 2025.

Tax years ended October 31, 2007, 2008, and 2009 remain open to examination by the federal Internal Revenue Service and for all state taxing authorities.

NOTE 15 – CONCENTRATIONS

U.S. Postal Service Contracts - The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS).  For the year ended October 31, 2010 and 2009, the revenues from contracts with the USPS represented 69% and 65% of total revenues, respectively.  At October 31, 2010 and 2009, accounts receivable from the USPS totaled $966,855 and $759,109 or 60% and 49%, respectively. The contracts currently in effect for USPS routes will expire in September 2015 for mainland US operations. The loss of this customer would have a material negative effect on the operations of the Company.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

The Company operates its aircraft under a certificate which allows it to accumulate time between overhauls (TBO) in excess of manufacturer's recommendations.  The Company regularly inspects its engines.  A majority of the engines used by the Company have accumulated TBO in excess of manufacturer's recommendations.

Several allegations and proposed penalties have been put forth by the Federal Aviation Administration (FAA) and are currently being reviewed by the Company. Management has assessed the probability and has estimated and accrued a reasonable amount to cover any penalties the Company may incur. None of these assertions have resulted in any enforcement action against the Company, nor does the Company expect any actions as a result of the allegations.

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NOTE 17 – SUBSEQUENT EVENTS

On November 30, 2010 the Alpine Air Board of Directors approved a one-time redemption of 20,000 shares of Series A 6.5% Preferred Stock of Alpine Air held by Mallette Holdings, LLLP to be redeemed at its stated value of $9.104 per share.

On December 22, 2010 the Alpine Air Board of Directors approved a one-time redemption of 20,000 shares of Series A 6.5% Preferred Stock of Alpine Air held by Mallette Holdings, LLLP to be redeemed at its stated value of $9.104 per share.

On January 5, 2011 Alpine Air purchased one Beechcraft 99 aircraft for $375,000. This aircraft will be used in the Company’s aircraft operations. The purchase of this aircraft released the restrictions on two cash time deposits totaling $206,433 held as collateral for debt of a third party (See Note 1-Restricted  Cash).

The Company as of December 31, 2010 had an open commitment to purchase one additional Beechcraft 1900C aircraft for $500,000. This additional aircraft will be used in the Company’s aircraft operations. As of January 29, 2011, the date the financial statements were issued, the final purchase agreement has not been signed.

Alpine Air Express has evaluated subsequent events for the period October 31, 2010 through January 26, 2011, the date the financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

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ITEM 9:  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 26, 2009, the Company's audit committee and Board of Directors voted to approve the engagement of Jones Simkins, P.C. of Logan, Utah as principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years, prior to engaging Jones Simkins, P.C., neither the Company nor anyone on its behalf consulted with Jones Simkins P.C. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

ITEM 9A:  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company’s management, with the participation of our principal executive officer and our principal financial officer, evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report. Disclosure controls and procedures require that information to be disclosed by the Company in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate to allow timely decisions regarding disclosure.  A controls system cannot provide absolute assurance, however, that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

Based on that evaluation, the management concluded, as of the end of the period covered by this report, that the disclosure controls and procedures were effective in recording, processing, summarizing, and reporting information required to be disclosed, within the time periods specified in the Commission’s rules and forms, and such information was accumulated and communicated to management, including the principal executive officer and the principal financial officer, to allow timely decisions regarding required disclosures.

Management’s Report on Internal Control over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. The Company’s management, with the participation of the principal executive officer and the principal financial officer, evaluated the effectiveness of the Company’s internal control over financial reporting as of October 31, 2010.  In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control – Integrated Framework.  Based on this evaluation, management, with the participation of the principal executive officer and principal financial officer concluded that, as of October 31, 2010, internal control over financial reporting was effective.

This Annual Report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the Company’s registered public accounting firm because the Company is neither an “accelerated filer” nor a “large accelerated filer” as those terms are defined by the SEC.

Changes in Internal Control Over Financial Reporting

There have been no changes in internal control over financial reporting during the fourth fiscal quarter of the fiscal year covered by this Annual Report.

ITEM 9B:  OTHER INFORMATION

None; not applicable.

PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Directors and Executive Officers.

     The members of the Board of Directors of Alpine Air serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.  The following are our directors and executive officers.

Name	Age	Position	Held Position Since
Eugene R. Mallette Rick C Wood	61 38	CEO Principal Financial Officer	1986 2010
Max A. Hansen	61	Secretary/Treasurer and Director	1986
Joseph O. Etchart	62	Chairman	2005
Ronald L. Pattison	53	Director	2006

     Mr. Mallette began his career with Alpine Aviation in 1979 as its Sales Manager, and then became General Manager later in 1979.  He became Chief Executive Officer and Director upon acquiring Alpine Aviation in 1986.  Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor.  He received a B.A. in Business Administration from Carroll College in 1971.  Mr. Mallette holds a commercial pilot's license and maintains his proficiency.  He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce and was named CEO of the Year for Small Public Companies in Utah in 2008.

     Rick C. Wood was named the Principal Financial Officer of Alpine Air in January 2010 after serving as the Senior Accountant and Accounting Manager since February 2006.  He received a Bachelor of Science degree in Accounting from the University of Utah and has served in various accounting capacities for the last ten years. He is currently pursuing a Masters of Accountancy degree from the University of Phoenix in preparation for the CPA exam.  Prior to coming to Alpine Air, he worked as the controller of a local computer company where he began as an Accounting Clerk and Sales Consultant. Prior to his Accounting career, Mr. Wood had a successful sales career with CompUSA, Gateway Computers, American Express, and Qwest Communications. He currently volunteers at his local church tracking donations and expenses.

     Max A. Hansen has been an Alpine Air Director since 1986 and legal advisor to the company since 1979.  He has been practicing law since 1976 and has owned his own firm, Max A. Hansen & Associates, P.C. since 1980.  He is licensed to practice law in Montana, Utah, and California and is admitted to practice before those state courts, the Federal courts of Montana and Utah, and the U.S. Supreme Court. Mr. Hansen provides legal services to Alpine Air as General Counsel.  He is a Past President of the State Bar of Montana and served for many years as the Montana Delegate to the American Bar Association House of Delegates. Mr. Hansen has received distinguished service awards from the State Bar of Montana and the Montana Supreme Court for his work on behalf of the legal system. He is a former member of the American Bar Association Standing Committee on the Federal Judiciary and is still a member of the Sales, Exchanges & Basis Committee of the ABA Tax Section. Mr. Hansen is also President and CEO of American Equity Exchange, Inc., a company which assists taxpayers with Section 1031 tax-deferred property exchanges nationwide. He is a Past President and sits on the Board of the Federation of Exchange Accommodators and holds a designation as a Certified Exchange Specialist (CES). Mr. Hansen received his law degree from the University of San Diego School of Law in 1976, where he was a member of the Law Review.  He received a BA in Political Science from Carroll College in 1971.

     Joseph O. Etchart has been a member of our Board of Directors since April, 2002.  He formerly served as Alpine Air's Director of Public and Investor Relations.  He is also the President and CEO of Hinsdale Land Company, a real estate and agricultural enterprise in Montana.  Since 1985, Mr. Etchart has served on the Board of Directors, and is a former Chairman of the Board, of Montana Livestock Ag Credit, one of the premier agricultural lending institutions in the Pacific Northwest.  He served two terms as President of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production.  In addition, Mr. Etchart has held numerous civic, political and appointed posts, including Campaign Finance Chairman during the first successful election of Montana Governor Marc Racicot.  Mr. Etchart received a

Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

     Ronald L. Pattison received his CPA Certificate in August of 1984 after graduating with a B.A. in Business Administration, specializing in Accounting. Ron has specialized in the design and administration of defined contribution plans, but also has a working knowledge of the requirements for defined benefit plans. He was the manager of the Defined Contribution practice group in the Albuquerque, New Mexico office of a national consulting firm. Ron left that practice in December of 1990 to start Pattison Pension Specialists, Inc., where he is currently a principal.

Nominees to Board of Directors

   During the period covered by this Annual Report, the Company has made no material changes to the procedures by which security holders may recommend nominees to its Board of Directors.

Audit Committee

     Alpine Air established a standing audit committee in the first quarter of its 2002 fiscal year.  The committee has adopted a charter and currently consists of three members, Ron Pattison (Chair), Joe O. Etchart, and Max A. Hansen (Ex Officio).  Alpine Air does not have standing nominating committee.

Audit Committee Financial Expert

     The Board of Directors has determined that the Chairman of the Audit Committee, Ron Pattison, qualifies as “audit committee financial expert” as defined by the SEC and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Securities and Exchange Act of 1934.

Identification of Certain Significant Employees.

     Alpine Air has no employees who are not executive officers but who make or are expected to make significant contributions to Alpine Air.

Family Relationships.

     Joe Etchardt is the brother-in-law of Ron Pattison. Messrs. Etchardt and Pattison are both directors of the Company.

     Except as indicated below, to the knowledge of management, during the past 10 years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

     (1) filed a petition under the Federal bankruptcy laws or any state insolvency laws or was a general partner or executive officer of any business entity that filed any bankruptcy petition or for which a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities:

(i)  acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type or business practice; or\

(iii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of Item 401 of Regulation S-K promulgated by the SEC, or to be associated with persons engaged in any such activity;

     (5)  was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(7)  was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)  any Federal or State securities or commodities law or regulation; or

(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  (8)   was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics.

     We filed our Code of Conduct for our executive officers with our Amended 10KSB dated October 31, 2003, and filed with the Securities and Exchange Commission on March 19, 2004.

Compliance with Section 16(a) of the Exchange Act.

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to us during its most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, and any written representations referred to in Item 405(b)(1) of the SEC, Alpine Air believes all forms required to be filed under Section 16 of the Exchange Act have been timely filed.

     On January 9, 2004, our Board of Directors adopted an Insider Trading Policy.  The purpose of this Policy is to ensure that our directors, executive stockholders and 10% stockholders comply with Section 16(a) of the Exchange Act and to establish procedures by which our insiders may buy and/or sell our common stock without violating the securities laws' prohibition against insider trading.

ITEM 11.  EXECUTIVE COMPENSATION

     The following tables set forth certain summary information concerning the compensation paid or accrued for each of Alpine Air's last three completed fiscal years to Alpine Air or its principal subsidiary Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 31, 2010, the end of Alpine Air's last completed fiscal year). Unless indicated otherwise, all share figures in this Item reflect the three-for-one split of our issued and outstanding common stock in January, 2006.

     Summary Compensation Table.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Eugene R. Mallette CEO	10/31/10 10/31/09 10/31/08	94,309 98,520 97,529	400 1,101 541	0 0 0	0 0 534	0 0 0	0 0 0	2,853 7,798 25,107	97,562 107,419 123,711
Bill Distefano, General Manager	10/31/10 10/31/09 10/31/08	135,361 133,042 138,986	83,519 78,938 66,368	0 0 0	0 0 534	0 0 0	0 0 0	2,217 11,685 6,942	221,097 226,665 212,830
Rick C. Wood, PFO	10/31/10 10/31/09 10/31/08	50,087 51,402 48,708	400 800 1,088	0 0 0	0 0 534	0 0 0	0 0 0	342 1,566 1,341	50,829 53,768 51,671

      Options/SAR Grants.

     During the year ended October 31, 2008 Alpine Air issued options to purchase 5,000 shares each to the CEO, Eugene Mallette, the General Manager, Bill Distefano, and the Principal Financial Officer, Rick Wood. These were issued as part of the same option grant offered to all full-time employees in July of 2008.

     There were no options to purchase shares issued during 2009 and 2010.

     Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

     No stock options or SARs were exercised during the fiscal year ended October 31, 2010 and 2009.

     Pension Table.

      None.

     Compensation of Directors.

     During the fiscal year ended October 31, 2010, no stock options were issued to any director. Board of Directors fees were $4,000 per quarter for services rendered.

     During the fiscal year ended October 31, 2009, no stock options were issued to any director. Board of Directors fees were $4,500 per quarter for services rendered.

     During the fiscal year ended October 31, 2008, each director was issued stock options to acquire 10,000 shares of common stock. These options have a two year restriction and an exercise price of $0.30 per share.

     Termination of Employment and Change of Control Arrangement.

     There are no compensatory plans or arrangements, including payments to be received from Alpine Air, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with Alpine Air or its subsidiaries, or any change in control of Alpine Air, or a change in the person's responsibilities following a change in control of Alpine Air.

     Stock Option Plan.

     In August 2001, Alpine Air adopted an equity incentive plan.  The plan allows Alpine to issue incentive stock options ("ISOs") within the meaning of section 422A of the Internal Revenue Code of 1986, as amended ("Code"), non- statutory stock options and restricted shares to employees, directors and consultants of Alpine Air.  A total of

770,000 shares of Alpine Air's common stock have been reserved for issuance under the plan.  As of January of each year commencing in the year 2002, the aggregate number of shares of Alpine Air's common stock that may be awarded under the plan shall automatically increase by a number equal to the lesser of (i) 7% of the total number of shares of Alpine's common stock outstanding, minus the number of shares of stock previously authorized for award under the plan at the close of the preceding calendar year or (ii) 250,000 shares of common stock.

     The exercise price of options granted under the terms of the plan must not be less than 100% of the fair market value of the shares as of the date of grant, or 110% of the fair market value for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air for ISOs and 85% of the fair market value of the stock for nonqualified options.  In addition, the aggregate fair market value (as determined on the date of each option grant) of shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.  Additionally, no individual may be granted more than 100,000 options in any given year.

     Alpine Air has not received and does not intend to request a determination from the Internal Revenue Service that the ISOs issued under the plan will qualify under the Code for treatment as ISOs.

     The plan provides that an option may be exercised by payment in cash or, with the consent of the Board of Directors, by delivery of common stock of Alpine Air valued at its fair market value on the date of payment.  An option holder shall not have any of the rights of a shareholder with respect to the shares subject to the option until the shares have been fully paid and issued.

     The Board of Directors or a committee of the directors will initially administer the plan, prescribe the form and content of options to be granted, receive elections for the exercise of stock conversion rights, determine the terms and restrictions on all restricted stock awards granted under the plan, and other items.  No stock option can be granted for a period longer than ten years or for a period longer than five years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air.  The right to exercise an option terminates three months after the termination of an employee’s employment, unless the employee dies or is disabled, in which event the option will remain exercisable for a period of one year after the termination of employment.  The plan terminates, and no further options may be granted after August 18, 2011.

     In August 2001, Alpine Air issued options to acquire 547,185 shares of its common stock at an exercise price of $2.50 per share and an option to purchase 79,998 shares at an exercise price of $2.50 per share.  In 2002, Alpine Air issued options to acquire 2,562 shares of its common stock at an exercise price of $2.50 per share.  All options were issued under the plan.  In addition, a total of 75,625 options have been forfeited through October 31, 2005.

     During 2006, the Company issued options to acquire 325,000 shares of its common stock at an exercise price of $0.50 per share, to employees and directors of the company. To date 110,000 of the 2006 options have been forfeited. During 2007, the Company issued options to acquire 425,278 shares of its common stock at an exercise price of $0.40 per share, to employees and directors of the company. To date 124,489 of the 2007 options have been forfeited. During 2008, the Company issued options to acquire 575,000 shares at an exercise price of $0.30 per share. To date, 247,500 of those options have been forfeited. During 2009 and 2010, no options were issued.

     Compensation Committee Interlocks and Insider Participation.

     There are no interlocking relationships between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. Two members of the Compensation Committee, Eugene R. Mallette, CEO, and Rick C. Wood, Principal Financial Officer, are officers and employees of the Company.

     Compensation Committee Report.

     The Compensation Committee reviews with management the Compensation Discussion and Analysis section of the Company’s 2010 Form 10-K, Item 11, and Proxy Statement. Based on its review and discussions with management the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2011 and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010.

     The Compensation Committee consists of four members, Joe Etchardt (Chair), Ronald L. Pattison, Rick C. Wood (Ex Officio), and Max A. Hansen (Ex Officio).

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information relating to the beneficial ownership of Alpine Air's common stock as of  October 31, 2010 by each person known by Alpine Air to be the beneficial owner of more than 5% of the outstanding shares of common stock and each of Alpine Air's directors and executive officers.

Name and Address of Principal Stockholders	Common Stock	Percentage
Eugene R. Mallette 1177 Alpine Air Way Provo, Utah 84601	27,729,465(1)	76.9%

Officers and Directors
Eugene R. Mallette, CEO and Director	27,729,465(1)	76.9%
Max Hansen, Secretary/Treasurer, Director	11,874	Less than 1%
Joseph O. Etchart, Director	17,445	Less than 1%
Ronald L. Pattison, Director	57,030	Less than 1%
All officers and directors as a group (4 persons)	27,815,814	77.1%

     (1) 15,000 of these shares are in the name of Mary Lou Mallette, Mr. Mallette's wife.

     Unless otherwise noted above, Alpine Air believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Changes in Control.

  There are no known arrangements known to Alpine Air, including any pledge by any person of securities of Alpine Air, the operation of which may at a subsequent date result in a change in control of Alpine Air.

Securities Authorized for Issuance under Equity Compensation Plans.

                    Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	554,120 215,000 300,789	$2.50 $0.50 $0.40	- - -
Equity compensation plans not approved by security holders	327,500 -0-	$0.30 -0-	- -
Total	1,397,409	$1.24	-

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

     Aircraft Purchase - In December 2003, the Company acquired 16 aircraft from an entity related to an officer and majority shareholder of the Company for $9,900,000.  The consideration paid included $9,104,000 in preferred stock of the Company's subsidiary Alpine Aviation, Inc. and the assumption of the underlying debt on the aircraft totaling $709,981.  The remaining $86,019 was recorded as a payable to the entity related to an officer and majority shareholder of the Company.  As the aircraft were purchased from a related party they have been recorded at their carryover basis of $4,111,485.  A discount on preferred stock in the amount of $3,591,195, net of tax effect of $2,197,320, was recorded and was amortized as dividends over a five year period.  The preferred stock provides for monthly dividends at an annual rate of 6.5%, and is not convertible. However, in April 2007 the Board of Directors authorized the issuance of 1,000,000 shares of Preferred Stock in the Parent Company, Alpine Air Express, with a stated value of $9.104, which were exchanged with the holder for the outstanding preferred stock in the subsidiary. As of October 31, 2010 820,000 shares are still outstanding. The newly issued preferred stock in the Parent Company provides for monthly dividends at an annual rate of 6.5%, and is convertible to common stock at any time by the holder based on the current market price of the Company’s common stock. The Company can redeem the preferred stock any time and the Holder can call for redemption of the preferred stock any time after December 1, 2011.

     Personal Guarantee - The Company's major shareholder/officer has personally guaranteed a loan which is also collateralized by certain aircraft of the Company.

Parents.

     Eugene A. Mallette may be deemed to be a parent of the Company due to his beneficial ownership of approximately 77% of the Company’s outstanding shares of common stock.

     Director Independence.

     Max A. Hansen, Joseph O. Etchardt, and Ronald L. Pattison are all independent directors as defined in NASDAQ Rule 4200(a)(15).

ITEM 14.  Principal Accountant Fees and Services.

     The following is a summary of the fees billed to Alpine Air by its principal accountants during the fiscal years ended October 31, 2010 and 2009:

Fee category	2010	2009
Audit fees	$93,444	$94,500

Audit-related fees	0	0

Tax fees	0	0

All other fees	0	0
Total fees	$93,444	$94,500

     Audit fees - Consists of fees for professional services rendered by our principal accountants for the audit of Alpine Air's annual financial statements and the review of financial statements included in Alpine Air's Forms 10-Q or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

     Audit-related fees -  Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of Alpine Air's financial statements and are not reported under "Audit fees."

     Tax fees - Consists of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

     All other fees -  Consists of fees for products and services provided by our principal accountants, other than the services reported under "Audit fees," "Audit-related fees" and "Tax fees" above.  The fees disclosed in this category include due diligence, preparation of pro forma financial statements as a discussion piece for a Board  member, and preparation of letters in connection with the filing of Current Reports on Form 8-K.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

     The Company's Audit Committee Charter does not provide for the approval in advance of the performance of professional services to be provided to the Company by its principal accountant.  All services rendered by our principal accountant are performed pursuant to a written engagement letter between us and the principal accountant.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT AND SCHEDULES.

     (a) Financial Statements.

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets at October 31, 2010 and 2009
Consolidated Statements of Income for the years ended October 31, 2010 and 2009
Consolidated Statement of Stockholders' Equity for the years ended October 31, 2010 and 2009
Consolidated Statements of Cash Flows for the years ended October 31, 2010 and 2009 Notes to Consolidated Financial Statements

    (b) Exhibits.

Exhibit

Number

Description (1)

  3.1

Certificate of Incorporation (2)

  3.2

Certificate of Amendment to Certificate of Incorporation (3)

  3.2

Bylaws (2)

31.1

302 Certification of Eugene Mallette

31.2

302 Certification of Rick C. Wood.

32

 906 Certification

99

Certificate of Designations of Series A 6.5% Preferred Stock (4)

(1)  Summaries of all exhibits contained within this Report are modified in their entirety by reference to these Exhibits.

(2)  Incorporated by reference from our Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on August 12, 1999.

(3)  Incorporated by reference from our Current Report on Form 8-K dated June 12, 2000, filed with the Securities and Exchange Commission on August 31, 2000.

(4)  Incorporated by reference from our Current Report on Form 8-K dated July 31, 2007, filed with the Securities and Exchange Commission on August 17, 2007.

SIGNATURES

     Pursuant to the requirements of with Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Alpine Air Express, Inc.

Date: 1/26/2011                  By: /s/Eugene Mallette

                                            Eugene Mallette, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: 1/26/2011                     /s/Eugene Mallette

                                               Eugene Mallette, Chief Executive Officer and Director

Date: 1/26/2011                      /s/Rick C Wood

                                               Rick C Wood, Principal Financial Officer

Date: 1/26/2011                      /s/Max A. Hansen

                                               Max A. Hansen, Secretary/Treasurer and Director

Date: 1/26/2011                      /s/Joseph O. Etchart

                                               Joseph O. Etchart, Chairman

Date: 1/26/2011                      /s/Ronald L. Pattison

                                               Ronald L. Pattison, Director

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 10-Q

______________

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended July 31, 2011

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to____________

Commission File No. 000-27011

ALPINE AIR EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0619518
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1177 Alpine Air Way

Provo, Utah 84601

(Address of Principal Executive Offices)

(801) 373-1508

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit and post such files).  Yes [X]   No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ___

Accelerated filer ___

Non-accelerated filer ___

Smaller reporting company _X__

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [  ] No [X]

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Not applicable.

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.  Yes   No.

APPLICABLE ONLY TO CORPORATE ISSUERS

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: September 14, 2011 - 34,370,857 shares of common stock.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

The condensed consolidated financial statements of Alpine Air Express, Inc., a Delaware corporation, and its subsidiary Alpine Aviation, Inc., a Utah corporation, as required to be filed with this 10-Q Quarterly Report were prepared by management, and commence on the following page, together with related notes.  In the opinion of management, the financial statements present fairly the consolidated financial condition, results of operations and cash flows of Alpine Air for the periods presented.

2

ALPINE AIR EXPRESS, INC.

  UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2011

3

ALPINE AIR EXPRESS, INC.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

PAGE
Consolidated Balance Sheets at July 31, 2011 (Unaudited) and October 31, 2010 (Audited)	5

Unaudited Condensed Consolidated Statements of Income for the three and nine months ended July 31, 2011 and 2010	6
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended July 31, 2011 and 2010	7-8

Notes to Unaudited Condensed Consolidated Financial Statements	9-12

4

ALPINE AIR EXPRESS, INC.

CONSOLIDATED BALANCE SHEETS

	July 31, 2011		October 31, 2010
	(Unaudited)		(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$705,998		$1,129,890
Trade accounts receivable, net	1,789,193		1,601,287
Note receivable	157,949		0
Inventories	2,186,703		1,899,293
Prepaid expenses	523,595		423,001
Deposits	39,528		38,575
Cash value life insurance	90,332		85,572
Income taxes receivable	0		16,100
Deferred tax asset, current	192,000		138,000
Total current assets	5,685,298		5,331,718
PROPERTY AND EQUIPMENT, NET	22,458,260		22,125,782
RESTRICTED CASH	0		206,433
OTHER ASSETS, NET	111,078		119,491
Total assets	$28,254,636		$27,783,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$554,698		$506,673
Income taxes payable	52,000		0
Accrued liabilities	1,014,976		1,143,751
Dividends payable	34,987		41,212
Deferred revenue	197,970		98,457
Current portion of long-term debt	1,506,000		1,286,000
Total current liabilities	3,360,631		3,076,093

DEFERRED TAX LIABILITY	2,837,000		1,947,000
LONG-TERM DEBT, net of current portion	6,829,636		7,283,335
Total liabilities	13,027,267		12,306,428

PREFERRED STOCK	6,190,720	[1]	7,465,280	[2]

STOCKHOLDERS' EQUITY:
Common stock	34,371	[3]	36,130	[4]
Additional paid-in capital	2,275,954		2,446,080
Retained earnings	6,726,324		5,535,239
Treasury stock	0	[5]	(5,733)	[6]
Total stockholders’ equity	9,036,649		8,011,716
Total liabilities and stockholders' equity	$28,254,636		$27,783,424

[1] $0.001 par value, $9.104 stated value, 1,000,000 shares authorized, 680,000 shares issued and outstanding.

[2] $0.001 par value, $9.104 stated value, 1,000,000 shares authorized, 820,000 shares issued and outstanding.

[3] $0.001 par value, 100,000,000 shares authorized, 34,370,857 shares issued and outstanding.

[4] $0.001 par value, 100,000,000 shares authorized, 36,130,141 shares issued and outstanding.

[5] Less treasury stock, 0 shares at cost.

[6] Less treasury stock, 70,660 shares at cost.

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

 ALPINE AIR EXPRESS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	May 1, 2011 to July 31, 2011	May 1, 2010 to July 31, 2010	Nov. 1, 2010 to July 31, 2011	Nov. 1, 2009 to July 31, 2010

OPERATING REVENUE:
Operations	$5,170,553	$4,802,568	$15,729,708	$14,904,885
Public services	92,869	20,519	121,774	41,563
Total operating revenues	5,263,422	4,823,087	15,851,482	14,946,448
Direct costs - Operations	3,776,294	3,356,789	11,415,347	10,554,802
Direct costs - Public services	30,431	48,945	110,020	122,312
Total direct costs	3,806,725	3,405,734	11,525,367	10,677,114
Gross profit	1,456,697	1,417,353	4,326,115	4,269,334
OPERATING EXPENSES:
General and administrative	625,214	724,774	1,417,332	1,570,842
Total operating expenses	625,214	724,774	1,417,332	1,570,842
Operating income	831,483	692,579	2,908,783	2,698,492
OTHER INCOME (EXPENSE):
Interest income	930	2,816	5,902	9,259
Interest expense	(146,298)	(381,483)	(407,526)	(766,807)
Gain (Loss) on disposal of assets	(872)	425,044	(872)	423,828
Total other income (expense)	(146,240)	46,377	(402,496)	(333,720)
INCOME BEFORE TAXES AND PREFERRED STOCK DIVIDEND	685,243	738,956	2,506,287	2,364,772
Current income tax expense	31,000	122,850	146,000	123,000
Deferred income tax expense	246,000	297,000	836,000	909,000
NET INCOME	408,243	319,106	1,524,287	1,332,772
Preferred stock dividend declared	(105,218)	(122,308)	(333,201)	(362,935)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$303,025	$196,798	$1,191,086	$969,837

NET INCOME PER COMMON SHARE
Basic	$0.01	$0.00	$0.03	$0.03
Diluted	$0.00	$0.00	$0.01	$0.01

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

ALPINE AIR EXPRESS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nov. 1, 2010 to July 31, 2011	Nov. 1, 2009 to July 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,524,287	$1,332,772
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) Loss on disposal of assets	872	(423,828)
Deferred tax expense	836,000	909,000
Depreciation and amortization	2,566,732	2,508,296
Stock based compensation	0	34,318
Provision for losses on accounts receivable	225,243	76,640
Provision for inventory obsolescence	2,572	8,402
(Increase) decrease in trade accounts receivable	(710,298)	(91,627)
(Increase) decrease in other assets	(7,196)	22,500
(Increase) decrease in inventories	(289,982)	(492,121)
(Increase) decrease in income taxes receivable	16,100	324
(Increase) decrease in prepaid expenses	342,342	27,273
(Increase) decrease in deposits	(953)	50,262
Increase (decrease) in trade accounts payable	48,025	(349,407)
Increase (decrease) in accrued liabilities	(128,775)	205,064
Increase (decrease) in deferred revenue	99,513	(20,642)
Increase (decrease) in income taxes payable	52,000	37,900
Net cash provided by operating activities	4,576,482	3,835,126

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,884,473)	(3,512,478)
Payments on note receivable	139,200	0
Proceeds from sale of equipment	0	1,128,800
Cash surrender value of life insurance	(4,760)	(5,022)
Net cash used in investing activities	(2,750,033)	(2,388,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(1,176,635)	(2,519,715)
Payment on dividends payable	(339,427)	(566,339)
Payment for redemption of preferred stock	(1,274,560)	0
Proceeds from long-term debt	500,000	1,922,769
Change in line of credit	0	(758,875)
Common stock purchased and retired	(166,152)	(5,733)
Net cash used in financing activities	(2,456,774)	(1,927,893)

Net change in cash and cash equivalents	(630,325)	(481,467)

BEGINNING CASH AND CASH EQUIVALENTS	1,336,323	1,192,936

ENDING CASH AND CASH EQUIVALENTS	$705,998	$711,469

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	407,526	766,807
Income taxes	76,993	85,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

7

ALPINE AIR EXPRESS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Non-cash investing and financing activities:

For the nine months ended July 31, 2011, the Company:

•

Applied prepaid expenses to notes payable of $32,283.

•

Increased prepaid expenses by $104,406 through the issuance of debt.

•

Retired 70,660 shares of treasury stock valued at $5,733.

•

Refinanced $2,524,583 of debt.

•

Exchanged accounts receivable for a note receivable of $297,149.

•

Increased prepaid aircraft insurance by issuing $370,813 of debt.

For the nine months ended July 31, 2010, the Company:

•

Capitalized debt issuance costs of $93,040.

•

Refinanced $4,267,962 of long-term debt.

•

Increased prepaid aircraft insurance by issuing $471,500 of debt.

•

Increased lease deposit by $24,288 through the issuance of debt.

•

Exchanged accounts receivable for a note receivable of $48,822.

The accompanying notes are an integral part of these condensed consolidated financial statements.

8

ALPINE AIR EXPRESS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements – The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at July 31, 2011 and 2010 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s October 31, 2010 audited financial statements. The results of operations for the periods ended July 31, 2011 and 2010 are not necessarily indicative of the operating results for the full year.

Recently Enacted Accounting Standards – The Company’s management has evaluated the recently issued accounting pronouncements through the filing date of these financial statements and has determined that the application of these pronouncements will have no material impact on the Company’s financial position and results of operations.

NOTE 2 - TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable consist of the following:

	July 31, 2011	October 31, 2010

Trade accounts receivable Employee advances	$2,047,896 116	$1,634,205 658
Less allowance for doubtful accounts	(258,819)	(33,576)
	$1,789,193	$1,601,287

NOTE 3 – NOTE RECEIVABLE

The Company has an unsecured note receivable from a current equipment lessee due in monthly installments of $45,000, bearing interest at 0%, and maturing on September 10, 2011. As of July 31, 2011 the outstanding balance is $157,949.

NOTE 4 - PREPAID EXPENSES

Prepaid expenses consist of the following:

	July 31, 2011	October 31, 2010

Prepaid expenses and credits	$79,773	$110,493
Prepaid other taxes Prepaid insurance Prepaid training	35,947 405,162 2,713	37,197 271,797 3,514
	$523,595	$423,001

NOTE 5 - INVENTORIES

Inventories consist of the following:

	July 31, 2011	October 31, 2010

Aircraft parts	$1,774,394	$1,660,923

9 ALPINE AIR EXPRESS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Work in process Fuel	389,234 42,256	229,235 25,744
Allowance for obsolescence	(19,181)	(16,609)
	$2,186,703	$1,899,293

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Estimated life in years	July 31, 2011	October 31, 2010
Building and improvements	10 - 40	$1,369,559	$1,369,559
Aircraft	[15]	21,044,880	20,318,537
Engines	7 - 10	14,979,549	13,017,789
Equipment	3 - 10	312,809	295,758
Furniture and fixtures	3 - 10	338,204	338,204
Vehicles	5 - 7	125,635	126,913
		38,170,636	35,466,760
Less: accumulated depreciation and amortization		(15,712,376)	(13,340,978)
		$22,458,260	$22,125,782

NOTE 7 – LONG TERM DEBT

Long term debt consists of the following:

	July 31, 2011	October 31, 2010

Note payable originally issued on August 19, 2009 for $2,524,200 due August 19, 2012 and refinanced on August 12, 2011 increasing the principal by $192,673 and now due August 12, 2016. Original interest rate of 6.5% was refinanced to 5.745%. Originally secured by four aircraft Reg #N154GA, N99GH, N326CA, and N239AL and personally guaranteed by an officer/shareholder and now secured by three aircraft Reg # N95WA, N236AL, and N238AL.	1,807,327	2,097,256

Note payable originally issued on January 7, 2010 for $2,700,000 due January 7, 2016 and refinanced on March 11, 2011 increasing the principal by $500,000 and now due March 7, 2016. Original interest rate of 7.147% was refinanced to 6.641%. Secured by four aircraft Reg #N172GA, N125BA, N219VP, and N198GA.	2,961,331	2,576,151

Unsecured note payable issued on May 4, 2010 for $400,775 due February 1, 2011. Interest rate of 7.78%.

Unsecured note payable issued May 10, 2011 for $370,813 due March 1, 2012. Interest rate of 7.65%

Note payable issued on June 11, 2010 for $3,087,407 due June 11, 2015. Interest rate of 5.865%. Secured by four aircraft, Reg #N114AX, N127BA, N24BH, and N950AA.

	- 262,086 2,685,854	136,190 - 2,964,757

10 ALPINE AIR EXPRESS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Capital Lease Obligation	619,038	794,981
	8,335,636	8,569,335
Less current portion	(1,506,000)	(1,286,000)
Long-term portion	$6,829,636	$7,283,335

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of Series A $.001 par value preferred stock. The preferred stock provides for monthly dividends at an annual rate of 6.5%. As of July 31, 2011 and October 31, 2010 there were 680,000 and 820,000 shares, respectively, issued and outstanding. This preferred stock is convertible at any time by the holder until December 1, 2011 based on the current market price of the Company’s stock. The Company can redeem the preferred stock any time and the Holder can call for redemption of the preferred stock any time after December 1, 2011 at a liquidation value of $9.104 per share.

During the period ending July 31, 2011, the Company redeemed 60,000 shares of the preferred stock at its stated value of $9.104 per share for a total of $546,240.

NOTE 9 - INCOME PER COMMON SHARE

The following data show the amounts used in computing net income per common share:

                                                             For Three Months Ended                                 For Nine Months Ended

                                                                            July 31,                                                         July 31,

	2011	2010	2011	2010
Net income available to common shareholders	$303,025	$196,798	$1,191,086	$969,837
Weighted average number of common shares used in basic EPS	34,416,509	36,271,461	35,117,257	36,271,461

Dilutive effect of preferred stock Dilutive effect of stock options	56,279,273 -	79,985,143 -	60,104,078 -	71,628,486 -
Weighted average number of common shares and dilutive potential common stock used in diluted EPS	90,695,782	116,256,604	95,221,335	107,899,947

NOTE 10 – CONCENTRATIONS

U.S. Postal Service Contracts - The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS).  For the nine months ended July 31, 2011 and 2010, the revenues from contracts with the USPS represented 66% and 69% of total revenues, respectively.  At July 31, 2011 and October 31, 2010, trade accounts receivable from the USPS totaled $986,714 and $966,855, or 48% and 60% of total trade accounts receivable, respectively. The contracts currently in effect for USPS routes will expire in September 2015 for mainland US operations. The loss of contracts with this customer would have a material negative effect on the operations of the Company.

11

ALPINE AIR EXPRESS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company operates its aircraft under a certificate which allows it to accumulate time between overhauls (TBO) in excess of manufacturer's recommendations.  The Company regularly inspects its engines.  A majority of the engines used by the Company have accumulated TBO in excess of manufacturer's recommendations.

Three proposed actions have been put forth by the Federal Aviation Administration (FAA) and are currently being reviewed by the Company. Management has assessed the probability and has estimated and accrued a reasonable amount to cover any penalties the Company may incur. The Company will vigorously defend against the actions and believes the actions are without merit. None of these assertions have resulted in any enforcement action against the Company, nor does the Company expect any actions as a result of the allegations.

NOTE 12- PLAN TO VOLUNTARILY DEREGISTER ITS COMMON STOCK

On July 25, 2011 the Company filed Form 8-K, Schedule 14C, and Schedule 13E-3 with the SEC announcing its intent to voluntarily deregister its common stock. The primary purpose of the transaction will be to reduce the number of stockholders of record to less than 300, thereby allowing the Company file a Form 15 Certificate of Termination of Registration with the SEC under Section 12(g) of the Exchange Act. After consummation of the proposed transaction the Company would no longer be required to file annual, quarterly or current reports, and it would not be required to comply with the SEC’s proxy rules, which require them to distribute proxy statements to its stockholders.

Reducing the number of shareholders to less than 300 would occur by the Company effecting a 1-for-2,000 reverse stock split in which any shareholder holding less than 2,000 shares on the record date of September 6, 2011 would receive cash of $0.16482 per share in lieu of the Company issuing fractional shares. Following the reverse stock split the Company will effect a 2,000-for-1 forward stock split thereby restoring stockholders with greater than 2,000 shares to the original number of shares they owned.

The effective date has not been established and the consummation of the proposed transaction is subject to a number of conditions, including the completion of various filings with the SEC. The Company is proceeding forward with the necessary filings with the SEC.

NOTE 13 – SUBSEQUENT EVENTS

On August 12, 2011 the Company refinanced a note payable originally issued on August 19, 2009 for $2,524,200 due August 19, 2012. The refinanced note dated August 12, 2011 increased the principal by $192,673 and is now due August 12, 2016. The original interest rate of 6.5% was refinanced to 5.745%. The original note was secured by four aircraft Reg #N154GA, N99GH, N326CA, and N239AL and personally guaranteed by an officer/shareholder and now is secured by three aircraft Reg # N95WA, N236AL, and N238AL.

On August 24, 2011 the Board of Directors approved a redemption of 40,000 shares of Series A 6.5% Preferred Stock of Alpine Air held by Mallette Holdings, LLLP to be redeemed at its stated value of $9.104 per share. The Company redeemed the preferred shares on August 24, 2011 and September 6, 2011.

Alpine Air Express has evaluated subsequent events through the date the financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

12

Item 2.   Management's Discussion and Analysis of Financial Condition and Results of Operations.

General.

Alpine Aviation Inc. operates two business divisions. The operations division provides air cargo transportation services in the United States in Montana, North Dakota, and South Dakota (66% of revenue). In addition to air cargo transportation, the Company flies charters for other cargo carriers (25% of revenue), and leases passenger aircraft to other air carriers (9% of revenue). The public division segment provides maintenance service on aircraft owned and operated by third parties (less than 1% of revenue), and operates a First Officer training program (less than 1% of revenue).

     During the three months ended July 31, 2011, cargo volumes were lower (3%) when compared to the same period last year. The Company carried 2,029 tons of cargo this quarter in 2011 compared to 2,100 tons in the same quarter in 2010.

     In 2009 the Company was successful in its attempts to renew the Montana/South Dakota/North Dakota contract with the US Postal Service. The contract began in 2009 and runs for six years through 2015. In the future, if the Company were unable to renew this contract, it would have a significant impact on earnings and revenues. However, management has had substantial success in renewing contracts with the USPS over the past 20 years. The Company is also under contract with a major US cargo carrier until 2013.

     The current US Postal Service contract includes a per pound rate increase over previous contracts as well as a monthly fuel cost adjustment. The Company continues to experience moderate rising costs. Fuel, insurance, aircraft maintenance, and repairs place a demand on the Company’s cash resources, however, management has been exceptionally proactive in containing and reducing operating costs in order to better maximize the use of cash resources.

Liquidity and Capital Resources

July 31, 2011 and October 31, 2010.

Historical Source of Cash and Capital Expenditures:

     The Company has a working capital position on July 31, 2011 of $2,324,667, as compared to working capital on October 31, 2010, of $2,255,625. The increase in working capital has been the direct result of a $353,580 increase in current assets coupled with an increase of $284,538 in current liabilities. The Company presently has no material off-balance sheet financing arrangements.

     Total assets increased to $28,254,636 on July 31, 2011 from $27,783,424 on October 31, 2010. Total liabilities increased to $13,027,267 from $12,306,428 during the same period.  Stockholders' equity has also increased a total of $1,024,933, from $8,011,716 to $9,036,649 for October 31, 2010 and July 31, 2011, respectively.

     For the nine months ended July 31, 2011 the Company had a net profit from operations before income taxes and preferred stock dividends of $2,506,287. This is an increase of $141,515 from the previous year’s net income of $2,364,772. Depreciation and amortization expense for the nine months ending July 31, 2011 was $2,566,732 for an increase of $58,436 over last year.

    During the nine months ended July 31, 2011, the Company’s tax net operating loss carryforward decreased by $2,080,000 and deferred taxes totaled $836,000.

     Investing activities for the nine months ended July 31, 2011, primarily consisted of the purchases of property and equipment of $2,884,473.

     For the nine months ended July 31, 2011, net cash used in financing activities was $2,456,774. The subsequent use of these funds was the retiring of $1,176,635 of long-term debt, the payment of preferred stock dividends of $339,427, the redemption of $166,152 of Common Stock of the Company, and the redemption of $1,274,560 of Preferred Stock of the Company. The Company also received $500,000 from the refinance of a note payable.

     For the nine months ended July 31, 2011 and July 31, 2010, net decreases in cash and cash equivalents were $630,325 and $481,467, and ending cash and cash equivalents were $705,998 and $711,469, respectively.

13

Cash Requirements:

The following table summarizes the Company’s contractual obligations as of July 31, 2011:

	Total	One Year	2-5 Years	After 5 Years

Long-term debt principal	$7,716,598	$1,254,567	$6,462,031	$-
Capital leases principal	619,038	251,404	367,634	-
Interest payments	1,391,940	488,658	903,282	-
Operating leases	466,493	62,857	155,186	248,450
Dividend payment of preferred shares	1,877,986	402,397	1,475,589	-
Total	$12,072,055	$2,459,883	$9,363,722	$248,450

Future Capital Expenditures:

The Company, as of July 31, 2011, had no open commitments to purchase additional aircraft.

Results of Operations.

    Three months ended July 31, 2011 and 2010.

Operating Revenue

     During the three months ended July 31, 2011 total operating revenues were $5,263,422, representing a 9% increase over 2010 revenues for the same period of $4,823,087. The following tables summarize Alpine Air’s operating revenue and associated percentage-of-change for the periods indicated.

	Three months ended July 31, 2011	Three months ended July 31, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	$3,527,518	$3,285,367	7%
Contract cargo revenue and ad-hoc charters	1,243,978	1,171,101	6%
Aircraft leasing	399,057	346,100	15%
Total operations	5,170,553	4,802,568	8%
Public services
First officer	1,153	14,779	(92)%
Maintenance	91,716	5,740	1,498%
Total public services	92,869	20,519	353%
Total operating revenue	$5,263,422	$4,823,087	9%

14

	Three months ended July 31, 2011	Three months ended July 31, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	67%	68%	(1)%
Contract cargo revenue and ad-hoc charters	24%	24%	-
Aircraft leasing	8%	7%	1%
Total operations	99%	99%	-
Public services
First officer	Less than 1%	Less than 1%	-
Maintenance	1%	Less than 1%	-
Total public services	1%	1%	-
Total operating revenue	100%	100%	-

     Direct Costs

     Total direct costs increased to $3,806,725 from $3,405,734 for the three months ending July 31, 2011 and 2010, respectively. This increase is mainly due to an increase in fuel expense that occurred because of an increase in overall fuel prices and additional charter flights flown during 2011. Depreciation and amortization expense for the three months ended July 31, 2011 increased to $829,952 from $784,661 during the same period in 2010. This increase was due to an increase in engine times for aircraft leases to third parties and by an increase in depreciation on major engine and airframe component overhauls capitalized in 2010 and 2011. The following table summarizes the Company’s direct costs and the associated percentages-of-change for the periods indicated.

	Three months ended July 31, 2011	Three months ended July 31, 2010	2011 over 2010 Change
Direct Costs:
Operations
Depreciation and amortization	$829,952	$784,661	5%
Other direct costs	2,946,342	2,572,128	15%
Total operations	3,776,294	3,356,789	12%
Public services
Total public services	30,431	48,945	(38)%
Total direct costs	$3,806,725	$3,405,734	12%

Operating Expenses

     Operating expenses decreased to $625,214 from $724,774 for the three months ended July 31, 2011 and 2010, respectively. This decrease was due mainly to the accrual of fines and penalties in 2010. The following table summarizes Alpine Air’s operating expenses and the associated percentages-of-change for the periods indicated.

	Three months ended July 31, 2011	Three months ended July 31, 2010	2011 over 2010 Change
Operating Expenses:
General and administrative	$625,214	$724,774	(14)%
Total operating expenses	625,214	724,774	(14)%

     Interest Income

     Interest income for the three months ended July 31, 2011 decreased to $930 from the amount at July 31, 2010 of $2,816. This decrease in interest income is due to a decrease in interest rates earned on interest bearing accounts.

Interest Expense

     Total interest expense for the three months ended July 31, 2011 and 2010 was $146,298 and $381,483, respectively. This decrease in interest expense is due to a refinance of a capital lease to a note payable with more favorable terms.

15

Gain (Loss) on Disposal of Assets

     Gain (loss) on disposal of assets for the three months ended July 31, 2011 changed to $(872) from $425,044 as of July 31, 2010. This difference is due to a small loss on a disposition of one asset occurring during the current quarter versus a gain occurring from the difference in the cost basis versus net book value on the sale of a Beechcraft 1900 aircraft during the same quarter in 2010.

Income Tax Expense

     The provision for income tax expense for the three months ended July 31, 2011 and 2010 was $277,000 and $419,850, respectively. The decrease in income taxes as a percentage of income before taxes of 40.4% in 2011 and 56.8% in 2010 was due to state income tax rates.

Net Income

     For the three months ended July 31, 2011 and 2010, income before preferred dividends was $408,243 and $319,106, or $0.01 per share and $0.00 per share, respectively. For the same periods net income available to shareholders was $303,025 and $196,798, or $0.01 per share and $0.00 per share, respectively. The difference for both years presented is $105,218 and $122,308, respectively ($0.00 and $0.00 per share, respectively), which is related to dividends declared on preferred stock and income tax expense.

     Nine months ended July 31, 2011 and 2010.

Operating Revenue

     During the nine months ended July 31, 2011 total operating revenues were $15,851,482, representing a 6% increase over 2010 revenues for the same period of $14,946,448. The following tables summarize Alpine Air’s operating revenue and associated percentage-of-change for the periods indicated.

	Nine months ended July 31, 2011	Nine months ended July 31, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	$10,488,592	$10,253,693	2%
Contract cargo revenue and ad-hoc charters	3,890,458	3,491,817	11%
Aircraft leasing	1,350,658	1,159,375	16%
Total operations	15,729,708	14,904,885	6%
Public services
First officer	5,392	28,080	(81)%
Maintenance	116,382	13,483	763%
Total public services	121,774	41,563	193%
Total operating revenue	$15,851,482	$14,946,448

16

	Nine months ended July 31, 2011	Nine months ended July 31, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	66%	68%	(2)%
Contract cargo revenue and ad-hoc charters	25%	23%	2%
Aircraft leasing	8%	8%	-
Total operations	99%	99%	-
Public services
First officer	Less than 1%	Less than 1%	-
Maintenance	Less than 1%	Less than 1%	-
Total public services	1%	1%	-
Total operating revenue	100%	100%	-

     Direct Costs

     Total direct costs increased to $11,525,367 from $10,677,114 for the nine months ending July 31, 2011 and 2010, respectively. This increase is mainly due to an increase in fuel expense that occurred because of an increase in overall fuel prices and additional charter flights flown during 2011. Depreciation and amortization expense for the nine months ended July 31, 2011 increased to $2,566,732 from $2,428,769 during the same period in 2010. The following table summarizes the Company’s direct costs and the associated percentages-of-change for the periods indicated.

	Nine months ended July 31, 2011	Nine months ended July 31, 2010	2011 over 2010 Change
Direct Costs:
Operations
Depreciation and amortization	$2,566,732	$2,428,769	6%
Other direct costs	8,848,615	8,126,033	9%
Total operations	11,415,347	10,554,802	8%
Public services
Total public services	110,020	122,312	(10)%
Total direct costs	$11,525,367	$10,677,114	8%

Operating Expenses

     Operating expenses decreased to $1,417,332 from $1,570,842 for the nine months ended July 31, 2011 and 2010, respectively. This decrease was due mainly to a decrease in the accrual of fines and penalties. The following table summarizes Alpine Air’s operating expenses and the associated percentages-of-change for the periods indicated.

	Nine months ended July 31, 2011	Nine months ended July 31, 2010	2011 over 2010 Change
Operating Expenses:
General and administrative	$1,417,332	$1,570,842	(10)%
Total operating expenses	1,417,332	1,570,842	(10)%

     Interest Income

     Interest income for the nine months ended July 31, 2011 decreased to $5,902 from the amount at July 31, 2010 of 9,259. This decrease in interest income is due to a decrease in interest rates earned on interest bearing accounts.

Interest Expense

     Total interest expense for the nine months ended July 31, 2011 and 2010 was $407,526 and $766,807, respectively. This decrease in interest expense is due to a refinance of a capital lease to a note payable with more favorable terms.

17

Gain (Loss) on Disposal of Assets

     Gain (loss) on disposal of assets for the nine months ended July 31, 2011 changed to $(872) from $423,828 as of July 31, 2010. This decrease is due to the sale of one company vehicle occurring during the current year versus the sale of one Beechcraft 1900 aircraft for the same period last year.

Income Tax Expense

     The provision for income tax expense for the nine months ended July 31, 2011 and 2010 was $982,000 and $1,032,000, respectively. The decrease in income taxes as a percentage of income before taxes of 39.1% in 2011 and 43.6% in 2010 was due to state income tax rates.

Net Income

     For the nine months ended July 31, 2011 and 2010, income before preferred dividends was $1,524,287 and $1,332,772, or $0.04 per share and $0.04 per share, respectively. For the same periods net income available to shareholders was $1,191,086 and $969,837, or $0.03 per share and $0.03 per share, respectively. The difference for both years presented is $333,201 and $362,935, respectively ($0.01 and $0.01 per share, respectively), which is related to dividends declared on preferred stock.

Off-balance sheet arrangements

We have no off balance sheet arrangements during the quarter ended July 31, 2011.

Forward Looking Statements.

Statements made in this Form 10-Q which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) our ability to retain existing commercial relationships and to obtain additional profitable sources of revenue, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in the Company's reports on file with the SEC: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, legislation or regulatory requirements, the economic condition of the U.S. Postal Service, changes in the air cargo, charter and leasing industries, demand for air cargo, charter and leasing services, competition, changes in the quality or composition of the Company's services, our ability to develop profitable new sources of revenue, changes in accounting principals, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk.

Not applicable to smaller reporting companies.

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Item 4.  Controls and Procedures.

Management’s report on disclosure controls and procedures.

As of the end of the period covered by this Quarterly Report, we carried out an evaluation, under the supervision and with the participation of our CEO and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our CEO and Principal Financial Officer concluded that information required to be disclosed is recorded, processed, summarized and reported within the specified periods and is accumulated and communicated to management, including our CEO and Principal Financial Officer, to allow for timely decisions regarding required disclosure of material information required to be included in our periodic Securities and Exchange Commission reports. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives and our CEO and Principal Financial Officer have concluded that our disclosure controls and procedures are effective to a reasonable assurance level of achieving such objectives. However, it should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

Changes in internal control over financial reporting

The Company had no changes in internal control over financial reporting during the quarter ended July 31, 2011.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

Not applicable.

Item 1A. Risk Factors

Not applicable to smaller reporting companies.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Recent Sales of Unregistered Securities

During the quarter ended July 31, 2011, we did not issue any unregistered securities.

Use of Proceeds of Registered Securities

We had no proceeds from the sale of registered securities during the quarter ended July 31, 2011.

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Purchases of Equity Securities by Us and Affiliated Purchasers

SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total Number of Shares (or Units) Purchased	(b) Average Price Paid per Share (or Unit)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that may yet be Purchased Under the Plans or Programs
Month #1 May 1, 2011 through May 31, 2011	None	None	None	None
Month #2 June 1, 2011 through June 30, 2011	105,000 shares of Alpine Air Express, Inc. from Carroll College	$.10 per share, $10,500 total purchase value	None	None
Month #3 July 1, 2011 through July 31, 2011	None	None	None	None
Total	105,000.10		None	None

Item 3. Defaults Upon Senior Securities.

None; not applicable.

Item 4. (Removed and Reserved).

Item 5. Other Information.

(a)

On August 12, 2011, which is subsequent to the end of the period covered by this report, the Company refinanced a note payable originally issued on August 19, 2009 for $2,524,200 due August 19, 2012. The refinanced note dated August 12, 2011 increased the principal by $192,673 and is now due August 12, 2016. The original interest rate of 6.5% was refinanced to 5.745%. The original note was secured by four aircraft Reg #N154GA, N99GH, N326CA, and N239AL and personally guaranteed by an officer/shareholder and now is secured by three aircraft Reg # N95WA, N236AL, and N238AL.

On August 24, 2011, which is subsequent to the end of the period covered by this report, the Company Board of Directors approved a redemption of 40,000 shares of Series A 6.5% Preferred Stock of Alpine Air held by Mallette Holdings, LLLP to be redeemed at its stated value of $9.104 per share. The Company redeemed the preferred shares on August 24, 2011 and September 6, 2011.

Alpine Air Express has evaluated subsequent events through the date the financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

On July 25, 2011 the Company filed Form 8-K, Schedule 14C, and Schedule 13E-3 with the SEC announcing its intent to voluntarily deregister its common stock. The primary purpose of the transaction will be to reduce the number of stockholders of record to less than 300, thereby allowing the Company file a Form 15 Certificate of Termination of Registration with the SEC under Section 12(g) of the Exchange Act. After consummation of the proposed transaction the Company would no longer be required to file annual, quarterly or current reports, and it would not be required to comply with the SEC’s proxy rules, which require them to distribute proxy statements to its stockholders.

Reducing the number of shareholders to less than 300 would occur by the Company effecting a 1-for-2,000 reverse stock split in which any shareholder holding less than 2,000 shares on the record date of September 6, 2011 would receive cash of $0.16482 per share in lieu of the Company issuing fractional shares. Following the reverse stock split the Company will effect a 2,000-for-1 forward stock split thereby restoring stockholders with greater than 2,000 shares to the original number of shares they owned.

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The effective date has not been established and the consummation of the proposed transaction is subject to a number of conditions, including the completion of various filings with the SEC. The Company is proceeding forward with the necessary filings with the SEC.

(b)

During the quarterly period ended July 31, 2011, there were no changes in the procedures by which security holders may recommend nominees to the Company’s Board of Directors.

Item 6. Exhibits

(a) Exhibits and index of exhibits.

         31.1              302 Certification of Eugene R. Mallette

         31.2              302 Certification of Rick C. Wood

         32                 906 Certification

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Quarterly Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPINE AIR EXPRESS, INC.

Date:	09/14/11	By:	/s/Eugene R. Mallette
Eugene R. Mallette
Chief Executive Officer and Director

Date:	09/14/11	By:	/s/Rick C. Wood
Rick C. Wood
Principal Financial Officer

Date:	09/14/11	By:	/s/Max A. Hansen
Max A. Hansen
Secretary/Treasurer and Director

Date:	09/14/11	By:	/s/Joseph O. Etchart
Joseph O. Etchart
Chairman

Date:	09/14/11	By:	/s/Ronald L. Pattison
Ronald L. Pattison
Director

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CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

ALPINE AIR EXPRESS, INC.

Pursuant to the provisions of Section 242 of the General Corporation Laws of the State of Delaware (the “GCLD”), Alpine Air Express, Inc., organized and existing under and by virtue of the GCLD, hereinafter referred to as the “Corporation,” hereby certifies and  adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST:

The name of the Corporation is Alpine Air Express, Inc.

SECOND:

Pursuant to resolutions adopted by the board of directors of the Corporation and approved by its shareholders, the Certificate of Incorporation of the Corporation shall be amended as follows:

On the _________________, 2011 or the effective date of this Certificate of Amendment whichever is later, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-2,000 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock, $0.001 par value, for each 2,000 shares of Common Stock, $0.001 par value, held by them prior to the reverse split.  No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest create by the reverse split will be purchased by the Corporation so that all shareholders holding less than one whole share following the reverse split will have their shares purchased by the Corporation.  The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital.  All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.  Except as specifically proved herein, the Corporation’s Certificate of Incorporation shall remain unmodified and shall continue in full force and effect.  Upon completion of the reverse split and the repurchase of the fractional shares created by such split, the Corporation shall effect a forward split in it issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be forward split on a 2,000-for-1 basis, and stockholders shall receive 2,000 shares of the Corporation's post-split Common Stock, $0.001 par value, for each one share of Common Stock, $0.001 par value, held by them prior to the forward split.  The forward split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation.

THIRD:

Except as otherwise expressly amended hereby, the Certificate of Incorporation of the Corporation shall remain in full force and affect.

FOURTH:

By executing this Certificate of Amendment to the Certificate of Incorporation, the president and secretary of the Corporation do hereby certify that on _____________, 2011, the foregoing amendment to the Certificate of Incorporation of Alpine Air Express, Inc. was authorized and approved pursuant to Section 222 of the GCLD by the vote of the majority of the Corporation’s shareholders and the directors of Alpine Air Express, Inc. unanimously approved the amendment and name change.

FIFTH:

   That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCLD.

SIXTH:

    That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this _____ day of ____________ 2011.

DATED this ____ day of _______________, 2011

______________________________

Eugene Mallette, CEO